As filed with the Securities and Exchange Commission on April 8, 2022

Registration No. 333-262105

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1

to

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BuzzFeed, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	6770	85-3022075
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

111 East 18th Street

New York, New York 10003

Telephone: (646) 589-8592

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Jonah Peretti

Chief Executive Officer

111 East 18th Street

New York, New York 10003

Telephone: (212) 431-7464

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Dawn Belt, Esq.

Aman Singh, Esq.

Fenwick & West LLP

902 Broadway

New York, New York 10010

Telephone: (212) 430-2600

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☐
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

This Post-Effective Amendment No. 1 (this “Post-Effective Amendment No. 1”) to the Registration Statement on Form S-1 (File No. 333-262105) (the “Registration Statement”), as originally declared effective by the Securities and Exchange Commission (the “SEC”) on January 24, 2022, is being filed to include information contained in the registrant’s Annual Report on Form 10-K for the year ended December 31, 2021, which was filed with the SEC on March 30, 2022, and to update certain other information in the Registration Statement.

The information included in this filing amends the Registration Statement and the prospectus contained therein. No additional securities are being registered under this Post-Effective Amendment No. 1. All applicable registration fees were paid at the time of the original filing of the Registration Statement on January 11, 2022.

The information in this preliminary prospectus is not complete and may be changed. The securities may not be sold until the registration statement file with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED APRIL 8, 2022

PRELIMINARY PROSPECTUS

BuzzFeed, Inc.

112,304,633 Shares of Class A Common Stock

15,637,500 Shares of Class A Common Stock Underlying Convertible Notes

292,500 Warrants to Purchase Shares of Class A Common Stock

9,875,833 Shares of Class A Common Stock Underlying Warrants

This prospectus relates to the offer and sale from time to time by the selling securityholders named in this prospectus (the “Selling Securityholders”) of up to 112,304,633 shares of Class A common stock, par value $0.0001 per share (the “Class A common stock”), consisting of (A) up to (i) 109,094,037 shares of Class A common stock (including shares of Class A common stock issuable upon conversion of shares of Class B common stock, par value $0.0001 per share (the “Class B common stock”) and shares of Class A common stock issuable upon conversion of shares of Class C common stock, par value $0.0001 per share (the “Class C common stock”)), including shares being registered pursuant to that certain Amended and Restated Registration Rights Agreement, dated December 3, 2021 (the “Registration Rights Agreement”), between us and certain of the Selling Securityholders granting such holders registration rights with respect to such shares; (ii) 3,210,596 shares of Class A common stock issuable following the exercise or settlement of certain stock options and restricted stock units; (iii) 15,637,500 shares of Class A common stock reserved for issuance upon the conversion of convertible senior notes; and (iv) 9,875,833 shares of Class A common stock issuable upon the exercise of warrants; and (B) 292,500 warrants, consisting of (a) 259,167 Private Placement Warrants and (b) 33,333 Working Capital Warrants.

On December 3, 2021 (the “Closing Date”), we consummated the business combinations in connection with (i) that certain Agreement and Plan of Merger, dated June 24, 2021 (as amended, the “Merger Agreement”), by and among 890 5th Avenue Partners, Inc., a Delaware corporation (“890”), Bolt Merger Sub I, Inc., a Delaware corporation and a direct, wholly-owned subsidiary of 890 (“Merger Sub I”), Bolt Merger Sub II, Inc., a Delaware corporation and a direct, wholly-owned subsidiary of 890 (“Merger Sub II”), and BuzzFeed, Inc., a Delaware corporation (“Legacy BuzzFeed”), pursuant to which (a) Merger Sub I merged with and into Legacy BuzzFeed (the “First Merger”), with Legacy BuzzFeed surviving the First Merger as a wholly-owned subsidiary of 890 and (b) immediately following the First Merger, Legacy BuzzFeed merged with and into Merger Sub II (the “Second Merger” and, together with the First Merger, the “Two-Step Merger”), with Merger Sub II surviving the Second Merger as a wholly-owned subsidiary of 890; and (ii) the Membership Interest Purchase Agreement, dated as of March 27, 2021 (as amended, the “C Acquisition Purchase Agreement”), by and among BuzzFeed, CM Partners, LLC, Complex Media, Inc., Verizon CMP Holdings LLC and HDS II, Inc., pursuant to which the surviving entity of the Two-Step Merger acquired 100% of the membership interests of CM Partners, LLC. CM Partners, LLC, together with Complex Media, Inc., is referred to herein as “Complex Networks.” The Two-Step Merger and the other transactions contemplated by the Merger Agreement, including the acquisition by the surviving entity of Complex Networks, are hereinafter referred to as the “Business Combination.” In connection with the consummation of the Business Combination, 890 was renamed “BuzzFeed, Inc.” (hereinafter referred to as “BuzzFeed” or the “Company”).

The Selling Securityholders may offer, sell or distribute all or a portion of the Class A common stock and warrants hereby registered publicly or through private transactions at prevailing market prices or at negotiated prices. We will not receive any of the proceeds from such sales of the shares of our Class A common stock or warrants, except with respect to amounts received by us upon the exercise of warrants for cash. We will bear all costs, expenses and fees in connection with the registration of these securities, including with regard to compliance with state securities or “blue sky” laws. The Selling Securityholders will bear all commissions and discounts, if any, attributable to their sale of shares of our Class A common stock. See “Plan of Distribution” beginning on page 122 of this prospectus.

Our Class A common stock and warrants are listed on the Nasdaq Capital Market (“Nasdaq”) under the symbols “BZFD” and “BZFDW,” respectively. On April 6, 2022, the last reported sales price of our Class A common stock and the warrants were $5.30 per share and $0.824 per warrant, respectively.

We are an “emerging growth company” as defined under U.S. federal securities laws and, as such, have elected to comply with reduced public company reporting requirements. See “Prospectus Summary — Implications of Being an Emerging Growth Company.” This prospectus complies with the requirements that apply to an issuer that is an emerging growth company.

Investing in our securities involves risks. See the section entitled “Risk Factors” beginning on page 8 of this prospectus to read about factors you should consider before buying our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is            , 2022

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-1 that we filed with the Securities and Exchange Commission (the “SEC”) using the “shelf” registration process. Under this shelf registration process, the Selling Securityholders may, from time to time, sell or otherwise distribute the securities offered by them as described in the section titled “Plan of Distribution” in this prospectus. We will not receive any proceeds from the sale by such Selling Securityholders of the securities offered by them described in this prospectus. This prospectus also relates to the issuance by us of the shares of Class A common stock issuable upon the exercise of any warrants. We will receive proceeds from any exercise of the warrants for cash.

Neither we nor the Selling Securityholders have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus or any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. Neither we nor the Selling Securityholders take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither we nor the Selling Securityholders will make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

We may also provide a prospectus supplement or post-effective amendment to the registration statement to add, update or change information contained in, this prospectus. You should read both this prospectus and any applicable prospectus supplement or post-effective amendment to the registration statement together with the additional information to which we refer you in the sections of this prospectus entitled “Where You Can Find More Information.”

Unless the context otherwise requires, references in this prospectus to references to:

●	“890” refer to 890 5th Avenue Partners, Inc., a Delaware corporation, prior to the Closing (as defined herein);
●	“BuzzFeed” refers to BuzzFeed, Inc., a Delaware corporation (f/k/a 890 5th Avenue Partners, Inc., a Delaware corporation), and its consolidated subsidiaries following the Closing;
●	“Legacy BuzzFeed” refer to BuzzFeed, Inc., a Delaware corporation, prior to the Closing; and
●	“we,” “us,” and “our” or the “Company” refer to BuzzFeed following the Closing and to Legacy BuzzFeed prior to the Closing.

SELECTED DEFINITIONS

Unless otherwise stated in this prospectus or the context otherwise requires, reference to:

“890” means 890 5th Avenue Partners, Inc., a Delaware corporation, prior to the Closing.

“890 Class A common stock” means the shares of Class A common stock, par value $0.0001 per share, of 890.

“890 Class F common stock” means the shares of Class F common stock, par value $0.0001 per share, of 890.

“890 Working Capital Loan” means a loan in the amount of $1.0 million to 890 made by one or more of the Sponsor, 890’s management team or their affiliates in order to fund working capital deficiencies or finance transaction costs of 890 in connection with the Two-Step Merger and the other Transactions, which was converted on the Closing Date into 33,333 private placement warrants and 100,000 shares of Class A common stock in satisfaction of the full loan amount.

“Board” or “Board of Directors” means the board of directors of BuzzFeed.

“Bylaws” means the restated bylaws of BuzzFeed.

“Business Combination” means the transactions contemplated by the Merger Agreement, including: (A) the merger of Merger Sub with and into Legacy BuzzFeed, pursuant to which (a) Legacy BuzzFeed survived the merger as a wholly-owned subsidiary of BuzzFeed and (b) the Legacy BuzzFeed stockholders exchanged their Legacy BuzzFeed capital stock for equity interests in BuzzFeed and (c) the Legacy BuzzFeed options, the Legacy BuzzFeed restricted stock awards and the Legacy BuzzFeed restricted stock units were assumed by BuzzFeed and converted into BuzzFeed options, BuzzFeed restricted stock awards, and restricted stock units representing the opportunity to be issued shares of BuzzFeed Class A common stock in accordance with the terms of the Merger Agreement, as further described herein; and (B) the merger of Legacy BuzzFeed with and into Merger Sub II, with Merger Sub II surviving the merger as a wholly owned subsidiary of BuzzFeed; (C) the C Acquisition; and (D) the other transactions set forth in the Merger Agreement.

“BuzzFeed Incentive Plans” means collectively, the BuzzFeed, Inc. 2008 Stock Plan, as amended from time to time, and the BuzzFeed, Inc. 2015 Equity Incentive Plan, as amended from time to time.

“C Acquisition” means the acquisition of Complex Networks by BuzzFeed pursuant to the terms of the C Acquisition Purchase Agreement.

“C Acquisition Purchase Agreement” means the definitive purchase agreement, dated as of March 27, 2021, as amended by Amendment No. 1, dated as of June 24, 2021, by and among CM Partners, Complex Media, Legacy BuzzFeed and certain other parties thereto.

“C Acquisition Transaction Documents” means the C Acquisition Purchase Agreement and the other transaction agreements and documents referenced therein.

“common stock” means the shares of Class A common stock, Class B common stock and Class C common stock of BuzzFeed.

“Certificate of Incorporation” means the amended and restated certificate of incorporation of BuzzFeed.

“Class A common stock” means the shares of Class A common stock, par value $0.0001 per share, of BuzzFeed.

“Class B common stock” means the shares of Class B common stock, par value $0.0001 per share, of BuzzFeed.

“Class C common stock” means the shares of Class C common stock, par value $0.0001 per share, of BuzzFeed.

“Closing” means the closing of the Business Combination.

“Closing Date” means December 3, 2021.

“CM Partners” means CM Partners, LLC, a Delaware limited liability company.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company” means BuzzFeed following the Closing and Legacy BuzzFeed prior to the Closing.

“Complex Media” means Complex Media, Inc., a Delaware corporation.

“Complex Networks” means, collectively, CM Partners and its direct, wholly-owned subsidiary, Complex Media.

“Convertible Note Financing” means the sale by 890 of unsecured convertible notes in connection with the Note Subscription Agreement, raising gross proceeds of $150,000,000.

“Cowen” means Cowen and Company, LLC.

“Craig-Hallum” means Craig-Hallum Capital Group LLC.

“DGCL” means the General Corporation Law of the State of Delaware.

“Effective Time” means the time at which the Two-Step Merger became effective.

“Equity Incentive Plan” means the BuzzFeed, Inc. 2021 Equity Incentive Plan.

“ESPP” means the BuzzFeed, Inc. 2021 Employee Stock Purchase Plan.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Ratio” means approximately .306.

“First Merger” means the merger of Merger Sub with and into Legacy BuzzFeed, with Legacy BuzzFeed being the surviving corporation of the merger.

“Founders” means the Sponsor, PA 2 Co-Investment (an affiliate of Cowen) and Craig-Hallum (in its capacity as a purchaser of Private Placement Units and Founder Shares) and certain of its affiliates purchasing Private Placement Units and Founder Shares.

“Founder Shares” means the 7,187,500 shares of 890 Class F common stock issued to the Sponsor in a private placement prior to 890’s IPO, which were converted into an aggregate of 7,187,500 shares of Class A common stock pursuant to the Business Combination.

“GAAP” means accounting principles generally accepted in the United States of America.

“Initial Stockholders” means the Founders and 890’s independent directors.

“Investment Company Act” means the Investment Company Act of 1940, as amended.

“Investors’ Rights Agreement” means the Eighth Amended and Restated Investors’ Rights Agreement, dated as of June 24, 2021, by and among Legacy BuzzFeed and the other parties thereto.

“IPO” means 890’s initial public offering, consummated on January 11, 2021 and closed on January 14, 2021, through the sale of 28,750,000 units at $10.00 per unit.

“JOBS Act” means the Jumpstart Our Business Startups Act of 2012.

“Key BuzzFeed Stockholders” means each of the Legacy BuzzFeed stockholders listed on Schedule B of the Merger Agreement.

“Merger Agreement” means that Agreement and Plan of Merger, dated June 24, 2021, as amended on October 28, 2021, by and among 890, Merger Sub, Merger Sub II and Legacy BuzzFeed.

“Merger Sub” means Bolt Merger Sub I, Inc., a Delaware corporation and wholly-owned subsidiary of 890.

“Merger Sub II” means Bolt Merger Sub II, Inc., a Delaware corporation and wholly-owned subsidiary of 890.

“Nasdaq” means The Nasdaq Stock Market LLC.

“Note Investors” means certain investors who are party to the Note Subscription Agreement.

“Note Registration Rights Agreement” means the Registration Rights Agreement, dated December 3, 2021, by and among the Company and the Note Investors party thereto.

“Note Subscription Agreement” means the convertible note subscription agreement entered into by 890 with the Note Investors, pursuant to which 890 agreed to issue and sell in connection with the Business Combination, in private placements that closed immediately prior to the Closing, $150.0 million aggregate principal amount of unsecured convertible notes due to mature in 2026.

“Notes” means BuzzFeed’s $150.0 million aggregate principal amount of unsecured convertible notes due 2026.

“Private Placement Units” means the 777,500 units issued to the Founders concurrently with 890’s IPO, each consisting of one share of 890 Class A common stock and one-third of one redeemable warrant.

“Private Placement Warrants” means the 259,167 warrants issued as part of the Private Placement Units to the Founders concurrently with 890’s IPO, each of which whole warrant is exercisable for one share of Class A common stock.

“public shares” means shares of 890 Class A common stock included in the units issued in the IPO.

“Public Warrants” means the warrants included in the units issued in the IPO, each of which is exercisable for one share of 890 Class A common stock, in accordance with its terms.

“Registration Rights Agreement” means the Amended and Restated Registration Rights, dated December 3, 2021, by and among 890, the Sponsor, and certain BuzzFeed stockholders.

“Sarbanes-Oxley Act” or “SOX” means the Sarbanes-Oxley Act of 2002.

“SEC” means the United States Securities and Exchange Commission.

“Second Merger” means, immediately after the First Merger, the merger of the surviving entity of the First Merger with and into Merger Sub II, with Merger Sub II being the surviving company of the merger.

“Securities Act” means the Securities Act of 1933, as amended.

“Selling Securityholders” means the selling securityholders named in this prospectus.

“Sponsor” means 200 Park Avenue Partners, LLC, a Delaware limited liability company.

“Sponsor Shares” means the aggregate of 6,195,040 shares of 890 Class F common stock held by the Sponsor, which were converted into an aggregate of 6,195,040 shares of Class A common stock pursuant to the Business Combination.

“Transactions” means the transactions contemplated pursuant to the Merger Agreement, including the Two-Step Merger.

“Transfer Agent” means Continental Stock Transfer & Trust Company.

v

“Trust Account” means the trust account of 890 that held the proceeds from 890’s IPO and the private placement of the Private Placement Units.

“Two-Step Merger” means, collectively, the First Merger and the Second Merger.

“Voting Agreement” means the Voting Agreement, dated June 24, 2021, by and among 890, Legacy BuzzFeed, and the Voting Agreement Parties, pursuant to which each of the Voting Agreement Parties agree to vote all shares of 890 common stock held by such Voting Agreement Party in favor of the following three members of the board of directors of 890: (a) one designee of 890; and (b) two director nominees to be designated by the mutual agreement of Jonah Peretti and 890.

“Voting Agreement Parties” means Legacy BuzzFeed’s Chief Executive Officer as of the date of the Merger Agreement and each of his Permitted Transferees (as defined in the Certificate of Incorporation) that held any shares of Legacy BuzzFeed common stock or Legacy BuzzFeed preferred stock issued and outstanding immediately prior to the effective time of the Two-Step Merger, or that hold any shares of Class A common stock, Class B common stock and Class C common stock as of immediately following the Closing.

“Working Capital Warrants” means the 33,333 warrants issued to the Sponsor in connection with a loan made to the Company by the Sponsor in order to fund working capital deficiencies or finance transaction costs in connection with the Business Combination.

MARKET AND INDUSTRY DATA

This prospectus contains estimates and information concerning our industry, our business, and the market for our products and services, including our general expectations of our market position, market growth forecasts, our market opportunity, and size of the markets in which we participate, that are based on industry publications, surveys, and reports that have been prepared by independent third parties. This information involves a number of assumptions and limitations, and you are cautioned not to give undue weight to these estimates. Although we have not independently verified the accuracy or completeness of the data contained in these industry publications, surveys, and reports, we believe the publications, surveys, and reports are generally reliable, although such information is inherently subject to uncertainties and imprecision. The industry in which we operate is subject to a high degree of uncertainty and risk due to a variety of factors, including those described in the section titled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements.” These and other factors could cause results to differ materially from those expressed in these publications and reports.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this prospectus may constitute “forward-looking statements” for purposes of the federal securities laws. Our forward-looking statements include, but are not limited to, statements regarding our or our management team’s expectations, hopes, beliefs, intentions or strategies regarding the future, including those relating to the Business Combination. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “can,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “forecast,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus may include, for example, statements about:

●	anticipated trends, growth rates, and challenges in our business and in the markets in which we operate;
●	demand for products and services and changes in traffic;
●	changes in the business and competitive environment in which we operate;
●	developments and projections relating to our competitors and the digital media industry;
●

the impact of national and local economic and other conditions and developments in technology, each of which could influence the levels (rate and volume) of our subscriptions and advertising, the growth of our business and the implementation of our strategic initiatives;

●	poor quality broadband infrastructure in certain markets;
●	technological developments;
●	our success in retaining or recruiting, or changes required in, officers, key employees or directors;
●

our business, operations and financial performance, including expectations with respect to our financial and business performance, including financial projections and business metrics and any underlying assumptions thereunder and future business plans and growth opportunities;

●	our future capital requirements and sources and uses of cash, including our ability to obtain additional capital in the future;
●	expectations regarding future acquisitions, partnerships or other relationships with third parties;
●	government regulation, including revised foreign content and ownership regulations;
●	the impact of the COVID-19 pandemic on our business and the actions we may take in the future in response thereto;
●	our ability to maintain the listing of our Class A common stock and warrants on Nasdaq; and
●	other factors detailed under the section entitled “Risk Factors.”

The forward-looking statements contained in this prospectus are based on current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the section entitled “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. There may be additional risks that we consider immaterial or which are unknown. It is not possible to predict or identify all such risks. We do not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

PROSPECTUS SUMMARY

The following summary highlights information contained in greater details elsewhere in this prospectus. This summary is not complete and does not contain all of the information you should consider in making your investment decision. You should read the entire prospectus carefully before making an investment in our securities. You should carefully consider, among other things, our financial statements and related notes and the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included elsewhere in this prospectus.

Overview

BuzzFeed is a premier digital media company for the most diverse, most online, and most socially connected generations the world has ever seen. Across pop culture, entertainment, shopping, food and news, our brands drive conversation and inspire what audiences watch, read, buy, and obsess over next. With a portfolio of iconic, globally-loved brands that includes BuzzFeed, Tasty, BuzzFeed News, HuffPost, and Complex Networks, the Company reaches more than 100 million viewers monthly. And, across our combined network of brands, we are the number one destination for Gen Z and Millennials amongst our competitive set.

BuzzFeed curates the Internet, and acts as an “inspiration engine,” driving both online and real-world action and transactions. Our strong audience signal and powerful content flywheel enable us to create category-leading brands and a deep, two-way connection with our audiences. Working across platforms allows us to adapt content from one platform and innovate around new formats to drive engagement on other platforms. This means we can create high-quality content at massive scale and low cost in order to reach our audiences wherever they are - across our owned and operated properties and the major social platforms, including Facebook, Twitter, Instagram, Snapchat, YouTube and TikTok. In 2021, our audiences consumed nearly 800 million hours of content which drove approximately $600 million in attributable transactions. For additional discussion on Time Spent, refer to the section “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

As the digital media landscape has evolved, so has our business model. Our strength has always been to adapt as the world changes. Founded by Jonah Peretti in 2006, BuzzFeed started as a lab in New York City’s Chinatown, experimenting with how the Internet could change how content is consumed, distributed, interacted with, and shared. This pioneering work was followed by a period of significant growth, during which BuzzFeed became a household name. Over the last few years, we have prioritized investments to focus on revenue diversification and profitability. Our data-driven approach to content creation and our cross-platform distribution network have enabled us to monetize our content by delivering a comprehensive suite of digital advertising products and services and introducing new, complementary revenue streams. As a result, in 2020, we reached an inflection point, achieving profitability.

Above all, BuzzFeed’s mission is to spread truth, joy and creativity. We are committed to making the Internet better: providing trusted, quality, brand-safe entertainment and news; making content on the Internet more inclusive, empathetic and creative; and inspiring our audience to live better lives.

Our Brands

The Company has built and assembled a portfolio of iconic, category-leading brands for Gen Z and Millennial audiences across entertainment, culture, food and news.

Our flagship BuzzFeed brand has become a go-to authority for curating entertainment, pop culture, and the Internet. With articles, lists, quizzes, videos and original series - as well as lifestyle brands like Nifty, Goodful, and As/Is - our audience comes to BuzzFeed to learn what to watch, read, buy and obsess over next.

Our food brand, Tasty, is a leading digital food brand, highlighting the best of BuzzFeed: shareable content that brings people together on a viral scale. In just six years, Tasty has become one of the world’s biggest food networks, pioneering the overhead video format that is now ubiquitous across most major food brands.

HuffPost, acquired in February 2021, is a global, Pulitzer Prize-winning media platform for news, politics, opinion, entertainment, features, and lifestyle content. BuzzFeed News, a Pulitzer Prize-winning newsroom created in 2012, is widely read, particularly among a younger audience. HuffPost and BuzzFeed News together exceed their digital peers in readership across Gen Z and Millennial audiences.

In December 2021, BuzzFeed, Inc. acquired Complex Networks, a global youth entertainment company that drives culture across music, food, style, entertainment, and sports. With brands like First We Feast, Pigeons & Planes, Sole Collector and Complex - as well as live events, led by ComplexCon - Complex Networks has established itself as a leader in time spent among males aged 18 to 24.

Our Business Model

Powered by our highly scalable data-driven content flywheel, BuzzFeed has grown into a large scale, global media company that distributes content across owned and operated, as well as third-party, platforms. In recent years we have leveraged our media network to develop a comprehensive suite of digital advertising products and services and extend into complementary business lines such as long-form content development and commerce.

We measure our success in terms of engagement, monetization and operating efficiency using three metrics. The first is audience time spent across owned and operated sites as well as on third-party platforms. The second is revenue generated from advertising, content and commerce. The third key measure of our success is profitability.

We generate revenue from advertising, content and commerce.

Advertising includes display, programmatic and video advertising on our owned and operated sites and applications, as well as third-party social media platforms. This revenue source is driven by our industry-leading engagement, an overall shift to digital advertising, and our scaled reach to multiple demographics. We provide significant and differentiated value to advertisers by consistently delivering best-in-class audience engagement, with the most time spent compared to other digital media competitor companies, according to Comscore. Major platforms recognize the value of BuzzFeed’s brand-safe content, award-winning journalism, and the ability to engage large and diverse audiences, making us a critical and trusted partner for advertisers.

Content includes paid or sponsored branded, syndicated, and studio content that is sold or licensed to third parties. Our content production approach increasingly allows for turn-key, lightweight options that are scalable and repeatable, with strong retention among advertisers. In 2021, we achieved a 91% retention rate of customers who spent greater than $1 million in 2020. Content revenue is driven by continued investment in our content team, a strong data-informed understanding of our audience, demand for trusted, brand-safe digital content and our brand integrity.

Commerce includes affiliate marketplace revenue, IP licensing and an experiential business. In 2021 we drove approximately $600 million in attributable transactions for our advertisers. Moving forward, we plan to continue to onboard new marketplaces beyond consumer retail, expanding into new shopping categories to drive additional growth. With strong brand recognition and audience trust, BuzzFeed is well positioned to capitalize on the continued shift to online purchases.

Our Differentiation

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Technology and Content Flywheel — Our proprietary machine learning and analytics tools and technologies enable us to create and optimize content across platforms and capture vital first-party data around audience preferences and valuable cross-platform insights.

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Leading Brands and Attractive Audiences at Scale — Our portfolio of iconic brands reaches the Internet generations with unprecedented levels of connectivity and engagement, helping millions explore new things, try new experiences, and discover new products.

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Comprehensive Offering for Advertisers — Our comprehensive suite of advertising products and services position us as a one stop shop for advertisers looking to reach young audiences at scale in a contextual, brand-safe environment.

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Creativity and Innovation — BuzzFeed lives at the intersection of technology and creativity, continually pushing the bounds of inspiration and innovation, attracting, retaining and supporting creators with the data-enhanced tools they need to continue to stay ahead of trends and shape popular culture.

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Leadership Team — BuzzFeed is founder-led and future-focused, staying at the forefront of modern media through the leadership of Jonah Peretti and a core management team with decades of industry experience.

Corporate Information

We were incorporated on September 9, 2020 as a special purpose acquisition company and a Delaware corporation under the name 890 5th Avenue Partners, Inc. On January 14, 2021, 890 completed its IPO. On December 3, 2021, 890 consummated the Business Combination with Legacy BuzzFeed pursuant to the Merger Agreement. In connection with the Business Combination, 890 changed its name to BuzzFeed, Inc. Our Class A common stock and warrants are listed on Nasdaq under the symbols “BZFD” and “BZFDW,” respectively.

Our address is 111 East 18th Street, New York, New York 10003. Our telephone number is (646) 589-8592. Our website address is https://www.buzzfeed.com. Information contained on our website or connected thereto does not constitute part of, and is not incorporated by reference into, this prospectus or the registration statement of which it forms a part.

Summary of Risk Factors

In evaluating an investment in our securities, investors should carefully read the risks described below, this prospectus and especially consider the factors discussed in the section entitled “Risk Factors.” If any of the following events occur, our business, financial condition and operating results may be materially adversely affected. In that event, the trading price of our securities could decline, and you could lose all or part of your investment. Such risks include, but are not limited to:

Risks Related to Our Business and Industry

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We derive a significant portion of our traffic from third-party platforms. Changes to the standard terms, conditions and policies of these third-party platform providers, such as Apple News, Facebook, Google, Hulu, Instagram, Pinterest, Snap, TikTok, Twitter, Twitch and YouTube, could adversely affect our business.

●

Our traffic growth, engagement, and monetization depend upon effective operation within and compatibility with operating systems, networks, devices, web browsers and standards, including mobile operating systems, streaming tools, networks and standards that we do not control.

●	We derive a significant portion of our revenue from advertising products and our relationships with advertising partners.
●	If we are unable to compete effectively with our competitors for traffic and advertising spend, our business and operating results could be harmed.
●	The levels of our traffic and engagement with our brands and content are critical to our success.
●	Changes to our existing content and services could fail to attract traffic and advertisers or fail to generate revenue.
●

The market for digital advertising for brands is evolving. If this market develops more slowly or differently than we expect, our business, growth prospects and financial condition could be adversely affected.

●	We have incurred significant operating losses in the past, and we may not be able to sustain our recent levels of revenue and generate sufficient revenue to achieve or maintain profitability.
●	Our quarterly financial results have fluctuated in the past and will fluctuate in the future.
●	The loss of key personnel, or our failure to attract and retain other highly qualified personnel in the future, could harm our business.

Risks Related to Financial and Accounting Matters

●	Our warrants are accounted for as liabilities and the changes in value of our warrants could have a material effect on our financial results.

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Warrants that are accounted for as a warrant liability will be recorded at fair value upon issuance with changes in fair value each period reported in earnings, which may have an adverse effect on the market price of our common stock.

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Prior to the Business Combination, Legacy BuzzFeed identified material weaknesses in its internal control over financial reporting which, if not corrected, could affect the reliability of our consolidated financial statements and have other adverse consequences. We may also have to address any unremediated material weakness in internal control over financial reporting as the accounting acquirer in the Business Combination.

●	Restrictions imposed by our debt facilities could adversely affect our operating flexibility.
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Our convertible notes may impact our financial results, result in the dilution of our stockholders, create downward pressure on the price of our Class A common stock, and restrict our ability to raise additional capital or take advantage of future opportunities.

●	We may still incur substantially more debt or take other actions that would diminish our ability to make payments on the Notes when due.

Risks Related to Legal and Regulatory Matters

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Our business is subject to complex and evolving U.S. and foreign laws and regulations. These laws and regulations are subject to change and uncertain interpretation, and could result in claims, changes to our business practices, monetary penalties, temporary or permanent restraining orders and injunctions, increased cost of operations or declines in traffic growth and engagement with our brands and content, or otherwise harm our business.

●	Failure to comply with laws and regulations with respect to privacy, data protection and consumer marketing practices, could adversely affect our business.
●	Our intellectual property rights are valuable, and any inability to protect them could reduce the value of our content, services and brand.
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We may become party to intellectual property rights claims that are expensive and time consuming to defend, and, if resolved adversely, could have a significant impact on our business, financial condition or operating results.

Risks Related to Ownership of Our Securities

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We may issue additional shares of common stock (including upon the exercise of warrants) which would increase the number of shares eligible for future resale in the public market and result in dilution to our stockholders.

●	We may redeem unexpired warrants prior to their exercise at a time that is disadvantageous to the holder, thereby making the warrants worthless.
●	There can be no assurance that the warrants will be in the money at the time they become exercisable, and they may expire worthless.
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The multi-class structure of our common stock, as well as the voting agreements entered into in connection with the Business Combination, have the effect of concentrating voting power with our Chief Executive Officer, which will limit other stockholders’ ability to influence the outcome of important transactions, including a change in control.

●	The market price of our securities may be volatile, which may increase the risk of securities-related litigation, or cause the loss of part or all of holders’ investments.

Implications of Being an Emerging Growth Company

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a registration statement under the Securities Act declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. We have elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our consolidated financial statements with certain other public companies difficult or impossible because of the potential differences in accounting standards used.

We will remain an emerging growth company until the earliest of (i) the last day of the fiscal year: (a) following the fifth anniversary of the closing of the IPO; (b) in which we have total annual gross revenue of at least $1.07 billion; or (c) in which we are deemed to be a large accelerated filer, which means the market value of our common stock that is held by non-affiliates exceeds $700.0 million as of the last business day of our most recently completed second fiscal quarter; and (ii) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period. References herein to “emerging growth company” have the meaning associated with it in the JOBS Act.

The Offering

Issuer	BuzzFeed, Inc.

Issuance of Class A common stock by us

Shares of Class A common stock offered by us	Up to 9,875,833 shares, consisting of:

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up to 292,500 shares of Class A common stock that are issuable upon the exercise of the Private Placement Warrants and Working Capital Warrants; and

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up to 9,583,333 shares of Class A common stock that are issuable upon the exercise of the Public Warrants.

Shares of Class A common stock outstanding as of March 31, 2022	116,689,303 shares of Class A common stock

Shares of Class B common stock outstanding as of March 31, 2022	12,293,614 shares of Class B common stock

Shares of Class C common stock outstanding as of March 31, 2022	6,478,031 shares of Class C common stock

Shares of common stock outstanding as of March 31, 2022	135,460,948 shares of common stock

Exercise price of Public Warrants and Private Placement Warrants	$11.50 per share, subject to adjustments as described herein

Use of proceeds

We will receive up to an aggregate of approximately $113.6 million from the exercise of the warrants, assuming the exercise in full of all of the warrants for cash. We expect to use the net proceeds from the exercise of the warrants for investment in growth and general corporate purposes, which may include acquisitions or other strategic investments or repayment of outstanding indebtedness. See “Use of Proceeds.”

Resale of Class A common stock and warrants

Shares of Class A common stock offered by the Selling Securityholders	Up to 127,942,133 shares, consisting of:

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up to 108,457,558 shares of Class A common stock (including shares of Class A common stock issuable on conversion of shares of Class B common stock and conversion of shares of Class C common stock), including certain shares being registered pursuant to the Registration Rights Agreement;

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up to 3,847,075 shares of Class A common stock (including shares of Class A common stock issuable on conversion of Class B common stock and conversion of shares of Class C common stock) issued or issuable to certain former stockholders and equity award holders of Legacy BuzzFeed in connection with or as a result of the consummation of the Business Combination, consisting of (a) 636,479 shares of Class A common stock and (b) 3,210,596 shares of Class A common stock issuable upon conversion following the exercise or settlement of certain stock options and restricted stock units; and

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up to 15,637,500 shares of Class A common stock issuable upon the conversion of the Notes.

Warrants offered by the Selling Securityholders	Up to 259,167 Private Placement Warrants and 33,333 Working Capital Warrants

Terms of the offering	The Selling Securityholders will determine when and how they will dispose of the shares of Class A common stock and warrants registered under this prospectus for resale.

Use of proceeds	We will not receive any proceeds from the sale of shares of Class A common stock or warrants by the Selling Securityholders.

Lock-up restrictions

Subject to customary exceptions, certain of our stockholders are subject to transfer restrictions covering our securities as follows: (a) from the Closing Date through June 1, 2022 (180 days following the Closing Date), an aggregate of (i) 102,688,447 shares of our Class A common stock (including 2,776,073 shares of our Class A common stock subject to outstanding equity awards), (ii) 12,019,830 shares of our Class B common stock and (iii) 6,478,031 shares of our Class C common stock held by BuzzFeed equity holders are subject to transfer restrictions set forth in the Registration Rights Agreement or the Investors’ Rights Agreement; and (b) from the Closing Date through the earlier of (i) December 3, 2022 (the one year anniversary of the Closing Date), (ii) the date that the last reported sale price of our Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Closing Date, and (iii) the date on which the Company completes a liquidation, merger, capital stock exchange or other similar transaction after the Closing Date that results in all of the Company’s stockholders having the right to exchange their shares of Class A common stock for cash, securities or other property, an aggregate of 7,187,500 shares of our Class A common stock held by the Sponsor, PA 2 Co-Investment, Craig-Hallum and certain affiliated individuals, are subject to transfer restrictions set forth in the Registration Rights Agreement.

Nasdaq symbols	Our Class A common stock and public warrants are listed on Nasdaq under the symbols “BZFD” and “BZFDW”, respectively.

Risk factors	See “Risk Factors” and other information included in this prospectus for a discussion of factors you should consider before investing in our securities.

RISK FACTORS

Investing in our securities involves risks. You should carefully consider the risks and uncertainties described below, together with all of the other information in this prospectus, including the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and related notes included herein, before deciding whether to purchase any of our securities. You should also carefully consider the following risk factors in addition to the other information included in this prospectus, including matters addressed in the above section entitled “Cautionary Note Regarding Forward-Looking Statements.” Our business, operating results, financial condition, and prospects could also be harmed by risks and uncertainties that are not presently known to us or that we currently believe are not material. If any of these risks actually occur, our business, operating results, financial condition, and prospects could be materially and adversely affected. Unless otherwise indicated, references in these risk factors to our business being harmed will include harm to our business, reputation, brand, financial condition, operating results, and prospects. In such event, the market price of our securities could decline, and you could lose all or part of your investment.

Risks Related to Our Business and Industry

We derive a significant portion of our traffic from third-party platforms. Changes to the standard terms, conditions and policies of these third-party platform providers that have distributed or may distribute our content, such as Apple News, Facebook, Google, Hulu, Instagram, Pinterest, Snap, TikTok, Twitter, Twitch and YouTube, could adversely affect our business.

We depend on third-party platform providers to provide access to our content. A majority of our traffic engages with our content through third-party platform providers rather than directly on our websites and applications, most prominently, Apple News, Facebook, Google, Hulu, Instagram, Pinterest, Snap, TikTok, Twitter, Twitch and YouTube. These platforms serve as significant channels of online distribution and are critical to accessing our content. Our users have historically spent more time engaging with our content on third-party platforms (including Apple News, YouTube and Facebook) than on our owned and operated U.S. properties. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations  —  Executive Overview” for the definition of Time Spent and for a breakdown of the percentage of Time Spent on our owned and operated sites versus third-party platforms. If these platform providers deny access to our content, modify their current discovery mechanisms or algorithms, develop their own competitive offerings, or impose fees for access to and use of their platforms, our business could be negatively impacted. We are also subject to the standard terms, conditions and practices of these platform providers, which govern the promotion, distribution, operation and use of our content. Platform providers have broad discretion to change their standard terms and conditions and have the right to prohibit us from distributing content on their platforms if we violate those standard terms and conditions. In addition, platform providers can change their policies or interpretations of their standard terms and conditions. Our business could suffer materially if platform providers change their standard terms and conditions, interpretations or other policies and practices in a way that is detrimental to us or if platform providers determine that we are in violation of their standard terms and conditions and prohibit us from distributing our content on their platforms. Moreover, if we are unable to maintain a good relationship with these platform providers, our business and operating results could be adversely affected.

Our business could also be harmed if these platforms change their terms and conditions relating to how their users share information on or through their platforms or across other platforms, which could impact our traffic and engagement.

Our traffic growth, engagement, and monetization depend upon effective operation within and compatibility with operating systems, networks, devices, web browsers and standards, including mobile operating systems, streaming tools, networks and standards that we do not control.

We make our content available across a variety of operating systems and through websites. We are dependent on the compatibility of our content with popular devices, streaming tools, desktop and mobile operating systems and web browsers that we do not control, such as Mac OS, Windows, Android, iOS, Chrome and Firefox. Any changes in such systems, devices or web browsers that degrade the functionality of our content or give preferential treatment to competitive content could adversely affect usage of our content.

A majority of our traffic accesses our content and services through mobile devices and, as a result, our ability to grow advertising revenue is increasingly dependent on our ability to generate revenue from content viewed and engaged with on mobile devices. A key element of our strategy is focusing on mobile devices and we expect to continue to devote significant resources to the creation and support of developing new and innovative mobile products, services and apps. We are dependent on the interoperability of our content and our apps with popular mobile operating systems, streaming tools, networks and standards that we do not control, such as the Android and iOS operating systems. Our mobile apps are downloaded from third-party app stores, such as the Apple App Store and Google Play. We may not be successful in maintaining or developing relationships with key participants in the mobile industry or in developing content or apps that operate effectively with these technologies, systems, tools, networks, or standards. Any changes in such systems, or changes in our relationships with mobile operating system partners, handset manufacturers, or mobile carriers, or in their terms of service or policies that reduce or eliminate our ability to distribute our content or apps, impair access to our content by blocking access through mobile devices, make it hard to readily discover, install, update or access our content and apps on mobile devices, give preferential treatment to competitive, or their own, content or apps, limit our ability to measure the effectiveness of branded content, or charge fees related to the distribution of our content or apps could adversely affect the consumption and monetization of our content on mobile devices. Additionally, if the number of platforms for which we develop our product expands, it will result in an increase in our operating expenses. In the event that it is more difficult to access our content or use our apps and services, particularly on mobile devices, or if our traffic chooses not to access our content or use our apps on their mobile devices or choose to use mobile products that do not offer access to our content or our apps, or if the preferences of our traffic requires us to increase the number of platforms on which our product is made available to our traffic, our traffic growth, engagement, ad targeting and monetization could be harmed and our business and operating results could be adversely affected.

We derive a significant portion of our revenue from advertising products and our relationships with advertising partners.

A significant portion of our revenue is currently generated from third-party advertising. As is common in the industry, our advertisers do not have long-term advertising commitments with us. Many of our advertisers spend only a relatively small portion of their overall advertising budget with us. In addition, many of our advertisers purchase our advertising services through one of several large advertising agency holding companies. Advertisers will not continue to do business with us, or they will reduce the prices they are willing to pay to advertise with us, if we do not deliver ads in an effective manner, or if they do not believe that their investment in advertising with us will generate a competitive return relative to alternatives.

Further, we need to maintain good relationships with advertisers to provide us with a sufficient inventory of advertisements and offers. Online advertising is an intensely competitive industry. Many large companies, such as Amazon, Facebook and Google, invest significantly in data analytics to make their websites and platforms more attractive to advertisers. In order for our advertising business to continue to succeed, we need to continue to demonstrate the reach of our traffic and the benefit to our advertising partners. Our advertising revenue could be adversely affected by a number of other factors, including:

●	decreases in traffic and engagement;
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inability to demonstrate the value of our content to advertisers and advertising agencies or inability to measure the value of our content in a manner which advertisers and advertising agencies find useful;

●	inability to increase advertiser demand and/or inventory;
●	inability to help advertisers effectively target ads;
●	inability to improve our analytics and measurement solutions that demonstrate the value of our content;
●	the impact of new technologies that could block or obscure the display of or targeting of our content;
●	decreases in the cost per ad engagement;
●	loss of advertising market share to our competitors;
●	the need to enter into revenue sharing arrangements or other partnerships with third parties;

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adverse legal developments relating to advertising or measurement tools related to the effectiveness of advertising, including legislative and regulatory developments impacting branded content, labeling of advertising, privacy and consent requirements related to sharing of personal information and/or litigation related to any of the foregoing;

●	adverse media reports or other negative publicity involving us or the digital media industry as a whole;
●	changes in the way our ad products are priced;
●	bad debts related to trade credit extended to certain advertisers;
●	cancellation of certain pre-paid branded advertising orders; and
●	the impact of macroeconomic conditions and conditions in the advertising industry in general.

If our relationship with any advertising partners terminates for any reason, or if the commercial terms of our relationships are changed or do not continue to be renewed on favorable terms, we would need to qualify new advertising partners, which could negatively impact our revenues, at least in the short term.

If we are unable to compete effectively with our competitors for traffic and advertising spend, our business and operating results could be harmed.

Competition for traffic and engagement with our content, products and services is intense. We compete against many companies to attract and engage traffic, including companies that have greater financial resources and potentially larger user bases, and companies that offer a variety of Internet and mobile device-based content, products and services. As a result, our competitors may acquire and engage traffic at the expense of the growth or engagement of our traffic, which would negatively affect our business. We believe that our ability to compete effectively for traffic depends upon many factors both within and beyond our control, including:

●	the popularity, usefulness and reliability of our content compared to that of our competitors;
●	the timing and market acceptance of our content;
●	the continued expansion and adoption of our content;
●	our ability, and the ability of our competitors, to develop new content and enhancements to existing content;
●	our ability, and the ability of our competitors, to attract, develop and retain influencers and creative talent;
●	the frequency, relative prominence and appeal of the advertising displayed by us or our competitors;
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changes mandated by, or that we elect to make to address, legislation, regulatory constraints or litigation, including settlements and consent decrees, some of which may have a disproportionate impact on us;

●	our ability to attract, retain and motivate talented employees;
●	the costs of developing and procuring new content, relative to those of our competitors;
●	acquisitions or consolidation within our industry, which may result in more formidable competitors; and
●	our reputation and brand strength relative to our competitors.

We also face significant competition for advertiser spend. We compete against online and mobile businesses and traditional media outlets, such as television, radio and print, for advertising budgets. In determining whether to buy advertising, our advertisers will consider the demand for our content, demographics of our traffic, advertising rates, results observed by advertisers, and alternative advertising options. The increasing number of digital media options available, through social networking tools and news aggregation websites, has expanded consumer choice significantly, resulting in traffic fragmentation and increased competition for advertising. In addition, some of our larger competitors have substantially broader content, product or service offerings and leverage their relationships based on other products or services to gain additional share of advertising budgets. We will need to continue to innovate and improve the monetization capabilities of our websites and our mobile products in order to remain competitive. We believe that our ability to compete effectively for advertiser spend depends upon many factors both within and beyond our control, including:

●	the size and composition of our user base relative to those of our competitors;
●	our ad targeting capabilities, and those of our competitors;
●	our ability, and the ability of our competitors, to adapt our model to the increasing power and significance of influencers to the advertising community;
●	the timing and market acceptance of our advertising content and advertising products, and those of our competitors;
●	our marketing and selling efforts, and those of our competitors;
●	the pricing for our advertising products and services relative to those of our competitors;
●	the return our advertisers receive from our advertising products and services, and those of our competitors; and
●	our reputation and the strength of our brand relative to our competitors.

The levels of our traffic and engagement with our brands and content are critical to our success.

If we fail to increase our traffic, or if traffic engagement or ad engagement declines, our revenue, business and operating results may be harmed. Our financial performance has been and will continue to be significantly determined by our success in increasing traffic and the overall level of engagement with our content as well as increasing the number and quality of ad engagements. We anticipate that our traffic growth rate will slow over time as the level of our traffic increases. To the extent our traffic growth rate slows, our success will become increasingly dependent on our ability to increase levels of ad engagement on our platforms. If people do not perceive our content to be useful, reliable and entertaining, we may not be able to attract traffic or increase the frequency of engagement on our websites and applications and with the ads that we display. There is no guarantee that we will not experience a similar erosion of our engagement levels as our traffic growth rate slows.

Further, maintaining and enhancing our brands is an important aspect of our efforts to attract and expand our traffic. Much of our new traffic is referred by our existing traffic. Maintaining and enhancing our brands will depend largely on our ability to continue to provide high-quality, entertaining, useful, reliable, relevant and innovative content, which we may not do successfully. We may introduce new content, products or terms of service or policies that our traffic or advertisers do not like, which may negatively affect our brand. We will also continue to experience media, legislative, and regulatory scrutiny of our content, which may adversely affect our reputation and brands. Maintaining and enhancing our brands may require us to make substantial investments and these investments may not be successful. A number of additional factors could potentially negatively affect our traffic growth and engagement, including if:

●	traffic engages with other platforms or content as an alternative to ours;
●	we are unable to convince potential new traffic of the value, usefulness and relevance of our content;
●	there is a decrease in the perceived quality of our content;

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we fail to introduce new and improved content or services or if we introduce new or improved content or services that are not favorably received or that negatively affect levels of traffic and engagement;

●	our traffic believes that their experience is diminished as a result of the decisions we make with respect to the frequency, relevance and prominence of ads that we display;
●	there are changes in the third-party platforms on which we rely to deliver a majority of our traffic;
●	technical or other problems prevent us from delivering our content or services in a rapid and reliable manner or otherwise affect the experience of our traffic;
●	we experience service outages, data protection and security issues;
●	our trademarks are exploited by others without permission;
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there are adverse changes in our content or services that are mandated by, or that we elect to make to address, legislation, regulatory constraints or litigation, including settlements or consent decrees; or

●	we do not maintain our brand image or our reputation is damaged.

Additionally, we receive a high degree of media coverage around the world. Negative publicity about our company, including about our content quality and reliability, changes to our content and services, privacy and security practices, labor relations, litigation, regulatory activity, and traffic experience with our content and services, even if inaccurate, could adversely affect our reputation and the confidence in and the use of our content and services. Such negative publicity could also have an adverse effect on the size, engagement and loyalty of our traffic and could result in decreased revenue, which would adversely affect our business and operating results. If we are unable to increase our traffic or engagement, or if they decline, this could result in our content or services being less attractive to potential new traffic, as well as advertisers, which would have a material adverse impact on our business, financial condition and operating results. Additionally, if we fail to successfully promote and maintain our brands or if we incur excessive expenses in this effort, our business and financial results may be adversely affected.

Changes to our existing content and services could fail to attract traffic and advertisers or fail to generate revenue.

We may introduce significant changes to our existing content. The success of our new content depends substantially on consumer tastes and preferences that change in often unpredictable ways. If this new content fails to engage traffic and advertisers, we may fail to generate sufficient revenue or operating profit to justify our investments, and our business and operating results could be adversely affected. In addition, we have launched and expect to continue to launch strategic initiatives, which do not directly generate revenue but which we believe will enhance our attractiveness to traffic and advertisers. In the future, we may invest in new content, products, services and initiatives to generate revenue, but there is no guarantee these approaches will be successful or that the costs associated with these efforts will not exceed the revenue generated. If our strategic initiatives do not enhance our ability to monetize our existing content or enable us to develop new approaches to monetization, we may not be able to maintain or grow our revenue or recover any associated development costs and our operating results could be adversely affected.

The market for digital advertising for brands is evolving. If this market develops more slowly or differently than we expect, our business, growth prospects and financial condition could be adversely affected.

Our expected growth is tied to an assumption that digital advertising spend will continue to rise. The market for digital advertising is still emerging and advertisers generally devote a smaller portion of their advertising budgets to digital advertising than to traditional advertising methods, such as television, newspapers, magazines and radio. Our current and potential advertisers may find digital advertising to be less effective than other advertising methods, and they may reduce their spending on digital advertising as a result. The future growth of our business could be constrained by both the level of acceptance and expansion of digital advertising as a format and emerging digital advertising channels, including mobile and social, as well as the continued use and growth of existing channels.

Technology in the media industry continues to evolve rapidly. Advances in technology have led to an increased number of methods for the delivery and consumption of news and other content. These developments are also driving changes in the preferences and expectations of consumers as they seek more control over how they consume content. Changes in technology and consumer behavior pose a number of challenges that could adversely affect our revenues and competitive position. For example, among others:

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we may be unable to develop new online or digital content and services that consumers find engaging, that work with a variety of operating systems and networks and that achieve a high level of market acceptance;

●	we may introduce new content or services, or make changes to existing content and services, that are not favorably received by consumers;
●	there may be changes in sentiment of our traffic about the quality, usefulness or relevance of our existing content or concerns related to privacy, security or other factors;
●

failure to successfully manage changes implemented by social media platforms, search engines, news aggregators or mobile app stores and device manufacturers, including those affecting how our content and applications are prioritized, displayed and monetized, could affect our business;

●	consumers may increasingly use technology (such as incognito browsing) that decreases our ability to obtain a complete view of the behavior of traffic that engages with our content;
●	we may be unable to maintain or update our technology infrastructure in a way that meets market and consumer demands; and
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consumption of our content on third-party platforms may lead to limitations on monetization of our content, the loss of control over distribution of our content and of a direct relationship with our audience, and lower audience engagement and subscription rates.

We continue to invest significant resources to mitigate these potential risks and to create content, and build, maintain and evolve our technology infrastructure. These investments may adversely impact our operating results in the near term and there can be no assurance as to our ability to use new and existing technologies to distinguish our content and services from those of our competitors and develop in a timely manner compelling new content and services that engage traffic across platforms. If the market for digital advertising deteriorates, develops more slowly than we expect or the shift from traditional advertising methods to digital advertising does not continue, or there is a reduction in demand for digital advertising caused by weakening economic conditions, decreases in corporate spending, perception that digital advertising is less effective than other media or otherwise, it could reduce demand for our offerings, which could decrease revenue or otherwise adversely affect our business. Further, if we are not successful in responding to changes in technology and consumer behavior, our business, financial condition and prospects may be adversely affected.

We have incurred significant operating losses in the past, and we may not be able to sustain our recent levels of revenue and generate sufficient revenue to achieve or maintain profitability.

We have incurred significant operating losses in the past and, though our revenue has increased substantially over the years, our growth has been uneven and at times revenue growth has been stagnant. We may not be able to sustain levels of revenue or revenue growth consistent with the past, or at all. We expect that our revenue growth rate will decline in the future as a result of a variety of factors, including the maturation of our business. You should not rely on the levels of revenue or revenue growth of any prior quarterly or annual period as an indication of our future performance. We also expect our costs to increase in future periods as we continue to expend substantial financial resources on, among other things:

●	business development and marketing;
●	technology infrastructure;
●	content creation, and service development and enhancement; and

●	general administration, including legal and accounting expenses.

These investments may not result in increased revenue or growth in our business. If we are unable to maintain adequate levels of revenue or revenue growth, and to manage our expenses, we may continue to incur significant losses in the future and may not be able to maintain profitability. We have encountered in the past, and will encounter in the future, risks, challenges, and uncertainties frequently experienced by growing companies in rapidly changing industries. If our assumptions regarding these risks, challenges, and uncertainties, which we use to plan and operate our business, are incorrect or change, or if we do not address these risks successfully, our financial condition and operating results could differ materially from our expectations, our growth rates may slow, and our business could be adversely impacted.

Our quarterly financial results have fluctuated in the past and will fluctuate in the future.

We have a limited operating history with the current scale of our business, which makes it difficult to forecast our future results. Our past quarterly financial results cannot be relied upon as indicators of future performance. We are subject to the same risks and uncertainties frequently encountered by companies in rapidly evolving markets. Our financial results in any given quarter may be influenced by numerous factors, many of which we are unable to predict or are outside of our control, including:

●	our ability to maintain and grow traffic and engagement;
●	changes made to the social media and other platforms that are important channels of distribution for our content, or changes in the patterns of use of those channels by users;
●	our ability to attract and retain advertisers in a particular period;
●	seasonal fluctuations in our revenue—for example, our revenue is typically highest in the fourth quarter of the year due to strong advertising spending and consumer spending during this quarter;
●	the number of ads shown to our traffic;
●	the pricing of our advertising products;
●	the diversification and growth of revenue sources beyond current advertising products;
●	the development and introduction of new content, products or services by us or our competitors;
●	increases in marketing, sales, and other operating expenses that we may incur to grow and expand our operations and to remain competitive;
●	our ability to maintain gross margins and operating margins; and
●	system failures or breaches of security or privacy.

The loss of key personnel, or our failure to attract and retain other highly qualified personnel in the future, could harm our business.

We currently depend upon the continued services and performance of our key personnel, most importantly our founder, Chief Executive Officer and Chairman of the Board, Jonah Peretti. We have not entered into any employment agreement or non-competition agreement with Mr. Peretti and his employment with us is at-will. In addition, most of our content is custom-made for our business by our personnel. The loss of key personnel, including members of management, as well as key engineering, video, editorial, and sales personnel, could disrupt our operations and have an adverse effect on our business. As we continue to grow, we cannot guarantee we will continue to attract the personnel we need to maintain our competitive position. For example, as a public company, we will need to attract and retain personnel to perform additional functions characteristic of a public company. As we mature, the incentives to attract, retain, and motivate employees provided by our equity awards or by future arrangements may not be as effective as in the past. If we do not succeed in effectively attracting, hiring and integrating new talented personnel, or retaining and motivating existing personnel, our employee morale, productivity and retention could suffer, and our business and operating results could be adversely affected. In addition, from time to time, there may be changes in our senior management team that may be disruptive to our business. If our senior management team, including any new hires that we may make, fails to work together effectively and to execute our plans and strategies on a timely basis, our business could be harmed.

If our security measures are breached, our sites and applications may be perceived as not being secure, traffic and advertisers may curtail or stop viewing our content or using our services, and our business and operating results could be harmed.

Our operations involve the storage and transmission of certain of our traffic’s and advertisers’ personal and proprietary information on our equipment, networks and corporate systems. In addition, we rely on the technology and systems provided by third-party vendors (including cloud-based service providers) for a variety of operations, including encryption and authentication technology, employee email, domain name registration, content delivery to customers, administrative functions (including payroll processing and certain finance and accounting functions) and other operations. Security breaches expose us to a risk of loss of this information, litigation, remediation costs, increased costs for security measures, ransomware, loss of revenue, damage to our reputation, and potential liability. Any systems failure or compromise of our security that results in the unauthorized access to or release of our traffic’s or advertisers’ data, could significantly limit our content delivery and traffic engagement, as well as harm our reputation and brands and, therefore, our business. Our security measures may also be breached due to employee error, malfeasance or otherwise. In addition, hardware, software or applications we procure from third parties may contain defects in design or manufacture or other problems that could unexpectedly compromise network and data security. Additionally, outside parties may attempt to fraudulently induce our employees, traffic or advertisers to disclose sensitive information in order to gain access to our data or our traffic’s or advertisers’ data or accounts, or may otherwise obtain access to such data or accounts. Further, our systems, and those of third parties upon which our business relies, may be vulnerable to interruption or damage that can result from natural disasters or the effects of climate change (such as increased storm severity and flooding), fires, power or Internet outages, acts of terrorism or other similar events.

Information security threats are constantly evolving, increasing the difficulty of detecting and successfully defending against them. To date, no incidents have had, either individually or in the aggregate, a material adverse effect on our business, financial condition or results of operations. However, because the techniques used to obtain unauthorized access, disable or degrade service, or sabotage systems change frequently and often are not recognized until launched against a target, we may be unable to anticipate these techniques or to implement adequate preventative measures. If a perceived breach of our security occurs or an actual breach of our security that results in degraded website or app performance, unauthorized access, availability problems, or the loss or unauthorized disclosure of confidential information occurs, the market perception of the effectiveness of our security measures could be harmed, our traffic and advertisers may lose trust and confidence in us or decrease the use of our website, app and services or stop using our services in their entirety; and we may incur significant legal and financial exposure, including legal claims, higher transaction fees and regulatory fines and penalties. Despite our implementation of network security measures, our servers are vulnerable to computer viruses, malware, worms, hacking, physical and electronic break-ins, router disruption, sabotage or espionage, and other disruptions from unauthorized access and tampering, as well as coordinated denial-of-service attacks. We may not be in a position to promptly address attacks or to implement adequate preventative measures if we are unable to immediately detect such attacks. Such events could result in large expenditures to investigate or remediate, to recover data, to repair or replace networks or information systems, including changes to security measures, to deploy additional personnel, to defend litigation or to protect against similar future events, and may cause damage to our reputation or loss of revenue. Any of these actions could have a material adverse effect on our business, reputation and operating results.

Our business and operating results may be harmed by a disruption in our service, or by our failure to timely and effectively scale and adapt our existing technology and infrastructure.

Service delays, outages or disruptions, or the loss or compromise of data, could result from a variety of causes, including infrastructure changes, human or software errors, hardware failure, capacity constraints due to an overwhelming number of people accessing our products and services simultaneously, computer viruses, denial of service, fraud or security attacks. In addition, our operations are susceptible to outages and interruptions due to fire, flood, earthquake, tsunami, other natural disasters, power loss, equipment or telecommunications failures, cyber attacks, terrorist attacks, political or social unrest, and other events over which we have little or no control. We do not have multiple site capacity for all of our services and some of our systems are not fully redundant in the event of delays or disruptions to service, so some data or systems may not be fully recoverable after such events.

In addition, we rely on third-party providers over which we have little or no control for our principal Internet connections and co-location of a significant portion of our data servers. Any disruption of the services they provide us or any failure of these third-party providers to handle higher volumes of use could, in turn, cause delays or disruptions in our services and loss of revenue. Accordingly, in the event of a significant issue at the data center supporting most of our network traffic, some of our content and services may become inaccessible to the public or the public may experience difficulties accessing our content and services. Any disruption or failure in our infrastructure, whether resulting from our actions or omissions, or those of third-party providers, could hinder our ability to handle existing or increased traffic on our platform, which could significantly harm our business. As the level of our traffic increases, we may be required to expand and adapt our technology and infrastructure to continue to reliably store, serve and analyze our content. It may become increasingly difficult to maintain and improve the performance of our services, especially during peak usage times, as our services become more complex and our user traffic increases. The systems through which we provide our services are highly technical, complex, and interdependent. Design errors might exist in these systems, or might be introduced when we make modifications, which might cause service malfunctions or require services to be taken offline while corrective responses are developed. If our traffic is unable to access our platform or our content on third-party platforms, or we are not able to make content available rapidly on our platform or on third-party platforms, our traffic may seek other channels to obtain the information, and may not return to our platform or view our content on third-party platforms, or use our platform as often in the future, or at all. This would negatively impact our ability to attract, retain and increase the number and engagement of our traffic, platform partners and advertisers, as well as damage our brands, generate legal costs or liability, and harm our operating result

If we fail to effectively manage our growth, our business and operating results could be harmed.

The growth and expansion of our business creates significant challenges for our management, and for our operational and financial resources. We intend to continue to make substantial investments to expand our operations, engineering, content development, sales and marketing, and general and administrative organizations. We face significant competition for employees from other companies and we may not be able to hire new employees quickly enough to meet our needs. Providing our content, services and features to our traffic and advertisers is costly and we expect our expenses to continue to increase in the future as we broaden our demographic reach and as we develop and implement new features and services that require more infrastructure. Historically, our costs have declined each year as we drove the business to profitability. However, as we continue to expand the business, we will need to invest in our operating expenses, such as our research and development expenses and sales and marketing expenses, in order to keep pace with the growth of our business. We expect to continue to invest in our infrastructure in order to enable us to provide our content and services rapidly and reliably around the world, including in countries where we do not expect significant near-term monetization. Continued growth could also strain our ability to develop and improve our operational, financial, legal and management controls, and enhance our reporting systems and procedures. In addition, some members of our management team have limited experience managing a large global business operation and may not be able to manage growth effectively. Our expenses may grow faster than our revenue, and our expenses may be greater than we anticipate. As our organization continues to grow, and we are required to implement more complex organizational management structures, we may find it increasingly difficult to maintain certain benefits of our corporate culture, including our ability to quickly develop and launch new and innovative content, services and features. This could negatively affect our business performance.

Acquisitions and investments could disrupt our business and harm our financial condition and operating results.

Our success will depend, in part, on our ability to expand and grow our business in response to changing technologies, user and advertiser demands, and competitive pressures. In some circumstances, we may determine to expand and grow through the acquisition of complementary businesses and technologies rather than through internal development. The identification of suitable acquisition candidates can be difficult, time-consuming and costly, and we may not be able to successfully complete identified acquisitions.

The risks we face in connection with acquisitions include:

●	diversion of management time and focus from operating our business to addressing acquisition integration challenges;
●	coordination of functions;
●	retention of key employees from the acquired company;
●	cultural challenges associated with integrating employees from the acquired company into our organization;
●	integration of the acquired company’s accounting, management information, human resources and other administrative systems and processes;
●	the need to implement or improve controls, procedures and policies at a business that may have lacked effective controls, procedures and policies prior to the acquisition;
●

liability for activities of the acquired company before the acquisition, including intellectual property infringement claims, violations of laws, commercial disputes, tax liabilities and other known and unknown liabilities;

●	unanticipated write-offs or charges; and
●	litigation or other claims in connection with the acquired company, including claims from terminated employees, former stockholders or other third parties.

Our failure to address these risks or other problems encountered in connection with our past or future acquisitions and investments could cause us to fail to realize the anticipated benefits of these acquisitions or investments, cause us to incur unanticipated liabilities, and harm our business generally. Future acquisitions could also result in dilutive issuances of our equity securities, the incurrence of debt, contingent liabilities, amortization expenses, incremental operating expenses or the impairment of goodwill, any of which could harm our financial condition or operating results.

We may not be able to successfully integrate our acquisitions, and we may incur significant costs to integrate and support the companies we acquire.

From time to time, we make acquisitions and investments and may pursue other strategic initiatives, including our recent acquisitions of HuffPost and of Complex Networks as part of the Business Combination. In connection with such acquisitions and strategic initiatives, we may incur significant or unanticipated expenses, fail to realize anticipated benefits and synergies, have difficulty incorporating an acquired or new line of business, disrupt relationships with current and new employees, customers and vendors, incur significant debt, or be compelled to delay or not proceed with announced transactions or initiatives. Additionally, federal regulatory agencies such as the Federal Trade Commission (the “FTC”) or the Department of Justice or international regulators may impose restrictions on the operation of our businesses as a result of our seeking regulatory approvals for any significant acquisitions and strategic initiatives or may dissuade us from pursuing certain transactions. The occurrence of any of these events could have an adverse effect on our business and results of operations.

Further, the integration of acquisitions requires significant time and resources, and we may not manage these processes successfully. Our ability to successfully integrate complex acquisitions is unproven. We continue to make substantial investments of resources to support our acquisitions, which will result in significant ongoing operating expenses and may divert resources and management attention from other areas of our business. We cannot assure you that these investments will be successful. If we fail to successfully integrate the companies we acquire, we may not realize the benefits expected from the transaction and our business may be harmed.

Our international operations are subject to increased challenges and risks.

We have offices around the world and our content is available in multiple languages. Our business and the conduct of our operations internationally requires considerable management attention and resources and is subject to the particular challenges of supporting a growing business in an environment of multiple languages, cultures, customs, legal and regulatory systems, alternative dispute systems and commercial markets. Operating internationally subjects us to additional risks and may increase risks that we currently face, including risks associated with:

●	recruiting, integrating and retaining talented and capable employees in foreign countries and maintaining our company culture across all of our offices;
●

providing our content and operating across a significant distance, in different languages and among different cultures, including the potential need to modify our products, content and services to ensure that they are culturally relevant in different countries;

●	increased competition from local media companies and mobile applications which have expanded and may continue to expand their geographic footprint;
●	differing and potentially lower levels of user growth, user engagement and ad engagement in new and emerging geographic territories;
●	compliance with applicable foreign laws and regulations, including laws and regulations with respect to privacy, consumer protection and media freedom;
●	operating in jurisdictions that do not protect intellectual property rights to the same extent as the United States;
●	compliance with anti-bribery laws including, without limitation, compliance with the Foreign Corrupt Practices Act;
●	currency exchange rate fluctuations;
●

foreign exchange controls that might require significant lead time in setting up operations in certain geographic territories and might prevent us from repatriating cash earned outside the United States;

●	double taxation of our international earnings and potentially adverse tax consequences due to changes in the tax laws of the United States or the foreign jurisdictions in which we operate;
●	operating through license agreements with third parties managing certain BuzzFeed branded operations outside of the United States; and
●	higher costs of doing business internationally, including increased accounting, travel, infrastructure and legal compliance costs.

If we are unable to manage the complexity of our global operations successfully, our business, financial condition and operating results could be adversely affected.

We track certain performance metrics with internal tools and do not independently verify such metrics. Certain of our performance metrics are subject to inherent challenges in measurement, and real or perceived inaccuracies in such metrics may harm our reputation and negatively affect our business.

We track certain performance metrics, including Time Spent, with our internal tools, which are not independently verified by any third party. Our internal tools have a number of limitations and our methodologies for tracking these metrics may change over time, which could result in unexpected changes to our metrics, including the metrics we report. If the internal tools we use to track these metrics undercount or overcount performance or contain algorithmic or other technical errors, the data we report may not be accurate. In addition, limitations or errors with respect to how we measure data (or the data that we measure) may affect our understanding of certain details of our business, which could affect our longer-term strategies. If our performance metrics are not accurate representations of our business, user base, or traffic levels; if we discover material inaccuracies in our metrics; or if the metrics we rely on to track our performance do not provide an accurate measurement of our business, our reputation may be harmed, we may be subject to legal or regulatory actions, and our operating and financial results could be adversely affected.

Some of our services contain open source software, and we license some of our software through open source projects, which may pose particular risks to our proprietary software, products, and services in a manner that could have a negative effect on our business.

We use open source software in our products and services and will use open source software in the future. In addition, we contribute software source code to open source projects under open source licenses or release internal software projects under open source licenses, and anticipate doing so in the future. The terms of many open source licenses to which we are subject have not been interpreted by U.S. or foreign courts, and there is a risk that open source software licenses could be construed in a manner that imposes unanticipated conditions or restrictions on our ability to provide or distribute our products or services. Additionally, we may from time to time face claims from third parties claiming ownership of, or demanding release of, the open source software or derivative works that we developed using such software, which could include our proprietary source code, or otherwise seeking to enforce the terms of the applicable open source license. These claims could result in litigation and could require us to make our software source code freely available, purchase a costly license or cease offering the implicated products or services unless and until we can re-engineer them to avoid infringement. This re-engineering process could require significant additional research and development resources, and we may not be able to complete it successfully. In addition to risks related to license requirements, use of certain open source software can lead to greater risks than use of third-party commercial software, as open source licensors generally do not provide warranties or controls on the origin of software. Additionally, because any software source code we contribute to open source projects is publicly available, our ability to protect our intellectual property rights with respect to such software source code may be limited or lost entirely, and we may be unable to prevent our competitors or others from using such contributed software source code. Any of these risks could be difficult to eliminate or manage, and, if not addressed, could have a negative effect on our business, financial condition and operating results.

Our business depends on continued and unimpeded access to our content and services on the Internet. If we or those who engage with our brands or content experience disruptions in Internet service or if Internet service providers are able to block, degrade or charge for access to our content and services, we could incur additional expenses and the loss of traffic and advertisers.

We depend on the ability of our traffic and advertisers to access the Internet. Currently, this access is provided by companies that have significant market power in the broadband and Internet access marketplace, including incumbent telephone companies, cable companies, mobile communications companies, government-owned service providers, device manufacturers and operating system providers, any of whom could take actions that degrade, disrupt or increase the cost of access by our traffic to our content, products or services, which would, in turn, negatively impact our business. The adoption of any laws or regulations that adversely affect the growth, popularity or use of the Internet, including laws or practices limiting Internet neutrality, could decrease the demand for, or the usage of, our content, products and services, increase our cost of doing business and adversely affect our operating results. We also rely on other companies to maintain reliable network systems that provide adequate speed, data capacity and security to us and our traffic. As the Internet continues to experience growth in the level of traffic, frequency of engagement, and amount of data transmitted, the Internet infrastructure that we and our traffic rely on may be unable to support the demands placed upon it. Failures of the Internet infrastructure that we or our traffic rely on, even for a short period of time, could undermine our operations and harm our operating results.

Our management team has limited experience managing a public company.

Most members of our management team have limited experience managing a publicly traded company, interacting with public company investors, and complying with the increasingly complex laws pertaining to public companies. We are subject to significant regulatory oversight and reporting obligations under the federal securities laws and the continuous scrutiny of securities analysts and investors. These obligations and constituents require significant attention from our senior management and could divert their attention away from the day-to-day management of our business, which could adversely affect our business, financial condition, and operating results.

COVID-19 continues to be a source of uncertainty in the marketplace and, depending on how the virus tracks and whether new variants emerge, could continue to cause disruption in our business operations. The ongoing effects of the COVID-19 pandemic, including supply chain disruptions, continue to be unpredictable, and may have an adverse effect on our business, results of operations, and financial condition.

Public health problems resulting from COVID-19 and precautionary measures instituted by governments and businesses to mitigate its spread, including travel restrictions and quarantines, could continue to contribute to a general economic slowdown, adversely impact our business partners, and disrupt our operations.

As a result of the COVID-19 pandemic, in March 2020, we transitioned our entire staff to a remote working environment, which impacts productivity and our business operations. We have had to expend, and expect to continue to expend, resources to respond to the COVID-19 pandemic, including to develop and implement internal policies and procedures and track changes in laws. The remote working environment may also create increased vulnerability to cybersecurity incidents, including breaches of information systems security, which could damage our reputation and commercial relationships. Changes in our operations in response to COVID-19 or employee illnesses resulting from COVID-19 may also result in inefficiencies or delays, and additional costs related to business continuity initiatives, that cannot be fully mitigated through succession and business continuity planning, employees working remotely or using teleconferencing technologies. Any prolonged diversion of resources may have an adverse effect on our operations. Over time, such remote operations may decrease the cohesiveness of our teams and our ability to maintain our culture, both of which are critical to our success. Additionally, a remote working environment may impede our ability to undertake new business projects, foster a creative environment, and hire and retain team members. Such effects may adversely affect the productivity of our team members and overall operations, which could have a material adverse effect on our business, results of operations, financial condition, and future prospects.

The impact of the ongoing COVID-19 pandemic is severe, widespread, and continues to evolve. The extent to which the COVID-19 pandemic will continue to impact our business will depend on future developments, which are highly uncertain and cannot be predicted at this time, including:

●	the duration and spread of the pandemic, including any resurgences or new emerging variants;
●	the distribution and efficacy of COVID-19 vaccines and boosters;
●	governmental, business, and individuals’ actions taken in response to the pandemic, including business closures and any shelter-in-place guidelines;
●

the impact of the pandemic on national and global economic activity, including constraints in the supply chain associated with labor, global logistics and availability of raw materials, and on capital and financial markets, including the possibility of a national or global recession;

●	the impact of the pandemic on the financial circumstances and employment needs of our business partners;
●	other business disruptions that affect our workforce; and
●	actions taken to contain the pandemic or treat its impact.

To the extent the COVID-19 pandemic or a similar public health threat has an impact on our business, results of operations, and financial condition, it is likely also to have the effect of heightening many of the other risks described in this “Risk Factors” section.

Our business is subject to the risks of earthquakes, fire, power outages, floods and other catastrophic events, and to interruption by man-made problems such as terrorism.

A significant natural disaster, such as an earthquake, fire, flood or significant power outage could have a material adverse impact on our business, operating results, and financial condition. Despite any precautions we may take, the occurrence of a natural disaster or other unanticipated problems in our cloud infrastructure could result in lengthy interruptions in our services. In addition, acts of terrorism and other geo-political unrest (including the developing conflict between Russia and Ukraine) could cause disruptions in our business. All of the aforementioned risks may be further increased if our disaster recovery plans prove to be inadequate. We have implemented a disaster recovery program for a subset of our properties, which allows us to serve static content or switch content delivery networks in the event of a catastrophe. Further, a portion of our employees are journalists, who may face heightened dangers during such catastrophes, particularly when reporting in high-risk environments and any failure on our part to mitigate such risks could cause us reputational harm and adversely impact our business, financial condition and operating results. Although the program is functional, our properties will have degraded experiences including a period of time that our products or services, or certain of our products or services, will remain inaccessible or people may experience severe issues accessing our products and services. We do not carry business interruption insurance sufficient to compensate us for the potentially significant losses, including the potential harm to our business that may result from interruptions in our ability to provide our products and services. Any such natural disaster or man-made problem could adversely impact our business, financial condition and operating results.

Risks Related to Financial and Accounting Matters

Our actual financial position and results of operations may differ materially from the unaudited pro forma financial information included in this prospectus.

The unaudited pro forma condensed combined financial information included in this prospectus is presented for illustrative purposes only and is not necessarily indicative of what our actual financial position or results of operations will be. See “Unaudited Pro Forma Condensed Combined Financial Information” for more information.

Our warrants are accounted for as liabilities and the changes in value of our warrants could have a material effect on our financial results.

On April 12, 2021, the Acting Director of the Division of Corporation Finance and Acting Chief Accountant of the SEC together issued a statement regarding the accounting and reporting considerations for warrants issued by special purpose acquisition companies (“SPACs”) entitled “Staff Statement on Accounting and Reporting Considerations for Warrants Issued by Special Purpose Acquisition Companies” (the “SEC Staff Statement”). Specifically, the SEC Staff Statement focused on certain settlement terms and provisions related to certain tender offers following a business combination, which terms are similar to those contained in the warrant agreement governing our warrants.

As a result, included on our balance sheet as of December 31, 2021 contained elsewhere in this prospectus are derivative liabilities related to embedded features contained within our warrants. Accounting Standards Codification 815, Derivatives and Hedging (“ASC 815”) provides for the remeasurement of the fair value of such derivatives at each balance sheet date, with a resulting non-cash gain or loss related to the change in the fair value being recognized in earnings in the statements of operations. As a result of the recurring fair value measurement, our consolidated financial statements and results of operations may fluctuate quarterly based on factors which are outside of our control. Due to the recurring fair value measurement, we expect that we will recognize non-cash gains or losses on our warrants each reporting period and that the amount of such gains or losses could be material.

Warrants that are accounted for as a warrant liability will be recorded at fair value upon issuance with changes in fair value each period reported in earnings, which may have an adverse effect on the market price of our common stock.

We account for the 9,842,500 warrants issued in connection with the IPO (including the 9,583,333 Public Warrants sold as part of the units in the IPO and the 259,167 Private Placement Warrants underlying the Private Placement Units) in accordance with the guidance contained in Derivatives and Hedging  -  Contracts in Entity’s Own Equity (ASC 815-40). Such guidance provides that because the warrants do not meet the criteria for equity treatment thereunder, each warrant must be recorded as a liability. Accordingly, we will classify each warrant as a liability at its fair value. This liability is subject to re-measurement at each balance sheet date. With each such remeasurement, the warrant liability will be adjusted to fair value, with the change in fair value recognized in our statement of operations and therefore our reported earnings. The impact of changes in fair value on earnings may have an adverse effect on the market price of our Class A common stock.

Prior to the Business Combination, Legacy BuzzFeed identified material weaknesses in its internal control over financial reporting which, if not corrected, could affect the reliability of our consolidated financial statements and have other adverse consequences. We may also have to address any unremediated material weakness in internal control over financial reporting as the accounting acquirer in the Business Combination.

A material weakness is a deficiency or combination of deficiencies in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of the financial statements would not be prevented or detected on a timely basis. Legacy BuzzFeed identified material weaknesses in its internal control over financial reporting that we are currently working to remediate, which relate to: (a) a lack of formalized internal control and segregation of duties in the financial statement close process; (b) a lack of sufficient levels of staff with public company and technical accounting experience; (c) the lack of a formalized risk assessment process, including the assessment of fraud risk; and (d) selection and development of control activities, including information technology general controls.

Our management has concluded that these material weaknesses in our internal controls over financial reporting were due to the fact that Legacy BuzzFeed was a private company with limited resources and did not have the necessary business processes and related internal control formally designed and implemented coupled with the appropriate resources with the appropriate level of experience and technical expertise to oversee its business processes and controls.

Our management has developed a plan to remediate the material weaknesses identified above. The remediation plan includes specific actions for each material weakness and associated deadlines. During 2021, with the oversight of senior management, we have hired and will continue hiring additional accounting personnel with technical accounting and financial reporting experience and implement improved process level and management review controls with respect to the completeness, accuracy and validity of complex accounting measurements on a timely basis. We also have supplemented accounting resources with external advisors to assist with performing technical accounting activities. We are implementing a process of formalizing procedures to ensure appropriate internal communications between the accounting department and other operating departments necessary to support the internal controls. We completed an initial enterprise risk assessment, including considerations related to fraud risks, hired additional accounting and internal control personnel, and designed and implemented an initial set of procedures and controls.

As a result of these actions, and the evidence obtained in validating the design and operating effectiveness of the controls, management has determined that the material weakness related to a formalized risk assessment process has been remediated as of December 31, 2021. In addition, as of December 31, 2021, although we made significant progress in the design and implementation of systems and controls related to IT controls, the necessary business process and IT general controls were partially implemented or not executed consistently; thus material weaknesses in our internal control environment were concluded not to be remediated.

While we are implementing a plan to remediate these material weaknesses, we cannot predict the success of such plan or the outcome of our assessment of these plans at this time. These improvements to our internal control infrastructure are ongoing, including during the preparation of our financial statements as of the end of the period covered by this report. The planned completion of the implementation of all controls is anticipated to be prior to the end of 2022. We are committed to continuing to improve our internal control processes and will continue to diligently review our financial reporting controls and procedures. We cannot assure you that we will not identify other material weaknesses in future periods. We have expended and expect to continue to expend significant effort and have incurred and expect to continue to incur significant costs for the remediation of our material weaknesses.

If not remediated, these material weaknesses could result in material misstatements to our annual or interim consolidated financial statements that might not be prevented or detected on a timely basis, or in the delayed filing of required periodic reports.

On April 12, 2021, the Staff of the SEC issued the SEC Statement. Following issuance of the SEC Statement, 890 concluded that it was not necessary to restate its previously issued audited consolidated financial statements as of and for the period ended December 31, 2020. However, as part of such process, 890 identified a material weakness in its internal control over financial reporting. As the accounting acquirer in the Business Combination, we will have to address any unremediated material weakness in internal control over the financial reporting at 890, including this material weakness with respect to accounting for 890’s warrants.

Further, in accordance with SEC Staff guidance on redeemable equity instruments, ASC 480-10-S99, “Distinguishing Liabilities from Equity”, and EITF Topic D-98, “Classification and Measurement of Redeemable Securities”, redemption provisions not solely within the control of the issuing company require common stock subject to redemption to be classified outside of permanent equity and, according to recent SEC Staff communications with certain independent auditors, notwithstanding the presence of maximum redemption thresholds or charter provisions common in SPACs that provide a limitation on redemptions that would cause a SPAC’s net tangible assets to be less than $5,000,001. Although 890 did not specify a maximum redemption threshold, 890’s charter provided that it would not redeem its public shares in an amount that would cause its net tangible assets to be less than $5,000,001. In light of the SEC Staff communications with certain independent auditors, 890’s management re-evaluated the effectiveness of its disclosure controls and procedures as of June 30, 2021. Based upon that evaluation, 890 concluded that the misclassification of its Class A common stock was quantitatively material to individual line items within the balance sheet but was not material to its reported financial position and was qualitatively immaterial to its condensed consolidated financial statements. 890 further concluded that the misstatement was not indicative of a pervasive issue in its internal control, had no impact on 890’s statement of cash flows, did not impact any other balance sheet line items other than total stockholders’ equity and Class A common stock subject to redemption, and was not disclosed in any other Exchange Act filings other than the IPO Balance Sheet and Form 10-Qs for the periods ending March 31, 2021, and June 30, 2021. Based upon the foregoing, and due to the industry-wide issues and related insufficient risk assessment of the underlying accounting for certain instruments, 890 concluded that the misclassification of its Class A common stock represented a material weakness.

If we are unable to assert that our internal control over financial reporting is effective, or if our independent public accounting firm is unable to express an unqualified opinion as to the effectiveness of our internal control over financial reporting, investors may lose confidence in the accuracy and completeness of our financial reports, the market price of our Class A common stock and warrants could be adversely affected and we could become subject to litigation or investigations by Nasdaq, the SEC, or other regulatory authorities, which could require additional financial and management resources.

Restrictions imposed by our debt facilities could adversely affect our operating flexibility.

Our debt facilities, including the indenture governing the Notes, limit our ability to, among other things:

●	incur or guarantee additional debt;
●	make certain investments and acquisitions;
●	incur certain liens or permit them to exist;
●	enter into certain types of transactions with affiliates;
●	merge or consolidate with another company; and
●	transfer, sell or otherwise dispose of assets.

Our debt facilities also contain covenants requiring us to maintain certain amounts of unrestricted cash. The provisions in our debt facilities may affect our ability to obtain future financing and to pursue attractive business opportunities and our flexibility in planning for, and reacting to, changes in business conditions. As a result, restrictions in our debt facilities could adversely affect our business, financial condition, and results of operations. In addition, a failure to comply with the provisions of our debt facilities could result in a default or an event of default that could enable our lenders to declare the outstanding principal of that debt, together with accrued and unpaid interest, to be immediately due and payable. If the payment of outstanding amounts under our debt facilities is accelerated, our assets may be insufficient to repay such amounts in full, and our stockholders could experience a partial or total loss of their investment. Please see “Management’s Discussion and Analysis of Financial Condition and Results of Operations  —  Liquidity and Capital Resources.”

Our convertible notes may impact our financial results, result in the dilution of our stockholders, create downward pressure on the price of our Class A common stock, and restrict our ability to raise additional capital or take advantage of future opportunities.

In connection with the Business Combination we issued $150.0 million aggregate principal amount of convertible notes (the “Notes”). The Notes are convertible into shares of our Class A common stock at an initial conversion price $12.50 and bear interest at a rate of 8.50% per annum. The sale of the Notes may affect our earnings per share figures, as accounting procedures may require that we include in our calculation of earnings per share the number of shares of Class A common stock into which the Notes are convertible. If shares of Class A common stock are issued to the holders of the Notes upon conversion, there will be dilution to our stockholders and the market price of our Class A common stock may decrease due to the additional selling pressure in the market. Any downward pressure on the price of our Class A common stock caused by the sale, or potential sale, of shares issuable upon conversion of the Notes could also encourage short sales by third parties, creating additional selling pressure on our share price.

We may not have the ability to raise the funds necessary to settle conversions of the Notes, repurchase the Notes upon a fundamental change or repay the Notes in cash at their maturity, and our future debt may contain limitations on our ability to pay cash upon conversion, redemption or repurchase of the Notes.

Holders of the Notes have the right under the indenture governing the Notes to require us to repurchase all or a portion of their Notes (i) upon the occurrence of a fundamental change before the applicable maturity date at a repurchase price equal to 101% of the principal amount of such Notes to be repurchased plus accrued and unpaid interest to, but not including, the repurchase date and (ii) after the third anniversary of the issuance of the Notes at 100% of the principal amount of the Notes to be purchased plus accrued and unpaid interest to, but not including, the repurchase date. Moreover, we will be required to repay the Notes in cash at their maturity, unless earlier converted, redeemed or repurchased. We may not have enough available cash or be able to obtain financing at the time we are required to make repurchases of such Notes surrendered or pay cash with respect to such Notes being converted.

In addition, our ability to repurchase, redeem or to pay cash upon conversion of Notes may be limited by law, regulatory authority, or agreements governing our future indebtedness. Our failure to repurchase the Notes at a time when the repurchase is required by the indenture or to pay cash upon conversion of such Notes as required by the indenture would constitute a default under the indenture. A default under the indenture or the fundamental change itself could also lead to a default under agreements governing our future indebtedness. If the payment of the related indebtedness were to be accelerated after any applicable notice or grace periods, we may not have sufficient funds to repay the interest on such indebtedness and repurchase the Notes or to pay cash upon conversion of the Notes.

We may still incur substantially more debt or take other actions that would diminish our ability to make payments on the Notes when due.

We and our subsidiaries may be able to incur substantial additional debt in the future, subject to the restrictions contained in our debt instruments. We are subject to certain restrictions under the terms of the indenture governing the Notes, including limitations regarding incurring future indebtedness, subject to specific allowances in the indenture. However, we will not be restricted from recapitalizing our debt or taking a number of other actions that are not limited by the terms of the indenture that could have the effect of diminishing our ability to make payments on the Notes when due.

We may require additional capital to support our operations or the growth of our business, and we cannot be certain that this capital will be available on reasonable terms when required, or at all.

From time to time, we may need additional financing to operate or grow our business. Our ability to obtain additional financing, if and when required, will depend on investor and lender demand, our operating performance, the condition of the capital markets and other factors, and we do not know whether additional financing will be available to us on favorable terms when required, or at all. If we raise additional funds through the issuance of equity, those securities may have rights, preferences or privileges senior to the rights of our existing preferred and common stock, and our existing stockholders will experience dilution. If we are unable to obtain adequate financing or financing on terms satisfactory to us when we require it, our ability to continue to support the operation or growth of our business could be significantly impaired and our operating results may be harmed.

Our ability to use our net operating loss carryforwards and certain other tax attributes may be limited.

As of December 31, 2021, we had accumulated $314.5 million and $11.3 million of federal and state net operating loss carryforwards (“NOLs”), respectively, available to reduce future taxable income, some of which will begin to expire in 2030 for federal and 2025 for state tax purposes. It is possible that we will not generate sufficient taxable income in time to use NOLs before their expiration, or at all. Under Section 382 and Section 383 of the Internal Revenue Code of 1986, as amended, (the “Code”), if a corporation undergoes an “ownership change,” the corporation’s ability to use its pre-change NOLs and other tax attributes, including R&D tax credits, to offset its post-change income may be limited. In general, an “ownership change” will occur if there is a cumulative change in our ownership by “5 percent stockholders” that exceeds 50 percentage points over a rolling three-year period. Similar rules may apply under state tax laws. Our ability to use NOLs and other tax attributes to reduce future taxable income and liabilities may be subject to annual limitations as a result of prior ownership changes and ownership changes that may occur in the future.

Under the Tax Act, as amended by the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”), net operating losses arising in taxable years beginning after December 31, 2017 and before January 1, 2021 may be carried back to each of the five taxable years preceding the tax year of such loss, but net operating losses arising in taxable years beginning after December 31, 2020 may not be carried back. Additionally, under the Tax Act, as modified by the CARES Act, net operating losses from tax years that began after December 31, 2017 may offset no more than 80% of current taxable income annually for taxable years beginning after December 31, 2020, but the 80% limitation on the use of net operating losses from tax years that began after December 31, 2017 does not apply for taxable income in tax years beginning before January 1, 2021. NOLs arising in tax years ending after December 31, 2017 can be carried forward indefinitely, but NOLs generated in tax years ending before January 1, 2018 will continue to have a two-year carryback and twenty-year carryforward period. As we maintain a full valuation allowance against our U.S. NOLs, these changes will not impact our balance sheet as of December 31, 2021. However, in future years, if and when a net deferred tax asset is recognized related to our NOLs, the changes in the carryforward and carryback periods as well as the new limitation on use of NOLs may significantly impact our valuation allowance assessments for NOLs generated after December 31, 2021.

There is also a risk that due to regulatory changes, such as suspensions on the use of NOLs and tax credits by certain jurisdictions, including in order to raise additional revenue to help counter the fiscal impact from the COVID-19 pandemic, possibly with retroactive effect, or other unforeseen reasons, our existing NOLs and tax credits could expire or otherwise be unavailable to offset future income tax liabilities. A temporary suspension of the use of certain NOLs and tax credits has been enacted in California and Illinois, and other states may enact suspensions as well. For these reasons, we may not be able to realize a tax benefit from the use of our NOLs and tax credits.

Our reported financial results may be adversely affected by changes in accounting principles generally accepted in the United States.

Generally accepted accounting principles in the United States are subject to interpretation by the Financial Accounting Standards Board (“FASB”), the SEC, and various bodies formed to promulgate and interpret appropriate accounting principles. A change in these principles or interpretations could have a significant effect on our reported financial results and could affect the reporting of transactions completed before the announcement of a change.

Risks Related to Legal and Regulatory Matters

Our business is subject to complex and evolving U.S. and foreign laws and regulations. These laws and regulations are subject to change and uncertain interpretation, and could result in claims, changes to our business practices, monetary penalties, temporary or permanent restraining orders and injunctions, increased cost of operations or declines in traffic growth and engagement with our brands and content, or otherwise harm our business.

We are subject to a variety of laws and regulations in the United States and abroad that involve matters central to our business, including contracts, securities, privacy, rights of publicity, data protection, content regulation, intellectual property (copyright, trademark and patent), libel and defamation, labor and employment, competition, protection of minors, consumer protection, taxation and regulation of controlled substances. Many of these laws and regulations are subject to constant legislative or administrative review and modification. Additionally, many of these laws and regulations are still being tested in courts and could be interpreted or applied in ways that could harm our business, particularly in the rapidly evolving industry in which we operate. The introduction of new products or services may subject us to additional laws and regulations. In addition, foreign data protection, privacy, libel and defamation, consumer protection, content regulation and other laws and regulations are often more restrictive than those in the United States. In particular, the European Union and its member states traditionally have taken broader views as to types of data that are subject to privacy, content and data protection, and have imposed greater legal obligations on companies in this regard. A number of proposals are pending before federal, state and foreign legislative and regulatory bodies that could significantly affect our business.

The U.S. government, including the FTC and the Department of Commerce, has announced that it is reviewing the need for greater regulation for the collection of information concerning user behavior on the Internet, including regulation aimed at restricting certain online tracking and targeted advertising practices. There have been a number of recent legislative proposals in the United States, at both the federal and state level, that would impose new obligations in areas such as privacy, consent and data protection. There have also been various congressional and executive efforts to eliminate or modify Section 230 of the Communications Act of 1934, enacted as part of the Communications Decency Act of 1996. President Biden and many members of Congress from both parties support reform or repeal of Section 230, so the possibility of congressional action remains. If Congress revises or repeals Section 230 or the Federal Communication Commission adopts rules, we may no longer be afforded the same level of protection offered by Section 230. This would increase the risks for liability for copyright infringement by third parties faced by internet-based businesses like us that rely on third-party content. Additionally, recent amendments to U.S. patent laws may affect the ability of companies, including us, to defend against claims of patent infringement.

We currently allow use of our website and applications without the collection of extensive personal information, such as age. We may experience additional pressure to expand our collection of personal information in order to comply with new and additional regulatory demands or we may independently decide to do so. Having additional personal information may subject us to additional regulation. Further, it is difficult to predict how existing laws and regulations will be applied to our business and the new laws and regulations to which we may become subject, and it is possible that they may be interpreted and applied in a manner that is inconsistent with our practices. These existing and proposed laws and regulations can be costly to comply with and can delay or impede the development of new content, products and services, result in negative publicity, significantly increase our operating costs, require significant time and attention of management and technical personnel and subject us to inquiries or investigations, claims or other remedies, including fines or demands that we modify or cease existing business practices.

Additionally, our operations in non-U.S. jurisdictions are in many cases subject to the laws of the jurisdictions in which we operate rather than U.S. law. Laws in some jurisdictions differ in significant respects from those in the U.S. These differences can affect our ability to react to changes in our business, and our rights or ability to enforce rights may be different than would be expected under U.S. law. Moreover, enforcement of laws in some overseas jurisdictions can be inconsistent and unpredictable, which can affect both our ability to enforce our rights and to undertake activities that we believe are beneficial to our business. In addition, the business and political climate in some jurisdictions may encourage corruption, which could reduce our ability to compete successfully in those jurisdictions while remaining in compliance with local laws or U.S. anti-corruption laws applicable to our businesses. As a result, our ability to generate revenue and our expenses in non-U.S. jurisdictions may differ from what would be expected if U.S. law governed these operations.

Legacy BuzzFeed and Complex Networks derived less than 0.2% of their combined revenues for the years ended December 31, 2021 and 2020, respectively, from advertisements relating to cannabis, which may be considered a controlled substance, or cannabis-related products. Controlled substances are subject to state, federal, and foreign laws and regulations regarding their manufacture, use, sale, importation, exportation and distribution. Among other things, certain controlled substances, including marijuana, are regulated under the federal Controlled Substances Act of 1970 (“CSA”) and implementing regulations of the U.S. Drug Enforcement Administration (“DEA”). The cannabis-related advertisements on both Legacy BuzzFeed’s and Complex Networks’ platforms were in compliance with state and local laws. However, certain varieties of cannabis continue to be controlled substances under the CSA and Legacy BuzzFeed and Complex Networks may not have been in compliance with federal law with respect to such advertisements. Our current advertising practices across all platforms, including Complex Networks, do not permit advertisements in the United States relating to federally prohibited cannabis-related activities (this does not include advertisements relating to hemp derived products, including Cannabidiol (“CBD”), which are permitted under federal law) on our platforms. However, if the historical activities of Legacy BuzzFeed and Complex Networks were to become the subject of enforcement actions and sanctions from the DEA or otherwise arising under federal law, such actions and sanctions may have a negative effect on our business, financial condition, results of operations or reputation.

Further, new laws and regulations, changes in existing laws and regulations or the interpretation of them, our introduction of new content, features and services, or an extension of our business into new areas, could increase our future compliance costs, make our content, features and services less attractive to our traffic or advertisers, or cause us to change or limit our business practices. We may incur substantial expenses to comply with laws and regulations or defend against a claim that we have not complied with them. Further, any failure on our part to comply with any relevant laws or regulations may subject us to significant civil or criminal liabilities, penalties and negative publicity.

Failure to comply with laws and regulations with respect to privacy, data protection and consumer marketing practices, could adversely affect our business.

Our business is subject to various laws and regulations of local and foreign jurisdictions with respect to privacy and the collection and use of personal data and information, as well as laws and regulations with respect to consumer marketing practices.

Various federal and state laws and regulations, as well as the laws of foreign jurisdictions, govern the processing (including the collection, use, retention and sharing) and security of the data we receive from and about individuals. Failure to protect confidential data, provide individuals with adequate notice of our privacy policies or obtain required valid consent, for example, could subject us to liabilities imposed by these jurisdictions. Existing privacy-related laws and regulations are evolving and subject to potentially differing interpretations, and various federal and state legislative and regulatory bodies, as well as foreign legislative and regulatory bodies, may expand current or enact new laws regarding privacy and data protection. For example, the GDPR adopted by the European Union imposes more stringent data protection requirements and significant penalties for noncompliance; the CCPA creates new data privacy rights; and the European Union’s forthcoming ePrivacy Regulation is expected to impose, with respect to electronic communications, stricter data protection and data processing requirements. We are also subject to the Americans with Disabilities Act, which includes requirements with respect to website accessibility. Additionally, we are subject to the CAN-SPAM Act, the Telephone Consumer Protection Act, and the Video Privacy Protection Act, each of which may place restrictions on how we operate in a manner that adversely affects our business.

Existing and newly adopted laws and regulations with respect to privacy and the collection and use of personal data and information, as well as consumer marketing practices (or new interpretations of such existing laws and regulations) have imposed and may continue to impose obligations that may affect our business, require us to incur increased compliance costs and cause us to further adjust our advertising or marketing practices. Any failure, or perceived failure, by us or the third parties upon which we rely to comply with the laws and regulations relating to privacy, data protection, or consumer marketing practices that govern our business operations, as well as any failure, or perceived failure, by us or the third parties upon which we rely to comply with our own posted policies relating to such matters, could result in claims against us by governmental entities or others, negative publicity and a loss of confidence in us by our traffic and advertisers. Each of these potential consequences could adversely affect our business and results of operations.

From time to time, we may be subject to legal proceedings, regulatory disputes, and governmental investigations that could cause us to incur significant expenses, divert our management’s attention, and materially harm our business, financial condition, and operating results.

From time to time, we may be subject to claims, lawsuits (including class actions), government investigations, arbitrations and other proceedings involving competition and antitrust, intellectual property (including copyright, trademark and patent), privacy, defamation, libel and slander, consumer protection, securities, tax, labor and employment, commercial disputes, and other matters that could adversely affect our business operations and financial condition. We have faced and will continue to face claims relating to our content that is published or made available through our websites and applications, or through third-party platforms or services. In particular, the nature of our business exposes us to claims related to defamation, intellectual property rights (including copyright, trademark and patent), rights of publicity and privacy and FTC regulation. The outcome of any legal proceeding, regardless of its merits, is inherently uncertain. Pending or future legal proceedings could result in a diversion of management’s attention and resources and reputational harm, and we may be required to incur significant expenses defending against these claims or pursuing claims against third parties to protect our rights. If we do not prevail in litigation, we could incur substantial liabilities. We may also determine in certain instances that a settlement may be a more cost-effective and efficient resolution for a dispute.

Where risk of loss is probable and we can make a reasonable estimate of the liability relating to pending litigation, we record a related liability. As additional information becomes available, we assess the potential liability and revise estimates as appropriate. However, because of uncertainties relating to litigation, the amount of our estimates could be wrong as determining reserves for pending legal proceedings is a complex, fact-intensive process that is subject to judgment calls. The results of legal and regulatory proceedings cannot be predicted with certainty. There can be no assurance that our expectations will prove correct, and even if these matters are resolved in our favor or without significant cash settlements, these matters, and the time and resources necessary to litigate or resolve them, could harm our business. If we incur costs or liability as a result of these events occurring, our business, financial condition and operating results could be adversely affected. Liability may also impact our insurance premiums as well as our ability to obtain or maintain insurance coverage. Further, any adverse determination related to legal proceedings or a settlement agreement could require us to change our technology or our business practices in costly ways, prevent us from offering certain products or services, require us to pay monetary damages, fines, or penalties, or require us to enter into royalty or licensing arrangements, and could adversely affect our operating results and cash flows, harm our reputation, or otherwise negatively impact our business.

Our intellectual property rights are valuable, and any inability to protect them could reduce the value of our content, services and brand.

Our trademarks, logos, trade secrets, copyrights and other intellectual property rights are important assets for us. We rely on, and expect to continue to rely on, a combination of work for hire, consulting, assignment, license and confidentiality agreements with our employees, consultants and third parties with whom we have relationships, as well as trademark, trade dress, domain name, copyright, trade secret and patent laws, to protect our brand and other intellectual property rights. However, these agreements may be breached which could impair or destroy the value of this intellectual property to the company. Moreover, various other events outside of our control pose a threat to our intellectual property rights. For example, we may fail to obtain effective intellectual property protection, or effective intellectual property protection may not be available in every country in which our content and brands are utilized in commerce. Also, the efforts that we have taken to protect our intellectual property rights may not be sufficient or effective, and any of our intellectual property rights may be challenged, which could result in them being narrowed in scope or declared invalid or unenforceable. There can be no assurance our intellectual property rights will be sufficient to protect against others offering products or content that are substantially similar to ours and compete with our business.

We are pursuing registration of trademarks and domain names in the United States and in certain jurisdictions outside of the United States. Effective protection of trademarks and domain names is expensive and difficult to maintain, both in terms of application and registration costs as well as the costs of defending, maintaining and enforcing those rights. We may be required to protect our rights in an increasing number of countries, a process that is expensive and may not be successful.

We may be unable to obtain patent or trademark protection for our technologies and brands, and our existing trademarks, and any patents or trademarks that may be issued in the future, may not provide us with competitive advantages or distinguish our products and content from those of our competitors. In addition, any patents and trademarks may be contested, circumvented, or found unenforceable or invalid, and we may not be able to prevent third parties from infringing, diluting or otherwise violating them.

Significant impairments of our intellectual property rights, and limitations on our ability to assert our intellectual property rights against others, could harm our business and our ability to compete.

We may become party to intellectual property rights claims that are expensive and time consuming to defend, and, if resolved adversely, could have a significant impact on our business, financial condition or operating results.

From time to time we receive claims from third parties that allege that we have infringed upon their intellectual property rights. Further, from time to time we may introduce new products and services, including in areas where we currently do not operate, which could increase our exposure to patent and other intellectual property claims from competitors and non-practicing entities. In addition, some of our agreements with advertisers, platform partners, data partners, social media platforms, and licensees require us to indemnify them for certain intellectual property claims against them, which could require us to incur considerable costs in defending such claims, and may require us to pay significant damages in the event of an adverse ruling. Advertisers and platform partners may also discontinue use of our products and services as a result of injunctions or otherwise, which could result in loss of revenue and adversely impact our business.

Some of our employees are unionized, and our business and results of operations could be adversely affected if labor agreements were to further restrict our ability to maximize the efficiency of our operations.

Approximately 10% of our employees were unionized as a part of NewsGuild, with respect to employees associated with BuzzFeed News, or WGA East, with respect to employees associated with HuffPost. As a result, we are required to negotiate the wage, benefits and other terms and conditions of employment with these employees collectively. Our results could be adversely affected if future labor negotiations or contracts were to further restrict our ability to maximize the efficiency of our operations, or if a larger percentage of our workforce were to be unionized. If we are unable to negotiate labor contracts on reasonable terms, or if we were to experience labor unrest or other business interruptions in connection with labor negotiations or otherwise, our ability to produce and deliver our products could be impaired. In addition, our ability to make adjustments to control compensation and benefits costs, change our strategy or otherwise adapt to changing business needs may be limited by the terms and duration of our collective bargaining agreements.

Compliance obligations under the Sarbanes-Oxley Act may require substantial financial and management resources and increase the time and costs of completing a business combination.

Prior to the Business Combination, we were not a publicly reporting company required to comply with Section 404 of the Sarbanes-Oxley Act and our management may not be able to effectively and timely implement controls and procedures that adequately respond to the increased regulatory compliance and reporting requirements that are applicable to us following the Business Combination. If we are not able to implement the requirements of Section 404, including any additional requirements once we are no longer an emerging growth company, in a timely manner or with adequate compliance, we may not be able to assess whether our internal control over financial reporting is effective, which may subject us to adverse regulatory consequences and could harm investor confidence and the market price of our securities. Additionally, once we are no longer an emerging growth company, we will be required to comply with the independent registered public accounting firm attestation requirement on our internal control over financial reporting.

We are subject to changing law and regulations regarding regulatory matters, corporate governance and public disclosure that have increased our costs and the risk of non-compliance.

We are subject to rules and regulations by various governing bodies, including, for example, the SEC, which are charged with the protection of investors and the oversight of companies whose securities are publicly traded, and to new and evolving regulatory measures under applicable law. Our efforts to comply with new and changing laws and regulations have resulted in increased general and administrative expenses and a diversion of management time and attention.

Moreover, because these laws, regulations and standards are subject to varying interpretations, their application in practice may evolve over time as new guidance becomes available. This evolution may result in continuing uncertainty regarding compliance matters and additional costs necessitated by ongoing revisions to our disclosure and governance practices. If we fail to address and comply with these regulations and any subsequent changes, we may be subject to penalty and our business may be harmed.

Risks Related to Ownership of Our Securities

We may issue additional shares of common stock (including upon the exercise of warrants) which would increase the number of shares eligible for future resale in the public market and result in dilution to our stockholders.

As of December 31, 2021, there were 9,583,333 outstanding Public Warrants to purchase 9,583,333 shares of Class A common stock at an exercise price of $11.50 per share, which warrants became exercisable on January 14, 2022. In addition, there were 259,167 Private Placement Warrants and 33,333 Working Capital Warrants outstanding exercisable for a total of 292,500 shares of Class A common stock at an exercise price of $11.50 per share, as well as the Notes, which are convertible into approximately 12,000,000 shares of Class A common stock. We have previously entered into, and may in the future enter into, contractual arrangements with certain customers and other parties and earnout arrangements in connection with acquisitions that, in each case, provide for the issuance of our warrants and/or common stock upon achievement of specified milestones. Moreover, we may issue a substantial number of additional shares of Class A common stock (or securities convertible, exercisable or exchangeable for Class A common stock) in the future, including in connection with contractual relationships with customers, acquisitions, pursuant to compensation arrangements or as a result of financing transactions. The issuance of additional shares of Class A common stock as a result of any of the aforementioned transactions may result in dilution to the holders of our Class A common stock and an increase in the number of shares eligible for resale in the public market. Sales of a substantial number of such shares in the public markets may adversely affect the market price of our Class A common stock, the impact of which is increased as the value of our stock price increases.

We may redeem unexpired warrants prior to their exercise at a time that is disadvantageous to the holder, thereby making the warrants worthless.

We have the ability to redeem outstanding Public Warrants at any time after they become exercisable and prior to their expiration, at a price of $0.01 per warrant, provided that the closing price of our Class A common stock equals or exceeds $18.00 per share for any 20 trading days within a 30 trading-day period ending on the third trading day prior to the date we give notice of redemption. If and when the warrants become redeemable by us, we may exercise the redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws. Redemption of the outstanding warrants could force holders to (i) exercise the warrants and pay the exercise price therefor at a time when it may be disadvantageous to do so, (ii) sell the warrants at the then-current market price when the holder might otherwise wish to hold on to such warrants or (iii) accept the nominal redemption price which, at the time the outstanding warrants are called for redemption, is likely to be substantially less than the market value of the warrants. None of the Private Placement Warrants will be redeemable by us so long as they are held by their initial purchasers or their permitted transferees.

In addition, we may redeem warrants after they become exercisable for a number of shares of Class A common stock determined based on the redemption date and the fair market value of Class A common stock. Any such redemption may have similar consequences to a cash redemption described above. In addition, such redemption may occur at a time when the warrants are “out-of-the-money,” in which case the holder would lose any potential embedded value from a subsequent increase in the value of Class A common stock had the warrants remained outstanding.

There can be no assurance that the warrants will be in the money at the time they become exercisable, and they may expire worthless.

The exercise price for the outstanding warrants is $11.50 per share of Class A common stock. There can be no assurance that the warrants will be in the money following the time they become exercisable and prior to their expiration, and as such, the warrants may expire worthless.

The multi-class structure of our common stock, as well as the voting agreements entered into in connection with the Business Combination, have the effect of concentrating voting power with our Chief Executive Officer, which will limit other stockholders’ ability to influence the outcome of important transactions, including a change in control.

As of March 31, 2022, Jonah Peretti and his affiliates, after giving effect to the Holder Voting Agreement, hold over 82% of the voting power of our outstanding common stock. In addition to voting together with our Class A common stock (with one vote per share) on all matters, the holders of our Class B common stock are entitled to fifty (50) votes for each share of Class B common stock held of record by such holder on each matter on which such holders of such shares are entitled to vote, as set out in the Certificate of Incorporation. Accordingly, Mr. Peretti will be able to exert substantial influence over matters submitted to our stockholders for approval, including the election of directors and amendments of our organizational documents, and an approval right over any acquisition or liquidation of our company. Mr. Peretti may have interests that differ from those of the other stockholders and may vote in a way with which the other stockholders disagree and which may be adverse to their interests. This concentrated control may have the effect of delaying, preventing or deterring a change in control of the company, could deprive our stockholders of an opportunity to receive a premium for their capital stock as part of a sale of the company, and might ultimately affect the market price of shares of our Class A common stock. For information about our multi-class structure, see the section titled “Description of Capital Stock.”

The market price of our securities may be volatile, which may increase the risk of securities-related litigation, or cause the loss of part or all of holders’ investments.

The price of our Class A common stock and public warrants may fluctuate or be volatile. In addition, if the benefits of the Business Combination do not meet the expectations of investors or securities analysts, the market price of our Class A common stock and public warrants may decline. Some companies that have experienced volatility in the trading price of their securities have been the subject of securities litigation. Any securities litigation could result in substantial costs and divert our management’s attention and resources, which could adversely affect our business.

In addition, if the market for technology stocks or the stock market in general experiences a loss of investor confidence, the price of our Class A common stock and public warrants could decline for reasons unrelated to our business, financial performance, or growth. Stock prices of many digital native and technology companies have historically been highly volatile.

Fluctuations in the price of our securities could contribute to the loss of all or part of holders’ investments. Prior to the Business Combination, there was no public market for the stock of BuzzFeed and trading in the shares of 890’s Class A common stock and public warrants was not active. Accordingly, the valuation ascribed to us in the Business Combination may not be indicative of the price that will prevail in the trading market. If an active market for our securities develops and continues, the trading price of our securities could be volatile and subject to wide fluctuations in response to various factors, some of which are beyond our control. Any of the factors listed below could have a material adverse effect on investments in our securities and our securities may trade at prices significantly below the price originally paid for them. In such circumstances, the trading price of our securities may not recover and may experience a further decline.

Factors affecting the trading price of our securities may include:

●	actual or anticipated fluctuations in our quarterly financial results or the quarterly financial results of companies perceived to be similar to us;
●	changes in the market’s expectations about our operating results;
●	changes in the industries in which we and our customers operate;
●	success of competitors;
●	operating results failing to meet the expectations of securities analysts or investors in a particular period;
●	changes in financial estimates and recommendations by securities analysts concerning us or the industry in which we operate in general;
●	the public’s reaction to our press releases, our other public announcements and our filings with the SEC;

●	operating and stock price performance of other companies that investors deem comparable to us;
●	ability to market new and enhanced products and services on a timely basis;
●	changes in laws and regulations affecting our business;
●	commencement of, or involvement in, litigation involving us;
●	additions and departures of key personnel;
●	changes in our capital structure, such as future issuances of securities or the incurrence of additional debt;
●	the volume of shares of Class A common stock available for public sale;
●	any major change in the Board;
●	sales of substantial amounts of Class A common stock by our directors, executive officers or significant stockholders or the perception that such sales could occur; and
●

general economic and political conditions such as recessions, interest rates, inflationary pressures, fuel prices, international currency fluctuations, acts of war, terrorism and the continuing impact of the COVID-19 pandemic on the markets and the broader global economy.

Broad market and industry factors may materially harm the market price of our securities irrespective of our operating performance. The stock market in general, and the Nasdaq specifically, have experienced extreme volatility that has often been unrelated to the operating performance of particular companies. As a result of this volatility, securityholders may not be able to sell their securities at or above the price at which they were acquired. A loss of investor confidence in the market for the stocks of other companies which investors perceive to be similar to us could depress our stock price regardless of our business, prospects, financial conditions or results of operations. A decline in the market price of our securities also could adversely affect our ability to issue additional securities and our ability to obtain additional financing in the future.

There can be no assurance that we will be able to comply with the continued listing standards of the Nasdaq, which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.

An active trading market for our securities may never develop or, if developed, it may not be sustained. Our Class A common stock and warrants are listed on Nasdaq under the symbols “BZFD” and “BZFDW,” respectively. However, we cannot assure you that we will be able to maintain the listing of our securities in the future. If Nasdaq delists our Class A common stock and/or warrants from trading on its exchange for failure to meet the listing standards, we and our securityholders could face significant material adverse consequences including:

●	a limited availability of market quotations for our securities;
●	reduced liquidity for our securities;
●

a determination that our Class A common stock is a “penny stock,” which will require brokers trading in our Class A common stock to adhere to more stringent rules, possibly resulting in a reduced level of trading activity in the secondary trading market for our Class A common stock;

●	a limited amount of analyst coverage; and
●	a decreased ability to issue additional securities or obtain additional financing in the future.

The National Securities Markets Improvement Act of 1996, which is a federal statute, prevents or preempts the states from regulating the sale of certain securities, which are referred to as “covered securities.” If our Class A common stock was not listed on Nasdaq, such securities would not qualify as covered securities and we would be subject to regulation in each state in which we offer our securities because states are not preempted from regulating the sale of securities that are not covered securities.

Anti-takeover provisions contained in the Certificate of Incorporation, as well as provisions of Delaware law, could impair a takeover attempt.

In addition to the substantial influence that Mr. Peretti will be able to exert over matters submitted to our stockholders for approval, including an approval right over any acquisition or liquidation of BuzzFeed (see the section entitled “Risk Factors  —  The multi-class structure of our common stock, as well as the voting agreements entered into in connection with the Business Combination, have the effect of concentrating voting power with our Chief Executive Officer, which will limit other stockholders’ ability to influence the outcome of important transactions, including a change in control.”), the Certificate of Incorporation contains provisions that may discourage unsolicited takeover proposals that stockholders may consider to be in their best interests. We are also subject to anti-takeover provisions under Delaware law, which could delay or prevent a change of control. Together these provisions may make more difficult the removal of management and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our securities. These provisions include, among other things:

●	no cumulative voting in the election of directors, which limits the ability of minority stockholders to elect director candidates;
●	a classified board of directors with three-year staggered terms, which could delay the ability of stockholders to change the membership of a majority of the Board;
●

the right of the Board to elect a director to fill a vacancy created by the expansion of our Board or the resignation, death or removal of a director in certain circumstances, which prevents stockholders from being able to fill vacancies on the Board;

●	requirement of supermajority voting (or if two-thirds of the Board approves, a majority) to amend some provisions in our Certificate of Incorporation and Bylaws;
●	authorization of the issuance of “blank check” preferred stock that our board of directors could use to implement a stockholder rights plan;
●	only a majority of our Board will be authorized to call a special meeting of stockholders;
●	the right of Board to make, alter, or repeal our Bylaws;
●	advance notice requirements for nominations for election to our Board or for proposing matters that can be acted upon by stockholders at annual stockholder meetings;
●	a prohibition on stockholder action by written consent, which forces stockholder action to be taken at an annual or special meeting of our stockholders; and
●

the requirement that a meeting of stockholders may not be called by the stockholders, which may delay the ability of our stockholders to force consideration of a proposal or to take action, including the removal of directors.

These provisions, alone or together, could delay hostile takeovers and changes in control of BuzzFeed or changes in the Board and our management.

As a Delaware corporation, we are also subject to provisions of Delaware law, including Section 203 of the DGCL, which prevents some stockholders holding more than 15% of outstanding common stock from engaging in certain business combinations without approval of the holders of substantially all of our common stock. Any provision of the Certificate of Incorporation or Bylaws or Delaware law that has the effect of delaying or deterring a change in control could limit the opportunity for our stockholders to receive a premium for their shares of common stock and could also affect the price that some investors are willing to pay for our common stock. See “Description of Capital Stock.”

The Certificate of Incorporation designates the Court of Chancery of the State of Delaware as the sole and exclusive forum for certain types of actions and proceedings and the federal district courts as the sole and exclusive forum for other types of actions and proceedings, in each case, that may be initiated by our stockholders, which could limit our stockholders’ ability to obtain what such stockholders believe to be a favorable judicial forum for disputes with us or our directors, officers or other employees.

The Certificate of Incorporation provides that, unless we consent in writing to the selection of an alternative forum, any (i) derivative action or proceeding brought on behalf of us; (ii) action or proceeding asserting a claim of breach of a fiduciary duty owed by any current or former director, officer, stockholder, employee or agent of ours to us or our stockholders or any claim for aiding and abetting such alleged breach; (iii) action or proceeding asserting a claim against us or any current or former director, officer, stockholder, employee or agent of ours arising pursuant to any provision of the DGCL or the Certificate of Incorporation or Bylaws or as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware; (iv) action or proceeding to interpret, apply, enforce or determine the validity of the Certificate of Incorporation or Bylaws; or (v) action or proceeding asserting a claim against us or any current or former director, officer, stockholder, employee or agent of ours governed by the internal affairs doctrine, shall, to the fullest extent permitted by law, be exclusively brought in the Court of Chancery of the State of Delaware or, if such court does not have jurisdiction thereof, and state or federal court located within the State of Delaware. Unless we consent in writing to the selection of an alternative forum, to the fullest extent permitted by law, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any action or proceeding asserting a cause of action arising under the Securities Act or the Exchange Act. Any person or entity purchasing or otherwise acquiring an interest in any shares of our capital stock shall be deemed to have notice of and to have consented to the forum provisions in the Certificate of Incorporation. These choice-of-forum provisions may limit a stockholder’s ability to bring a claim in a judicial forum that he, she or it believes to be favorable for disputes with us or our directors, officers or other employees, which may discourage such lawsuits. We note that there is uncertainty as to whether a court would enforce these provisions and that investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder. Section 22 of the Securities Act creates concurrent jurisdiction for state and federal courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all claims brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder.

Alternatively, if a court were to find these provisions of the Certificate of Incorporation invalid or unenforceable with respect to one or more of the specified types of actions or proceedings, we may incur additional costs associated with resolving such matters in other jurisdictions, which could materially adversely affect our business, financial condition and results of operations and result in a diversion of the time and resources of our management and board of directors.

We are an emerging growth company within the meaning of the Securities Act, and if we take advantage of certain exemptions from disclosure requirements available to “emerging growth companies,” this could make our securities less attractive to investors and may make it more difficult to compare our performance with other public companies.

We are an “emerging growth company” within the meaning of the Securities Act, as modified by the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. As a result, our stockholders may not have access to certain information they may deem important. We could be an emerging growth company for up to five years, although circumstances could cause us to lose that status earlier, including if the market value of our Class A common stock held by non-affiliates exceeds $700 million as of any June 30 before that time, in which case we would no longer be an emerging growth company as of the following December 31. We cannot predict whether investors will find our securities less attractive because we will rely on these exemptions. If some investors find our securities less attractive as a result of our reliance on these exemptions, the trading prices of our securities may be lower than they otherwise would be, there may be a less active trading market for our securities and the trading prices of our securities may be more volatile.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. We have elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our consolidated financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

We are a “controlled company” within the meaning of Nasdaq rules and, as a result, qualify for exemptions from certain corporate governance requirements.

We are considered a “controlled company” under the rules of Nasdaq. Controlled companies are exempt from certain Nasdaq corporate governance rules including the requirements that (i) a majority of the board of directors consist of “independent” directors under the listing standards of Nasdaq, (ii) director nominees be selected or recommended to the board of directors by independent directors and (iii) we have a compensation committee composed entirely of independent directors. Although we are eligible to use some or all these exemptions, we do not expect to initially avail ourselves of any of these exemptions. However, if we are to use some or all of these exemptions in the future, you may not have the same protections afforded to stockholders of companies that are subject to all of the corporate governance requirements of Nasdaq. See “Management — Corporate Governance — Controlled Company Exemptions.”

A significant portion of our total outstanding shares are restricted from immediate resale but may be sold into the market in the near future. This could cause the market price of our Class A common stock to drop significantly, even if our business is doing well.

Sales of a substantial number of shares of our Class A common stock in the public market could occur at any time. These sales, or the perception in the market that the holders of a large number of shares intend to sell shares, could reduce the market price of our Class A common stock.

From the Closing Date through June 1, 2022 (180 days following the Closing Date), an aggregate of (i) 102,688,447 shares of our Class A common stock (including 2,776,073 shares of our Class A common stock subject to outstanding equity awards), (ii) 12,019,830 shares of our Class B common stock and (iii) 6,478,031 shares of our Class C common stock held by our stockholders are subject to transfer restrictions set forth in the Registration Rights Agreement and the Investors’ Rights Agreement. From the Closing Date through the earlier of (i) December 3, 2022 (the one year anniversary of the Closing Date), (ii) the date that the last reported sale price of our Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Closing Date, and (iii) the date on which the Company completes a liquidation, merger, capital stock exchange or other similar transaction after the Closing Date that results in all of the Company’s stockholders having the right to exchange their shares of Class A common stock for cash, securities or other property, an aggregate of 7,187,500 shares of our Class A common stock held by the Sponsor, PA 2 Co-Investment, Craig-Hallum and certain affiliated individuals, are subject to transfer restrictions set forth in the Registration Rights Agreement. As a result, a significant number of our shares of Class A common stock will be available for sale on June 1, 2022. Following the expiration of each lock-up, the applicable securityholders will not be restricted from selling shares of our Class A common stock held by them, other than by applicable securities laws.

As restrictions on resale end and registration statements are available for use, the market price of our Class A common stock could decline if the holders of currently restricted shares sell them or are perceived by the market as intending to sell them.

Reports published by analysts, including projections in those reports that differ from our actual results, could adversely affect the price and trading volume of our common shares.

Securities research analysts may establish and publish their own periodic projections for our company. These projections may vary widely and may not accurately predict the results we actually achieve. Our share price may decline if our actual results do not match the projections of these securities research analysts. Similarly, if one or more of the analysts who write reports on us downgrades our stock or publishes inaccurate or unfavorable research about our business, our share price could decline. If one or more of these analysts ceases coverage of us or fails to publish reports on us regularly, our share price or trading volume could decline. While we expect research analyst coverage following consummation of the Business Combination, if no analysts commence coverage of us, the market price and volume for our common shares could be adversely affected.

USE OF PROCEEDS

All of the securities offered by the Selling Securityholders pursuant to this prospectus will be sold by the Selling Securityholders for their respective accounts. We will not receive any of the proceeds from these sales. Assuming the exercise of all outstanding warrants for cash, we will receive an aggregate of approximately $113.6 million, but will not receive any proceeds from the sale of the shares of Class A common stock issuable upon such exercise. We expect to use the net proceeds from the exercise of the warrants, if any, for investment in growth, and general corporate purposes, which may include acquisitions or other strategic investments or repayment of outstanding indebtedness. We will have broad discretion over the use of any proceeds from the exercise of the warrants. There is no assurance that the holders of the warrants will elect to exercise for cash any or all of such warrants. To the extent that any warrants are exercised on a “cashless basis,” the amount of cash we would receive from the exercise of the warrants will decrease.

The Selling Securityholders will pay any underwriting discounts and commissions and expenses incurred by the Selling Securityholders for brokerage, accounting, tax or legal services or any other expenses incurred by the Selling Securityholders in disposing of the securities. We will bear the costs, fees and expenses incurred in effecting the registration of the shares of Class A common stock covered by this prospectus, including all registration and filing fees, Nasdaq listing fees and fees and expenses of our counsel and our independent registered public accounting firm.

DETERMINATION OF OFFERING PRICE

The offering price of the shares of Class A common stock underlying the public warrants and the private placement warrants offered hereby is determined by reference to the exercise price of the warrants of $11.50 per share. The public warrants are listed on Nasdaq under the symbol “BZFDW.”

MARKET INFORMATION FOR COMMON STOCK AND DIVIDEND POLICY

Market Information

Our Class A common stock and public warrants are currently listed on Nasdaq under the symbols “BZFD” and “BZFDW,” respectively. Prior to the Closing, the 890 Class A common stock and 890 public warrants were listed on Nasdaq under the symbols “ENFA” and “ENFAW,” respectively. On April 6, 2022, the closing sale price of our Class A common stock was $5.30 per share and the closing sale price of our Public Warrants was $0.824 per warrant. As of April 6, 2022, there were 305 holders of record of our Class A common stock, 25 holders of record of our Class B common stock, 1 holder of record of our Class C common stock and 1 holder of record of our Public Warrants. Such numbers do not include beneficial owners holding our securities through nominee names.

Dividend Policy

We have never declared or paid any cash dividends on our capital stock, and we do not currently intend to pay any cash dividends for the foreseeable future. We expect to retain future earnings, if any, to fund the development and growth of our business. Any future determination to pay dividends on our common stock will be at the discretion of our Board of Directors and will depend upon, among other factors, our financial condition, operating results, current and anticipated cash needs, plans for expansion and other factors that our Board of Directors may deem relevant. In addition, our ability to pay dividends is limited by covenants of our existing and outstanding indebtedness and may be limited by covenants of any future indebtedness we incur.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Defined terms included below have the same meanings as terms defined and included elsewhere in this prospectus.

Introduction

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” The unaudited pro forma condensed combined financial information presents the pro forma effects of the following transactions (collectively the “Transactions”):

•	The Two-Step Merger
•	The Convertible Note Financing
•	The C Acquisition

890 was a blank check company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. 890 was incorporated in Delaware on September 9, 2020, consummated its IPO on January 11, 2021 and closed its IPO on January 14, 2021.

BuzzFeed was incorporated in Delaware on June 19, 2008. BuzzFeed is a global digital media company with a portfolio of well-known brands with massive reach, engagement and distribution, and leveraging data and innovation to reach hundreds of millions of people worldwide. BuzzFeed provides breaking news, original reporting, entertainment, and video across the social web to its global audience.

CM Partners was formed on April 8, 2016 as a Delaware limited liability company for the purpose of acquiring 100% of Complex Media. Complex Media was incorporated on May 22, 2009 and is a publisher of original online media content targeting Millennial and Gen Z consumers.

On December 3, 2021 (the "Closing Date"), the Company consummated the previously announced business combinations in connection with (i) the Merger Agreement, pursuant to which (a) Merger Sub I merged with and into Legacy BuzzFeed, with Legacy BuzzFeed surviving the First Merger as a wholly-owned subsidiary of 890 and (b) immediately following the First Merger, Legacy BuzzFeed merged with and into Merger Sub II, with Merger Sub II surviving the Second Merger as a wholly-owned subsidiary of 890; and (ii) the C Acquisition Purchase Agreement, pursuant to which the surviving entity acquired 100% of the membership interests of CM Partners. In connection with the consummation of the Transactions, 890 was renamed "BuzzFeed, Inc."

Accounting for the Transactions

This information should be read together with BuzzFeed, 890, and Complex Networks’ financial statements and related notes, and other financial information included in the prospectus, which is incorporated herein by reference.

The Two-Step Merger was accounted for as a reverse recapitalization, with no goodwill or other intangible assets recorded, in accordance with GAAP. Under this method of accounting, 890 was treated as the “acquired” company for financial reporting purposes. Accordingly, for accounting purposes, the reverse recapitalization was treated as the equivalent of BuzzFeed issuing stock for the net assets of 890, accompanied by a recapitalization. The net assets of 890 were stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the reverse recapitalization are those of BuzzFeed.

The determination of Legacy BuzzFeed being the accounting acquirer for the Two-Step Merger was primarily based on evaluation of the following facts and circumstances: (i) Legacy BuzzFeed’s existing stockholders own the majority of the shares and have the majority of the voting interests in BuzzFeed with more than 97% of the voting interests; (ii) Legacy BuzzFeed appointed the majority of the directors on BuzzFeed’s Board; (iii) Legacy BuzzFeed’s existing management comprises the majority of the management of BuzzFeed; (iv) Legacy BuzzFeed is the larger entity based on historical revenues and business operations and comprises the majority of the ongoing operations of BuzzFeed; and (v) BuzzFeed assumed Legacy BuzzFeed’s name.

The C Acquisition was treated as a business combination under Accounting Standards Codification 805, Business Combinations (“ASC 805”) and was accounted for using the acquisition method of accounting. BuzzFeed recorded the fair value of assets acquired and liabilities assumed from Complex Networks.

Description of the Transactions

On the Closing Date: (i) each issued and outstanding share of 890 Class A common stock and 890 Class F common stock became one share of BuzzFeed Class A common stock; (ii) each issued and outstanding whole warrant to purchase shares of 890 Class A common stock became a warrant to acquire one share of BuzzFeed Class A common stock at an exercise price of $11.50 per share (each a “BuzzFeed Warrant”); and (iii) each issued and outstanding unit of 890 that had not been previously separated into the underlying share of 890 Class A common stock and the underlying warrants of 890 upon the request of the holder thereof was cancelled and entitled the holder thereof to one share of BuzzFeed Class A common stock and one-third of one BuzzFeed Warrant.

In addition, on the Closing Date (i) each share of Legacy BuzzFeed Class A common stock and Legacy BuzzFeed preferred stock (other than Series F Preferred Stock and Series G Preferred Stock, any cancelled shares or dissenting shares) issued and outstanding were cancelled and automatically converted into the right to receive 0.306 shares of BuzzFeed Class A Common Stock; (ii) all of the shares of Series F Preferred Stock and Series G Preferred Stock issued and outstanding were cancelled and automatically converted into the right to receive 30,880,000 shares of BuzzFeed Class A Common Stock; (iii) each share of Class B Common Stock of Legacy BuzzFeed issued and outstanding (other than any cancelled shares or dissenting shares) were cancelled and automatically converted into the right to receive 0.306 shares of BuzzFeed Class B Common Stock; and (iv) each share of Class C Common Stock of Legacy BuzzFeed issued and outstanding were cancelled and automatically converted into the right to receive 0.306 shares of BuzzFeed Class C Common Stock, in each case in accordance with the applicable provisions of the Merger Agreement.

Holders of 27,133,519 shares of 890 public shares properly exercised their right to have their public shares redeemed for a full pro rata portion of the trust account holding the proceeds from 890’s initial public offering, calculated as of two business days prior to the Closing, which was approximately $10.00 per share, or $271.3 million in the aggregate. Approximately $16.2 million remained in 890’s trust account and was used to partially fund the Transactions.

After giving effect to the Transactions (including the issuance of 10,000,000 shares of BuzzFeed Class A common stock pursuant to the C Acquisition Purchase Agreement), the redemption of public shares as described above and the separation of the former 890 units, as of the Closing Date, there were 110,789,875 shares of BuzzFeed Class A common stock issued and outstanding, 15,872,459 shares of BuzzFeed Class B common stock issued and outstanding and 6,478,031 shares of BuzzFeed Class C common stock issued and outstanding.

Basis of Pro Forma Presentation

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2021 presents the pro forma effect of the Transactions as if they had been completed on January 1, 2021. The unaudited pro forma condensed combined financial information does not include an unaudited pro forma condensed combined balance sheet as of December 31, 2021 as the Transactions were consummated on December 3, 2021 and are reflected in our historical consolidated balance sheet as of December 31, 2021.

The unaudited pro forma adjustments are based on information currently available. The assumptions and estimates underlying the unaudited pro forma adjustments are described in the accompanying notes. Actual results may differ materially from the assumptions used to present the accompanying unaudited pro forma condensed combined financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

(in thousands, except per share amounts)

	Year Ended					Year Ended
	December 31,					December 31,
	2021	Period from January 1 - December 3, 2021				2021
		890 5th		Transaction
	BuzzFeed,	Avenue	Complex	Accounting
	Inc.	Partners, Inc.	Networks	Adjustments		Pro Forma
	(Historical)	(Historical)	(Historical)	(Note 2)		Combined
Revenue	$397,564	$—	$123,660	$—		$521,224
Cost and Expenses:
Cost of revenue, excluding depreciation and amortization	207,397	—	79,884	—		287,281
Sales and marketing	54,981	—	19,714	—		74,695
General and administrative	112,552	9,096	24,691	—		146,339
Research and development	24,928	—	3,068	—		27,996
Depreciation and amortization	22,860	—	9,419	3,330	[A]	35,609
	—
Total costs and expenses	422,718	9,096	136,776	3,330		571,920
Loss from operations	(25,154)	(9,096)	(13,116)	(3,330)		(50,696)
Net gain from investments held in Trust Account	—	15	—	(15)	[B]	—
Other expense,net	(2,740)	(232)	—	—		(2,972)
Interest expense, net	(2,885)	—	(83)	(16,757)	[C]	(19,725)
Change in fair value of warrant liabilities	4,740	1,729	—	—		6,469
Change in fair value of derivative liability	26,745	—	—	—		26,745
Loss on disposition of subsidiaries	(1,234)	—	—	—		(1,234)
Loss before income taxes	(528)	(7,584)	(13,199)	(20,102)		(41,413)
Income tax benefit	(26,404)	—	(2,640)	2,640	[D]	(26,404)
Net income (loss)	$25,876	$(7,584)	$(10,559)	$(22,742)		$(15,009)
Net income attributable to the redeemable noncontrolling interest	936	—	—	—		936
Net income attributable to the noncontrolling interests	228	—	—	—		228
Net Income (loss) attributable to BuzzFeed, Inc.	$24,712	$(7,584)	$(10,559)	$(22,742)		$(16,173)
Net loss per Class A, Class B and Class C common share:
Basic	$—					$(0.12)	[E]
Diluted	$(0.03)					$(0.17)	[E]
Weighted average common shares outstanding:
Basic	27,048					132,154	[E]
Diluted	28,001					144,154	[E]

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Note 1 — Basis of Presentation

The Two-Step Merger was accounted for as a reverse recapitalization, with no goodwill or other intangible assets recorded, in accordance with GAAP. Under this method of accounting, 890 was treated as the “acquired” company for financial reporting purposes. Accordingly, for accounting purposes, the Two-Step Merger was treated as the equivalent of BuzzFeed issuing shares for the net assets of 890, accompanied by a recapitalization. The net assets of 890 were stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Two-Step Merger are those of BuzzFeed.

The C Acquisition is considered a business combination under ASC 805 and was accounted for using the acquisition method of accounting. BuzzFeed recorded the fair value of assets acquired and liabilities assumed from Complex Networks.

The determination of BuzzFeed being the accounting acquirer for the Two-Step Merger was primarily based on evaluation of the following facts and circumstances: (i) Legacy BuzzFeed’s existing stockholders own the majority of the shares and have the majority of the voting interests in BuzzFeed with more than 97% of the voting interests; (ii) Legacy BuzzFeed appointed the majority of the directors on the BuzzFeed Board; (iii) Legacy BuzzFeed’s existing management comprises the majority of the management of BuzzFeed; (iv) Legacy BuzzFeed is the larger entity based on historical revenues and business operations and comprises the majority of the ongoing operations of BuzzFeed; and (v) BuzzFeed assumed Legacy BuzzFeed’s name.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2021 presents the pro forma effect of the Transactions as if they had been completed on January 1, 2021.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2021 has been prepared using:

●	890’s unaudited statement of operations for the period from January 1, 2021 through December 3, 2021;

●	Complex Networks’ unaudited consolidated statement of operations for the period from January 1, 2021 through December 3, 2021; and

●	BuzzFeed’s consolidated statement of operations for the year ended December 31, 2021 and the related notes, included in the prospectus, which is incorporated herein by reference.

Management has made significant estimates and assumptions in its determination of the pro forma adjustments (“Transaction Accounting Adjustments”). As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” The pro forma financial information reflects transaction-related adjustments management believes are necessary to present fairly BuzzFeed’s pro forma results of operations following the closing of the Two-Step Merger, C Acquisition and related transactions for the year ended December 31, 2021. The related transaction accounting adjustments are based on currently available information and assumptions management believes are, under the circumstances and given the information available at this time, reasonable. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments and it is possible the difference may be material. BuzzFeed believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Two-Step Merger, C Acquisition and related transactions contemplated based on information available to management at the time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings, or cost savings that may be associated with the Transactions.

The unaudited condensed pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated.

The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations would have been had the Transactions taken place on January 1, 2021, nor are they indicative of the future consolidated results of operations of BuzzFeed. They should be read in conjunction with the historical financial statements and notes thereto of each of BuzzFeed, 890, and Complex Networks.

Note 2 — Adjustments to Unaudited Pro Forma Condensed Combined Financial Information

The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Transactions and has been prepared for informational purposes only.

The historical financial statements have been adjusted in the unaudited pro forma condensed combined financial information to give pro forma effect to events that directly reflect the accounting for the Transactions.

The pro forma combined provision for income taxes does not necessarily reflect the amounts that would have resulted had BuzzFeed filed consolidated income tax returns during the periods presented.

The pro forma basic and diluted earnings per share amounts presented in the unaudited pro forma condensed combined statement of operations are based upon the number of BuzzFeed’s shares outstanding, assuming the Transactions occurred on January 1, 2021.

Included within general and administrative expenses in the pro forma condensed combined statement of operations is $31.2 million of non-recurring transaction costs incurred by BuzzFeed, 890, and Complex Networks in connection with the Transactions.

Adjustments to Unaudited Pro Forma Condensed Combined Statement of Operations

The pro forma adjustments included in the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2021 are as follows:

(A)	Reflects the incremental amortization expense recorded as a result of the fair value adjustment for intangible assets acquired in the C Acquisition. The amortization of these intangible assets is reflected in the unaudited pro forma condensed combined statement of operations using the straight-line amortization method as noted below (in thousands, except for useful life):

		Weighted	January 1, 2021 to
		Average	December 3, 2021 Pro
	Preliminary	Useful Life	Forma Amortization
	Fair Value	(Years)	Expense
Trademarks & tradenames	$97,000	15	$5,928
Customer relationships	17,000	4	3,896
Developed technology	5,100	3	1,558
	$119,100		$11,382
Historical amortization expense			(8,052)
Pro forma adjustment			$3,330

(B)	Reflects the elimination of 890’s historical net gain on investments earned on the Trust Account.
(C)	Reflects the incremental interest expense related to the issuance of the convertible notes in the Convertible Note Financing.
(D)	Reflects the reversal of the historical tax benefit recognized by Complex Networks given the full valuation allowance maintained by BuzzFeed against deferred tax assets.

(E)	Represents the net loss per share calculated using the historical weighted average shares outstanding and the issuance of additional shares in connection with the Transactions, assuming the shares were outstanding since January 1, 2021. The table below presents the computation of basic and diluted net loss per share (in thousands, except per share amounts):

2021
Numerator:
Pro forma net loss	$(15,009)
Pro forma net income attributable to the redeemable noncontrolling interest	936
Pro forma net income attributable to noncontrolling interests	228
Pro forma net loss attributable to holders of Class A, Class B, and Class C common stock for basic net loss per share	$(16,173)
Add: pro forma interest on Notes	18,077
Deduct: change in fair value of derivative liability	(26,745)
Pro forma net loss attributable to holders of Class A, Class B, and Class C common stock for diluted net loss per share	$(24,841)
Denominator:
Pro forma weighted average common shares outstanding, basic	132,154
Pro forma impact of assumed conversion of Notes	12,000
Pro forma weighted average common shares outstanding, diluted	144,154
Pro forma net loss per common share, basic	$(0.12)
Pro forma net loss per common share, diluted	$(0.17)

BUSINESS

The following discussion reflects the business of BuzzFeed. In this section, “BuzzFeed,” “we,” “us” and “our” generally refer to BuzzFeed, Inc. following the Business Combination.

Overview

BuzzFeed is a premier digital media company for the most diverse, most online, and most socially connected generations the world has ever seen. Across pop culture, entertainment, shopping, food and news, our brands drive conversation and inspire what audiences watch, read, buy, and obsess over next. With a portfolio of iconic, globally-loved brands that includes BuzzFeed, Tasty, BuzzFeed News, HuffPost, and Complex Networks, the Company reaches more than 100 million viewers monthly. And, across our combined network of brands, we are the number one destination for Gen Z and Millennials amongst our competitive set.

BuzzFeed curates the Internet, and acts as an “inspiration engine,” driving both online and real-world action and transactions. Our strong audience signal and powerful content flywheel enable us to create category-leading brands and a deep, two-way connection with our audiences. Working across platforms allows us to adapt content from one platform and innovate around new formats to drive engagement on other platforms. This means we can create high-quality content at massive scale and low cost in order to reach our audiences wherever they are - across our owned and operated properties and the major social platforms, including Facebook, Twitter, Instagram, Snapchat, YouTube and TikTok. In 2021, our audiences consumed nearly 800 million hours of content which drove approximately $600 million in attributable transactions. For additional discussion on Time Spent, refer to the section “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

As the digital media landscape has evolved, so has our business model. Our strength has always been to adapt as the world changes. Founded by Jonah Peretti in 2006, BuzzFeed started as a lab in New York City’s Chinatown, experimenting with how the Internet could change how content is consumed, distributed, interacted with, and shared. This pioneering work was followed by a period of significant growth, during which BuzzFeed became a household name. Over the last few years, we have prioritized investments to focus on revenue diversification and profitability. Our data-driven approach to content creation and our cross-platform distribution network have enabled us to monetize our content by delivering a comprehensive suite of digital advertising products and services and introducing new, complementary revenue streams. As a result, in 2020, we reached an inflection point, achieving profitability.

Above all, BuzzFeed’s mission is to spread truth, joy and creativity. We are committed to making the Internet better: providing trusted, quality, brand-safe entertainment and news; making content on the Internet more inclusive, empathetic and creative; and inspiring our audience to live better lives.

Our Market Opportunity

We believe that BuzzFeed is positioned to thrive at the intersection of several large and growing markets. As a free, global, cross-platform media network that was born on the Internet, the shift to “all things digital” presents multiple opportunities for growth in our business. The growth in digital advertising, the demand for high-quality, brand-safe content, the need for advertisers to reach audiences at scale amid an evolving data privacy landscape and the acceleration of e-commerce are the primary industry trends driving our market opportunity.

Advertising is shifting away from traditional online media, and digital and social video have become core components of ad budgets. Advertisers are looking to BuzzFeed as a trusted partner in creating premium content that resonates with large, young audiences. According to S&P Global Intelligence Global Advertising Forecast as of December 2021, in the U.S. alone, digital advertising represents a $179 billion market, with video and social growing at a 31% compound annual growth rate (between 2017 and 2021). BuzzFeed provides ample supply to meet demand from advertisers in those areas.

At the same time, reputation, ethics, and quality matter now more than ever. Social platforms can no longer rely on user-generated content and moderation policies, as they are increasingly exposed to liability for allowing toxic and misleading articles, posts, and videos to be posted and shared on their platforms. These platforms need high-quality, brand-safe content, which BuzzFeed is uniquely able to provide at scale. Social platforms are important partners for us, as are the streaming services for which we help drive subscriptions, reduce churn, and market new shows.

Amid the rapidly evolving data privacy landscape, it is becoming increasingly difficult for advertisers to drive returns on the large tech platforms. This reinforces our value proposition. Through our proprietary first-party data, our category-leading brands and our comprehensive suite of ad products, we offer advertisers the tools and contextual alignment needed to effectively and efficiently reach large young audiences without running afoul of emerging data privacy regulations.

The continued growth of the multi-trillion-dollar e-commerce market is another significant driver of our business. According to eMarketer research as of May 2021, the percentage of online versus total retail sales in the U.S. jumped from 14% to 15% fueled by the pandemic and lockdown measures (representing an 18% year-on-year increase) and is expected to reach 24% by 2025. We provide opportunities for our audience to navigate the infinite choices of online marketplaces through our editorial content while maintaining editorial independence. This yielded approximately $600 million in directly attributable transactions in 2021. The ability of our content to inspire millions of consumers to transact is what sets us apart.

Our Brands

The Company has built and assembled a portfolio of iconic, category-leading brands for Gen Z and Millennial audiences across entertainment, culture, food and news.

Our flagship BuzzFeed brand has become a go-to authority for curating entertainment, pop culture, and the Internet. With articles, lists, quizzes, videos and original series - as well as lifestyle brands like Nifty, Goodful, and As/Is - our audience comes to BuzzFeed to learn what to watch, read, buy and obsess over next.

Our food brand, Tasty, is a leading digital food brand, highlighting the best of BuzzFeed: shareable content that brings people together on a viral scale. In just six years, Tasty has become one of the world’s biggest food networks, pioneering the overhead video format that is now ubiquitous across most major food brands.

HuffPost, acquired in February 2021, is a global, Pulitzer Prize-winning media platform for news, politics, opinion, entertainment, features, and lifestyle content. BuzzFeed News, a Pulitzer Prize-winning newsroom created in 2012, is widely read, particularly among a younger audience. HuffPost and BuzzFeed News together exceed their digital peers in readership across Gen Z and Millennial audiences.

In December 2021, BuzzFeed, Inc. acquired Complex Networks, a global youth entertainment company that drives culture across music, food, style, entertainment, and sports. With brands like First We Feast, Pigeons & Planes, Sole Collector and Complex - as well as live events, led by ComplexCon - Complex Networks has established itself as a leader in time spent among males aged 18 to 24.

Our Audience

Our content reflects the voice of the most diverse generation in history, and creates an “inspiration engine” that helps millions explore new things, try unique experiences, and discover novel products. Across our network of brands we reach more than 100 million monthly viewers, who consumed nearly 800 million hours of content and drove approximately $600 million in attributable transactions in 2021. Our cross-platform distribution network gives us the ability to connect with the Internet generations at a massive scale on whatever platform they are using to consume content. We attract and retain audiences as a function of our data driven approach to content creation. As audiences engage with our content, we capture insights into their preferences and apply those learnings to new content development. This enables us to attract larger, more engaged audiences and capture deeper, more reliable insights.

Our Technology Platform and Data-Driven Content Flywheel

Creating meaningful content requires data, technology, and scale, all of which are key competitive differentiators that BuzzFeed uses to reach our audience wherever they are. Our data-driven approach to content creation is designed to benefit all stakeholders across our ecosystem: audiences, creators, advertisers and social platforms.

BuzzFeed began as a lab in New York City, experimenting with content, formats, and distribution on the Internet. Over 15 years, we have established a deep understanding of modern media and developed proprietary technology designed to rapidly scale and monetize digital content. Machine learning and analytics power everything from our scaled tech stack of quiz makers built into CMS to proprietary algorithms and custom tools for content creators and brand advertisers to headline optimization.

Supported by our highly scalable and repeatable technology platform, our data-driven content flywheel informs our most important decisions, from investment in individual pieces of content to large-scale acquisitions. In tandem, our cross-platform distribution model maximizes audience reach and revenue opportunities. Our content and brands are ubiquitous, platform-agnostic, and designed for modern-day consumption patterns, providing engagement behavior data and learnings across the BuzzFeed network. With this distribution strategy driving scale, efficiency, and adaptability, we capture the interests of our audience, inform our content creators and journalists, help advertisers reach their target audiences, and provide high-quality brand-safe content to the social platforms.

Our differentiated model for content creation and distribution is designed to serve all stakeholders in our ecosystem.

●	These proprietary tools and technologies ensure we are serving our audiences compelling, culturally relevant content regardless of platform.
●

Our content creators and journalists also benefit greatly, as internal dashboards and metrics provide heightened visibility on audience interaction, allowing them to focus on content and formats that maximize engagement and revenue.

●	Similarly, advertisers rely on our audience insights and first-party data tools to optimize their ad campaigns.
●	Our data-driven approach to content creation also resonates with the large social platforms seeking an alternative to user-generated content.

Our Business Model

Powered by our highly scalable data-driven content flywheel, BuzzFeed has grown into a large scale, global media company that distributes content across owned and operated, as well as third-party, platforms. In recent years we have leveraged our media network to develop a comprehensive suite of digital advertising products and services and extend into complementary business lines such as long-form content development and commerce.

We measure our success in terms of engagement, monetization and operating efficiency using three metrics. The first is audience time spent across owned and operated sites as well as on third-party platforms. The second is revenue generated from advertising, content and commerce. The third key measure of our success is profitability.

We generate revenue from advertising, content and commerce.

Advertising includes display, programmatic and video advertising on our owned and operated sites and applications, as well as third-party social media platforms. This revenue source is driven by our industry-leading engagement, an overall shift to digital advertising, and our scaled reach to multiple demographics. We provide significant and differentiated value to advertisers by consistently delivering best-in-class audience engagement, with the most time spent compared to other digital media competitor companies, according to Comscore. Major platforms recognize the value of BuzzFeed’s brand-safe content, award-winning journalism, and the ability to engage large and diverse audiences, making us a critical and trusted partner for advertisers.

Content includes paid or sponsored branded, syndicated, and studio content that is sold or licensed to third parties. Our content production approach increasingly allows for turn-key, lightweight options that are scalable and repeatable, with strong retention among advertisers. In 2021, we achieved a 91% retention rate of customers who spent greater than $1 million in 2020. Content revenue is driven by continued investment in our content team, a strong data-informed understanding of our audience, demand for trusted, brand-safe digital content and our brand integrity.

Commerce includes affiliate marketplace revenue, IP licensing and an experiential business. In 2021 we drove approximately $600 million in attributable transactions for our advertisers. Moving forward, we plan to continue to onboard new marketplaces beyond consumer retail, expanding into new shopping categories to drive additional growth. With strong brand recognition and audience trust, BuzzFeed is well positioned to capitalize on the continued shift to online purchases.

Our Differentiation

●

Technology and Content Flywheel — Our proprietary machine learning and analytics tools and technologies enable us to create and optimize content across platforms and capture vital first-party data around audience preferences and valuable cross-platform insights.

●

Leading Brands and Attractive Audiences at Scale — Our portfolio of iconic brands reaches the Internet generations with unprecedented levels of connectivity and engagement, helping millions explore new things, try new experiences, and discover new products.

●

Comprehensive Offering for Advertisers - Our comprehensive suite of advertising products and services position us as a one stop shop for advertisers looking to reach young audiences at scale in a contextual, brand-safe environment.

●

Creativity and Innovation — BuzzFeed lives at the intersection of technology and creativity, continually pushing the bounds of inspiration and innovation, attracting, retaining and supporting creators with the data-enhanced tools they need to continue to stay ahead of trends and shape popular culture.

●

Leadership Team — BuzzFeed is founder-led and future-focused, staying at the forefront of modern media through the leadership of Jonah Peretti and a core management team with decades of industry experience.

Our Growth Strategy

●

Continue to grow and engage audiences — We plan to continue to leverage our iconic brands and invest in our technology and data-driven content flywheel to deliver engaging content that brands and advertisers trust to reach, grow, and engage audiences, at scale and across platforms.

●

Empower our content creator teams  —  We are extremely fortunate to have so many talented journalists, video creators, writers, and Internet visionaries, whose contributions are critical to our success. BuzzFeed will continue to focus on building the future of creative work by empowering our teams, providing them with next-generation tools, data, and an environment that fosters collaboration, diversity, and innovation to produce best-in-class digital content.

●

Expand strategic partnerships  —  Our diversified and complementary Advertising, Content, and Commerce offerings have enhanced our value proposition and strengthened our relationship with our customers. In particular, partners who purchase several of our solutions often increase their average spend with BuzzFeed, which drives longer term relationships and improves customer retention.

●

There is a significant opportunity to further penetrate our existing customer base with our diverse offerings, as well as to add new customers through our proven ability to reach audiences at scale and drive awareness, inspiration, and transactions.

●

Drive sustainable, profitable growth  —   Following several years of discipline and cost management initiatives, our business is benefitting from significant operating leverage. As BuzzFeed’s revenue growth accelerates, we expect our profitability margins to continue to expand as our cost base grows at a slower pace than revenue.

●

Platform for inorganic growth  —   Over time, we believe BuzzFeed, Inc. will play a leading role in consolidating a fragmented digital media landscape. With the addition of HuffPost and Complex Networks, we are demonstrating the ability to enhance reach, engagement, and monetization of subscale brands by extending our infrastructure, proprietary technology and content creation capabilities. We will look for strategic opportunities to bring additional subscale brands with loyal, complementary audiences to our portfolio in the future.

Competition

BuzzFeed operates within the digital media space, a category that we have pioneered and helped develop. We broadly compete against other Internet companies that might attract audiences and advertisers to their platforms and away from BuzzFeed’s. More specifically, with a common core demographic of Millennials and Gen Z, online content providers that target younger generations are natural competitors to BuzzFeed. Historically these have included digital publishers such as Vox Media, which combined with Group Nine Media, and Vice Media Group, among others. We believe that scale, reach, and ultimately engagement serve as the key indicators of competitive positioning, and BuzzFeed outperforms its peers in each respect, with more unique visitors and time spent across target segments of our audience. Furthermore, we believe that our proprietary technology platform, data-driven content flywheel, and rich first party data are structural differentiators that set us apart from the competition.

BuzzFeed both competes with and partners with the large social media platforms, streaming services and traditional publishers. We believe that BuzzFeed’s unique, data-informed, brand-safe content is increasingly valued by ecosystem participants and enables BuzzFeed to grow alongside the largest consumer Internet and publishing businesses.

Customers

BuzzFeed offers a strong value proposition to customers and business partners looking to reach Millennial and Gen Z audiences at scale, in order to generate awareness and drive discovery, inspiration, and ultimately transactions involving their products and services. Customers rely on BuzzFeed’s high-quality, engaging, brand-safe content, our creativity, and our reach across multiple platforms to accomplish these objectives. Our customer base consists of global corporations and companies across a variety of industries including media & entertainment, CPG & retail, financial services, insurance, technology, and many others- utilizing one or more of our offerings in advertising, content, and commerce.

We provide our advertising customers a broad array of offerings including display, programmatic, and video advertising inventory to target users on our owned & operated sites, applications, and social media platforms. Our content customers include third parties seeking to promote, for example, a film release, for which BuzzFeed can create customized promotional content. Our commerce customers are e-commerce operators who partner with us through affiliate programs, or retailers with whom we enter into licensing and merchandising agreements. Customers can achieve the best results when tapping into a combination of BuzzFeed’s offerings, and we see increased retention from those that do so. We maintain a diverse customer base and do not have a significant concentration of revenue around any particular customers, with our top 10 direct customers making up 14% of total revenue for the year ended December 31, 2021. In addition to these top 10 direct customers, we derive a significant portion of our revenue from companies such as Google, Facebook, and Amazon through their various advertising and affiliate exchanges.

Human Capital Resources

Our Employees

We consider the management of our global talent to be essential to the ongoing success of our business. As of December 31, 2021, we had 1,522 employees located across six countries. As of December 31, 2021, approximately 10% of our employees were unionized as a part of NewsGuild, with respect to employees associated with BuzzFeed News, or WGA East, with respect to employees associated with HuffPost. We are focused on supporting our employees across the full employee lifecycle from recruitment to onboarding through ongoing development, and have implemented programs designed to support both career satisfaction and overall wellness.

As a result of the COVID-19 pandemic, we have leaned into programs and policies that support flexibility as our employees navigate their personal needs. In February 2022, we announced that we would extend the option to work from home indefinitely when and where possible. We also offer access to a range of wellness services addressing mental health, family support, child care, and other areas.

Our Culture

At BuzzFeed, we value openness and collaboration, experimentation and growth, and diversity and equality. This is demonstrated through our content, as well as in the way we work together within the company. BuzzFeed, Inc. aspires to provide outstanding people experiences, through its workplace practices, benefits, employee programs, communication, and diversity.

●	We believe in having a direct relationship between employees and management where ideas are shared and both work together toward a common purpose.
●	We believe in the principle of equal pay for equal work and having compensation programs that provide for such equality.
●	We believe in treating each other respectfully and employing principles of fairness when concerns/problems arise.
●	We are committed to demonstrating diversity of thought, background and experience across all functions and levels.
●	We believe in supporting the wellness of our employees and their dependents, in championing progressive changes where needed and adjusting our policies to address the changing needs of employees.
●	We believe that people should be able to bring their whole self to work, and feel that the workplace is supportive and inclusive.

Diversity, Inclusion and Belonging

At BuzzFeed, we value Diversity, Inclusion & Belonging (“DI&B”) and strive to weave this value into everything we do. We attract a diverse group of people that reflects the world we are trying to reach through our content and we welcome the unique skills, experiences and backgrounds they bring to the table every day. Since 2014, we have been committed to holding ourselves accountable to this work by publishing our diversity and demographics report annually. As of January 9, 2022, Black, Indigenous and People of Color (“BIPOC”) employees constituted 38.7% of our U.S.-based employee population. In addition, 58.8% of our global population identifies as female.

We continually refine our approach to hiring, training, career development, and education to support our mission of DI&B. Our recruiting team continues to be intentional about our diversity strategy to ensure that BIPOC talent and candidates from other underrepresented groups are actively recruited, and that the company hires and retains talent with diverse perspectives and backgrounds. In the recruitment and hiring process, we also emphasize educating all team members involved about internal and unconscious biases and how to overcome them, and ensuring that all BuzzFeed, Inc. job descriptions and interview processes are inclusive and accessible. BuzzFeed is committed to increasing the representation of BIPOC employees within senior leadership; we’ve redoubled our efforts to both advance and retain current BIPOC employees, and recruit and attract more BIPOC candidates for senior roles.

We are committed to ensuring our culture allows employees to bring their authentic selves to work every day. We want all employees to feel safe and supported, without threat of microaggressions or bias.

This year, we developed and launched key educational opportunities, including Unconscious Bias, Gender 101 and Disability/Ableism 101 trainings, a myriad of Heritage Month educational events and a host of learning opportunities and social events sponsored by BuzzFeed employee resource groups (ERGs) and the DI&B Council.

Intellectual Property

We depend on our iconic brands to build and maintain household name recognition and audience loyalty, and regard our intellectual property as critical to our success. We own numerous domestic and foreign trademarks and other proprietary rights that are important to our business and protect those rights in our brands including, without limitation, BuzzFeed, Tasty, BuzzFeed News, HuffPost and Complex Networks. We also maintain rights to the domain names www.buzzfeed.com, www.buzzfeednews.com, www.tasty.co, www.huffpost.com, and www.complexnetworks.com, among others. We retain the rights to an extensive content library that is monetized through multiple revenue streams. In addition to our brand, domain, and content assets, we have a proprietary technology platform that powers our business. We rely on, and expect to continue to rely on, a combination of work for hire, assignment, license and confidentiality agreements with our employees, consultants and third parties with whom we have relationships, as well as trademark, trade dress, domain name, copyright, trade secret and patent laws, to protect our brands, content, proprietary technology and other intellectual property rights.

As of December 31, 2021, we held 205 registered trademarks in the United States, including the BUZZFEED mark, the HUFFPOST mark, and the COMPLEX mark, and also held 527 registered trademarks in foreign jurisdictions. We continually review our development efforts to assess the existence and registrability of new intellectual property. We intend to continue to file additional applications with respect to our intellectual property assets.

Legal Proceedings

From time to time, we may become involved in legal proceedings and claims arising in the ordinary course of business, including allegations of copyright infringement, defamation, and libel-related issues. We record a liability when we believe that it is probable that a loss will be incurred by us and the amount of that loss can be reasonably estimated. Based on our current knowledge, we do not believe that there is a reasonable possibility that the final adjudication of pending or threatened legal proceedings to which we are a party, will, either individually or in the aggregate, have a material adverse effect on our financial position, results of operations, or cash flows. Although the outcome of litigation and other legal matters is inherently subject to uncertainties, we feel comfortable with the adequacy of our insurance coverage.

Regulatory Matters

We are subject to many laws and regulations in the United States, Canada, the European Union (the “EU”), the United Kingdom, Japan, Australia, India, and Mexico and throughout the world, including but not limited to those related to contracts, securities, privacy, data protection, content regulation, intellectual property, consumer protection, e-commerce, marketing, advertising, messaging, rights of publicity, libel and defamation, health and safety, employment and labor, product liability, accessibility, competition, and taxation. These laws and regulations are constantly evolving and may be interpreted, applied, created, or amended in a manner that could harm or require us to change our current or future business and operations. In addition, it is possible that certain governments may seek to block or limit use or distribution of our products and services or otherwise impose other restrictions that may affect access to or operation of any or all of our products and services for an extended period of time or indefinitely.

Data Privacy and Security Laws

We are subject to various federal, state and international laws, policies, and regulations relating to the privacy and security of consumer, customer and employee personal information. These laws often require companies to implement specific information security controls to protect certain types of data (such as personal data, “special categories of personal data” or health data), and/or impose specific requirements relating to the collection or processing of such data.

In the United States, the Federal Trade Commission (the “FTC”), the Department of Commerce, and various states continue to call for greater regulation of the collection of personal data, as well as restrictions for certain targeted advertising practices. Section 5(a) of the FTC Act grants the agency enforcement powers to combat and address “unfair or deceptive acts or practices in or affecting commerce,” and the FTC has used this authority extensively to hold businesses to fair and transparent privacy and security standards. Numerous states have also enacted or are proposing legislation to enact state-level data privacy laws and regulations governing the collection, use, and processing of state residents’ personal information. For example, the California Consumer Privacy Act (the “CCPA”) became effective in California in 2020. The CCPA establishes a privacy framework for covered businesses such as ours, creates privacy rights for consumers residing in the state, and requires us to accord our data processing practices and policies. Compliance with the CCPA has caused, and will continue to cause, BuzzFeed to incur compliance related costs and expenses. In November 2020, California voters passed the California Privacy Rights and Enforcement Act of 2020 (the “CPRA”), which further expands the CCPA with additional data privacy compliance requirements and rights of California consumers effective January 1, 2023, and establishes a regulatory agency dedicated to enforcing those requirements. Additionally, in March 2021, the Virginia Consumer Data Protection Act was signed into law, with an effective date of January 1, 2023; and in July 2021, the Colorado Privacy Act was signed into law effective July 1, 2023. Future changes in laws and regulations throughout the United States, at both the federal and state levels, could impact our ability to collect data, exploit the data we do collect, limit the extent to which we can monetize that data, give rise to additional compliance costs, require us to make substantial investments in technology tools to satisfy new regulatory rules, and expose us to potential non-compliance liability.

In Canada, the federal Personal Information Protection and Electronic Documents Act (the “PIPEDA”), sets forth ten principles that are designed to protect the personal information of individuals in Canada, and places obligations on companies that process personal information. PIPEDA applies to organizations that collect, use or disclose personal information in the course of commercial activities, where such activities take place within a Canadian province that does not otherwise have “substantially similar” legislation. Alberta, British Columbia and Québec are the only provinces that have enacted comprehensive private sector privacy statutes that have each been deemed “substantially similar” to PIPEDA. As such, PIPEDA will not apply to commercial organizations operating within Alberta, British Columbia and Québec, although the data protection obligations throughout Canada are substantially the same.

In the European Union, the General Data Protection Regulation (the “GDPR”) became effective on May 25, 2018. The GDPR is intended to create a single legal framework in relation to the collection, control, processing, sharing, disclosure and other use of data relating to an identifiable living individual that applies across all EU member states. However, the GDPR allows for derogations where EU member states can deviate from the requirements in their own legislation, including for example, introducing measures that apply in specific situations and implementing rules regarding legal basis of processing. It is therefore likely that we will need to comply with these local regulations in addition to the GDPR, where we operate or provide services in those EU member state jurisdictions. Local supervisory authorities are able to impose fines for non-compliance and have the power to carry out audits, require companies to cease or change processing, request information, and obtain access to premises. The GDPR created more stringent operational requirements for processors and controllers of personal data, including, for example, granting new rights for data subjects as well as enhancing existing rights, requiring enhanced disclosures to data subjects about how personal data is processed (including information about the profiling of individuals and automated individual decision-making), records of processing activities, limiting retention periods of personal data, requiring mandatory data breach notification to data protection regulators or supervisory authorities (and in certain cases, to the affected individuals), and requiring additional policies and procedures to comply with the accountability principle under the GDPR.

In the United Kingdom, the UK Data Protection Act 2018 is the United Kingdom’s implementation of the GDPR, which also became effective on May 25, 2018. The United Kingdom left the EU on January 31, 2020 and has since received an adequacy decision from the European Commission, meaning that the UK is deemed to provide an “essentially equivalent” level of data protection to that which exists within the EU. In addition, United Kingdom data protection laws and regulations are undergoing a number of developments including, for example, in relation to data transfers to “third countries,” such as the United States, which slightly differ from transfer mechanisms used under the EU GDPR.

Like the United States, India also does not have country level regulations and authorities to control data transfer and management. The most prominent provisions are contained in the Information Technology Act, 2000, that was amended by the Information Technology Amendment Act, 2008. In particular, Section 43A, which addresses “reasonable security practices and procedures” is complemented by the Information Technology (Reasonable Security Practices and Procedures and Sensitive Personal Data or Information) Rules, 2011 (the “Personal Data Protection Rules”). The Personal Data Protection Rules prescribe directions for the collection, disclosure, transfer and protection of sensitive personal data by a company or any person acting on behalf of a company. Further, the Personal Data Protection Rules require every such company to provide a stipulated privacy policy, which is to be published on its website, for dealing with personal information, including sensitive personal data and ensuring security of all personal data collected by it.

The India Supreme Court, in a judgment delivered on August 24, 2017, held that the right to privacy is a fundamental right, following which, the Government of India set up a Committee of Experts to examine issues around, and draft a legislation on, data-protection in India. The committee submitted its final report and a draft Personal Data Protection Bill to the Ministry of Electronics and Information Technology. The draft of the Personal Data Protection Bill, 2019 (the “Data Protection Bill”) has been introduced before the Lok Sabha on December 11, 2019, which is currently being referred to a joint parliamentary committee by the Parliament. The Data Protection Bill proposes a legal framework governing the processing of personal data, where such data has been collected, disclosed, shared or otherwise processed within India, as well as any processing of personal data by the State, Indian companies, Indian citizens or any person or body of persons incorporated or created under India law. The Data Protection Bill defines personal data and sensitive personal data, prescribes rules for collecting, storing and processing of such data and creates rights and obligations of data-subjects and processors. The Data Protection Bill is expected to come into effect in early 2022.

We are also subject to laws, rules, and regulations regarding cross-border transfers of personal data, including laws relating to the transfer of personal data outside the EEA and the United Kingdom. Recent legal developments in the EEA and the United Kingdom have created complexity and uncertainty regarding transfers of personal information from the EEA and the United Kingdom to “third countries,” especially the United States. For example, the Court of Justice of the European Union (the “CJEU”) invalidated the EU-U.S. Privacy Shield Framework (a mechanism for the transfer of personal information from the EEA to the United States) in 2020. The CJEU also made clear that reliance on standard contractual clauses (another mechanism for the transfer of personal data outside the EEA) alone may not be sufficient in all circumstances. We currently rely on standard contractual clauses and these changes are therefore causing us to review our current compliance approach. Changes to our compliance scheme may be deemed necessary to meet the requirements of the EEA, UK, and CJEU may result in additional costs or the inability to transfer personal data outside of the EEA and/or the United Kingdom.

We are also subject to evolving EU and United Kingdom privacy laws on cookies and e-marketing. In the EU and the United Kingdom, regulators are increasingly focusing on compliance with requirements in the online behavioral advertising ecosystem and current national laws that implement the e-Privacy Directive are highly likely to be replaced by an EU regulation known as the e-Privacy Regulation which will significantly increase fines for non-compliance. Informed consent is required for the placement of a cookie or similar technologies on a user’s device and for direct electronic marketing. The GDPR also imposes conditions on obtaining valid consent, such as a prohibition on pre-checked consents and a requirement to ensure separate consents are sought for each type of cookie or similar technology. In addition, the current national laws that implement the e-Privacy Directive are highly likely to be replaced by an EU regulation known as the e-Privacy Regulation which will significantly increase fines for non-compliance. The text of the e-Privacy Regulation is still under development, and recent EU regulatory guidance and court decisions have created uncertainty about the level to which such laws and regulations will be enforced, which may require us to review our compliance approach and increase compliance costs.

Similarly, other jurisdictions are instituting privacy and data security laws, rules, and regulations, or may do so in the future, which could increase our risk and compliance costs.

Seasonality

Our business is subject to some seasonal influences. Historically, our revenue is typically highest in the fourth quarter of the year due to strong advertising spend and consumer spending during this quarter.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with the consolidated financial statements of BuzzFeed and related notes thereto included elsewhere in this prospectus. This discussion contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those identified below and those discussed in the sections titled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” included elsewhere in this prospectus. Additionally, our historical results are not necessarily indicative of the results that may be expected for any period in the future.

Company Overview

BuzzFeed is a premier digital media company for the most diverse, most online, and most socially connected generations the world has ever seen. Across food, news, pop culture and commerce, our brands drive conversation and inspire what audiences watch, read, buy, and obsess over next. With a portfolio of iconic, globally-loved brands that includes BuzzFeed, Tasty, BuzzFeed News, HuffPost, and Complex Networks, the Company reaches more than 100 million viewers monthly. And, across our combined network of brands, we are the number one destination for Gen Z and Millennials amongst our competitive set.

BuzzFeed curates the Internet, and acts as an “inspiration engine,” driving both online and real-world action and transactions. Our strong audience signal and powerful content flywheel enabled us to create category-leading brands and a deep, two-way connection with our audiences, as well as high-quality content at massive scale and low cost. Working across platforms allows us to adapt content from one platform and innovate around new formats to drive engagement on other platforms. This means we can reach our audiences wherever they are - across our owned and operated properties and the major social platforms, including Facebook, Twitter, Instagram, Snapchat, YouTube and TikTok. In 2021, our audiences consumed nearly 800 million hours of content which drove approximately $600 million in attributable transactions.

As the digital media landscape has evolved, so has our business model. Our strength has always been to adapt as the world changes. Founded by Jonah Peretti in 2006, BuzzFeed started as a lab in New York City’s Chinatown, experimenting with how the Internet could change how content is consumed, distributed, interacted with, and shared. This pioneering work was followed by a period of significant growth, during which BuzzFeed became a household name. Over the last few years, we have prioritized investments to focus on revenue diversification and profitability. Our data-driven approach to content creation and our cross-platform distribution network have enabled us to monetize our content by delivering a comprehensive suite of digital advertising products and services and introducing new, complementary revenue streams. As a result, we have reached an inflection point, and have achieved profitability.

Above all, BuzzFeed’s mission is to spread truth, joy and creativity. We are committed to making the Internet better: providing trusted, quality, brand-safe entertainment and news; making content on the Internet more inclusive, empathetic and creative; and inspiring our audience to live better lives.

The HuffPost Acquisition and Verizon Investment

On February 16, 2021, we completed the acquisition of TheHuffingtonPost.com, Inc. (“HuffPost”) (excluding HuffPost’s business in Brazil and India) (the “HuffPost Acquisition”), a publisher of online news and media content, from entities controlled by Verizon Communications Inc. (“Verizon”). We issued 6,478,032 shares of non-voting BuzzFeed Class C common stock to an entity controlled by Verizon, of which 2,639,322 were in exchange for the acquisition of HuffPost and 3,838,710 were in exchange for a concurrent $35.0 million cash investment in BuzzFeed by an affiliate of Verizon, which was accounted for as a separate transaction. The share amounts presented in the preceding sentence give effect to the Reverse Recapitalization.

On March 9, 2021, we announced a restructuring of HuffPost, including employee terminations, in order to efficiently integrate the HuffPost Acquisition and establish an efficient cost structure. We incurred approximately $3.6 million in severance costs related to the restructuring, of which $3.2 million were included in cost of revenue, $0.3 million were included in sales and marketing, and $0.1 million were included in research and development.

The Business Combination

On June 24, 2021, we entered into the Merger Agreement by and among 890, Merger Sub I, Merger Sub II, and Legacy BuzzFeed. 890 was a special purpose acquisition company formed to acquire one or more operating businesses through a business combination. The Merger Agreement provided for, among other things, the following transactions at the closing: Merger Sub I merged with and into Legacy BuzzFeed, with Legacy BuzzFeed as the surviving company in the merger and, after giving effect to such merger, continuing as a wholly owned subsidiary of 890. Immediately following the Merger, Legacy BuzzFeed merged with and into Merger Sub II with Merger Sub II being the surviving company of the second merger. In connection with the business combination, 890 was renamed “BuzzFeed, Inc.”

Additionally, on March 27, 2021, we entered into the C Acquisition Purchase Agreement to acquire 100% of the outstanding membership interests of CM Partners, in exchange for $200.0 million of cash as adjusted for Closing Specified Liabilities (as defined in the C Acquisition Purchase Agreement) and 10,000,000 shares of BuzzFeed Class A common stock.

The Two-Step Merger, C Acquisition, and other transactions contemplated by the Merger Agreement are referred to as the Business Combination. The Business Combination closed on December 3, 2021. Upon the consummation of the Business Combination, the new combined company was renamed BuzzFeed, Inc.

The Two-Step Merger was accounted for as a reverse capitalization in accordance with GAAP. Under the guidance in ASC 805, 890 was treated as the “acquired” company for financial reporting purposes. We were deemed the accounting predecessor of the combined business and will be the successor SEC registrant, meaning that our consolidated financial statements for previous periods will be disclosed in the registrant’s future periodic reports filed with the SEC.

Additionally, the Two-Step Merger satisfied a liquidity condition for 2.7 million RSUs and the Company recognized approximately $16.0 million of incremental stock-based compensation expense as a cumulative catch-up adjustment based on the number of restricted stock units outstanding and the requisite service completed at December 3, 2021 (“Liquidity 2 RSUs”). There are a further 2.5 million restricted stock units with a liquidity condition that the Two-Step Merger did not satisfy (“Liquidity 1 RSUs”). There is $21.2 million of unrecognized compensation expense associated with the Liquidity 1 RSUs at December 31, 2021. See Note 13 to the consolidated financial statements included in this prospectus for additional details.

Additionally, pursuant to subscription agreements entered into in connection with the Merger Agreement, the Company issued, and certain investors purchased, $150.0 million aggregate principal of unsecured convertible notes due 2026 (the “Notes”) concurrently with the closing of the Business Combination. Refer to Note 9 to the consolidated financial statements included in this prospectus for additional details.

Impact of the COVID-19 Pandemic

In March 2020, the World Health Organization declared the viral strain of COVID-19 a global pandemic and recommended containment and mitigation measures worldwide. The spread of COVID-19 and the resulting economic contraction has resulted in increased business uncertainty and significantly impacted our business and results of operations.

We believe that the COVID-19 pandemic drove a shift in commerce from offline to online, including an increase in online shopping, which we believe contributed to the rapid growth we experienced in our commerce revenue for fiscal 2020. However, the growth of our commerce revenue has decelerated during 2021 as shelter-in-place orders were lifted, consumers returned to shopping in stores, and retailers struggled with supply chain disruptions and labor shortages.

The continued duration and severity of the COVID-19 pandemic is uncertain, rapidly changing, and difficult to predict. The degree to which COVID-19-related disruptions impact the Company’s future results will depend on future developments, which are outside of the Company’s control, including, but not limited to, the duration of the pandemic, its severity, the success of actions taken to contain or prevent the virus or treat its impact, and how quickly and to what extent normal economic and operating conditions can resume. Our growth rate may continue to be impacted by additional macroeconomic factors beyond our control, such as inflation, retail businesses reopening, increased consumer spending on travel and other discretionary items, and the absence of new U.S. and other government economic stimulus programs, among other things.

2019 Restructuring

In the first half of 2019, in order to streamline operations and better position us to execute on our strategy, we undertook involuntary terminations of more than 200 employees across various roles and levels. We incurred $9.6 million in costs related to this restructuring, of which $4.4 million were included in cost of revenue, $1.6 million were included in sales and marketing, $2.2 million were included in general and administrative, and $1.4 million were included in research and development.

Executive Overview

The following table sets forth our operational highlights for the periods presented (in thousands):

	Year Ended December 31,
	2021	2020	2019
GAAP
Total revenue	$397,564	$321,324	$317,923
(Loss) income from operations	$(25,154)	$12,138	$(40,268)
Net income (loss)	$25,876	$11,156	$(36,919)
Non-GAAP
Adjusted EBITDA(1)	$41,516	$30,813	$(8,361)
Non-Financial
Time Spent(2)	788,584	741,387	618,620
-% on owned and operated properties	35%	36%	40%
-% on third-party platforms	65%	64%	60%
(1)

See “Reconciliation from Net income (loss) to Adjusted EBITDA” for a reconciliation of Adjusted EBITDA to the most directly comparable financial measure in accordance with accounting principles generally accepted in the United States (“GAAP”).

(2)

We define Time Spent as the estimated total number of hours spent by users on (i) our owned & operated US properties, (ii) our content on Apple News, and (iii) our content on YouTube in the US, as reported by Comscore, and (iv) our content on Facebook, as reported by Facebook. Time Spent does not reflect time spent with our content across all platforms, including some on which we generated a portion of our advertising revenue, and excludes time spent with our content on platforms for which we do not have advertising capabilities. There are inherent challenges in measuring the total actual number of hours spent with our content across all platforms; however, we consider the data reported by Comscore and Facebook to represent industry- standard estimates of the time actually spent on our largest distribution platforms with our most significant monetization opportunities. We use Time Spent to evaluate the level of engagement of our audience. Trends in Time Spent affect our revenue and financial results by influencing the number of ads we are able to show, the volume of purchases made through our affiliate links, and the overall value of our offerings to our customers. However, increases or decreases in Time Spent may not directly correspond to increases or decreases in our revenue. For example, the number of programmatic impressions served by third-party platforms can vary based on the advertising revenue optimization strategies of these platforms and, as a result, an increase or decrease in Time Spent does not necessarily correlate with a corresponding increase or decrease in the number of programmatic impressions served, but Time Spent can be a key indicator for our programmatic advertising revenue when the third-party platforms optimize revenue over programmatic impressions. Our definition of Time Spent is not based on any standardized industry methodology and is not necessarily defined in the same manner or comparable to similarly titled measures presented by other companies. Time Spent for the year ended December 31, 2021 increased by 6% driven by the HuffPost Acquisition and the C Acquisition. Excluding the impact of the HuffPost Acquisition and the C Acquisition, Time Spent declined by 5% primarily due to the impact of COVID-19 during the comparable periods in 2020.

Components of Results of Operations

Revenue: The majority of our revenue is generated through the following types of arrangements:

●

Advertising: Consists of display, programmatic, and video advertising on our owned & operated sites and applications and social media platforms. Advertising revenue is recognized in the period that the related views, impressions, or actions by users on advertisements are delivered. The substantial majority of our advertising revenue is monetized on a per-impression basis; however, we also generate revenue from advertising products that are not monetized on a per-impression basis (for example, page takeovers that are monetized on a per-day basis). Programmatic impressions on third-party platforms, including Facebook and YouTube, are controlled by the individual platforms, and the respective advertising revenue optimization strategies of these platforms have an impact on the number of programmatic impressions that these platforms serve. These optimization strategies change from time to time and have varying impacts on the numbers of programmatic impressions served. We generate an immaterial portion of our advertising revenue on platforms excluded from our measurement of Time Spent.

●

Content: Includes revenue generated from creating content, including promotional content, customer advertising and feature films. Content revenue is recognized when the content, or the related action (click or view), is delivered.

●

Commerce: Includes affiliate marketplace revenue and licensing of intellectual property. We participate in multiple marketplace arrangements with third parties whereby we provide affiliate links which redirect the audience to purchase products and/or services from the third parties. When the participant purchases a product and/or service, we receive a commission fee for that sale from the third party. Affiliate marketplace revenue is recognized when a successful sale is made and the commission is earned.

Cost of revenue: Consists primarily of compensation-related expenses and costs incurred for the creation of editorial, promotional, and news content across all platforms, as well as amounts due to third-party websites and platforms to fulfill customers’ advertising campaigns. Web hosting and advertising serving platform costs are also included in cost of revenue.

Sales and marketing: Consists primarily of compensation-related expenses for sales employees. In addition, sales and marketing expenses include advertising costs and market research.

General and administrative: Consists of compensation-related expenses for corporate employees. Also, it consists of expenses for facilities, professional services fees, insurance costs, and other general overhead costs. We expect our general and administrative expenses to increase in absolute dollars due to the growth of our business and related infrastructure as well as legal, accounting, director and officer insurance premiums, investor relations and other costs associated with operating as a public company.

Research and development: Consists primarily of compensation-related expenses incurred for the development of, enhancements to, and maintenance of our website, technology platforms, data collection and infrastructure. Research and development expenses that do not meet the criteria for capitalization are expensed as incurred.

Depreciation and amortization: Represents depreciation of property and equipment and amortization of intangible assets and capitalized software costs.

Other (expense) income, net: Consists of foreign exchange gains and losses, gains and losses on investments, and other miscellaneous income and expenses.

Interest expense, net: Consists of interest expense incurred on our borrowings, net of interest income on highly liquid short-term investments.

Change in fair value of warrant liabilities: Reflects the changes in warrant liabilities which is primarily based on the market price of our Public Warrants listed on Nasdaq under the symbol “BZFDW.”

Change in fair value of derivative liability: In December 2021, we issued $150.0 million aggregate principal amount of unsecured convertible notes due 2026 that contain redemption features which we determined were embedded derivatives to be recognized as liabilities and measured at fair value. At the end of each reporting period, changes in the estimated fair value during the period were recorded as a change in the fair value of derivative liability.

Loss on disposition of subsidiaries: Represents the net losses recognized during 2021 on dispositions of certain former HuffPost subsidiaries, and during 2020 on the disposition of our operations in Brazil.

Income tax (benefit) provision: Represents federal, state and local taxes based on income in multiple domestic and international jurisdictions.

Results of Operations:

Comparison of results for the years ended December 31, 2021, 2020 and 2019

The following tables set forth our consolidated statement of operations data for each of the periods presented (in thousands):

	Year Ended December 31,
	2021	2020	2019
Revenue	$397,564	$321,324	$317,923
Costs and expenses
Cost of revenue, excluding depreciation and amortization	207,397	140,290	150,350
Sales and marketing	54,981	50,680	79,845
General and administrative	112,552	83,061	87,417
Research and development	24,928	17,669	21,129
Depreciation and amortization	22,860	17,486	19,450
Total costs and expenses	422,718	309,186	358,191
(Loss) income from operations	(25,154)	12,138	(40,268)
Other (expense) income, net	(2,740)	1,593	1,598
Interest (expense) income, net	(2,885)	(923)	1,393
Change in fair value of warrant liabilities	4,740	—	—
Change in fair value of derivative liability	26,745	—	—
Loss on disposition of subsidiaries	(1,234)	(711)	—
(Loss) income before income taxes	(528)	12,097	(37,277)
Income tax (benefit) provision	(26,404)	941	(358)
Net income (loss)	25,876	11,156	(36,919)
Net income attributable to the redeemable noncontrolling interest	936	820	273
Net income attributable to noncontrolling interests	228	—	—
Net income (loss) attributable to BuzzFeed, Inc.	$24,712	$10,336	$(37,192)

Costs and expenses include stock-based compensation expense as follows (in thousands):

	Year Ended December 31,
	2021	2020	2019
Cost of revenue, excluding depreciation and amortization	$2,788	$109	$353
Sales and marketing	4,829	60	658
General and administrative	15,052	977	1,446
Research and development	896	43	356
	$23,565	$1,189	$2,813

The following table sets forth our consolidated statement of operations data for each of the periods presented as a percentage of revenue(1):

	Year Ended December 31,
	2021	2020	2019
Revenue	100%	100%	100%
Costs and expenses
Cost of revenue, excluding depreciation and amortization	52%	44%	47%
Sales and marketing	14%	16%	25%
General and administrative	28%	26%	27%
Research and development	6%	5%	7%
Depreciation and amortization	6%	5%	6%
Total costs and expenses	106%	96%	113%
(Loss) income from operations	(6)%	4%	(13)%
Other (expense) income, net	(1)%	—	1%
Interest (expense) income, net	(1)%	—	—
Change in fair value of warrant liabilities	1%	—	—
Change in fair value of derivative liability	7%	—	—
Loss on disposition of subsidiaries	—	—	—
Income (loss) before income taxes	—	4%	(12)%
Income tax provision (benefit)	(7)%	—	—
Net income (loss)	7%	4%	(12)%
Net income attributable to the redeemable noncontrolling interest	—	—	—
Net income attributable to noncontrolling interests	—	—	—
Net income (loss) attributable to BuzzFeed, Inc.	6%	4%	(12)%
(1)	Percentages have been rounded for presentation purposes and may differ from unrounded results.

Revenue

Total revenue as follows (in thousands):

	Year Ended December 31,			2020 to 2021	2019 to 2020
(In thousands)	2021	2020	2019	% Change	% Change
Advertising	$205,794	$149,704	$128,438	37%	17%
Content	130,200	119,846	150,876	9%	(21)%
Commerce and other	61,570	51,774	38,609	19%	34%
Total revenue	$397,564	$321,324	$317,923	24%	1%

2021 Compared to 2020

Advertising revenue increased $56.1 million, or 37%, for the year ended December 31, 2021, driven by a $54.8 million, or 54%, increase in advertising on our owned and operated properties and a $1.3 million, or 3%, increase in advertising on third-party platforms. The increase in advertising revenues on our owned and operated properties reflects an 8% increase in the number of programmatic impressions delivered and a 20% increase in overall pricing. In addition, the acquisitions of HuffPost and Complex Networks contributed $24.7 million and $4.1 million of advertising revenue, respectively. The increase in advertising revenues from third-party platforms reflects a contribution of $2.0 million from the C Acquisition. Excluding the impact of Complex Networks, advertising revenue decreased reflecting a 16% decline in the number of programmatic impressions delivered, which was substantially offset by an 18% increase in overall pricing. In the fourth quarter of 2021, we experienced a decline in impressions delivered on third-party platforms primarily due to a decline in Facebook-related impressions which we expect will continue in 2022.

Content revenue increased $10.4 million, or 9%, for the year ended December 31, 2021, driven by the acquisition of Complex Networks in the fourth quarter of 2021.

Commerce and other revenue increased by $9.8 million, or 19%, for the year ended December 31, 2021, primarily reflecting an increase in the number of purchases generated driven by the growth in online shopping. In the fourth quarter of 2021 we experienced a decrease in the number of purchases primarily due to a decline in Facebook referred traffic. We expect these headwinds to continue in 2022 and for these factors to negatively impact our Commerce revenue next year.

2020 Compared to 2019

Advertising revenue increased by $21.3 million, or 17%, reflecting a 54% increase in the number of direct sold ad impressions and a 39% increase in programmatic impressions across our owned and operated properties, driven by the 7% increase in Time Spent on our owned and operated properties and a shift in customers’ spend from content to advertising and a 15% increase in overall pricing for programmatic advertising on Facebook, partially offset by an overall decrease in pricing for direct sold advertising of 10% and programmatic advertising of 24% across our owned and operated properties and YouTube reflecting downward pressure driven by the impact of the COVID-19 pandemic, and a 12% decrease in programmatic impressions on Facebook and YouTube, reflecting changes in their respective optimization strategies of these platforms.

Content revenue decreased by $31.0 million, or 21%, reflecting our shift in strategy to focus on the production of lower-cost content, as well as a shift in customers’ spend from content to advertising, largely in response to disruption from the COVID-19 pandemic.

Commerce and other revenue increased $13.2 million, or 34%, reflecting an increase in the number of orders generated driven by the growth in online shopping.

Cost of revenue:

	Year Ended December 31,			2020 to 2021	2019 to 2020
(In thousands)	2021	2020	2019	% Change	% Change
Cost of revenue	$207,397	$140,290	$150,350	48%	(7)%
As a percentage of revenue	52%	44%	47%

2021 Compared to 2020

Cost of revenue increased by $67.1 million, or 48%, primarily driven by increases in compensation costs of $30.0 million and increases in other cost of sales reflecting the growth in revenue. The increase in compensation costs was principally driven by $21.2 million related to the additional headcount associated with HuffPost, $3.2 million of severance costs incurred in Q1 2021 related to the restructuring of HuffPost, $2.7 million of stock-based compensation primarily associated with the cumulative catch-up adjustment recorded in Q4 2021 with respect to the Liquidity 2 RSUs, and $2.0 million related to the additional headcount associated with Complex Networks.

2020 Compared to 2019

Cost of revenue decreased by $10.1 million, or 7%, principally reflecting the change in mix of our revenues towards our higher margin Advertising and Commerce products, and a shift to the production of lower-cost content assets, as well as a $0.6 million net decrease in compensation costs related to the full-year impact of our 2019 restructuring and comparison against the $4.4 million restructuring charge in 2019. These decreases were partially offset by $8.7 million of additional costs related to a shift in our international headcount from sales and marketing to content production within cost of revenue as part of a shift in strategy to produce more localized content.

Sales and marketing:

	Year Ended December 31,			2020 to 2021	2019 to 2020
(In thousands)	2021	2020	2019	% Change	% Change
Sales and marketing	$54,981	$50,680	$79,845	8%	(37)%
As a percentage of revenue	14%	16%	25%

2021 Compared to 2020

Sales and marketing expenses increased by $4.3 million, or 8%, principally reflecting a $4.0 million increase in compensation costs. The increase in compensation costs was primarily driven by $4.8 million of stock-based compensation primarily associated with the cumulative catch-up adjustment recorded in Q4 2021 with respect to the Liquidity 2 RSUs and $2.7 million related to the additional headcount associated with Complex Networks, partially offset by $3.5 million decrease in compensation driven by the savings from a workforce reduction during 2020. There was an additional $0.5 million decrease in events, travel and entertainment costs as we continued to operate in a remote working environment in 2021 in response to the COVID-19 pandemic.

2020 Compared to 2019

Sales and marketing expenses decreased by $29.2 million, or 37%, principally reflecting a $9.7 million decrease in compensation costs primarily related to the unification of our sales organization and leadership team in 2020 and the full-year impact of our 2019 restructuring, and an $8.7 million reduction in costs related to a shift in our international headcount from sales and marketing to content production within cost of revenue as part of a shift in strategy to produce more localized content. The decrease also reflects a $4.3 million decrease in costs related to travel and entertainment and events as a result of COVID-19, a $2.5 million reduction in expenditures on consulting, and the comparison against the $1.6 million restructuring charge in 2019.

General and administrative:

	Year Ended December 31,			2020 to 2021	2019 to 2020
(In thousands)	2021	2020	2019	% Change	% Change
General and administrative	$112,552	$83,061	$87,417	36%	(5)%
As a percentage of revenue	28%	26%	27%

2021 Compared to 2020

General and administrative expenses increased by $29.5 million, or 36%, principally reflecting a $19.8 million increase in compensation costs. The increase in compensation costs was primarily driven by $14.1 million of stock-based compensation primarily associated with the cumulative catch-up adjustment recorded in Q4 2021 with respect to the Liquidity 2 RSUs, $4.0 million attributable to additional headcount reflecting the growth of the business, including the acquisition of Complex Networks, and cross-departmental preparation for becoming a public company, and $1.8 million related to compensation increases for existing headcount. Additionally, there was a $14.3 million increase in expenses principally associated with the Business Combination which are non-recurring in nature, and $1.3 million of incremental fees associated with public company readiness to establish our public company structure and processes. This is partially offset by a $8.0 million decrease in rent expense reflecting the comparison against $3.5 million of costs incurred in Q3 2020 related to the early termination of a portion of our office space in Los Angeles and run-rate savings in rent expense as we reduced our real estate footprint. We expect our general and administrative expenses to increase in absolute dollars due to the growth of our business and related infrastructure as well as legal, accounting, director and officer insurance premiums, investor relations and other costs associated with operating as a public company.

2020 Compared to 2019

General and administrative expenses decreased by $4.4 million, or 5%, principally reflecting a $3.7 million decrease in compensation costs, including $1.5 million related to headcount reduction and the comparison against the $2.2 million restructuring charge in 2019, and a $3.2 million decrease in employee meals, travel and entertainment, largely as a result of COVID-19. These decreases were partially offset by a $2.6 million increase in legal fees, primarily related to the HuffPost Acquisition.

Research and development:

	Year Ended December 31,			2020 to 2021	2019 to 2020
(In thousands)	2021	2020	2019	% Change	% Change
Research and development	$24,928	$17,669	$21,129	41%	(16)%
As a percentage of revenue	6%	5%	7%

2021 Compared to 2020

Research and development expenses increased by $7.3 million, or 41%, principally reflecting a $4.5 million increase in compensation expenses driven by $3.4 million increase in compensation costs due to a lower proportion of compensation related to capitalizable projects and increase in headcount associated with the HuffPost Acquisition, $0.9 million of stock-based compensation primarily associated with the cumulative catch-up adjustment recorded in Q4 2021 with respect to the Liquidity 2 RSUs, as well as increases in consulting costs of $2.2 million related to the integration of HuffPost. We expect research and development expenses to increase in the future as we continue to invest in our technology.

2020 Compared to 2019

Research and development expenses decreased by $3.5 million, or 16%, principally reflecting a $1.5 million decrease in compensation expense driven by a higher proportion of compensation costs related to capitalizable projects in 2020, and the comparison against the $1.4 million restructuring charge in 2019.

Depreciation and amortization:

	Year Ended December 31,			2020 to 2021	2019 to 2020
(In thousands)	2021	2020	2019	% Change	% Change
Depreciation and amortization	$22,860	$17,486	$19,450	31%	(10)%
As a percentage of revenue	6%	5%	6%

2021 Compared to 2020

Depreciation and amortization increased by $5.4 million, or 31%, as a result of $3.4 million of amortization of intangible assets associated with the HuffPost Acquisition and C Acquisition, as well as increased amortization of capitalized software costs.

2020 Compared to 2019

Depreciation and amortization decreased by $2.0 million, or 10%, principally reflecting lower expenditures on software development projects and fixed assets in the prior year.

Other (expense) income, net:

	Year Ended December 31,			2020 to 2021	2019 to 2020
(In thousands)	2021	2020	2019	% Change	% Change
Other (expense) income, net	$(2,740)	$1,593	$1,598	NM	0%

NM - not meaningful

2021 Compared to 2020

The change from other income, net of $1.6 million to other expense, net of $2.7 million principally reflects unrealized foreign exchange losses of $1.8 million in 2021 driven by unfavorable movements in exchange rates as opposed to unrealized foreign exchange gains of $1.2 million in 2020 as well as comparison against a non-recurring $0.5 million unrealized gain on remeasurement of our investment in a private company during 2020.

2020 Compared to 2019

Other income, net decreased by $nil, or 0%, primarily as a result of termination fees related to our secured borrowing facility in 2020, partially offset by an increase in foreign exchange gains.

Interest (expense) income, net:

	Year Ended December 31,			2020 to 2021	2019 to 2020
(In thousands)	2021	2020	2019	% Change	% Change
Interest (expense) income, net	$(2,885)	$(923)	$1,393	NM	NM

NM - not meaningful

2021 Compared to 2020

The change is primarily related to increased interest expense associated with our $150.0 million convertible notes due 2026 as well as other borrowings which were outstanding for all of 2021 as opposed to seven months in 2020.

2020 Compared to 2019

The year ended December 31, 2019 experienced interest income due to the sale of highly liquid short-term investments whereas the year ended December 31, 2020 experienced interest expense associated with our financings.

Change in fair value of warrant liabilities:

For the year ended December 31, 2021, we recorded a $4.7 million gain on the change in fair value of warrant liabilities.

Change in fair value of derivative liability:

For the year ended December 31, 2021, we recorded a gain of $26.7 million due to a change in the estimated fair value of the derivative liability.

Loss on disposition of subsidiaries:

	Year Ended December 31,			2020 to 2021	2019 to 2020
(In thousands)	2021	2020	2019	% Change	% Change
Loss on disposition of subsidiaries	$(1,234)	$(711)	$—	74%	100%

2021 Compared to 2020

The 2021 activity is primarily related to losses related to the dispositions of our former subsidiaries, HuffingtonPost Korea, Ltd. and HuffingtonPost Italia S.R.L., partially offset by a gain on disposition related to our former subsidiary, Le HuffingtonPost SAS.

2020 Compared to 2019

The 2020 activity is related to loss related to the disposition of our operations in Brazil.

Income tax provision (benefit) provision:

	Year Ended December 31,			2020 to 2021	2019 to 2020
(In thousands)	2021	2020	2019	% Change	% Change
Income tax (benefit) provision	$(26,404)	$941	$(358)	NM	NM

Income tax provision (benefit)

NM - not meaningful

2021 Compared to 2020

For the year ended December 31 2021, the Company recorded an income tax benefit of $26.4 million related to federal, state, and foreign taxes. The Company’s effective tax rate of 5,000.8% differs from the statutory rate of 21% primarily related to (i) the partial release of the Company’s U.S. valuation allowance as certain business combinations consummated during 2021 created a source of future taxable income, offset by (ii) an income tax provision for foreign taxes.

For the year ended December 31, 2020, the Company recorded an income tax provision of $0.9 million related to federal, state, and foreign taxes. The Company’s effective tax rate of 7.8% differed from the U.S. federal statutory income tax rate of 21% primarily due to a valuation allowance against net deferred tax assets that were not realizable on a more-likely-than-not basis.

As of December 31, 2021, the Company continued to maintain a valuation allowance against its U.S. and certain foreign deferred tax assets as the Company could not conclude that such assets will be realized on a more-likely-than-not basis. Any decline in the valuation allowance could have a favorable impact on our income tax provision and net income in the period in which such determination is made.

2020 Compared to 2019

For the year ended December 31, 2020, the Company recorded an income tax provision of $0.9 million related to federal, state, and foreign taxes. The Company’s effective tax rate of 7.8% differed from the U.S. federal statutory income tax rate of 21% primarily due to a valuation allowance against net deferred tax assets that were not realizable on a more-likely-than-not basis.

For the year ended December 31, 2019, the Company recorded an income tax benefit of $0.4 million related to federal, state, and foreign taxes. The Company’s effective tax rate of 1.0% differed from the U.S. federal statutory income tax rate of 21% primarily due to a valuation allowance against net deferred tax assets that were not realizable on a more-likely-than-not basis.

The change from an income tax benefit of $0.4 million in 2019 to an income tax provision of $0.9 million in 2020 was primarily driven by the generation of net income in 2020 as compared to net loss incurred in 2019.

Non-GAAP Financial Measures

Consolidated Adjusted EBITDA

Adjusted EBITDA is a non-GAAP financial measure and represents a key metric used by management and our board of directors to measure the operational strength and performance of our business, to establish budgets, and to develop operational goals for managing our business. We define Adjusted EBITDA as net income (loss), excluding the impact of net income (loss) attributable to noncontrolling interests, income tax provision (benefit), interest expense, interest income, other income, net, depreciation and amortization, stock-based compensation, change in fair value of warrant liabilities, change in fair value of derivative liability, restructuring costs, public company readiness costs, and other non-cash and non-recurring items that management believes are not indicative of ongoing operations.

We believe Adjusted EBITDA is relevant and useful information for investors because it allows investors to view performance in a manner similar to the method used by our management. There are limitations to use of Adjusted EBITDA and our Adjusted EBITDA may not be comparable to similarly titled measures of other companies. Other companies, including companies in our industry, may calculate non- GAAP financial measures differently than we do, limiting the usefulness of those measures for comparative purposes.

Adjusted EBITDA should not be considered a substitute for income (loss) from operations, net income (loss), or net income (loss) attributable to BuzzFeed, Inc. that we have reported in accordance with GAAP.

Reconciliation from Net income (loss) to Adjusted EBITDA

The following table reconciles consolidated net income (loss) to Adjusted EBITDA for the periods presented:

	Year Ended December 31,
(In thousands)	2021	2020	2019
Net income (loss)	$25,876	$11,156	$(36,919)
Income tax (benefit) provision	(26,404)	941	(358)
Loss on disposition of subsidiaries	1,234	711	—
Interest expense	3,206	1,096	270
Interest income	(321)	(173)	(1,663)
Other expense (income), net	2,740	(1,593)	(1,598)
Depreciation and amortization	22,860	17,486	19,450
Stock-based compensation	23,565	1,189	2,813
Change in fair value of warrant liabilities	(4,740)	—	—
Change in fair value of derivative liability	(26,745)	—	—
Restructuring(1)	3,645	—	9,644
Transaction costs(2)	15,295	—	—
Public company readiness costs(3)	1,305	—	—
Adjusted EBITDA	$41,516	$30,813	$(8,361)
(1)

For the year ended December 31, 2021, reflects costs associated with involuntary terminations of employees across various roles and levels as part of the integration of the HuffPost Acquisition. For 2019, reflects costs associated with involuntary terminations of employees across various roles and levels in an effort to better position us to execute on our strategy.

(2)	Reflects $15.3 million of one-time legal, advisory, consulting and incremental compensation expenses associated with the Business Combination.
(3)	Reflects $1.3 million of public company readiness costs associated with the establishment of our public company structure and processes.

Liquidity and Capital Resources

Our principal sources of liquidity are our cash and cash equivalents and borrowings under our Revolving Credit Facility (as defined below), as well as cash generated from operations. Our cash and cash equivalents consist of demand deposits with financial institutions and investments in money market funds and totaled $79.7 million at December 31, 2021.

We believe that our operating cash flows, together with cash and cash equivalents on hand and amounts available for borrowing under our revolving credit facility, will be sufficient to meet our working capital and capital expenditure requirements for at least the next 12 months. To the extent existing cash, operating cash flows, and amounts available for borrowing are insufficient to fund future activities, we may need to raise additional funds. In the future, we may attempt to raise additional capital through the sale of equity securities or through equity-linked or debt financing arrangements. If we raise additional funds by issuing equity or equity-linked securities, the ownership of our existing stockholders will be diluted. If we raise additional financing by the incurrence of additional indebtedness, we may be subject to increased fixed payment obligations and could also be subject to additional restrictive covenants, such as limitations on our ability to incur additional debt, and other operating restrictions that could adversely impact our ability to conduct our business. Any future indebtedness we incur may result in terms that could be unfavorable to equity investors. There can be no assurances that we will be able to raise additional capital. The inability to raise capital could adversely affect our ability to achieve our business objectives.

Revolving Credit Facility

We have a $50.0 million revolving credit facility (“Revolving Credit Facility”), maturing in December 2023. Borrowings under the Revolving Credit Facility are generally limited to 95% of qualifying investment grade accounts receivable and 90% of qualifying non-investment grade accounts receivable, subject to adjustment at the discretion of the lenders. Borrowings under the Revolving Credit Facility bear interest at LIBOR, subject to a floor rate of 0.75%, plus a margin of 3.75% to 4.25%, depending on the level of our utilization of the Revolving Credit Facility. The Revolving Credit Facility is subject to a monthly minimum utilization of $15.0 million and also includes an unused commitment fee of 0.375%. The Revolving Credit Facility was amended and restated in connection with the closing of the Business Combination, namely to, among other things, add the Company and certain other entities as guarantors.

During the year ended December 31, 2021, letters of credit totaling $15.5 million were issued under the Revolving Credit Facility which reduced the remaining borrowing capacity by the same amount. These letters of credit were issued in favor of our landlords, relieving us of the requirement to maintain $15.5 million of cash as collateral. As a result, the $15.5 million of restricted cash as of December 31, 2020 is no longer restricted.

The Revolving Credit Facility includes covenants that, among other things, require us to maintain at least $25.0 million of unrestricted cash at all times and limit our ability to incur additional indebtedness, grant liens, pay dividends, hold unpermitted investments, repurchase or redeem equity interests or make material changes to the business. We were in compliance with the financial covenant as of December 31, 2021.

The Revolving Credit Facility is secured by a first priority security interest on the Company’s and the other borrowers’ and guarantors’ cash, accounts receivable, books and records and related assets.

As of December 31, 2021, we had outstanding borrowings under the Revolving Credit Facility of $28.5 million and remaining borrowing capacity of $5.4 million.

Convertible Notes

In connection with the Business Combination, we completed the issuance of $150.0 million of unsecured convertible notes, due 2026 (the “Notes”). The Notes bear interest at a rate of 8.50% per annum, payable semi-annually. The Notes are convertible into approximately 12,000,000 shares of our Class A common stock at an initial conversion price of $12.50 and mature on December 3, 2026.

We may, at our election, force conversion of the Notes after the third anniversary of the issuance of the Notes, subject to a holder’s prior right to convert and certain other conditions, if the volume-weighted average trading price of our Class A common stock is greater than or equal to 130% of the conversion price for more than 20 trading days during a period of 30 consecutive trading days. In the event that a holder of the Notes elects to convert its Notes after the one year anniversary, and prior to the three-year anniversary, of the issuance of the Notes, we will be obligated to pay an amount equal to: (i) from the one year anniversary of the issuance of the Notes to the two year anniversary of the issuance of the Notes, an amount equal to 18 month’s interest declining ratably on a monthly basis to 12 month’s interest on the aggregate principal amount of the Notes so converted and (ii) from the two year anniversary of the issuance of the Notes to the three year anniversary of the issuance of the Notes, an amount equal to 12 month’s interest declining ratably on a monthly basis to zero month’s interest, in each case, on the aggregate principal amount of the Note so converted (the “Interest Make-Whole Payment”). The Interest Make-Whole Payment will be payable in cash. Without limiting a holder’s right to convert the Notes at its option, interest will cease to accrue on the Notes during any period in which the Company would otherwise be entitled to force conversion of the Notes, but is not permitted to do so solely due to the failure of a trading volume condition specified in the indenture governing the Notes.

Each holder of a Note will have the right to cause us to repurchase for cash all or a portion of the Notes held by such holder (i) at any time after the third anniversary of the closing date, at a price equal to par plus accrued and unpaid interest; or (ii) at any time upon the occurrence of a fundamental change (as defined in the indenture governing the Notes), at a price equal to 101% of par plus accrued and unpaid interest.

The indenture governing the Notes includes restrictive covenants that, among other things, limit our ability to incur additional debt or liens, make restricted payments or investments, dispose of significant assets, transfer intellectual property, or enter into transactions with affiliates.

Cash flows provided by (used in) category were as follows for the periods presented:

	Year Ended December 31,
(In thousands)	2021	2020	2019
Net cash provided by (used in) operating activities	$797	$27,553	$(20,243)
Net cash (used in) provided by investing activities	(208,028)	(14,803)	16,363
Net cash provided by financing activities	181,823	19,455	195

Operating Activities

For the year ended December 31, 2021, net cash provided by operating activities decreased by $26.8 million compared to the year ended December 31, 2020. The decrease in cash provided by operating activities was primarily driven by the impact of expenditures of $12.4 million on capitalized production costs related to three feature films and $11.2 million of expenditures on costs associated with the C Acquisition and preparation to become a public company.

For the year ended December 31, 2020, net cash provided by operating activities was $27.6 million, an increase of $47.8 million compared to the year ended December 31, 2019, which was principally driven by net income adjusted for non-cash items of $28.7 million for the year ended December 31, 2020, as compared to a net loss adjusted for non-cash items of $15.4 million for the year ended December 31, 2019.

Investing Activities

For the year ended December 31, 2021, cash used in investing activities was $208.0 million, which consists of $189.9 million of cash spent for business acquisitions, net of cash acquired, $11.0 million of expenditures on internal-use software and $5.0 million of capital expenditures.

For the year ended December 31, 2020, cash used in investing activities was $14.8 million, which principally consisted of expenditures on internal-use software of $9.8 million and fixed assets of $4.7 million.

For the year ended December 31, 2019, cash provided by investing activities was $16.4 million which principally consisted of proceeds from sales and maturities of marketable securities of $25.0 million, partially offset by expenditures on internal-use software of $8.2 million. Prior to 2019, we invested excess cash from a prior issuance of preferred stock in U.S. Treasury Bills. However, we curtailed this practice and the last maturities of securities purchased under this program occurred during 2019.

Financing Activities

For the year ended December 31, 2021, cash provided by financing activities was $181.8 million, principally consisting of $143.8 million of net proceeds from the issuance of the Notes, $35.0 million of proceeds from the issuance of common stock related to the equity investment in us by an affiliate of Verizon, $7.7 million of borrowings in excess of repayments from our Revolving Credit Facility, and $7.0 million of proceeds from exercise of stock options, partially offset by $11.7 million of proceeds from the reverse recapitalization, net of costs.

For the year ended December 31, 2020, cash provided by financing activities was $19.5 million, consisting of $19.9 million of borrowings under our Revolving Credit Facility, which was established during 2020, partially offset by the impact of a $0.6 million early termination fee paid in connection with the extinguishment of our previous secured borrowing facility.

For the year ended December 31, 2019, cash provided by financing activities was limited to proceeds from the exercise of stock options.

Contractual Obligations

Our principal commitments consist of obligations for office space under non-cancelable operating leases with various expiration dates through 2029 as well as repayment of borrowings under our Revolving Credit Facility and Notes. Refer to Note 17 - Commitments and Contingencies in our consolidated financial statements included elsewhere in this prospectus for more details.

In September 2018, concurrent with an investment in a private company, we agreed to guarantee the lease of the investee’s premises in New York. In October 2020, the investee renewed its lease agreement, and our prior guarantee was replaced with a new guarantee of up to $5.4 million. The amount of the guarantee is reduced as the investee makes payments under the lease. As of December 31, 2021, the maximum amount under the guarantee was $2.7 million, and no liability was recognized with respect to the guarantee.

Critical Accounting Policies and Estimates

We prepare our consolidated financial statements and related notes in accordance with GAAP. In doing so, we have to make estimates and assumptions that affect our reported amounts of assets, liabilities, revenues, expenses, and related disclosure. We evaluate our estimates and assumptions on an ongoing basis. Our estimates are based on historical experience and other assumptions that we believe are reasonable under the circumstances. To the extent that there are material differences between these estimates and actual results, our financial condition or operating results would be affected.

We consider an accounting judgment, estimate or assumption to be critical when (1) the estimate or judgment is complex in nature or requires a high degree of judgment and (2) the use of different judgments, estimates or assumptions could have a material impact on our consolidated financial statements. Our significant accounting policies are described in Note 2 to our consolidated financial statements included elsewhere in this prospectus. Our critical accounting policies and estimates are discussed below.

Revenue Recognition

We recognize revenue in a manner that depicts the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services.

We generate advertising revenue from managing a customer’s internet advertising campaigns to target markets both via our proprietary sites as well as premium publishers. Our performance obligations typically consist of a promised number of ads delivered or a promised number of actions related to the ads (such as impressions or views). Advertising revenue is recognized in the period that the related views, impressions, or actions by users on advertisements are delivered. We derive a portion of our revenue from sales of advertising programmatically through third party platforms and intermediaries. Given the involvement of multiple parties in these transactions, significant judgment is required in identifying our customer and determining the transaction price. In some cases, we are unable to determine the transaction price paid by the end customer. In these cases, we recognize as revenue the net amount remitted to us by the intermediary.

We generate revenue from creating content, including promotional content and customer advertising. Our performance obligations consist of BuzzFeed-created content for use by its customers or the delivery of a promised number of actions related to the content (impressions or views). The revenue is recognized when the content, or the related action, is delivered.

We participate in multiple marketplace arrangements with third parties whereby we provide affiliate links which redirect the audience to purchase products and/or services from the third parties. When the participant purchases a product and/or service, we receive a commission fee for that sale from the third parties. The revenue is recognized when a successful sale is made and the commission is earned.

Business Combinations

Upon acquisition of a company, we determine if the transaction is a business combination, which is accounted for using the acquisition method of accounting. Under the acquisition method, once control is obtained of a business, the assets acquired, and liabilities assumed, including amounts attributed to noncontrolling interests, are recorded at fair value. We use our best estimates and assumptions to assign fair value to the tangible and intangible assets acquired and liabilities assumed at the acquisition date. One of the most significant estimates relates to the determination of the fair value of these assets and liabilities. The determination of the fair values is based on estimates and judgments made by management, including estimates of, among other things, future expected cash flows, discount rates, or expected costs to reproduce an asset. Our estimates of fair value are based upon assumptions we believe to be reasonable, but which are inherently uncertain and unpredictable. Measurement period adjustments are reflected at the time identified, up through the conclusion of the measurement period, which is the time at which all information for determination of the values of assets acquired and liabilities assumed is received, and is not to exceed one year from the acquisition date. We may record adjustments to the fair value of these tangible and intangible assets acquired and liabilities assumed, with the corresponding offset to goodwill.

Income Taxes

We are subject to income taxes in the United States and multiple foreign jurisdictions. Significant judgment is required in determining our provision (benefit) and evaluating our income tax positions. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the year in which the temporary differences are expected to be reversed. We evaluate the realizability of deferred tax assets and establish a valuation allowance when it is more likely than not that all or a portion of deferred tax assets will not be realized.

We recognize a tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position.

The Company made a policy election to treat the income tax due on U.S. inclusion of the global intangible low taxed income (“GILTI”) provisions as a period expense when incurred.

Stock Based Compensation

Stock based awards granted are measured based on the grant-date fair value.

The fair value of stock options granted is estimated using the Black-Scholes option pricing model. The risk-free rate for the expected term of the option is based on the U.S. Treasury yield curve in effect at the time of grant. Because our common stock was not publicly traded prior to the Business Combination, we have historically estimated the expected volatility of our awards from the historical volatility of selected public companies within similar industries with comparable characteristics to us. We intend to continue to consistently apply this process using the same or similar companies to estimate the expected volatility until sufficient historical information regarding the volatility of the share price of our common stock becomes available. The expected dividend rate is zero based on the fact that we currently have no history or expectation of paying cash dividends on our common stock. The expected term represents the period of time the stock options are expected to be outstanding and is based on the “simplified method.” Under the “simplified method,” the expected term of an option is presumed to be the mid-point between the vesting date and the end of the contractual term. We use the “simplified method” due to the lack of sufficient historical exercise data to provide a reasonable basis upon which to otherwise estimate the expected term of the stock options.

Our restricted stock units granted prior to the Business Combination vest upon the satisfaction of both a service condition and a liquidity condition. The liquidity condition for 2.5 million restricted stock units is satisfied upon the occurrence of a sale transaction (“Acquisition”) or the completion of an initial public offering. The Two-Step Merger did not result in the satisfaction of this liquidity condition as it did not meet the definition of an Acquisition per the award agreements. As of December 31, 2021, there was approximately $21.2 million of unrecognized compensation costs related to these restricted stock units. The closing of the Two-Step Merger satisfied the liquidity condition in 2.7 million restricted stock units. As a result, $16.0 million of compensation cost associated with service rendered prior to the Two-Step Merger was recognized at upon the closing of the Two-Step Merger and compensation cost will be recognized over the remaining requisite service period.

Common Stock Valuations

Since our common stock was not publicly traded, the fair value of our common stock prior to the Business Combination was determined by our board of directors, with input from management, taking into account the value determined by a third-party valuation firm. Our board of directors intended all stock options granted to have an exercise price per share not less than the per share fair value of our common stock on the date of grant. The assumptions we used in the valuation models were based on future expectations combined with management judgment, and considered numerous objective and subjective factors to determine the fair value of our common stock as of the date of each option grant, including the following:

●	our financial performance, forecasted operating results, capital structure and stage of development;
●	our management team and business strategy;
●	external market factors affecting our industry;
●	the liquidation preferences, rights, preferences, and privileges of our convertible preferred stock relative to our common stock;

●	the lack of an active public or private market for our common stock;
●	the likelihood of achieving a liquidity event, such as a sale transaction or an initial public offering; and
●	market performance analyses of similar publicly-traded companies in our industry.

In valuing our common stock at various dates, our board of directors determined the equity value of our business using various valuation methods including combinations of income and market approaches with input from management.

The assumptions underlying these valuations represent management’s best estimates, which involve inherent uncertainties and the application of management judgment. After consummation of the Business Combination, the fair value of our common stock is now determined based on its quoted market price.

Goodwill

Goodwill is tested for impairment at the reporting unit level, which is an operating segment, or one level below. We test goodwill for impairment annually on October 1, or more frequently if an event occurs or if circumstances change that would more likely than not reduce the fair value of our reporting unit below its carrying value. We have determined we have one reporting unit for the purposes of allocating and testing goodwill.

For the 2021 annual impairment test, we performed a qualitative assessment. The assessment included, but was not limited to, consideration of macroeconomic conditions, industry and market conditions, actual and expected financial performance, and the valuation ascribed to the company in the Business Combination. Based on the qualitative assessment, considering the aggregation of the relevant factors, we concluded that it is not more likely than not that the fair value of our reporting unit is less than its carrying amount and therefore performing a quantitative impairment test was unnecessary.

A quantitative goodwill impairment test, when performed, includes estimating the fair value of a reporting unit using an income approach based on a discounted cash flow analysis and/or a market-based approach. A discounted cash flow analysis requires us to make various judgmental assumptions, including assumptions about the timing and amount of future cash flows, growth rates and discount rates.

Impairment of long-lived assets

We review our property and equipment and capitalized software costs for impairment whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. If circumstances require a long-lived asset group to be tested for possible impairment, we first compare undiscounted cash flows expected to be generated by the asset to its carrying value. If the carrying value of the long-lived asset is not recoverable on an undiscounted cash flow basis, an impairment is recognized to the extent the carrying value exceeds its fair value. Fair value is determined through various valuation techniques which may include discounted cash flow models, quoted market values and third-party independent appraisals, as considered necessary.

Valuation of derivative liability

We have recognized a derivative liability related to the Notes. To measure the fair value of the derivative liability, we compare the calculated value of the Notes with the indicated value of the host instrument, defined as the straight-debt component of the Notes. The difference between the value of the straight-debt host instrument and the fair value of the Notes results in the value of the derivative liability. The value of the straight-debt host instrument is estimated based on a binomial lattice model, excluding the conversion option and the make-whole payment upon conversion. Significant assumptions are used in the valuation of the derivative liability, including the expected volatility of our stock price, expected term of the debt, and expected risk-free interest rate. The assumptions used in computing the fair value of the derivative liability reflect our best estimates, but involve uncertainty relating to market and other conditions, many of which are outside of our control. Changes in these assumptions, including the price of our Class A common stock, may materially impact the fair value of the derivative liability.

Recently Adopted and Issued Accounting Pronouncements

Refer to Note 2 of our consolidated financial statements included elsewhere in this prospectus.

Emerging Growth Company Accounting Election

Section 102 of the JOBS Act provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. We are an emerging growth company and have elected to take advantage of the extended transition period. As a result, the consolidated financial statements of BuzzFeed, Inc. may not be comparable to companies that comply with new or revised accounting standards as of public company effective dates.

In addition, we intend to rely on the other exemptions and reduced reporting requirements provided by the JOBS Act. Subject to certain conditions set forth in the JOBS Act, if, as an emerging growth company, we intend to rely on such exemptions, we are not required to, among other things: (i) provide an auditor’s attestation report on our system of internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act of 2002; (ii) provide all of the compensation disclosure that may be required of non-emerging growth public companies under the Dodd-Frank Wall Street Reform and Consumer Protection Act; (iii) comply with the requirement of the Public Company Accounting Oversight Board regarding the communication of critical audit matters in the auditor’s report on the financial statements; and (iv) disclose certain executive compensation-related items such as the correlation between executive compensation and performance and comparisons of the Chief Executive Officer’s compensation to median employee compensation.

We will remain an emerging growth company under the JOBS Act until the earliest of (i) the last day of our first fiscal year following the fifth anniversary of 890’s initial public offering, (ii) the last date of our fiscal year in which we have total annual gross revenue of at least $1.07 billion, (iii) the date on we are deemed to be a “large accelerated filer” under the rules of the SEC with at least $700.0 million of outstanding securities held by non-affiliates, or (iv) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the previous three years.

MANAGEMENT

Executive Officers and Directors

The following table lists the names, ages as of April 1, 2022, and positions of our directors and executive officers:

Name	Age	Position(s)
Executive Officers:
Jonah Peretti	48	Founder, Chief Executive Officer, and Director
Felicia DellaFortuna	38	Chief Financial Officer
Christian Baesler	32	Chief Operating Officer
Rhonda Powell	54	Chief Legal Officer and Corporate Secretary
Phuong Dao Nguyen	48	Publisher
Non-Employee Directors:
Angela Acharia	50	Director
Joan Amble	68	Director
Greg Coleman	67	Director
Patrick Kerins	66	Director
Janet Rollé	60	Director
Adam Rothstein	50	Director

Executive Officers

Jonah Peretti has served as BuzzFeed’s Chief Executive Officer since December 2021 and was previously Legacy BuzzFeed’s Chief Executive Officer and a member of Legacy BuzzFeed’s board of directors since 2006. Prior to founding BuzzFeed, Mr. Peretti cofounded TheHuffingtonPost.com Inc., a digital publisher of news, lifestyle and popular culture content, and served in various management roles there from the company’s founding until its sale to AOL Inc. Mr. Peretti holds a B.S. in Environmental Science from University of California, Santa Cruz and a M.S. from the Massachusetts Institute of Technology Media Lab. We believe Mr. Peretti is qualified to serve as a member of the BuzzFeed Board because of the historical knowledge, operational expertise and continuity he brings to the company, as well as his industry experience.

Felicia DellaFortuna has served as BuzzFeed’s Chief Financial Officer since December 2021 and was previously Legacy BuzzFeed’s Chief Financial Officer since February 2020. Ms. DellaFortuna previously served as Senior Vice President of Finance from May 2019 to February 2020, as the Vice President of Finance from June 2017 to May 2019, and started at Legacy BuzzFeed serving as the Senior Director of Finance from October 2015 to June 2017. Prior to joining BuzzFeed, Ms. DellaFortuna served as Senior Director of Finance at Viant Technology Inc., an advertising software company, from 2013 to 2015. Ms. DellaFortuna also served as the Director of Financial Planning and Analysis at XIX Entertainment Limited, an entertainment content and intellectual rights organization, from 2011 to 2013. Ms. DellaFortuna started her career at Ernst & Young LLP, an accounting firm, where she held several roles in its Assurance and Transaction Advisory Services divisions, including Manager of Transaction Advisory Services, from August 2005 to May 2011. Ms. DellaFortuna holds a B.S. in Accounting from Lehigh University’s College of Business and Economics.

Christian Baesler has served as BuzzFeed’s Chief Operating Officer since January 2022. Mr. Baesler has also served as Chief Executive Officer of Complex Networks, a wholly-owned subsidiary of BuzzFeed Inc., since December 2021 and was previously President of Complex Networks from 2018 to 2021. Mr. Baesler previously held roles as Group Managing Director, President, Vice President, Director and Trainee at Bauer Media Group from 2008 to 2018. Mr. Baesler holds a B.S. in Business Informatics from Nordakademie.

Rhonda Powell has served as BuzzFeed’s Chief Legal Officer and Corporate Secretary since December 2021 and was previously Legacy BuzzFeed’s Chief Legal Officer and Corporate Secretary since September 2018. Prior to joining BuzzFeed, Ms. Powell served as Senior Vice President of Business & Legal Affairs and Chief Legal Officer at Complex Networks from 2017 to 2018. Between 2004 and 2017, Ms. Powell held several roles at Scripps Networks Interactive, Inc. (now part of Discovery Communications), including Vice President, Business and Legal Affairs. Prior to joining Scripps Networks, Ms. Powell served as Senior Counsel to Reuters America Inc., a subsidiary of the multinational media conglomerate now known as Thomson Reuters Corporation, from 2000 to 2004. Ms. Powell began her career as an Associate, first at Leboeuf, Lamb, Greene & MacRae from 1993 to 1996, and then at Proskauer Rose LLP, an international law firm, from 1996 to 2000. Ms. Powell holds an A.B. in Sociology from Harvard University and a J.D. from University of Michigan Law School.

Phuong Dao Nguyen has served as BuzzFeed’s Publisher since December 2021. Ms. Nguyen joined Legacy BuzzFeed in 2012 and served as Legacy BuzzFeed’s Publisher beginning in 2014. Prior to joining BuzzFeed, Ms. Nguyen worked at Le Monde Interactif SA, or Le Monde, the digital subsidiary of the Le Monde newspaper in France, from 2001 to 2008. Ms. Nguyen served as the subsidiary’s Chief Executive Officer during her last 2.5 years at Le Monde. She has held technical and product positions at several other digital companies including a Dow Jones venture from 2009 to 2012, Concrete Media Inc., an internet consulting company, from 1998 to 2001, and Accenture plc, formerly Andersen Consulting, from 1994 to 1998. Ms. Nguyen holds a B.A. in Applied Math/Computer Science from Harvard University.

Non-Employee Directors

Angela (Anjula) Acharia joined BuzzFeed’s board of directors in connection with the Closing. Ms. Acharia is the founder and Chief Executive Officer of A-Series Investments and Management, a management and investment vehicle, and serves as a talent strategist and strategic investor and advisor to numerous consumer technology and CPG companies. The company also manages actress Priyanka Chopra. In 2006, Ms. Acharia co-founded Desi Hits!, a multi-platform media company that produces and distributes fusion entertainment content aimed at the South Asian diaspora, where she pioneered the merging of global cultures by introducing top-tier American musical artists to India. Prior to that, Ms. Acharia was a Senior Partner at Forsyth Group, a London-based boutique executive search firm, and a Director at TMP Worldwide, a global talent acquisition technology company. Ms. Acharia holds a BA from Middlesex University. We believe that Ms. Acharia is qualified to serve as a member of the BuzzFeed Board due to her extensive investment experience and advisory experience relating to consumer technology companies and the entertainment industry.

Joan Amble joined BuzzFeed’s board of directors in connection with the Closing and joined Legacy BuzzFeed’s board of directors in August 2021. She currently serves on the boards of directors of Zurich Insurance Group, since April 2015, Booz Allen Hamilton, since 2012, and XM Radio, since 2006; she also served on the board of merged Sirius XM Holdings Inc. until June 2021. She is the president of JCA Consulting, LLC and has served as an independent advisor to the Control and Risk Committee of the Executive Committee of the U.S. affiliate of Société Générale S.A. since October 2016. In addition, Ms. Amble was a member of the Standing Advisory Group for the Public Company Accounting Oversight Board (PCAOB) from 2014 through 2020, and she was a member of the Financial Accounting Standards Advisory Council (FASAC) from 2007 through 2011. Previously, Ms. Amble was the executive vice president, finance for the American Express Company from May to December 2011, and served as its executive vice president and corporate comptroller from December 2003 until May 2011. Prior to joining American Express Company, Ms. Amble served as chief operating officer and chief financial officer of GE Capital Markets, a service business within GE Capital Services, Inc., overseeing securitizations, debt placement, and syndication, as well as structured equity transactions. From 1994 to March 2003, Ms. Amble served as vice president and controller for GE Capital Markets and GE Financial Services, Inc. Ms. Amble also served as a director at Broadcom Corp. from 2009 to 2011 and Brown-Forman Corporation from 2011 to June 2016. She holds a B.S. degree in Accounting from The Pennsylvania State University. We believe that Ms. Amble is qualified to serve as a member of the BuzzFeed board based on her extensive leadership service and accounting background.

Greg Coleman joined BuzzFeed’s board of directors in connection with the Closing. He is currently an Entrepreneur in Residence at Lerer Hippeau Ventures and sits on numerous boards at the intersection of technology, media and advertising including BuzzFeed Japan, TuneIn, Inc., LoopMe Ltd., Tubular Labs, Inc., Botify SAS, and Meredith Corp. He formerly served on the boards of Skimlinks, Inc. and Eyeview, Inc. He also serves as an adviser to 890. Most recently, Mr. Coleman was the President of BuzzFeed and advertising technology company Criteo SA. He has previously held roles as President and Chief Revenue Officer at TheHuffingtonPost.com, Inc. and the Executive Vice President of Global Sales at Yahoo! Inc. Mr. Coleman also served as President of Platform-A at AOL Inc. from February to April of 2009 and was formerly Senior Vice President of Reader’s Digest Association, Inc. and president of U.S. Magazine Publishing. Previously, he served as Vice President and National Sales Manager at CBS, Inc. Mr. Coleman holds a B.S. degree in Business Administration from Georgetown University and attended the M.B.A. program at New York University. He currently is an adjunct professor at New York University’s Stern School of Business where he teaches a class on digital marketing and innovation. We believe that Mr. Coleman is qualified to serve as a member of the BuzzFeed Board based on his extensive leadership and advisory experience relating to technology, media and advertising.

Patrick Kerins joined BuzzFeed’s board of directors in connection with the Closing and previously served as a member of Legacy BuzzFeed’s board of directors since 2012. Mr. Kerins serves on the board of directors for several private companies. Mr. Kerins is currently a Special Partner at New Enterprise Associates Inc., an American-based venture capital firm. Prior to that Mr. Kerins served as a General Partner at Grotech Capital Group Inc., a venture capital and private equity company, from 1996 to 2006. Mr. Kerins also served as an investment banker for Alex Brown & Sons Inc., an investment banking firm, from 1987 to 1996. Prior to that, Mr. Kerins served as a consultant for McKinsey & Co. Inc., a management consulting firm, from 1985 to 1987. Mr. Kerins served as a Lieutenant in the US Navy from 1977 to 1983. Mr. Kerins holds an MBA from Harvard Business School and a B.S. from Villanova University.

We believe that Mr. Kerins is qualified to serve as a member of the BuzzFeed Board based on his extensive leadership experience and financial knowledge.

Janet Rollé joined BuzzFeed’s board of directors in connection with the Closing and previously served as a member of Legacy BuzzFeed’s board of directors since October 2020. Ms. Rollé serves on the board of directors for several private companies. Since 2016, Ms. Rollé has been serving as the General Manager at Parkwood Entertainment LLC, an American management and entertainment company. Ms. Rollé has served previously as the Executive Vice President and Chief Marketing officer for Cable News Network at Warner Media, LLC, a multinational news-based pay television channel, from April 2011 to May 2013, as well as Executive Vice President and Chief Marketing Officer for BET Networks Inc., an entertainment network, from April 2007 to April 2011. Prior to that, Ms. Rollé was Vice President and General Manager of AOL Inc., an American web portal and online service provider, and Vice President of Programming Enterprises & Business Development at MTV Networks Inc., an entertainment and media channel. Ms. Rollé holds an MBA from Columbia University and a BFA from Purchase College SUNY. We believe that Ms. Rollé is qualified to serve as a member of the BuzzFeed Board due to her industry expertise from prior experience as an executive and director for numerous public and private communication and entertainment companies.

Adam Rothstein was previously 890’s Executive Chairman and board member, and joined the BuzzFeed Board at the Closing. Mr. Rothstein is a Co-Founder and General Partner of Disruptive Technology Partners, an Israeli technology-focused early-stage investment fund, and Disruptive Growth, a collection of late-stage investment vehicles focused on Israeli technology, which he co-founded in 2013 and 2014 respectively. Since 2014, Mr. Rothstein has also been the Managing Member of 1007 Mountain Drive Partners, LLC, which is a consulting and investment vehicle. Previously, from July 2019 until January 2021, Mr. Rothstein was a director of Subversive Capital Acquisition Corp. (NEO: SVC.A.U) (OTCQX: SBVCF), a special purpose acquisition company that partnered with Shawn “JAY-Z” Carter and Roc Nation in January 2021 to acquire CMG Partners Inc. and Left Coast Ventures, Inc. and which now trades as TPCO Holding Corp. (NEO: GRAM.U) (OTCQX: GRAMF). Mr. Rothstein was also a sponsor and director of Roth CH Acquisition I Co. (NASDAQ: ROCH), from May 2020 until March 2021. Roth CH Acquisition I was a special purpose acquisition company that merged with PureCycle Technologies LLC and is now publicly listed on NASDAQ as PureCycle Technologies, Inc. (NASDAQ: PCT). Mr. Rothstein was also a sponsor and director of Roth CH Acquisition II Co. (NASDAQ: ROCC), from December 2020 until July 2021. Roth CH Acquisition II was a special purpose acquisition company that merged with Reservoir Holdings, Inc. and is now publicly listed on NASDAQ as Reservoir Media, Inc. (NASDAQ: RSVR). In July of 2021 Mr. Rothstein was named a director of Reservoir Media, Inc. (NASDAQ: RSVR). Mr. Rothstein is also a sponsor and director of Roth CH Acquisition III Co. (NASDAQ: ROCR) since March 2021. Roth CH Acquisition III Co. is a special purpose acquisition company that has entered into an agreement and plan of merger with BCP QualTek HoldCo, LLC pursuant to which Roth CH Acquisition III Co. will acquire BCP QualTek HoldCo, LLC. Mr. Rothstein is also a director of Roth CH Acquisition IV Co. since August 2021 and a director of Roth CH Acquisition V since November 2021. Both Roth CH Acquisition IV Co. and Roth CH Acquisition V Co are special purpose acquisition companies. Mr. Rothstein has over 20 years of investment experience, and currently sits on the boards of directors of several early- and mid-stage technology and media companies both in the US and in Israel and is on the Advisory Board for the Leeds School of Business at the University of Colorado, Boulder. Mr. Rothstein graduated summa cum laude with a Bachelor of Science in Economics from the Wharton School of Business at the University of Pennsylvania and has a Master of Philosophy (MPhil) in Finance from the University of Cambridge. We believe that Mr. Rothstein is qualified to serve as a member of the BuzzFeed Board due to his extensive investment experience and experience as a director for numerous technology and media companies.

Corporate Governance

Appointment of Officers

Our executive officers are appointed by, and serve at the discretion of, our board of directors. There are no family relationships between any of our directors or executive officers.

Board Composition

Our business and affairs are organized under the direction of the Board of Directors. Our Board of Directors consists of seven members, with no vacancies. Mr. Peretti serves as Chairman of the Board and Mr. Kerins serves as lead independent director. The primary responsibility of the Board is to provide oversight, strategic guidance, counseling and direction to our management. The Board meets on a regular basis and additionally as required.

Classified Board of Directors

In accordance with the terms of the Certificate of Incorporation, the Board consists of seven members and is divided into three classes of directors, which serve staggered three-year terms. At each annual meeting of stockholders, a class of directors will be elected for a three-year term to succeed the same class whose term is then expiring. As a result, only one class of directors will be elected at each annual meeting of our stockholders, with the other classes continuing for the remainder of their respective three-year terms. The Board is divided among the three classes as follows:

●	the Class I directors are Ms. Acharia and Mr. Peretti, and their terms will expire at annual meeting of stockholders to be held in 2022;
●	the Class II directors are Ms. Amble, Ms. Rollé and Mr. Rothstein, and their terms will expire at the annual meeting of stockholders to be held in 2023; and
●	the Class III directors are Mr. Coleman and Mr. Kerins, and their terms will expire at the annual meeting of stockholders to be held in 2024.

Each director’s term continues until the election and qualification of his or her successor, or his or her earlier death, resignation, or removal. The Certificate of Incorporation and Bylaws authorize only the Board to fill vacancies on the Board. Any increase or decrease in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. This classification of our board of directors may have the effect of delaying or preventing changes in control of BuzzFeed. See the section titled “Description of Capital Stock — Anti-Takeover Provisions.”

Controlled Company Exemptions

We are considered a “controlled company” under the rules of Nasdaq. Controlled companies are exempt from certain Nasdaq corporate governance rules including the requirements that (i) a majority of the board of directors consist of “independent” directors under the listing standards of Nasdaq, (ii) director nominees be selected or recommended to the board of directors by independent directors and (iii) BuzzFeed has a compensation committee composed entirely of independent directors. Although we are eligible to use some or all these exemptions, we have not availed ourselves of any of these exemptions. The Board is currently composed of a majority of independent directors and each member of BuzzFeed’s compensation committee and nominating, corporate governance and social responsibility committee is an independent director. See “— Director Independence.”

Director Independence

The Board has determined that each of the directors except for Jonah Peretti and Greg Coleman qualify as independent directors under the rules of The Nasdaq Stock Market LLC (“Nasdaq”), and SEC rules and regulations. Under the rules of Nasdaq, independent directors must comprise a majority of a listed company’s board of directors. In addition, the rules of Nasdaq require that, subject to specified exceptions, each member of a listed company’s audit, compensation, and nominating and governance committees be independent. Under the rules of Nasdaq, a director will only qualify as an “independent director” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, the Board reviewed and discussed information provided by the directors and by BuzzFeed with regard to each director’s business and personal activities and relationships as they may relate to BuzzFeed and its management, including the beneficial ownership of capital stock by each non-employee director and the transactions involving them described in the section titled “Certain Relationships and Related Party Transactions.”

Audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Exchange Act. In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors or any other board committee: accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries; or be an affiliated person of the listed company or any of its subsidiaries. BuzzFeed satisfies the audit committee independence requirements of Rule 10A-3. Additionally, compensation committee members must not have a relationship with BuzzFeed that is material to the director’s ability to be independent from management in connection with the duties of a compensation committee member.

Committees of the Board of Directors

The Board has three standing committees — an audit committee, a compensation committee, and a nominating, corporate governance and corporate responsibility committee, each of which, pursuant to its respective charter, has the composition and responsibilities described below. Copies of the charters for each committee are available on the investor relations portion of our website. Members serve on these committees until their resignation or until otherwise determined by the Board.

Audit Committee

Our audit committee consists of Ms. Amble, Mr. Kerins and Mr. Rothstein, with Ms. Amble serving as the chair. The Board has determined that each of the members of the audit committee meets the independence requirements under Nasdaq and SEC rules and is financially literate. In addition, the Board has determined that Ms. Amble is an “audit committee financial expert” within the meaning of the SEC regulations and meets the financial sophistication requirements of the Nasdaq listing rules. In making this determination, the BuzzFeed Board considered Ms. Amble’s formal education and previous experience in financial roles. This designation does not, however, impose on her any supplemental duties, obligations or liabilities beyond those that are generally applicable to the other members of our audit committee and board of directors. Both BuzzFeed’s independent registered public accounting firm and management periodically will meet privately with BuzzFeed’s audit committee.

The principal functions of the audit committee include, among other things:

●	selecting a firm to serve as our independent registered public accounting firm to audit our financial statements;
●	ensuring the independence of the independent registered public accounting firm;
●	discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and that firm, our interim and year-end operating results;
●	establishing procedures for employees to anonymously submit concerns about questionable accounting or audit matters;
●	considering the adequacy of our internal control and internal audit function;
●	reviewing related-party transactions that are material or otherwise implicate disclosure requirements; and
●	approving, or as permitted, pre-approving all audit and non-audit services to be performed by the independent registered public accounting firm.

The composition and function of the audit committee complies with all applicable requirements of the Sarbanes-Oxley Act and all applicable SEC rules and regulations. BuzzFeed will comply with future requirements to the extent they become applicable to BuzzFeed.

Compensation Committee

Our compensation committee consists of Mr. Kerins, Ms. Acharia and Ms. Rollé, with Mr. Kerins serving as the chair. The Board has determined that each of the members of the compensation committee meets the independence requirements under Nasdaq and SEC rules. Each member of this committee is also be a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act.

The principal functions of the compensation committee include, among other things:

●	reviewing and approving, or recommending that the Board approve, the compensation of our Chief Executive Officer and our other executive officers;
●	reviewing succession plans for our Chief Executive Officer;
●	reviewing and recommending to the Board the compensation of our directors;

●	administering our stock and equity incentive plans; and
●	establishing our overall compensation philosophy.

The composition and function of the compensation committee complies with all applicable requirements of the Sarbanes-Oxley Act and all applicable SEC rules and regulations.

Nominating, Corporate Governance and Corporate Responsibility Committee

Our nominating, corporate governance and corporate responsibility committee consists of Ms. Rollé, Ms. Amble and Ms. Acharia, with Ms. Rollé serving as chair. The Board has determined that each of the members of our nominating, corporate governance and corporate responsibility committee meets the independence requirements under Nasdaq and SEC rules.

The principal functions of the nominating, corporate governance and corporate responsibility committee include:

●	identifying and recommending candidates for membership on the BuzzFeed Board;
●	recommending directors to serve on board committees;
●	reviewing and recommending to our board of directors any changes to our corporate governance principles;
●	reviewing proposed waivers of the code of conduct for directors and executive officers;
●	overseeing the process of evaluating the performance of our board of directors; and
●	advising our board of directors on corporate governance matters.

The composition and function of the compensation committee complies with all applicable requirements of the Sarbanes-Oxley Act and all applicable SEC rules and regulations.

Compensation Committee Interlocks and Insider Participation

None of the members of our compensation committee is currently, or has been at any time, one of BuzzFeed’s, 890’s or BuzzFeed’s officers or employees. None of our executive officers has served as a member of the board of directors, or as a member of the compensation or similar committee, of any entity that has one or more executive officers who served on our board or compensation committee during 2020.

Code of Business Conduct and Ethics

The Board has adopted a code of business conduct and ethics that applies to all of our employees, officers and directors, including our President and Chief Executive Officer, Chief Financial Officer, and other executive and senior officers. The full text of this code of business conduct and ethics is posted on the investor relations page of our website. The reference to our website address in this filing does not include or incorporate by reference the information on that website into this filing. We intend to disclose future amendments to certain provisions of this code of business conduct and ethics, or waivers of these provisions, on our website or in public filings to the extent required by the applicable rules.

Non-Employee Director Compensation

The table below provides information regarding the total compensation of the non-employee members of our board of directors who served on our board of directors during the year ended December 31, 2021. All compensation that we paid to Mr. Peretti, our only employee director, is set forth in the table below in “Executive Compensation - Summary Compensation Table.” Each of Eric Hippeau and William Porteous resigned from BuzzFeed’s board of directors effective as of the consummation of the Business Combination. Neither of Messrs. Hippeau and Porteous received compensation in connection with their respective service as director during fiscal 2021. Other than as set forth in the table and described more fully below, during the year ended December 31, 2021, we did not pay any fees to, make any equity awards or non-equity awards to, or pay any other compensation to the non-employee members of our board of directors.

Fees Earned or
Name	Paid in Cash	Option Awards	Stock Awards	Total
Angela Acharia	$—	$—	$—	$—
Joan Amble	$—	$—	$510,073	$510,073
Greg Coleman	$—	$—	$—	$—
Scott English (2)	$—	$—	$—	$—
Eric Hippeau (2)	$—	$—	$—	$—
Patrick Kerins	$—	$—	$—	$—
William Porteous (2)	$—	$—	$—	$—
Janet Rollé	$—	$—	$976,752	$976,752
Adam Rothstein	$—	$—	$—	$—
(1)

The following table sets forth information regarding the aggregate number of shares of our common stock underlying outstanding stock options and restricted stock unit awards held by our non-employee directors as of December 31, 2021 and the aggregate number of unvested shares of our common stock underlying outstanding stock options and restricted stock unit awards held by our non-employee directors as of December 31, 2021:

Number of
	Shares	Number of	Number of
	Underlying	Shares	Shares	Number of
	Stock Options	Underlying	Underlying	Shares
	Granted in the	Stock Options	Unvested Stock	Underlying
	Year Ended	Held as of	Options Held as of	RSUs Held as of
	December 31,	December 31,	December 31,	December 31,
Name	2021	2021	2021	2021
Angela Acharia	—	—	—	—
Joan Amble	—	—	—	55,143
Greg Coleman	—	1,594,854	—	—
Scott English (2)	—	—	—	—
Eric Hippeau (2)	—	—	—	—
Patrick Kerins	—	—	—	—
William Porteous (2)	—	—	—	—
Janet Rollé	—	—	—	107,100
Adam Rothstein	—	—	—	—
(2)	This director resigned from the Legacy BuzzFeed board of directors immediately prior to the Closing and is not a member of the BuzzFeed Board.

Non-Employee Director Compensation Policy

Our compensation arrangements for non-employee directors are reviewed periodically by our compensation committee and our board of directors.

The compensation program adopted by our board of directors provides for the following:

Equity and Cash Compensation

Annual Retainers. The program provides an annual retainer of $50,000 to each of our non-employee directors. The chair of our audit committee, compensation committee and nominating, corporate governance, and corporate responsibility committee receives annual retainers of $35,000, $25,000 and $25,000, respectively. Each non-chairperson member of our audit committee, compensation committee and nominating, corporate governance, and corporate responsibility committee receives an annual retainer of $20,000, $15,000 and $10,000, respectively. Non-employee directors may elect to receive these annual retainers in cash or in equity. We do not pay fees to directors for attendance at meetings of our board of directors and its committees.

Initial Restricted Stock Unit Grant. Each non-employee director appointed to our board of directors who is not a committee chairperson is granted a RSU award on the date of his or her appointment to our board of directors having an aggregate value of $225,000 based on the closing price of our Class A common stock on the date of grant. The chair of our audit committee, compensation committee and nominating, corporate governance, and corporate responsibility committee is granted a RSU award on the date of his or her appointment to our board of directors having an aggregate value of $250,000, $225,000 and $225,000, respectively, based on the closing price of our Class A common stock on the date of grant. The award will vest in four equal quarterly installments over a one-year period.

Annual Restricted Stock Unit Grant. On each annual meeting of stockholders, each non-employee director who is serving on our board of directors on, and will continue to serve on our board of directors immediately following, the date of such annual meeting, and who is not a committee chairperson, will automatically be granted a RSU award having an aggregate value of $125,000 based on the closing price of our Class A common stock on the date of grant. The chair of our audit committee, compensation committee and nominating, corporate governance, and corporate responsibility committee will be granted a RSU award having an aggregate value of $175,000, $125,000 and $125,000, respectively, based on the closing price of our Class A common stock on the date of grant. Each award will vest in four equal quarterly installments over a one-year period.

Non-employee directors receive no other form of remuneration, perquisites or benefits, but are reimbursed for their reasonable travel expenses incurred in attending board and committee meetings.

EXECUTIVE COMPENSATION

Unless the context otherwise requires, this section presents the executive compensation of BuzzFeed prior to the consummation of the Business Combination.

The following tables and accompanying narrative set forth information about the 2021 compensation provided to our principal executive officer and the two most highly-compensated executive officers (other than our principal executive officer) who were serving as executive officers as of December 31, 2021. These executive officers were Jonah Peretti, our Founder and Chief Executive Officer, Felicia DellaFortuna, our Chief Financial Officer, and Rhonda Powell, our Chief Legal Officer, and we refer to them in this section as our “named executive officers.”

Summary Compensation Table

The following table presents summary information regarding the total compensation for services rendered in all capacities that was awarded to, earned by, or paid to our named executive officers for 2021 and 2020.

				Stock	All Other
Name and Principal	Fiscal			Awards	Compensation
Position	Year	Salary ($)	Bonus ($)(1)	($)(2)	($)		Total ($)
Jonah Peretti	2021	325,000	261,617	—	2,318	(3)	588,935
Founder and Chief Executive Officer	2020	225,000	185,017	—	702	(4)	410,719
Felicia DellaFortuna	2021	370,000	148,920	3,348,864	4,120	(5)	3,871,904
Chief Financial Officer
Rhonda Powell	2021	380,000	152,945	1,479,082	3,631	(6)	2,015,658
Chief Legal Officer	2020	352,200	173,051	—	3,880	(7)	529,131
(1)	Amounts represent bonuses paid under our annual discretionary corporate bonus plan, described in greater detail below.
(2)

Amounts represent the aggregate grant date fair value of the RSUs awarded to the named executive officer during 2021 in accordance with FASB Accounting Standards Codification Topic 718. The assumptions used in calculating the grant date fair value of the RSUs reported in the Stock Awards column are set forth in note 2 of the notes to BuzzFeed’s financial statements included in this prospectus. Note that the amounts reported in this column reflect the accounting cost for these RSUs and do not correspond to the actual economic value that may be received by the named executive officers from the RSUs.

(3)	The amount reported represents (i) a $1,500 work-from-home stipend and (ii) $818 in group term life insurance imputed income.
(4)	The amount reported represents (i) a $500 work-from-home stipend and (ii) $202 in group term life insurance imputed income.
(5)

The amount reported represents (i) our matching contribution of $2,130 on Ms. DellaFortuna’s behalf under our 401(k) plan, (ii) a $1,500 work-from-home stipend, and (iii) $490 in group term life insurance imputed income.

(6)

The amount reported represents (i) our matching contribution of $877 on Ms. Powell’s behalf under our 401(k) plan, (ii) a $1,500 work-from-home stipend, and (iii) $1,254 in group term life insurance imputed income.

(7)

The amount reported represents (i) our matching contribution of $2,138 on Ms. Powell’s behalf under our 401(k) plan, (ii) a $500 work-from-home stipend, and (iii) $1,242 in group term life insurance imputed income.

Equity Compensation

Legacy BuzzFeed previously granted, and BuzzFeed will, from time to time, grant equity awards in the form of stock options and/or RSUs to our named executive officers, which are generally subject to vesting based on each named executive officer’s continued service with us. Each of our named executive officers currently holds outstanding options to purchase shares of our common stock and/or RSUs with respect to shares of our common stock, in each case that were granted under the BuzzFeed Incentive Plans, as set forth in the table below titled “— 2021 Outstanding Equity Awards at Fiscal Year-End.”

Annual Discretionary Bonus Compensation

During 2021, each of our named executive officers earned cash bonuses that were entirely discretionary, with funding generally determined through a combination of overall company performance and individual performance. We did not implement a formal corporate bonus plan for fiscal 2021.

Offer Letters

We may enter into new and/or amended and restated offer letters with each of our named executive officers, subject to the discussion and approval of the Board.

In addition, Ms. DellaFortuna and Ms. Powell have each executed our form of standard employee invention assignment and confidentiality agreement which includes a 12-month post-termination non-solicitation covenant, for executive officers residing in states where such agreements are permissible and enforceable under state law. Mr. Peretti has not signed an employee invention assignment and confidentiality agreement.

Potential Payments upon Termination or Change of Control

Existing Offer Letters

Under her current offer letter with BuzzFeed, Ms. Rhonda Powell is entitled to acceleration of 50% of her then unvested RSUs upon a Change in Control. Further, if Ms. Powell is terminated without cause or resigns with good reason, in either case within 12 months following a Change in Control, 100% of any remaining RSUs will immediately vest.

Change in Control Severance Agreements

In February 2020, we adopted the Change in Control and Severance Plan, pursuant to which certain of our executive officers, including our named executive officers, executive vice presidents and other employees as designated by the Board or the compensation committee, are entitled to certain benefits upon their termination.

The Change in Control and Severance Plan provides for benefits upon either a termination by the Company of the participant’s employment without Cause or a resignation by the participant for Good Reason (as such terms are defined in the Change in Control and Severance Plan) (either, a “Qualifying Termination”). The benefits provided under the Change in Control and Severance Plan vary depending on whether the participant is subject to a Qualifying Termination within the 12-month period following a Change in Control (a “Change in Control Period”). Under the Change in Control and Severance Plan, participants are identified as “Tier 1,” “Tier 2,” “Tier 3” or “Tier 4.” Jonah Peretti, our Founder and Chief Executive Officer, has been designated as a Tier 1 participant. Felicia DellaFortuna, our Chief Financial Officer, has been designated as a Tier 2 participant. Rhonda Powell, our Chief Legal Officer has been designated as a Tier 3 participant.

Mr. Peretti, Ms. DellaFortuna and Ms. Powell, upon a Qualifying Termination during a Change in Control Period, will be eligible to receive (i) a cash lump-sum severance payment in an amount equal to (a) 24 months, 12 months and 12 months, respectively, of his or her then current base salary plus (b) the greater of (x) the pro rata portion of his or her then current target bonus, pro-rated to reflect the partial year of service or (y) 200%, 100% and 100%, respectively, of his or her current target bonus; (ii) reimbursement of COBRA premiums for a period of up to 24 months, 12 months and 12 months, respectively; and (iii) 100% acceleration of unvested equity awards (including those that vest upon performance criteria).

Mr. Peretti, Ms. DellaFortuna and Ms. Powell, upon a Qualifying Termination other than during a Change in Control Period, will be eligible to receive (i) a cash lump-sum severance payment in an amount equal to (a) 12 months, 9 months and 9 months, respectively, of his or her then current base salary plus (b) the greater of (x) the pro rata portion of his or her then current target bonus, pro-rated to reflect the partial year of service or (y) 100%, 75% and 75%, respectively, of his or her current target bonus; and (ii) reimbursement of COBRA premiums for a period of up to 12 months, 9 months and 9 months, respectively.

Outstanding Equity Awards at Fiscal Year-End

The following table presents, for each of our named executive officers, information regarding outstanding equity awards as of December 31, 2021.

		Option Awards				Stock Awards
								Market
								Value of
		Number of	Number of			Number of		Shares or
		Securities	Securities			Shares or		Units
		Underlying	Underlying			Units of		of Stock
		Unexercised	Unexercised	Option		Stock That		That Have
		Options	Options	Exercise	Option	Have Not		Not
	Award Grant	Exercisable	Unexercisable	Price	Expiration	Vested		Vested
Name	Date	(#)	(#)	($)	Date	(#)		($)
Jonah Peretti	—	—	—	—	—	—		—
Felicia DellaFortuna	12/6/2021	3,060	—	8.76	10/20/2025	—		—
	12/6/2021	4,590	—	8.83	7/12/2026	—		—
	12/6/2021	7,650	—	9.55	7/24/2027	—		—
	12/6/2021	11,396	—	8.34	7/31/2029	—		—
	12/6/2021	26,853	22,951	8.34	7/31/2029	—		—
	12/6/2021	—	—	—	—	24,480	(3)	130,478
	12/6/2021	—	—	—	—	9,180	(4)	48,929
	12/6/2021	—	—	—	—	367,200	(5)	1,957,176
Rhonda Powell	12/6/2021	—	—	—	—	162,180	(6)	864,419
	12/6/2021	—	—	—	—	97,920	(7)	521,914
(1)

All of the outstanding equity awards were granted under the 2015 Equity Incentive Plan and were substituted under the 2021 Equity Incentive Plan at the Closing, unless otherwise indicated. The equity awards are subject to vesting acceleration as set forth in the section titled “— Potential Payments upon Termination or Change of Control.”

(2)	The dollar value of these awards is calculated by multiplying the number of units by $5.33 per share, the share price of BuzzFeed’s Class A common stock as of December 31, 2021.
(3)

The RSUs will vest on the following schedule: (a) 25% shall vest one year after the initial grant date, April 11, 2019, and (b) 1/48th of the total award amount shall vest on a monthly basis thereafter; provided that no shares will be delivered until a liquidity event or change in control (as defined in the 2015 Equity Incentive Plan).

(4)

The RSUs will vest on the following schedule: (a) 25% shall vest one year after the initial grant date, August 1, 2019, and (b) 1/48th of the total award amount shall vest on a monthly basis thereafter; provided that no shares will be delivered until a liquidity event or change in control (as defined in the 2015 Equity Incentive Plan).

(5)

The RSUs will vest on the following schedule: (a) one-third shall vest one year after the vesting commencement date (January 1, 2021) and (b) the remaining two-thirds shall vest on a quarterly basis thereafter over a two-year period; provided that no shares will be delivered until a liquidity event or change in control (as defined in the 2015 Equity Incentive Plan). Pursuant to the terms of this award, the Business Combination constitutes a liquidity event.

(6)

The RSUs will vest on the following schedule: (a) 25% shall vest one year after the initial grant date, January 20, 2021 and (b) 1/48th of the total award amount shall vest on a monthly basis thereafter; provided that no shares will be delivered until a liquidity event or change in control (as defined in the 2015 Equity Incentive Plan).

(7)

The RSUs will vest on the following schedule: (a) one-third shall vest one year after the vesting commencement date (January 1, 2021) and (b) the remaining two-thirds shall vest on a quarterly basis thereafter over a two-year period; provided that no shares will be delivered until a liquidity event or change in control (as defined in the 2015 Equity Incentive Plan). Pursuant to the terms of this award, the Business Combination constitutes a liquidity event.

Employee Stock Plans

We believe that our ability to grant equity-based awards is a valuable compensation tool that enables us to attract, retain, and motivate our employees, consultants, and directors by aligning their financial interests with those of our stockholders. The principal features of our equity incentive plans are summarized below. These summaries are qualified in their entirety by reference to the actual text of the plans, which are filed as exhibits to the registration statement of which this prospectus is a part.

Equity Incentive Plan

The Equity Incentive Plan was adopted by the 890 Board and approved by the 890 stockholders prior to the Closing and it became effective on the Closing. The Equity Incentive Plan allows BuzzFeed to grant awards of stock options, restricted stock awards, stock appreciation rights (“SARs”), restricted stock units (“RSUs”), cash awards, performance awards, and stock bonus awards to officers, employees, directors and consultants. We believe that providing such persons with a direct stake in BuzzFeed will assure a closer alignment of the interests of such individuals with those of BuzzFeed and its stockholders, thereby stimulating their efforts on BuzzFeed’s behalf and strengthening their desire to remain with BuzzFeed.

The following is a summary of the material features of the Equity Incentive Plan. This summary is qualified in its entirety by the full text of the Equity Incentive Plan, a copy of which is filed as an exhibit to this proxy statement/prospectus.

Securities to be offered. A total of 31,206,550 shares of BuzzFeed Class A common stock were reserved for issuance under the Equity Incentive Plan (the “EIP Share Reserve”), which number includes (a) any reserved shares of BuzzFeed common stock not issued or subject to outstanding grants under the BuzzFeed, Inc. 2015 Equity Incentive Plan at the Closing (as converted into BuzzFeed Class A common stock) and (b) the shares of BuzzFeed Class A common stock that were issued in substitution of outstanding Legacy BuzzFeed awards at the Closing pursuant to the terms of the Equity Incentive Plan (as described in greater detail below). The number of shares reserved for issuance under the Equity Incentive Plan will increase automatically on January 1 of each of 2022 through 2031 by the number of shares equal to the lesser of 5% of the total number of outstanding shares of all classes of BuzzFeed common stock as of the immediately preceding December 31, or a number as may be determined by the BuzzFeed Board. In addition, the following shares of BuzzFeed Class A common stock will be available for grant and issuance under the Equity Incentive Plan:

●

shares subject to issuance upon exercise of stock options or SARs granted under the Equity Incentive Plan (including Substituted Awards) that cease to be subject to the stock option or SAR for any reason other than exercise of the option or SAR;

●	shares subject to awards granted under the Equity Incentive Plan (including Substituted Awards) that are subsequently forfeited or repurchased at the original issue price;
●	shares subject to awards granted under the Equity Incentive Plan (including Substituted Awards) that otherwise terminate without shares being issued;
●	shares surrendered, canceled, or exchanged for cash or the same type of award or a different award (or combination thereof and including Substituted Awards);
●	shares subject to an award (including a Substituted Award) that is paid out in cash or other property, rather than shares; and
●

shares subject to awards under the Equity Incentive Plan (including Substituted Awards) that are used to pay the exercise price of an award or withheld to satisfy the tax withholding obligations related to any award.

As of March 31, 2022, there were 4,355,053 shares issuable upon the exercise of outstanding stock option awards and 9,468,792 shares issuable upon the settlement of outstanding RSU awards.

Administration. The Equity Incentive Plan will be administered by BuzzFeed’s compensation committee or by the BuzzFeed Board acting in place of the compensation committee. Subject to the terms and conditions of the Equity Incentive Plan, the compensation committee will have the authority, among other things, to select the persons to whom awards may be granted, construe and interpret the Equity Incentive Plan as well as to determine the terms of such awards and prescribe, amend, and rescind the rules and regulations relating to the plan or any award granted thereunder. The Equity Incentive Plan provides that the board of directors or compensation committee may delegate its authority, including the authority to grant awards, to one or more officers to the extent permitted by applicable law, provided that awards granted to non-employee directors may only be determined by the BuzzFeed Board.

Eligibility. The Equity Incentive Plan provides for the grant of awards to BuzzFeed employees, directors, and consultants. No non-employee director may receive awards under the Equity Incentive Plan that, when combined with cash compensation received for service as a non-employee director, exceed $750,000 in value (measured as of the date of grant) in any calendar year, or increased to $1,000,000 in the calendar year of his or her initial services as a non-employee director.

Options. The Equity Incentive Plan provides for the grant of both incentive stock options intended to qualify under Section 422 of the Code, and non-statutory stock options to purchase shares of BuzzFeed common stock at a stated exercise price. Incentive stock options may only be granted to employees, including officers and directors who are also employees. The exercise price of stock options granted under the Equity Incentive Plan must be at least equal to the fair market value of BuzzFeed Class A common stock on the date of grant. Incentive stock options granted to an individual who holds, directly or by attribution, more than ten percent of the total combined voting power of all classes of BuzzFeed capital stock must have an exercise price of at least 110% of the fair market value of BuzzFeed Class A common stock on the date of grant. Subject to stock splits, dividends, recapitalizations or similar events, no more than 93,619,649 shares may be issued pursuant to the exercise of incentive stock options granted under the Equity Incentive Plan.

Options may vest based on service or achievement of performance conditions. The compensation committee may provide for options to be exercised only as they vest or to be immediately exercisable, with any shares issued on exercise being subject to a right of repurchase that lapses as the shares vest. The maximum term of options granted under the Equity Incentive Plan is ten years from the date of grant, except that the maximum permitted term of incentive stock options granted to an individual who holds, directly or by attribution, more than ten percent of the total combined voting power of all classes of BuzzFeed capital stock is five years from the date of grant. Upon exercise of options, the option exercise price must be paid in full either in cash or cash equivalents or in other manners approved by the compensation committee, including by surrender of shares of BuzzFeed Class A common stock that are beneficially owned by the optionee free of restrictions and that have generally been held and vested for at least six months. Subject to applicable law, the exercise price may also be delivered pursuant to a broker assisted, net exercise method or other form of cashless exercise program implemented by BuzzFeed in connection with the Equity Incentive Plan.

Restricted stock awards. An award of restricted stock is an offer to sell shares of common stock subject to restrictions that may lapse based on the satisfaction of service or achievement of performance conditions. The price, if any, of an award of restricted stock will be determined by the compensation committee. Unless otherwise determined by the compensation committee, holders of restricted stock will be entitled to vote and to receive any dividends or stock distributions paid pursuant to any vested shares of restricted stock. Holders of unvested restricted stock will not be entitled to receive any dividends or stock distributions paid with respect to unvested shares of restricted stock, and any such dividends or stock distributions will be accrued and paid only as and when such shares of restricted stock become vested. If any such dividends or distributions are paid in shares of BuzzFeed Common Stock, the shares will be subject to the same restrictions on transferability and forfeiture as the shares of restricted stock with respect to which they were paid.

Stock appreciation rights. A SAR provides for a payment, in cash or shares of BuzzFeed Class A common stock (up to a specified maximum of shares, if determined by the compensation committee), to the holder equal to the fair market value of BuzzFeed Class A common stock on the date of exercise less a pre-determined exercise price per share, multiplied by the number of shares with respect to which the SAR is being exercised. Under the Equity Incentive Plan, the exercise price of a SAR must be at least equal to the fair market value of a share of BuzzFeed Class A common stock on the date of grant. SARs may vest based on service or achievement of performance conditions and may not have a term that is longer than ten years from the date of grant.

Restricted stock units. RSUs represent the right to receive shares of common stock at a specified date in the future, and may be subject to vesting based on service or achievement of performance conditions. Payment of earned RSUs may be made as soon as practicable after the date determined at the time of grant or on a deferred basis in the discretion of the compensation committee, and may be settled in cash, shares of common stock or a combination of both. No RSU may have a term that is longer than ten years from the date of grant.

Performance awards. Performance awards granted pursuant to the Equity Incentive Plan may be in the form of a cash bonus, or an award of performance shares or performance units denominated in shares of BuzzFeed Class A common stock, that may be settled in cash, property or by issuance of those shares subject to the satisfaction or achievement of specified performance conditions.

Stock bonus awards. A stock bonus award provides for payment in the form of cash, shares of BuzzFeed Class A common stock or a combination thereof, based on the fair market value of shares subject to such award as determined by the compensation committee. The awards may be subject to vesting restrictions based on continued service or performance conditions.

Cash Awards. A cash award is an award that is denominated in, or payable to an eligible participant solely in cash.

Dividend equivalent rights. Dividend equivalent rights may be granted at the discretion of the compensation committee and represent the right to receive the value of dividends, if any, paid with respect to the number of shares of BuzzFeed Class A common stock underlying an award. Dividend equivalent rights will be subject to the same vesting or performance conditions as the underlying award and will be paid only at such time as the underlying award has become fully vested. Dividend equivalent rights may be settled in cash, shares, or other property, or a combination thereof as determined by the compensation committee. No dividend equivalent rights will be paid in respect of options or SARs.

Change of control. The Equity Incentive Plan is expected to provide that, in the event of certain corporate transactions (as set forth in the Equity Incentive Plan), including the consummation of a merger or consolidation of BuzzFeed with another corporation, outstanding awards under the Equity Incentive Plan shall be subject to the agreement evidencing the corporate transaction, which need not treat all outstanding awards in an identical manner, and may include one or more of the following actions: (i) the continuation of outstanding awards; (ii) the assumption of outstanding awards by the successor or acquiring entity or its parent; (iii) the substitution of outstanding awards by the successor or acquiring entity or its parent with equivalent awards with substantially the same terms; (iv) the full or partial acceleration of exercisability, vesting, or lapse of forfeiture conditions including any right of BuzzFeed to repurchase shares, and accelerated expiration of the award; (v) the settlement of the full value of the outstanding awards (whether or not then vested or exercisable) in cash, cash equivalents, or securities of the successor entity with a fair market value equal to the required amount, as determined in accordance with the Equity Incentive Plan, which may be deferred until the date or dates the award would have become exercisable or vested; or (vi) the cancellation of the outstanding awards for no consideration. Notwithstanding the foregoing, the vesting of all awards granted to BuzzFeed’s non-employee directors will accelerate and such awards will become exercisable (to the extent applicable) in full prior to the consummation of a corporate transaction at such times and on such conditions as the compensation committee determines.

Adjustment. In the event of a change in the number of outstanding shares of common stock by reason of a stock dividend, extraordinary dividend or distribution, recapitalization, stock split, reverse stock split, subdivision, combination, consolidation, reclassification, spin-off or similar change in BuzzFeed’s capital structure, without consideration, appropriate proportional adjustments will be made to (i) the number and class of shares reserved for issuance under the Equity Incentive Plan and the incentive stock option limit; (ii) the exercise prices of stock options and SARs; and (iii) number and class of shares subject to outstanding awards.

Substitution in Connection with the Business Combination. At the consummation of the Business Combination, all outstanding BuzzFeed equity awards under the Legacy BuzzFeed, Inc. 2015 Equity Incentive Plan and the BuzzFeed, Inc. 2008 Stock Plan were substituted with awards under the Equity Incentive Plan and, following the Closing, are governed by the terms of the Equity Incentive Plan.

Clawback; transferability. All awards will be subject to clawback or recoupment pursuant to any compensation clawback or recoupment policy adopted by the BuzzFeed Board, to the extent set forth in such policy or applicable agreement, or as required by law. Except in limited circumstances, awards granted under the Equity Incentive Plan may generally not be transferred in any manner prior to vesting other than by will or by the laws of descent and distribution.

Amendment and termination; Exchange Program. The BuzzFeed Board may amend or terminate the Equity Incentive Plan at any time, subject to stockholder approval as may be required. The Equity Incentive Plan will automatically terminate ten years from the date the 890 Board adopted the Equity Incentive Plan, unless it is terminated earlier by the BuzzFeed Board. No termination or amendment of the Equity Incentive Plan may materially adversely affect any then-outstanding award without the consent of the affected participant, except as is necessary to comply with applicable law. Subject to the foregoing, without stockholder approval the compensation committee may at any time increase or decrease the exercise price applicable to outstanding options or SARs or pay cash or issue new awards in exchange for the surrender and cancellation of any, or all, outstanding awards, provided that any such repricing will only be done to the extent it can be done without triggering adverse tax consequences pursuant to Section 409A of the Code.

Employee Stock Purchase Plan (“ESPP”)

We believe that the adoption of the ESPP will benefit us by providing employees with an opportunity to acquire shares of BuzzFeed common stock and will enable us to attract, retain and motivate valued employees. The Employee Stock Purchase Plan was adopted by the 890 Board and approved by the 890 stockholders prior to the Closing and became effective on the Closing. We have not yet implemented the ESPP.

The following description of certain provisions of the ESPP is intended to be a summary only. The summary is qualified in its entirety by the full text of the ESPP, a copy of which is attached to this proxy statement/prospectus as an exhibit. It is our intention that a component of the ESPP qualify as an “employee stock purchase plan” under Section 423 of the Code.

Share reserve. A total of 2,507,695 shares were reserved and available for sale under the ESPP (the “ESPP Share Reserve”). The aggregate number of shares reserved for sale under the ESPP will increase automatically on January 1 of each of 2022 through 2031 by a number of shares equal to the lesser of 1% of the total number of outstanding shares of BuzzFeed’s Class A common stock as of the immediately preceding December 31 or a number of shares as may be determined by the BuzzFeed Board or the compensation committee. The aggregate number of shares issued over the term of the ESPP, subject to adjustments for stock-splits, recapitalizations or similar events, may not exceed a number of shares equal to ten times the ESPP Share Reserve.

Administration. The compensation committee will administer the ESPP subject to the terms and conditions of the ESPP. Among other things, the compensation committee will have the authority to determine eligibility for participation in the ESPP, designate separate offerings under the ESPP, and construe, interpret and apply the terms of the ESPP.

Eligibility. Once the ESPP is implemented, employees eligible to participate in any offering pursuant to the ESPP generally include any employee who is employed by BuzzFeed at the beginning of the applicable offering period. However, any employee who owns (or is deemed to own as a result of attribution) 5% or more of the total combined voting power or value of all classes of BuzzFeed capital stock, or the capital stock of one of BuzzFeed’s qualifying subsidiaries in the future, or who will own such amount as a result of participation in the ESPP, will not be eligible to participate in the ESPP. The compensation committee may impose additional restrictions on eligibility from time to time as set forth in the ESPP.

Offering Periods; Enrollment. Once the ESPP is implemented, eligible employees will be offered the option to purchase shares of BuzzFeed Class A common stock at a discount over a series of offering periods. Each offering period may itself consist of one or more purchase periods. No offering period may be longer than 27 months and each offering period will be determined by the compensation committee. New participants may enroll by submitting an enrollment form prior to the start of an offering period. Once an employee is enrolled, participation will be automatic in subsequent offering periods. An employee’s participation automatically ends upon a termination of employment for any reason, and an employee may withdraw from an offering period at any time without affecting his or her eligibility to participate in future offering periods.

Offerings; payroll deductions. Under the ESPP, eligible employees will be offered the option to purchase shares of BuzzFeed Class A common stock at a discount over a series of offering periods by accumulating funds through payroll deductions of between 1% and 15% of the employee’s compensation. The purchase price for shares of BuzzFeed Class A common stock purchased under the ESPP will be 85% (or a higher percentage designated by the Committee) of the lesser of the fair market value of BuzzFeed Class A common stock on (i) the first business day of the applicable offering period and (ii) the date of purchase. However, no participant may purchase more than 2,500 shares on any one purchase date. The compensation committee, in its discretion, may set a lower maximum amount of shares which may be purchased. In addition, no participant will have the right to purchase our shares in an amount, when aggregated with purchase rights under all of BuzzFeed’s employee stock purchase plans that are also in effect in the same calendar years, that has a fair market value of more than $25,000, determined as of the first day of the applicable offering period, for each calendar year in which that right is outstanding.

Subject to certain limitations, the number of shares of BuzzFeed Class A common stock a participant purchases in each offering period is determined by dividing the total amount of payroll deductions withheld from the participant’s compensation during the offering period by the purchase price. In general, if an employee ceases to be a participant in the ESPP, the employee’s option to purchase shares of BuzzFeed Class A common stock under the ESPP will be automatically terminated, and the amount of the employee’s accumulated payroll deductions or other contributions will be refunded.

Adjustments upon recapitalization. If the number of outstanding shares of BuzzFeed Class A common stock is changed by a stock dividend, recapitalization, stock split, reverse stock split, subdivision, combination, reclassification, or similar change in our capital structure without consideration, then the compensation committee will proportionately adjust the number and class of BuzzFeed Class A common stock that is available under the ESPP, the purchase price and number of shares any participant has elected to purchase under the ESPP, as well as the maximum number of shares which may be issued to participants under the ESPP.

Change of control. If we experience a corporate transaction (as defined in the ESPP), any offering period that commenced prior to the closing of the proposed corporate transaction will be shortened and terminated on a new purchase date. The new purchase date will be on or prior to the closing of the proposed corporate transaction, and the ESPP will then terminate on the closing of the corporate transaction.

Transferability. No participant may assign, transfer, pledge, or otherwise dispose of payroll deductions credited to his or her account or of any rights with regard to an election to purchase shares pursuant to the ESPP, other than by will or the laws of descent or distribution.

Amendment; termination. The compensation committee may amend, suspend, or terminate the ESPP at any time without stockholder consent, except as required by law and provided that stockholder approval will be required for any amendments that increase the number or change the types of shares that may be issued under the ESPP or any change that would be considered the adoption of a new plan within the meaning of Section 423 of the Code. The ESPP will continue until the earlier to occur of (i) termination of the ESPP by the board of directors, (ii) issuance of all of the shares of BuzzFeed Class A common stock reserved for issuance under the ESPP, or (iii) the tenth anniversary of the effective date of the ESPP.

401(k) Plan

We sponsor a retirement plan intended to qualify for favorable tax treatment under Section 401(a) of the Internal Revenue Code, containing a cash or deferred feature that is intended to meet the requirements of Section 401(k) of the Internal Revenue Code. U.S. employees who have attained at least 18 years of age are generally eligible to participate in the plan on the first day of the calendar month following the employees’ completion of certain eligibility requirements. Temporary employees, interns and fixed term employees are excluded from participation. Participants may make pre-tax contributions to the plan from their eligible earnings up to the statutorily prescribed annual limit on pre-tax contributions under the Internal Revenue Code. Pre-tax contributions by participants and the income earned on those contributions are generally not taxable to participants until withdrawn. Participant contributions are held in trust as required by law. No minimum benefit is provided under the plan. An employee’s interest in his or her pre-tax deferrals is 100% vested when contributed. The plan provides for 25% employer matching contribution and a discretionary employer profit sharing contribution.

Long-Term Incentive Program

In February 2022, we adopted a Long Term Incentive Program, to provide annual equity awards for our executive officers, including named executive officers, and certain other key executives and employees.

For 2022, Felicia DellaFortuna will receive an equity award with a value of $900,000 and Rhonda Powell will receive an equity award with a value of $500,000. The equity awards were granted on February 15, 2022. For 2022, the awards are time based RSUs, but in future years may be in the form of stock options, performance stock units or a combination of the three types of awards. The number of RSUs equal the value approved per individual, divided by the average closing trading price of the Company’s common stock for the twenty trading days prior to February 15, 2022. Subject to continued service, the RSUs will vest over a three-year period with 1/3rd of the RSUs vesting on February 15, 2023, with the remainder vesting in eight equal quarterly installments on each May 15, August 15, November 15 and February 15 thereafter.

PRINCIPAL SECURITYHOLDERS

The following table sets forth information known to us regarding the beneficial ownership of our Class A common stock and Class B common stock immediately following the consummation of the Business Combination by:

●	each person who is the beneficial owner of more than 5% of the outstanding shares of our Class A common stock or Class B common stock;
●	each of our named executive officers and directors; and
●	all of our executive officers and directors as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, options and restricted stock units that are currently exercisable or vested or that will become exercisable or vest within 60 days. This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13G or 13D filed with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares of our common stock beneficially owned by them. The beneficial ownership percentages set forth in the table below are based on 116,689,303 shares of our Class A common stock and 12,293,614 shares of our Class B common stock issued and outstanding as of March 31, 2022.

					% of
	Class A Common Stock		Class B Common Stock		Combined
	Number of		Number of		Voting
Name and Address of Beneficial Owner	Shares	% of Shares	Shares	% of Shares	Power
5% or Greater Stockholders:
NBCUniversal Media, LLC (1)	30,880,000	26.46%	—	—	4.22%
New Enterprise Associates 13, L.P.(2)	15,333,892	13.14%	—	—	2.10%
Entities affiliated with Hearst (3)	12,409,578	10.63%	—	—	1.70%
Jonah Peretti (4)	—	—	12,019,830	97.77%	82.17%
Entities affiliated with RRE (5)	10,350,407	8.87%	—	—	1.42%
Entities affiliated with Redwood Capital (6)	9,903,750	7.82%	—	—	1.34%
General Atlantic BF, L.P.(7)	7,862,502	6.74%	—	—	1.08%
200 Park Avenue Partners, LLC (8)	7,205,040	6.17%	12,019,830	97.77%	83.16%
John S. Johnson, III (9)	—	—	5,582,414	45.41%	38.16%
Executive Officers and Directors:
Jonah Peretti (4)	—	—	12,019,830	97.77%	82.17%
Felicia DellaFortuna (10)	251,175	*	—	—	*
Rhonda Powell (11)	67,574	*	—	—	*
Angela Acharia (12)	20,983	*	—	—	*
Joan Amble (13)	31,481	*	—	—	*
Gregory Coleman (14)	2,255,313	1.91%	—	—	*
Patrick Kerins (15)	15,360,570	13.16%	—	—	2.10%
Janet Rollé (16)	61,145	*	—	—	*
Adam Rothstein (17)	25,179	*	—	—	*
All current directors and executive officers as a group (11 persons)	18,431,439	15.49%	12,019,830	97.77%	84.43%
*	Less than 1 percent
(1)

As reported in a statement on Schedule 13D filed with the SEC on December 13, 2021, by Comcast. All of the shares of BuzzFeed’s Class A common stock reported in the table are directly beneficially owned by NBCUniversal Media, LLC. NBCUniversal Media, LLC is a wholly owned subsidiary of NBCUniversal, LLC, which, in turn, is wholly owned by Comcast. As such, NBCUniversal, LLC and Comcast may each be deemed to have shared voting and investment discretion over securities directly owned by NBCUniversal Media, LLC. The principal business office of Comcast is One Comcast Center, Philadelphia, PA 19103. The principal business offices of NBCUniversal Media, LLC and NBCUniversal, LLC are located at 30 Rockefeller Plaza, New York, NY 10112.

(2)

As reported in a statement on Schedule 13D filed with the SEC on January 13, 2022, by New Enterprise Associates 13 LP (“NEA 13”). The securities reported in the table consist of 15,333,892 shares of BuzzFeed’s Class A common stock of which NEA 13 is the record owner. NEA Partners 13, L.P. is the sole general partner of NEA 13. NEA 13 GP, LTD is the sole general partner of NEA Partners 13, L.P. Each of such entities may be deemed to share voting and dispositive power over the shares directly held by NEA 13. Forest Baskett, Patrick J. Kerins, who is a member of our Board, and Scott D. Sandell are the directors of NEA 13 GP, LTD, and may be deemed to have shared voting and investment discretion over securities directly or indirectly owned by the aforementioned entities. The principal business address of NEA 13, NEA Partners 13, L.P., NEA 13 GP, LTD, and Scott D. Sandell is 1954 Greenspring Drive, Suite 600, Timonium, MD 21093. The principal business address of Forest Baskett 2855 Sand Hill Road, Menlo Park, CA 94025. The principal business address of Patrick J. Kerins is 5425 Wisconsin Avenue, Suite 800, Chevy Chase, MD 20815.

(3)

As reported in a statement on Schedule 13G filed with the SEC on December 7, 2021, by Hearst Communications Inc. According to the statement: (i) HDS II Inc. (“HDS II”) is the direct beneficial owner of 5,000,000 shares of BuzzFeed’s Class A common stock and (ii) Hearst Communications, Inc. (“HCI”) is the direct beneficial owner of 7,409,578 shares of BuzzFeed’s Class A common stock. HCI is the controlling stockholder of HDS II; Hearst Holdings, Inc. (“HHI”) is the controlling stockholder of HCI; The Hearst Corporation (“THC”) is the controlling stockholder of HHI; and The Hearst Family Trust is the controlling stockholder of THC. As such, each of the aforementioned parties may be deemed to have shared voting and dispositive power over the shares directly or indirectly owned by HDS II or HCI. Also, HCI may be deemed to have shared voting and dispositive power over the shares directly owned by HDS II. The principal business office of each of the aforementioned parties is 300 West 57th Street, New York, New York 10019.

(4)

The securities reported in this row consist of: (i) 6,437,416 shares of BuzzFeed’s Class B common stock directly held by Jonah Peretti, LLC, 1,200,000 of which shares are held in an escrow account administered by PNC Bank, National Association, as escrow agent, pursuant to the terms of the Amended and Restated Escrow Agreement; and (ii) an aggregate 5,582,414 shares of Class B common stock over which Mr. Peretti holds an irrevocable proxy granted by John S. Johnson III and Johnson BF, LLC pursuant to the Holder Voting Agreement, as further described below in the section titled “Certain Relationships and Related Party Transactions.” Jonah Peretti is the managing member of Jonah Peretti, LLC and has voting and dispositive power over the shares held directly by Jonah Peretti, LLC.

(5)

As reported in a statement on Schedule 13G filed with the SEC on February 28, 2022, by RRE Ventures IV, L.P. (“RRE IV”). The securities reported in the table consist of: (i) 9,537,830 shares of BuzzFeed’s Class A common stock directly held by RRE IV and (ii) 812,577 shares of Class A common stock directly held by RRE Leaders Fund, L.P. (“RRE Leaders”). RRE Ventures GP IV, LLC is the general partner of RRE IV and, as such, shares voting and dispositive power over shares directly held by RRE IV. RRE Leaders GP, LLC is the general partner of RRE Leaders and, as such, shares voting and dispositive power over shares directly held by RRE Leaders. James D. Robinson IV, Stuart J. Ellman, and William D. Porteous are the managing members and officers of RRE Ventures GP IV, LLC and RRE Leaders GP, LLC and may be deemed to have shared voting and investment discretion over securities directly or indirectly owned by the aforementioned entities. The address of each of the aforementioned parties is: 130 East 59th Street, 17th Floor, New York, NY 10022.

(6)

As reported in a statement on Schedule 13G filed with the SEC on February 14, 2022, by Redwood Capital Management, LLC (“RCM LLC”), and pursuant to BuzzFeed’s records. According to the statement, RCM LLC has sole voting and dispositive power over none of the shares of BuzzFeed’s Class A common stock reported in this row, and it has shared voting and dispositive power over 9,903,750 of the shares reported in this row. According to the statement, all securities reported in this row are under the investment management of RCM LLC for its clients. Pursuant to BuzzFeed’s records, the shares of Class A common stock reported in this row represent shares capable of being acquired within 60 days of March 31, 2022, pursuant to the terms of the company’s Convertible Note Financing, as follows: (i) 6,802,312 shares of Class A common stock issuable upon conversion of $65,250,000 principal amount of convertible notes for which Redwood Master Fund Ltd. is the noteholder, (ii) 2,919,000 shares of Class A common stock issuable upon conversion of $28,000,000 principal amount of convertible notes for which Redwood Opportunity Master Fund, Ltd. is the noteholder; and (iii) 182,438 shares of Class A common stock issuable upon conversion of $1,750,000 principal amount of convertible notes for which Corbin Opportunity Fund, L.P. is the noteholder. The percentage ownership reported in this row is calculated as a percentage of the total Class A common stock which would be outstanding following a conversion of all convertible notes issued in the Convertible Note Financing, which is described in more detail in the section below titled “Certain Relationships and Related Party Transactions.” The conversion rate is 80 shares of Class A common stock per $1,000 principal amount of the convertible notes which is equivalent to a conversion price of approximately $12.50 per share. The sole member of RCM LLC is Redwood Capital Management Holdings, LP. The general partner of Redwood Capital Management Holdings, LP is Double Twins K, LLC. The managing member of Double Twins K, LLC is Ruben Kliksberg, who may be deemed to have voting and investment discretion over securities directly or indirectly owned by the aforementioned entities. The address of each of the aforementioned parties is: 250 West 55th Street, 26th Floor, New York, NY 10019.

(7)

As reported in a statement on Schedule 13G filed with the SEC on December 10, 2021, by General Atlantic, L.P. (“GA LP”). According to the statement, General Atlantic BF, L.P. (“GA BF”), directly holds 7,862,502 shares of BuzzFeed’s Class A common stock. The general partner of GA BF is General Atlantic (SPV) GP, LLC (“GA SPV”). GA LP is the sole member of GA SPV. GA LP also ultimately controls General Atlantic GenPar, L.P., which is the general partner of General Atlantic Partners 93, L.P. Further, GA LP is the managing member of GAP Coinvestments III, LLC, GAP Coinvestments IV, LLC and GAP Coinvestments V, LLC, which in turn is the general partner of GAP Coinvestments CDA, L.P. The general partner of GAPCO GmbH & Co. KG (“GAPCO GmbH”) is GAPCO Management GmbH (“GAPCO Management”). GA LP is controlled by the nine-member Management Committee (the “Management Committee”) of GASC MGP, LLC. According to the statement, by virtue of the foregoing, each of the aforementioned parties may be deemed to share voting power and the power to direct the disposition of the securities directly owned by GA BF. Each of the members of the Management Committee disclaims ownership of the securities reported herein except to the extent of his or her pecuniary interest therein. The principal business address of GAPCO GmbH and GAPCO Management is c/o General Atlantic GmbH, Luitpoldblock, Amiraplatz 3, 80333 Munich, Germany. The principal business address of each of the other aforementioned parties is c/o General Atlantic Service Company, L.P., 55 East 52nd Street, 33rd Floor, New York, NY 10055.

(8)

As reported in a statement on Schedule 13D filed with the SEC, as amended on December 13, 2021, by the Sponsor. The securities reported in the table consist of: (i) 6,952,540 shares of BuzzFeed’s Class A common stock, (ii) 252,500 shares underlying warrants exercisable for Class A common stock and (iii) 12,019,830 shares of Class B common stock beneficially held by Jonah Peretti. The Voting Agreement provides that Mr. Peretti and certain of his affiliates shall vote all shares of BuzzFeed common stock beneficially held by such parties in favor of the election to Buzzfeed’s board of directors of certain individuals designated by the Sponsor and, as a result, the Sponsor is deemed to share beneficial ownership of Mr. Peretti’s shares of BuzzFeed common stock. Scott Flanders is the manager of the Sponsor and may be deemed to have shared voting and investment discretion over securities directly owned by the Sponsor. The principal business address of the Sponsor and Scott Flanders is 14 Elm Place, Suite 206, Rye, NY 10580.

(9)

The securities reported in the table consist of: (i) 31,461 shares of BuzzFeed’s Class B common stock directly held by John S. Johnson III and (ii) 5,550,953 shares of Class B common stock held by Johnson BF, LLC. Mr. Johnson is the sole member of Johnson BF, LLC and exercises investment discretion over both the shares he owns directly and the shares held directly by Johnson BF, LLC. Pursuant to the Holder Voting Agreement, as described more specifically below in the section titled “Certain Relationships and Related Party Transactions,” Mr. Johnson and Johnson BF, LLC have each granted Jonah Peretti an irrevocable proxy to exercise sole voting authority over the aforementioned shares. The principal business address of Mr. Johnson and Johnson BF, LLC is c/o CRM Management, 205 Hudson Street, Suite 1002, New York, NY 10013.

(10)

The securities reported in this row consist of the following shares of BuzzFeed’s Class A common stock: (i) 122,400 shares underlying vested but unsettled performance-based restricted stock units which vested upon completion of the business combination on December 3, 2021, but for which settlement has been deferred pursuant to the grant agreement between Ms. DellaFortuna and BuzzFeed; (ii) 76,500 shares underlying vested, unexercised stock options; (iii) 19,126 shares underlying unvested stock options which are early exercisable within 60 days of March 31, 2022; (iv) 30,600 shares underlying time-based restricted stock units which are capable of vesting within 60 days of March 31, 2022; and (v) 2,549 shares underlying stock options which are capable of vesting and becoming exercisable within 60 days of March 31, 2022.

(11)

The securities reported in this row consist of the following shares of BuzzFeed’s Class A common stock: (i) 54,059 shares underlying vested but unsettled performance-based restricted stock units which vested upon completion of the business combination on December 3, 2021, and which are capable of being settled within 60 days of March 31, 2022; and (ii) 13,515 shares underlying time-based restricted stock units which are capable of vesting within 60 days of March 31, 2022.

(12)	The securities reported in this row represent shares of BuzzFeed’s Class A common stock directly beneficially owned by Ms. Acharia as of March 31, 2022.
(13)

The securities reported in this row consist of: (i) 8,570 shares of BuzzFeed’s Class A common stock directly beneficially owned by Ms. Amble as of March 31, 2022; and (ii) 22,911 shares underlying time-based restricted stock units which are capable of vesting within 60 days of March 31, 2022, which total includes 18,922 restricted stock units which will vest on the date of BuzzFeed’s 2022 annual meeting of its stockholders pursuant to Ms. Amble’s grant agreement with BuzzFeed.

(14)

The securities reported in this row consist of: (i) 466,577 shares of BuzzFeed’s Class A common stock directly beneficially owned by Mr. Coleman; (ii) 13,089 shares of Class A common stock directly held by The Eloise Marie Coleman 2016 Trust (the “EMC Trust”); (iii) 51,722 shares of Class A common stock directly held by The Benjamin Coleman 2000 Trust (the “BC Trust”); (iv) 51,722 shares of Class A common stock directly held by The Stephen Coleman 2000 Trust (the “SC Trust”); (v) 13,089 shares of Class A common stock directly held by The Audrey Amelia Coleman 2014 Trust (the “AAC Trust”); (vi) 51,722 shares of Class A common stock directly held by The Melissa Coleman 2000 Trust (the “MC Trust”); (vii) 12,538 shares of Class A common stock directly held by The Coleman 2014 Family Trust (together with the EMC Trust, the BC Trust, the SC Trust, the AAC Trust, and the MC Trust, the “Trusts”); and (viii) 1,594,854 shares of Class A common stock underlying vested stock options which are capable of being exercised within 60 days of March 31, 2022. Mr. Coleman’s brother serves as trustee of each of the Trusts and Mr. Coleman disclaims beneficial ownership of the shares held of record by each of the Trusts except to the extent of his pecuniary interest therein.

(15)

The securities reported in this row consist of: (i) 26,678 shares of BuzzFeed’s Class A common stock directly beneficially owned by Mr. Kerins as of March 31, 2022; and (ii) the shares held by NEA 13 identified in footnote 2, above.

(16)

The securities reported in this row consist of: (i) 54,451 shares of BuzzFeed’s Class A common stock directly beneficially owned by Ms. Rollé as of March 31, 2022; and (ii) 6,694 shares underlying time-based restricted stock units which are capable of vesting within 60 days of March 31, 2022.

(17)	The securities reported in this row represent shares of BuzzFeed’s Class A common stock directly beneficially owned by Mr. Rothstein as of March 31, 2022.
(18)

This total includes the securities beneficially owned by all of BuzzFeed’s directors and officers, including, without limitation, the securities described in footnotes (4) and (10) through (17). It also includes an additional aggregate 358,019 shares of Class A common stock underlying stock options which are capable of being acquired within 60 days of March 31, 2022. Other than as stated in footnotes (4) and (10) through (17) above, none of BuzzFeed’s directors or officers is capable of acquiring shares of BuzzFeed’s capital stock within 60 days of March 31, 2022 through the vesting of restricted stock units or stock option awards.

SELLING SECURITYHOLDERS

The Selling Securityholders may offer and sell, from time to time, any or all of the shares of Class A common stock (including upon conversion of Class B common stock or Class C common stock) or warrants being offered for resale by this prospectus, which consists of:

●	up to 7,187,500 Founder Shares;
●	up to 15,637,500 shares of Class A common stock underlying the Notes;
●	up to 105,117,133 shares of Class A common stock issued or issuable to the BuzzFeed equity holders in connection with or as a result of the consummation of the Business Combination, consisting of:
●	up to 101,906,537 shares of Class A common stock (the “BuzzFeed Holder Shares”); and
●	up to 3,210,596 shares of Class A common stock issuable upon the exercise of certain stock option or restricted stock unit awards (“BuzzFeed Equity Award Shares”);
●	up to 9,583,333 shares of Class A common stock issuable upon the exercise of the Public Warrants;
●	up to 292,500 shares of Class A common stock usable upon the exercise of the Private Placement Warrants and Working Capital Warrants;
●	up to 259,167 Private Placement Warrants; and
●	up to 33,333 Working Capital Warrants.

The term “Selling Securityholders” includes the securityholders listed in the tables below and their permitted transferees, including, but not limited to, pledgees, donees, transferees, assignees, or other successors-in-interest, and others who later come to hold any of the Selling Securityholders’ interest in the shares of Class A common stock or warrants in accordance with the terms of the applicable agreements governing their respective registration rights, other than through public sale.

Certain stockholders are subject to lock-up restrictions pursuant to the Registration Rights Agreement and Investors’ Rights Agreement, which each provide that such stockholders (with the exception of holders of the Founder Shares (as defined in the Registration Rights Agreement)) will not transfer such shares until 180 days after the completion of the Business Combination.

The Sponsor, PA 2 Co-Investment, Craig-Hallum and certain affiliated individuals are subject to lock-up restrictions pursuant to the Registration Rights Agreement, which provides that such stockholders will not transfer such shares until the earlier of (i) December 3, 2022 (the one year anniversary of the Closing Date), (ii) the date that the last reported sale price of our Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Closing Date, and (iii) the date on which the Company completes a liquidation, merger, capital stock exchange or other similar transaction after the Closing Date that results in all of the Company’s stockholders having the right to exchange their shares of Class A common stock for cash, securities or other property.

Except as set forth in the footnotes below, the following tables set forth, based on written representations from the Selling Securityholders, certain information as of the date hereof regarding the beneficial ownership of our common stock by the Selling Securityholders and the shares of Class A common stock (including upon conversion of Class B common stock and Class C common stock) and warrants being offered by the Selling Securityholders. Information with respect to shares of common stock and number of warrants owned beneficially after the offering assumes the sale of all of the shares of Class A common stock (including upon conversion of Class B common stock and Class C common stock) and warrants registered hereby.

The following tables provide, as of the date of this prospectus, information regarding the beneficial ownership of our Class A common stock, Class B common stock, Class C common stock and warrants of each Selling Securityholder, the number of shares of Class A common stock (including upon conversion of Class B common stock and Class C common stock) and number of warrants that may be sold by each Selling Securityholder under this prospectus and that each Selling Securityholder will beneficially own after this offering.

Because each Selling Securityholder may dispose of all, none or some portion of their shares of common stock or warrants, no estimate can be given as to the number of shares of common stock or warrants that will be beneficially owned by a Selling Securityholder upon termination of this offering. For purposes of the tables below, however, we have assumed that after termination of this offering none of the shares of Class A common stock or warrants covered by this prospectus will be beneficially owned by the Selling Securityholders and further assumed that the Selling Securityholders will not acquire beneficial ownership of any additional shares of common stock or warrants during the offering. In addition, the Selling Securityholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, shares of our common stock and warrants in transactions exempt from the registration requirements of the Securities Act after the date on which the information in the tables is presented. The Selling Securityholders have not, nor have they within the past three years had, any position, office, or other material relationship with us, other than as disclosed in this prospectus.

We may amend or supplement this prospectus from time to time in the future to update or change this Selling Securityholders list and the securities that may be resold.

Please see the section titled “Plan of Distribution” for further information regarding the Selling Securityholders’ method of distributing these shares and warrants.

	Shares Beneficially Owned Prior to this			Shares of Class A	Shares Beneficially Owned After
	Offering			Common Stock	this Offering
	Class A	Class B	Class C	Registered for	Class A	Class B	Class C
	Common	Common	Common	Sale in this	Common	Common	Common
Name (1)	Stock	Stock	Stock	Offering	Stock	Stock	Stock
200 Park Avenue Partners, LLC(2)	7,205,040	—	—	7,205,040	—	—	—
Entities Affiliated with Cohanzick(3)	3,388,125	—	—	3,388,125	—	—	—
Entities Affiliated with Cowen(4)	883,878	—	—	883,878	—	—	—
Craig-Hallum Capital Group LLC(5)	215,900	—	—	215,900	—	—	—
General Atlantic BF, L.P.(6)	7,862,502	—	—	7,862,502	—	—	—
Entities Affiliated with Hearst(7)	12,409,578	—	—	12,409,578	—	—	—
NBCUniversal Media, LLC(8)	30,880,000	—	—	30,880,000	—	—	—
New Enterprise Associates 13, Limited Partnership(9)	15,333,892	—	—	15,333,892	—	—	—
Entities Affiliated with Redwood(10)	9,903,750	—	—	9,903,750	—	—	—
Entities Affiliated with RRE(11)	10,350,407	—	—	10,350,407	—	—	—
Entities Affiliated with Silver Rock(12)	2,345,625	—	—	2,345,625	—	—	—
Entities Affiliated with Verizon(13)	5,000,000	—	6,478,031	11,478,031	—	—	—
Joan Amble(14)	55,143	—	—	55,143	—	—	—
David Bank(15)	20,000	—	—	20,000	—	—	—
Greg Coleman(16)	2,231,333	—	—	2,231,333	—	—	—
Felicia DellaFortuna(17)	477,360	—	—	477,360	—	—	—
Scott Flanders(18)	7,225,040	—	—	7,225,040	—	—	—
Jon Jashni, Trustee of The Jashni Family Trust dated 11/19/09(19)	20,000	—	—	20,000	—	—	—
John Johnson III(20)	—	5,582,414	—	5,582,414	—	—	—
Patrick Kerins(21)	15,333,892	—	—	15,333,892	—	—	—
John Lipman(22)	157,119	—	—	6,000	151,119	—	—
Phuong Dao Nguyen(23)	716,039	—	—	716,039	—	—	—
Jonah Peretti(24)	—	12,019,830	—	12,019,830	—	—	—
Rhonda Powell(25)	260,100	—	—	260,100	—	—	—
Janet Rollé(26)	107,100	—	—	107,100	—	—	—
Kelli Turner(27)	25,000	—	—	25,000	—	—	—
Linda Yaccarino(28)	20,000	—	—	20,000	—	—	—

	Number of Warrants		Number of Warrants
	Beneficially Held Prior to this	Number of Warrants	Beneficially Owned After this
Name	Offering	Registered for Sale Hereby	Offering
200 Park Avenue Partners, LLC(2)	252,500	252,500	—
PA 2 Co-Investment LLC(4)	28,000	28,000	—
Craig-Hallum Capital Group LLC(5)	6,000	6,000	—
John Lipman(22)	6,000	6,000	—
(1)	Unless otherwise noted, the business address of each of those listed in the table above is c/o BuzzFeed, Inc., 111 East 18th Street, New York, NY 10003.
(2)

For purposes of the first table, shares registered for sale hereby consist of (i) 6,852,540 Founder Shares, (ii) 100,000 BuzzFeed Holder Shares, (iii) 219,167 shares of Class A common stock issuable upon exercise of the Private Placement Warrants and (iv) 33,333 shares of Class A common stock issuable upon exercise of the Working Capital Warrants. For purposes of the second table, warrants for sale hereby consist of (i) 219,167 Private Placement Warrants and (ii) 33,333 Working Capital Warrants. The first table assumes the exercise in full of the Private Placement Warrants held by the Sponsor, and the second table assume no exercise of the Private Placement Warrants held by the Sponsor. The Sponsor is controlled by Scott Flanders, as manager, and therefore Mr. Flanders has voting and dispositive power over the Founder Shares held by the Sponsor and may be deemed to beneficially own such shares. The Voting Agreement provides that the Voting Agreement Parties, which includes Jonah Peretti and certain of his affiliates, shall vote all shares of common stock beneficially held by such Voting Agreement Parties in favor of the election to the Board of certain individuals designated by the Sponsor and, as a result, the Sponsor is deemed to share beneficial ownership of Jonah Peretti’s shares of common stock. The mailing address of the Sponsor is P.O. Box 7859, Avon, Colorado 81620.

(3)

Shares registered for sale hereby consist of (i) 62,550 shares of Class A common stock issuable upon conversion of $600,000 principal amount of Notes purchased by Cohanzick Absolute Return Master Fund, Ltd., (ii) 510,825 shares of Class A common stock issuable upon conversion of $4,900,000 principal amount of Notes purchased by CrossingBridge Low Duration High Yield Fund, (iii) 979,950 shares of Class A common stock issuable upon conversion of $9,400,000 principal amount of Notes purchased by Destinations Global Fixed Income Opportunities Fund, (iv) 1,021,650 shares of Class A common stock issuable upon conversion of $9,800,000 principal amount of Notes purchased by Destinations Low Duration Fixed Income Fund, (v) 83,400 shares of Class A common stock issuable upon conversion of $800,00 principal amount of Notes purchased by LeafFilter North Holdings, Inc., (vi) 166,800 shares of Class A common stock issuable upon conversion of $1,600,000 principal amount of Notes purchased by OU 2, LLC, and (vii) 562,950 shares of Class A common stock issuable upon conversion of $5,400,000 principal amount of Notes purchased by RiverPark Strategic Income Fund. Share amounts represent the maximum conversion rate of 100 shares of Class A common stock per $1,000 principal amount of Notes, which is equivalent to a conversion price of approximately $10.00 per share, plus any accrued and unpaid interest which may be payable to the holder of Notes. Cohanzick Management, LLC is the Investment Adviser to RiverPark Strategic Income Fund, OU2 LLC, and Leaffilter North Holdings, Inc. CrossingBridge Advisors, LLC (a wholly owned subsidiary of Cohanzick Management, LLC) is the Investment Adviser to CrossingBridge Low Duration High Yield Fund, Destinations Low Duration Fixed Income Fund and Destinations Global Fixed Income Opportunities Fund. Cohanzick Offshore Advisors, LP is the Investment Adviser to Cohanzick Absolute Return Master Fund, Ltd. David K. Sherman controls a majority of the limited partnership interest in Cohanzick Offshore Advisors, L.P. and is the Managing Member of Cohanzick Management, LLC. The address for Cohanzick, CrossingBridge and Cohanzick Offshore Advisors, L.P. is 427 Bedford Road Suite 230, Pleasantville, New York 10570.

(4)

For purposes of the first table, shares registered for sale hereby consist of (i) 150,656 BuzzFeed Holder Shares held by Cowen Investments II LLC (“CI II”), (ii) 705,222 shares of Class A common stock held by PA 2 Co-Investments LLC (“PA 2”) consisting of (a) 621,222 Founder Shares and (b) 84,000 BuzzFeed Holder Shares and (iii) 28,000 shares of Class A common stock issuable upon exercise of Private Placement Warrants held by PA 2. For purposes of the second table, warrants for sale hereby consist of 28,000 Private Placement Warrants held by PA 2. The first table assumes the exercise in full of the Private Placement Warrants held by PA 2 and the second table assumes no exercise of the Private Placement Warrants held by PA 2. In connection with the closing of the Business Combination, the Company entered into a Private Placement Share Purchase Agreement with CI II (the “Cowen Share Purchase Agreement”), which became effective on December 4, 2021. Pursuant to the Share Purchase Agreement, the Company agreed to sell and CI II agreed to subscribe for 150,656 shares of Class A common stock, respectively, in full satisfaction of $1.5 million, a portion of cash fees payable to an affiliate of Cowen in connection with certain services provided to the Company in connection with the Business Combination. The purchase and sale of the shares of Class A common stock pursuant to the Share Purchase Agreements was consummated on December 4, 2021. CI II and PA 2 are affiliates of Cowen and Company, LLC, a registered broker-dealer. As the managing member of PA 2, CI II may be deemed to beneficially own the securities owned directly by PA 2. As the sole member of CI II, RCG LV Pearl LLC may be deemed to beneficially own the securities owned directly by CI II. As the sole member of RCG LV Pearl LLC, Cowen Inc. may be deemed to beneficially own the securities owned directly by CI II. As Chief Executive Officer of Cowen Inc., Jeffrey Solomon may be deemed to beneficially own the securities owned directly by CI II. Mr. Solomon disclaims beneficial ownership of the securities. The mailing address of PA 2 and CI II is 599 Lexington Avenue, New York, New York 10022.

(5)

For purposes of the first table, shares registered for sale hereby consist of (i) 209,900 Founder Shares and (ii) 6,000 shares of Class A common stock issuable upon exercise of the Private Placement Warrants. For purposes of the second table, warrants for sale hereby consist of 6,000 Private Placement Warrants. The first table assumes the exercise in full of the Private Placement Warrants held by Craig-Hallum Capital Group LLC (“Craig-Hallum”), and the second table assumes no exercise of the Private Placement Warrants held by Craig Hallum. In connection with the closing of the Business Combination, the Company entered into a Private Placement Share Purchase Agreement with Craig-Hallum (the “Share Purchase Agreement”), which became effective on December 4, 2021. Pursuant to the Share Purchase Agreement, the Company agreed to sell and Craig-Hallum agreed to subscribe for 58,781 shares of Class A common stock in full satisfaction of $0.6 million, a portion of cash fees payable to an affiliate of Craig-Hallum in connection with certain services provided to the Company in connection with the Business Combination. The purchase and sale of the shares of BuzzFeed Class A common stock pursuant to the Share Purchase Agreement was consummated on December 4, 2021. As Chief Executive Officer of Craig-Hallum, Steven Dyer may be deemed to beneficially own the securities owned directly by Craig-Hallum. The mailing address of Craig-Hallum is 222 S. 9th Street, Suite 350, Minneapolis, Minnesota 55402.

(6)

Each of the following investment funds (the “GA Funds”) shares beneficial ownership of the shares of Class A common stock held by General Atlantic BF, L.P.: General Atlantic Partners 93, L.P. (“GAP 93”), GAPCO GmbH & Co. KG (“GAPCO GmbH”), GAP Coinvestments III, LLC (“GAPCO III”), GAP Coinvestments IV, LLC (“GAPCO IV”), GAP Coinvestments V, LLC (“GAPCO V”) and GAP Coinvestments CDA, L.P. (“GAPCO CDA”). The general partner of GA BF is General Atlantic (SPV) GP, LLC (“GA SPV”). The general partner of GAPCO GmbH is GAPCO Management GmbH (“GAPCO Management”). The general partner of GAP 93 is General Atlantic GenPar, L.P. (“GA GenPar”) and the general partner of GA GenPar is General Atlantic, L.P. (“GA LP”). GA LP is ultimately controlled by the Management Committee of GASC MGP, LLC (the “GA Management Committee”). GA LP is the managing member of GAPCO III, GAPCO IV and GAPCO V, the general partner of GAPCO CDA and is the sole member of GA SPV. There are nine members of the GA Management Committee. GA LP, GA GenPar, GA SPV, GAPCO Management and the GA Funds (collectively, the “GA Group”) are a “group” within the meaning of Rule 13d-5 of the Securities Exchange Act of 1934, as amended. The mailing address of the foregoing General Atlantic entities, other than GAPCO GmbH and GAPCO Management, is c/o General Atlantic Service Company, L.P., 55 East 52nd Street, 33rd Floor, New York, NY 10055. The mailing address of GAPCO GmbH and GAPCO Management is c/o General Atlantic GmbH, Luitpoldblock, Amiraplatz 3, 80333 München, Germany. Each of the members of the GA Management Committee disclaims ownership of the shares except to the extent that he has a pecuniary interest therein.

(7)

Shares registered for sale hereby consist of (i) 5,000,000 BuzzFeed Holder Shares held by HDS II, Inc. and (ii) 7,409,578 BuzzFeed Holder Shares held by Hearst Communications, Inc. HDS II, Inc. is a wholly-owned subsidiary of Hearst Communications, Inc. Each of Hearst Communications, Inc., Hearst Holdings, Inc., The Hearst Corporation and The Hearst Family Trust may be deemed to beneficially own the shares held by Hearst Communications, Inc. and HDS II, Inc. Hearst Communications, Inc. has the power to direct the voting and disposition of the shares as the controlling stockholder of HDS II, Inc. Hearst Holdings, Inc. has the power to direct the voting and disposition of the shares as the controlling stockholder of Hearst Communications, Inc. The Hearst Corporation has the power to direct the voting and disposition of the shares as the controlling stockholder of Hearst Holdings, Inc. The Hearst Family Trust has the power to direct the voting and disposition of the shares as the controlling stockholder of The Hearst Corporation. The mailing address of each of HDS II, Inc., Hearst Communications, Inc., Hearst Holdings, Inc., The Hearst Corporation and The Hearst Family Trust is 300 West 57th Street, New York, New York 10019.

(8)

Shares registered for sale hereby consist of 30,880,000 BuzzFeed Holder Shares. NBCUniversal Media, LLC is a wholly owned subsidiary of Comcast Corporation. The mailing address of NBCUniversal Media, LLC is 30 Rockefeller Plaza, New York, New York 10112.

(9)

Shares registered for sale hereby consist of 15,333,892 BuzzFeed Holder Shares. The shares directly held by New Enterprise Associates 13, L.P. (“NEA 13”) are indirectly held by NEA Partners 13, L.P. (“Partners 13”), which is the sole general partner of NEA 13; NEA 13 GP, LTD (“NEA 13 LTD”), which is the sole general partner of Partners 13; and each of the individual directors of NEA 13 LTD. The individual directors of NEA 13 LTD (the “NEA 13 Directors”) are Forest Baskett, Patrick Kerins, and Scott D. Sandell. Partners 13, NEA 13 LTD, and the NEA 13 Directors share voting and dispositive power with regard to the shares owned directly by NEA 13. All indirect holders of the above referenced shares disclaim beneficial ownership of all applicable shares except to the extent of their actual pecuniary interest therein. The mailing address of NEA 13 is 1954 Greenspring Drive, Suite 600, Timonium, Maryland 21093

(10)

Shares registered for sale hereby consist of (i) 182,438 shares of Class A common stock issuable upon conversion of $1,750,000 principal amount of Notes purchased by Corbin Opportunity Fund, L.P., (ii) 6,802,313 shares of Class A common stock issuable upon conversion of $62,250,000 principal amount of Notes purchased by Redwood Master Fund, LTD and (iii) 2,919,000 shares of Class A common stock issuable upon conversion of $28,000,000 principal amount of Notes purchased by Redwood Opportunity Master Fund, Ltd. Share amounts represent the maximum conversion rate of 100 shares of Class A common stock per $1,000 principal amount of Notes, which is equivalent to a conversion price of approximately $10.00 per share, plus any accrued and unpaid interest which may be payable to the holder of Notes. Redwood Capital Management, LLC (“RCM”) is the investment manager of Redwood Master Fund, Ltd. and Redwood Opportunity Master Fund, Ltd. RCM is wholly owned by Redwood Capital Management Holdings, LP (“RCM Holdings”). Mr. Ruben Kliksberg is the Chief Executive Officer of RCM, is the sole managing member of the general partner of RCM Holdings, and controls a majority of the limited partnership interests in RCM Holdings. Corbin Capital Partners Management, LLC is the general partner of Corbin Opportunity Fund, L.P. and Corbin Capital Partners, L.P. is the investment manager of Corbin Opportunity Fund, L.P. The mailing address for Redwood Master Fund Ltd., Redwood Opportunity Master Fund, Ltd. and Corbin Opportunity Fund, L.P. is c/o Redwood Capital Management, LLC, 250 W. 55th Street, New York, New York 10019.

(11)

Shares registered for sale hereby consist of (i) 812,577 BuzzFeed Holder Shares held by RRE Leaders Fund LP and (ii) 9,537,830 BuzzFeed Holder Shares held by RRE Ventures IV, L.P. RRE Leaders GP, LLC, the general partner of RRE Leaders Fund LP, has sole voting and dispositive power with respect to the shares held by RRE Leaders Fund LP. The sole general partner of RRE Ventures IV, L.P. is RRE Ventures GP IV, LLC. The managing members and officers of these entities are James D. Robinson IV, Stuart J. Ellman, and William D. Porteous, a member of BuzzFeed’s Board. The mailing address of each of these entities is 130 East 59th Street, 17th Floor, New York, NY 10022.

(12)

Shares registered for sale hereby consist of (i) 398,965 shares of Class A common stock issuable upon conversion of $3,827,000 principal amount of Notes purchased by FMAP SOC Limited (“FMAP”), (ii) 477,361 shares of Class A common stock issuable upon conversion of $4,579,000 principal amount of Notes purchased by Silver Rock Opportunistic Credit Fund LP (“Silver Rock OCF”), (iii) 1,017,063 shares of Class A common stock issuable upon conversion of $9,756,000 principal amount of Notes purchased by Silver Rock Opportunities Fund I LP (“Silver Rock OF I”), (iv) 51,500 shares of Class A common stock issuable upon conversion of $494,000 principal amount of Notes purchased by Silver Rock RC Opportunistic Credit Fund LP (“Silver Rock RC OCF”) and (v) 400,737 shares of Class A common stock issuable upon conversion of $3,844,000 principal amount of Notes purchased by SRF Assets Opportunistic Credit Fund LP (“SRF Assets OCF” and, together with FMAP, Silver Rock OCF, Silver Rock OF I and Silver Rock RC OCF, the “Silver Rock Parties”). Share amounts represent the maximum conversion rate of 100 shares of Class A common stock per $1,000 principal amount of Notes, which is equivalent to a conversion price of approximately $10.00 per share, plus any accrued and unpaid interest which may be payable to the holder of Notes. SRF Master Fund GP LLC is the General Partner of Silver Rock OCF, Silver Rock OF I, Silver Rock RC OCF and SRF Assets OCF. Carl Meyer is the Managing Member of SRF Master Fund GP LLC. Silver Rock Financial LP is the investment adviser for the Silver Rock Parties. The mailing address for the Silver Rock Parties is c/o Silver Rock Financial LP, 12100 Wilshire Boulevard, Suite 1000, Los Angeles, California 90025.

(13)

Shares registered for sale hereby consist of (i) 5,000,000 BuzzFeed Holder Shares held by Verizon CMP Holdings LLC (“Verizon CMP”) and (ii) 6,478,031 BuzzFeed Holder Shares issuable upon the conversion of 6,478,031 shares of Class C common stock held by Verizon Ventures LLC (“Verizon Ventures” and, together with Verizon CMP, the “Verizon Parties”). Each of Verizon CMP and Verizon Ventures is an indirect, wholly-owned subsidiary of Verizon Communications, Inc. The mailing address of the Verizon Parties is One Verizon Way, Basking Ridge, New Jersey 07920.

(14)

Shares registered for sale hereby consist of (i) 3,985 BuzzFeed Holder Shares and (ii) 51,158 BuzzFeed Equity Award Shares issuable upon the settlement of RSU awards held by Joan Amble as of the date hereof.

(15)	Shares registered for sale hereby consist of 20,000 Founder Shares.
(16)

Shares registered for sale hereby consist of (i) 636,479 BuzzFeed Holder Shares and (ii) 1,594,854 BuzzFeed Equity Award Shares issuable upon the exercise of option awards held by Greg Coleman as of the date hereof.

(17)

Shares registered for sale hereby consist of (i) 76,500 BuzzFeed Equity Award Shares issuable upon the exercise of option awards held by Felicia DellaFortuna as of the date hereof and (ii) 400,860 BuzzFeed Equity Award Shares issuable upon the exercise of RSU awards held by Ms. DellaFortuna as of the date hereof.

(18)

For purposes of the first table, shares registered for sale hereby consist of (i) 20,000 Founder Shares held by Scott Flanders, (ii) the 6,852,540 Founder Shares held by the Sponsor identified in footnote (2) above, (iii) the 100,000 BuzzFeed Holder Shares held by the Sponsor identified in footnote (2) above, (iv) the 219,167 shares of Class A common stock issuable upon exercise of the Private Placement Warrants held by the Sponsor identified in footnote (2) above and (v) the 33,333 shares of Class A common stock issuable upon exercise of the Working Capital Warrants held by the Sponsor identified in footnote (2) above. For purposes of the second table, warrants for sale hereby consist of the Private Placement Warrants held by the Sponsor identified in footnote (2) above. The first table assumes the exercise in full of the Private Placement Warrants and Working Capital Warrants held by the Sponsor, and the second table assume no exercise of the Private Placement Warrants and Working Capital Warrants held by the Sponsor. The Sponsor is controlled by Mr. Flanders, as manager, and therefore Mr. Flanders has voting and dispositive power over the Founder Shares held by the Sponsor and may be deemed to beneficially own such shares. The mailing address of the Sponsor is P.O. Box 7859, Avon, Colorado 81620.

(19)	Shares registered for sale hereby consist of 20,000 Founder Shares.
(20)

Shares registered for sale hereby consist of (i) 31,461 BuzzFeed Holder Shares issuable upon the conversion of 31,461 shares of Class B common stock held by John S. Johnson III and (ii) 5,550,953 BuzzFeed Holder Shares issuable upon the conversion of

5,550,953 shares of Class B common stock held by Johnson BF, LLC. Mr. Johnson is the sole member of Johnson BF, LLC and shares voting and dispositive power over the shares held by Johnson BF, LLC. Mr. Johnson and Johnson BF, LLC have granted Jonah Peretti an irrevocable proxy over their 31,461 shares of Class B common stock and 5,550,953 shares of Class B common stock, respectively, pursuant to the Holder Voting Agreement. As a result, Mr. Johnson does not hold voting power of these shares, but retains dispositive power.

(21)	Shares registered hereby consist of the BuzzFeed Holder Shares held by New Enterprise Associates 13, L.P., identified in footnote (9) above.
(22)

For purposes of the first table, shares registered for sale hereby consist of 6,000 shares of Class A common stock issuable upon exercise of the Private Placement Warrants. For purposes of the second table, warrants for sale hereby consist of 6,000 Private Placement Warrants. The first table assumes the exercise in full of the Private Placement Warrants held by John Lipman, and the second table assumes no exercise of the Private Placement Warrants held by Mr. Lipman.

(23)

Shares registered for sale hereby consist of (i) 358,020 BuzzFeed Equity Award Shares issuable upon the exercise of option awards held by Phuong Dao Nguyen as of the date hereof and (ii) 358,019 BuzzFeed Equity Award Shares issuable upon the exercise of RSU awards held by Ms. Nguyen as of the date hereof.

(24)

Shares registered for sale hereby consist of (i) 5,237,416 BuzzFeed Holder Shares held by Jonah Peretti, LLC, (ii) 1,200,000 BuzzFeed Holder Shares held in the account of PNC Bank, National Association, as escrow agent, pursuant to the terms of the Amended and Restated Escrow Agreement, and (iii) 5,582,414 BuzzFeed Holder Shares over which Mr. Peretti holds an irrevocable proxy granted by John Johnson III and Johnson BF, LLC pursuant to the Holder Voting Agreement, as further described in footnote (20). Mr. Peretti is the managing member of Jonah Peretti LLC and has sole voting, investment and dispositive power over the shares held by Jonah Peretti, LLC.

(25)	Shares registered for sale hereby consist of 260,100 BuzzFeed Equity Award Shares issuable upon the settlement of RSU awards held by Rhonda Powell as of the date hereof.
(26)	Shares registered for sale hereby consist of 107,100 BuzzFeed Equity Award Shares issuable upon the settlement of RSU awards held by Janet Rollé as of the date hereof.
(27)	Shares registered for sale hereby consist of 25,000 Founder Shares.
(28)	Shares registered for sale hereby consist of 20,000 Founder Shares.

For information regarding certain related party transactions involving certain of the Selling Securityholders, see “Certain Relationships and Related Person Transactions” in this prospectus.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Certain Relationships and Related Person Transactions —

Amended and Restated Registration Rights Agreement

At the Closing, BuzzFeed, the Sponsor and certain stockholders, including NBCUniversal Media, LLC (“NBCU”), New Enterprise Associates, RRE, General Atlantic and Jonah Peretti, LLC, each of which hold 5% or more of Class A common stock or Class B common stock, entered into an amended and restated registration rights agreement, pursuant to which, among other things, the parties thereto were granted certain customary registration rights with respect to shares of Class A common stock.

Voting Agreement

On June 24, 2021, BuzzFeed, the Sponsor, Mr. Jonah Peretti, and each of his permitted transferees, holding any shares of Legacy BuzzFeed capital stock issued and outstanding immediately prior to the Effective Time or that will hold any shares of BuzzFeed common stock as of immediately following the Closing, entered into the Voting Agreement, pursuant to which the Voting Agreement Parties agreed to vote all BuzzFeed common stock held by such party in favor of the following nominees to serve as members of the board of directors of BuzzFeed: (a) one director nominee to be designated by the Sponsor; and (b) two director nominees to be designated by the mutual agreement of Mr. Jonah Peretti and the Sponsor.

Holder Voting Agreement

On July 21, 2021, BuzzFeed, John Johnson III, Johnson BF, LLC (“Johnson BF”) and Mr. Peretti entered into the Holder Voting Agreement, pursuant to which Mr. Johnson and Johnson BF agreed to grant to Mr. Peretti an irrevocable proxy to vote or consent as to all of Mr. Johnson’s and Johnson BF’s shares (including any shares Mr. Johnson or Johnson BF acquire following the date of the agreement), in Mr. Peretti’s sole discretion, on all matters submitted to a vote of BuzzFeed’s stockholders or through the solicitation of a written consent of stockholders. Such proxy shall terminate upon the following: (a) liquidation, dissolution or winding up of the business operations of BuzzFeed or a Liquidation Event (as defined in BuzzFeed’s Seventh Amended and Restated Certificate of Incorporation); (b) the execution by BuzzFeed of a general assignment for the benefit of creditors or the appointment of a receiver or trustee to take possession of the property and assets of BuzzFeed; (c) in the sole discretion of Mr. Peretti, the express written consent of Mr. Peretti (which he shall be under no obligation to provide); or (d) Mr. Peretti’s death.

NBCU Commercial Agreement

On June 23, 2021, BuzzFeed entered into a Commercial Agreement with NBCU, a holder of at least 5% of Class A common stock, pursuant to which, among other things, effective on the Closing Date: (1) NBCU will continue to be entitled to marketing services on BuzzFeed platforms at certain discounted rates; (2) BuzzFeed will provide editorial promotion of at least $1.0 million in marketing value during each year of the term of the Commercial Agreement across BuzzFeed’s digital properties at no cost to NBCU, its affiliates and joint ventures and their respective brands; (3) BuzzFeed will provide licensed content to NBCU to be made available on an applicable NBCU entity streaming service under certain exclusivity terms during the remainder of the term of the Commercial Agreement; (4) NBCU shall be the exclusive sales representative for all BuzzFeed inventory, including HuffPost inventory, on Apple News and BuzzFeed shall endeavor to spend at least $1.0 million during the first year of the term of the Commercial Agreement to promote any of its commerce initiatives; and (5) BuzzFeed will provide 200 million impressions per year of the term of the Commercial Agreement to drive traffic from the BuzzFeed platforms and third-party social media platforms to NBCU news properties. The Commercial Agreement shall continue to be in effect for a period of three years, unless earlier terminated by either party in accordance with its terms and conditions, or until terminated by BuzzFeed as of the date that NBCU realizes $400.0 million or more in value for the NBCU Base Shares (as defined in the Escrow Agreement).

Convertible Note Financing

In June 2021, the Company entered into a private placement with certain purchasers to sell $150.0 million aggregate principal amount of unsecured convertible notes due 2026 and issued the convertible notes due 2026 at the Closing. The convertible notes bear interest at a rate of 8.50% per annum, payable semi-annually and are convertible into approximately 12,000,000 shares of Class A common stock at an initial conversion price of $12.50 and mature on December 3, 2026.

The Company may, at its election, force conversion of the convertible notes after the third anniversary of the issuance of the convertible notes, subject to a holder’s prior right to convert and certain other conditions, if the volume-weighted average trading price of the Class A common stock is greater than or equal to 130% of the conversion price for more than 20 trading days during a period of 30 consecutive trading days. In the event that a holder of the convertible notes elects to convert its convertible notes after the one year anniversary, and prior to the three-year anniversary, of the issuance of the convertible notes, we will be obligated to pay an amount equal to: (i) from the one year anniversary of the issuance of the convertible notes to the two year anniversary of the issuance of the convertible notes, an amount equal to 18 month’s interest declining ratably on a monthly basis to 12 month’s interest on the aggregate principal amount of the convertible notes so converted and (ii) from the two year anniversary of the issuance of the convertible notes to the three year anniversary of the issuance of the convertible notes, an amount equal to 12 month’s interest declining ratably on a monthly basis to zero month’s interest, in each case, on the aggregate principal amount of the convertible so converted (the “Interest Make-Whole Payment”). The Interest Make-Whole Payment will be payable in cash.

The transaction resulted in gross proceeds to us of $150.0 million. Following the transaction, one of the purchasers of the unsecured convertible notes, collectively with its affiliates, holds 5% or more of Class A common stock assuming conversion of the notes into shares of Class A common stock within 60 days of the Closing.

Indemnification Agreements

At the Closing, BuzzFeed entered into new indemnification agreements with each of its respective directors and executive officers. The indemnification agreements provide that BuzzFeed will indemnify each of its directors, executive officers, and such other key employees against any and all expenses incurred by that director, executive officer, or other key employee because of his or her status as one of BuzzFeed’s directors, executive officers, or other key employees, to the fullest extent permitted by Delaware law, the Certificate of Incorporation and the Bylaws.

The Certificate of Incorporation, which became effective upon the completion of the Business Combination, contains provisions limiting the liability of directors, and the Bylaws, became effective upon the completion of the Business Combination, provide that BuzzFeed will indemnify each of its directors to the fullest extent permitted under Delaware law. The Certificate of Incorporation and Bylaws also provide the Board with discretion to indemnify officers and employees when determined appropriate by the Board. In addition, the Bylaws provide that, to the fullest extent permitted by Delaware law and subject to very limited exceptions, BuzzFeed will advance all expenses incurred by its directors, executive officers, and other key employees in connection with a legal proceeding involving his or her status as a director, executive officer, or key employee.

Other Transactions

Melissa Bryant-Coleman, the daughter of Greg Coleman, a member of the Board, is currently employed by BuzzFeed in a non-executive role. BuzzFeed paid aggregate compensation to Ms. Bryant-Coleman of approximately $128,613 in 2019, $141,636 in 2020 and $146,750 in 2021, comprised of salary, bonus, and matching contributions to the company-sponsored retirement plan.

Dan Bryant-Coleman, the son-in-law of Greg Coleman, was employed by BuzzFeed in a non-executive role. BuzzFeed paid aggregate compensation to Mr. Dan Bryant-Coleman of approximately $148,311 in 2019, comprised of salary, bonus, and matching contributions to the company-sponsored retired plan.

Marketing and Content Agreements

In 2018, 2019 and 2020, BuzzFeed entered into a Marketing Partnership Agreement with NBCU, a holder of 5% or more of Class A common stock. Pursuant to this agreement, NBCU purchased media distribution from BuzzFeed, receiving a preferred customer rate for such services. BuzzFeed further agreed to provide research services to NBCU at no additional cost. Pursuant to the agreement, BuzzFeed also provided NBCU with certain spend credits and custom audience data. NBCU paid BuzzFeed a total of $2.9 million, $3.6 million and $9.9 million for the years ended December 31, 2021, 2020 and 2019, respectively, under the Marketing Partnership Agreement. This agreement was most recently amended in March 2021 and is no longer in effect.

In May 2020, BuzzFeed also entered into the Certificate of Results and Proceeds with Universal Television, LLC (“UTV”), an affiliate of NBCU, who may be a holder of 5% or more of BuzzFeed’s Class A common stock, related to an agreement (the “First Look Agreement”) between BuzzFeed and UTV whereby BuzzFeed is engaged to submit exclusively to UTV on a “first look” basis certain concepts which BuzzFeed desires to develop or produce, and UTV has the right to identify concepts for projects based on certain BuzzFeed content. The First Look Agreement was executed on September 29, 2021.

Advertising Sales Agreement

In November 2016, BuzzFeed entered into a Binding Term Sheet relating to Advertising Sales with NBCU, as amended on October 1, 2018 (the “Ad Sales Term Sheet”). Pursuant to the Ad Sales Term Sheet, BuzzFeed develops and produces original content for an advertiser to be distributed on BuzzFeed and/or NBCU platforms. NBCU leads the sales for all advertising or advertising campaigns under the Ad Sales Term Sheet and is permitted to resell any BuzzFeed video advertising inventory at a price of its sole discretion. Between the years 2019 and 2020, BuzzFeed and NBCU entered into transactions under the Ad Sales Term Sheet in an aggregate amount of approximately $2.4 million. The Ad Sales Term Sheet automatically renews every six months for an additional six-month term, subject to written notice of non-renewal by either party at least 30 days in advance of a subsequent renewal term. The Ad Sales Term Sheet was not renewed as of November 1, 2021 and is no longer in effect.

Amended and Restated Investor Rights Agreement

BuzzFeed was party to the Eighth Amended and Restated Investors’ Rights Agreement, dated as of June 24, 2021 (the “IRA”) with certain holders of its preferred and common stock, including New Enterprise Associates and RRE, which are affiliated with Eric Hippeau and William Porteous, respectively, each previously a director of Legacy BuzzFeed, and Patrick Kerins, a director of BuzzFeed, and General Atlantic, Hearst Communications, Inc. (“Hearst”), Jonah Peretti, LLC and John Johnson, each of which, collectively with its respective affiliates, holds 5% or more of Class A common stock or Class B common stock. Pursuant to the IRA, these stockholders were entitled to certain information rights, rights to participate in certain additional issuances of BuzzFeed’s capital stock and rights with respect to the registration of their shares. Further, the parties to the IRA agreed to be subject to a post-closing lock-up with respect to their common shares for a period of 180 days, subject to customary terms; provided that any waiver, termination, shortening or other modification to similar restrictions applicable to such shares shall apply pro rata. All of the terms of the IRA, except for the market standoff provisions, terminated in connection with the closing of the Business Combination.

Amended and Restated Right of First Refusal Agreement

BuzzFeed was party to the Seventh Amended and Restated First Refusal and Co-Sale Agreement, dated February 16, 2021, with certain holders of its preferred stock, including New Enterprise Associates and RRE, which are affiliated with Eric Hippeau and William Porteous, respectively, each previously a director of Legacy BuzzFeed, and Patrick Kerins, a director of BuzzFeed, and NBCU, General Atlantic, Hearst and John Johnson, each of which, collectively with its respective affiliates, holds 5% or more of Class A common stock or Class B common stock, pursuant to which such parties had rights of first refusal and co-sale with respect to certain proposed stock transfers. This agreement terminated in connection with the closing of the Business Combination.

Amended and Restated Voting Agreement

BuzzFeed was party to the Seventh Amended and Restated Voting Agreement, dated February 16, 2021, with certain holders of its preferred stock including New Enterprise Associates and RRE, which are affiliated with Eric Hippeau and William Porteous, respectively, each previously a director of Legacy BuzzFeed, and Patrick Kerins, a director of BuzzFeed, and NBCU, General Atlantic, Hearst and John Johnson, each of which, collectively with its respective affiliates, holds 5% or more of Class A common stock or Class B common stock, pursuant to which such parties agreed to vote their shares of BuzzFeed capital stock on certain matters, including with respect to the election of directors, and agreed to certain drag-along provisions. This agreement terminated in connection with the closing of the Business Combination.

Certain Relationships and Related Person Transactions — 890

Founder Shares

On October 15, 2020, the Sponsor purchased an aggregate of 7,187,500 founder shares in exchange for a capital contribution of $25,000, or approximately $0.003 per share. In December 2020, the Sponsor sold 621,222 founder shares to PA 2 Co-Investment (an affiliate of Cowen), and in January 2021 sold an aggregate of 266,238 founder shares to Craig-Hallum and certain of its affiliates and an aggregate of 105,000 founder shares to 890’s independent director nominees (20,000 shares to each of Linda Yaccarino, Scott Flanders, David Bank, and John Jashni, and 25,000 to Kelli Turner (Ms. Turner received 20,000 shares for her service as an independent director and 5,000 shares for her service as chair of the audit committee)), resulting in the Sponsor holding 6,195,040 founder shares.

Private Placement Units and Private Placement Warrants

The Founders purchased an aggregate of 777,500 Private Placement Units, consisting of one share of 890 Class A common stock and one-third of one redeemable warrant, each whole warrant (or Private Placement Warrant), in connection with 890’s IPO, at a price of $10.00 per Private Placement Unit, or $7.775 million in the aggregate. Each Private Placement Warrant entitles the holder to purchase one share of Class A common stock at $11.50 per share. The Private Placement Warrants (including the Class A common stock issuable upon exercise of the Private Placement Warrants) may not, subject to certain limited exceptions, be transferred, assigned or sold until 30 days after the completion of the Business Combination.

Sponsor Lease

Commencing on the date of the listing of the Units on the Nasdaq Capital Market, 890 paid the Sponsor $20,000 per month for office space, utilities, general office and secretarial support, and administrative and support services. The Company ceased paying these monthly fees upon consummation of the Business Combination.

Working Capital Loans

In order to finance transaction costs in connection with an intended initial business combination, the Sponsor or an affiliate the Sponsor loaned the Company $1.0 million on a non-interest basis. At the Closing, the Sponsor exercised its right to convert the working capital loans made by the Sponsor to the Company into an additional 33,333 private placement warrants and 100,000 shares of Class A common stock in satisfaction of $1.0 million principal amount of the loan. The Private Placement Warrants and shares of Class A common stock issued in satisfaction of the working capital loan were issued by the Company in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act.

Policies and Procedures for Related-Person Transactions

Effective upon the consummation of the Business Combination, the Board adopted a written related-party transactions policy that conforms with the requirements for issuers having securities listed on the Nasdaq stock exchange. Under the policy, BuzzFeed’s audit committee serves as the approval authority for related party transactions, provided that, if the related party is, or is associated with, a member of the audit committee, BuzzFeed’s nominating, corporate governance and corporate responsibility committee will serve as the approval authority for such transaction. BuzzFeed’s legal department will compile and maintain a master list of related parties, disseminate the master list to function and department leaders, the Chief Financial Officer and individuals responsible for accounts payable and accounts receivable, and contracting personnel in the legal department. Any transaction that BuzzFeed intends to undertake with a related party will be submitted to the compliance officer for determination of what approvals are required under the related party transactions policy, and the compliance officer will refer to the approval authority any related party transaction he or she determines should be considered for evaluation by the approval authority consistent with the policy. If the compliance officer becomes aware of a transaction with a related party that has not been previously approved or previously ratified under the policy that required such approval, the transaction will be submitted promptly to the approval authority for review.

DESCRIPTION OF CAPITAL STOCK

Authorized and Outstanding Capital Stock

The Certificate of Incorporation authorizes the issuance of 780,000,000 shares, consisting of 700,000,000 shares of Class A common stock, par value $0.0001 per share, 20,000,000 shares of Class B common stock, par value $0.0001 per share, and 10,000,000 shares of Class C common stock, par value $0.0001 per share, and 50,000,000 shares of preferred stock, par value $0.0001 per share. This Company will issue all shares of its capital stock in uncertificated form.

As of March 31, 2022, there were outstanding:

●	116,689,303 shares of Class A common stock;
●	12,293,614 shares of Class B common stock; and
●	6,478,031 shares of Class C common stock.

Common Stock

Voting Rights

Holders of Class A common stock are entitled to cast one vote for each share of Class A common stock held of record on all matters to be voted on by stockholders. Holders of Class A common stock are not entitled to cumulate their votes in the election of directors.

Holders of Class B common stock are entitled to fifty (50) votes for each share of Class B common stock held of record on all matters submitted to a vote of stockholders. The holders of Class B common stock do not have cumulative voting rights in the election of directors. Holders of shares of Class A common stock and Class B common stock vote together as a single class on all matters (including the election of directors) submitted to a vote of stockholders, unless, otherwise required by the DGCL or the Certificate of Incorporation.

Holders of Class C common stock hold non-voting shares as set out in the Certificate of Incorporation.

Dividend Rights

Holders of Class A common stock, Class B common stock and Class C common stock will share ratably (based on the number of shares of common stock held) if and when any dividend is declared by the Board out of funds legally available therefor, subject to restrictions, whether statutory or contractual (including with respect to any outstanding indebtedness), on the declaration and payment of dividends and to any restrictions on the payment of dividends imposed by the terms of any outstanding preferred stock or any class or series of stock having a preference over, or the right to participate with, the common stock with respect to the payment of dividends.

Liquidation, Dissolution and Winding Up

On the liquidation, dissolution, distribution of assets or winding up of BuzzFeed, each holder of common stock will be entitled, pro rata on a per share basis, to all assets of BuzzFeed of whatever kind available for distribution to the holders of common stock, subject to the designations, preferences, limitations, restrictions and relative rights of any other class or series of preferred stock of BuzzFeed then outstanding.

Lock-Up

Certain holders of common stock issued as consideration pursuant to the Two-Step Merger or issuable upon the settlement or exercise of restricted stock units, stock options or other equity awards outstanding as of immediately following the closing of the Business Combination in respect of awards of Legacy BuzzFeed outstanding immediately prior to the closing of the Business Combination may not Transfer such shares for 180 days following the closing of the Business Combination. These holders include the directors and officers of BuzzFeed and holders that are party to the IRA (as defined herein). The Board may, in its sole discretion, determine to waive, amend, or repeal the foregoing lockup restriction; provided that any such waiver, amendment, termination, shortening, repeal or other modification shall apply pro rata to the common stock held by the stockholders party to the IRA (as defined herein).

The Initial Stockholders agreed, subject to limited exceptions, not to transfer, assign or sell any of the Founder Shares until the earlier to occur of: (A) one year after the completion of the initial Business Combination or (B) subsequent to the initial Business Combination, (x) if the last reported sale price of the Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the initial Business Combination, or (y) the date following the completion of the initial Business Combination on which the Company completes a liquidation, merger, stock exchange, reorganization or other similar transaction that results in all of the stockholders having the right to exchange their shares of Class A common stock for cash, securities or other property.

Other Matters

Holders of shares of Class A common stock do not have subscription, redemption or conversion rights. Holders of Class B common stock and Class C common stock do not have subscription or redemption rights All the outstanding shares of common stock are validly issued, fully paid and non-assessable.

Each share of Class B common stock is convertible into one share of Class A common stock at the option of the holder thereof at any time upon written notice to the Company. In addition, each share of Class B common stock will automatically, without further action by the Company or the holder thereof, convert into one share of Class A common stock upon (A) the earliest to occur of (x) the date specified by the affirmative vote or written consent of holders of a majority of the shares of Class B common stock then outstanding; or (y) the date of the death of Jonah Peretti or (B) transfer to a non-authorized holder.

No share of Class C common stock is convertible into Class A common stock until February 16, 2023 (the “Class C Reference Date”). From and after the Class C Reference Date, each share of Class C common stock will be convertible into one share of Class A common stock at the option of the holder thereof upon written notice to the Company.

Preferred Shares

The Certificate of Incorporation provides that shares of preferred stock may be issued from time to time in one or more series. The Board is authorized to fix the voting rights, if any, designations, powers, preferences, the relative, participating, optional or other special rights and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. The Board will be able to, without stockholder approval, issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of the common stock and could have anti-takeover effects. The ability of the Board to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of us or the removal of existing management. We have no preferred stock outstanding at the date hereof. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future.

Public Warrants

Each whole warrant entitles the registered holder to purchase one share of Class A common stock at a price of $11.50 per whole share, subject to adjustment as discussed below, at any time commencing on the later of 12 months from the closing of the IPO or 30 days after the completion of the Business Combination. Pursuant to the warrant agreement, a warrant holder may exercise its warrants only for a whole number of shares of Class A common stock. This means only a whole warrant may be exercised at a given time by a warrant holder. No fractional warrants have been issued upon separation of the units and only whole warrants will trade. Accordingly, unless you hold at least three units, you will not be able to receive or trade a whole warrant. The warrants will expire five years after the completion of the Business Combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation; provided, however, that the Private Placement Warrants held by PA 2 Co-Investment and Craig-Hallum and their respective affiliates will not be exercisable more than five years from the commencement of sales of the IPO in accordance with FINRA Rule 5110(g)(8).

The Company is not obligated to deliver any shares of Class A common stock pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act covering the issuance of the shares of Class A common issuable upon exercise of the warrants is then effective and a current prospectus relating to those shares of Class A common stock is available, subject to the Company satisfying its obligations described below with respect to registration. No warrant will be exercisable for cash or on a cashless basis, and the Company is not obligated to issue any shares to holders seeking to exercise their warrants, unless the issuance of the shares upon such exercise is registered or qualified under the securities laws of the state of the exercising holder, or an exemption is available. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a warrant, the holder of such warrant will not be entitled to exercise such warrant and such warrant may have no value and expire worthless. In the event that a registration statement is not effective for the exercised warrants, the purchaser of a unit containing such warrant will have paid the full purchase price for the unit solely for the share of Class A common stock underlying such unit.

The Company will use its best efforts to cause a registration statement registering the issuance of the shares of Class A common stock issuable upon exercise of the warrants to become effective and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the warrants in accordance with the provisions of the warrant agreement. Notwithstanding the above, if the Class A common stock is at the time of any exercise of a warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at its option, require holders of public warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event the Company so elects, the Company will not be required to file or maintain in effect a registration statement, but will use its best efforts to qualify the shares under applicable blue sky laws to the extent an exemption is not available.

Redemption of warrants when the price per share of Class A common stock equals or exceeds $18.00.

Once the warrants become exercisable, the Company may call the warrants for redemption:

●	in whole and not in part;
●	at a price of $0.01 per warrant;
●	upon not less than 30 days’ prior written notice of redemption (the “30-day redemption period”) to each warrant holder; and
●

if, and only if, the last reported sale price of the Class A common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like and for certain issuances of Class A common stock and equity-linked securities as described below) for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date the Company sends the notice of redemption to the warrant holders.

If and when the warrants become redeemable by the Company, the Company may exercise its redemption right even if it is unable to register or qualify the underlying securities for sale under all applicable state securities laws.

If the foregoing conditions are satisfied and the Company issues a notice of redemption of the warrants, each warrant holder will be entitled to exercise his, her or its warrant prior to the scheduled redemption date. However, the price of the Class A common stock may fall below the $18.00 redemption trigger price (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like and for certain issuances of Class A common stock and equity-linked securities as described below) as well as the $11.50 warrant exercise price after the redemption notice is issued.

Redemption of warrants when the price per share of Class A common stock equals or exceeds $10.00.

Commencing 90 days after the warrants become exercisable, the Company may redeem the outstanding warrants (except as described herein with respect to the Private Placement Warrants):

●	in whole and not in part;
●

at a price of $0.10 per warrant provided that holders will be able to exercise their warrants prior to redemption and receive that number of shares of Class A common stock determined by reference to the table below, based on the redemption date and the “fair market value” (as defined below) of the Class A common stock except as otherwise described below;

●	upon a minimum of 30 days’ prior written notice of redemption;
●

if, and only if, the last reported sale price of the Class A common stock equals or exceeds $10.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) on the trading day prior to the date on which the Company sends the notice of redemption to the warrant holders; and

●

if, and only if, there is an effective registration statement covering the issuance of the shares of Class A common stock issuable upon exercise of the warrants and a current prospectus relating thereto is available throughout the 30-day period after written notice of redemption is given.

The numbers in the table below represent the number of shares of Class A common stock that a warrant holder will receive upon cashless exercise in connection with a redemption by the Company pursuant to this redemption feature, based on the “fair market value” of the Class A common stock on the corresponding redemption date (assuming holders elect to exercise their warrants and such warrants are not redeemed for $0.10 per warrant), determined based on the average of the last reported sales price for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants, and the number of months that the corresponding redemption date precedes the expiration date of the warrants, each as set forth in the table below.

	Fair Market Value of Class A Common Stock
Redemption Date (period to expiration of warrants)	≤$10.00	$11.00	$12.00	$13.00	$14.00	15.00	$16.00	$17.00	≥$18.00
57 months	0.257	0.277	0.294	0.310	0.324	0.337	0.348	0.358	0.361
54 months	0.252	0.272	0.291	0.307	0.322	0.335	0.347	0.357	0.361
51 months	0.246	0.268	0.287	0.304	0.320	0.333	0.346	0.357	0.361
48 months	0.241	0.263	0.283	0.301	0.317	0.332	0.344	0.356	0.361
45 months	0.235	0.258	0.279	0.298	0.315	0.330	0.343	0.356	0.361
42 months	0.228	0.252	0.274	0.294	0.312	0.328	0.342	0.355	0.361
39 months	0.221	0.246	0.269	0.290	0.309	0.325	0.340	0.354	0.361
36 months	0.213	0.239	0.263	0.285	0.305	0.323	0.339	0.353	0.361
33 months	0.205	0.232	0.257	0.280	0.301	0.320	0.337	0.352	0.361
30 months	0.196	0.224	0.250	0.274	0.297	0.316	0.335	0.351	0.361
27 months	0.185	0.214	0.242	0.268	0.291	0.313	0.332	0.350	0.361
24 months	0.173	0.204	0.233	0.260	0.285	0.308	0.329	0.348	0.361
21 months	0.161	0.193	0.223	0.252	0.279	0.304	0.326	0.347	0.361
18 months	0.146	0.179	0.211	0.242	0.271	0.298	0.322	0.345	0.361
15 months	0.130	0.164	0.197	0.230	0.262	0.291	0.317	0.342	0.361
12 months	0.111	0.146	0.181	0.216	0.250	0.282	0.312	0.339	0.361
9 months	0.090	0.125	0.162	0.199	0.237	0.272	0.305	0.336	0.361
6 months	0.065	0.099	0.137	0.178	0.219	0.259	0.296	0.331	0.361
3 months	0.034	0.065	0.104	0.150	0.197	0.243	0.286	0.326	0.361
0 months	—	—	0.042	0.115	0.179	0.233	0.281	0.323	0.361

The exact fair market value and redemption date may not be set forth in the table above, in which case, if the fair market value is between two values in the table or the redemption date is between two redemption dates in the table, the number of shares of Class A common stock to be issued for each warrant exercised will be determined by a straight-line interpolation between the number of shares set forth for the higher and lower fair market values and the earlier and later redemption dates, as applicable, based on a 365 or 366-day year, as applicable. For example, if the average last reported sale price of the Class A common stock for the 10 trading days ending on the third trading date prior to the date on which the notice of redemption is sent to the holders of the warrants is $11.00 per share, and at such time there are 57 months until the expiration of the warrants, holders may choose to, in connection with this redemption feature, exercise their warrants for 0.277 shares of Class A common stock for each whole warrant. For an example where the exact fair market value and redemption date are not as set forth in the table above, if the average last reported sale price of the Class A common stock for the 10 trading days ending on the third trading date prior to the date on which the notice of redemption is sent to the holders of the warrants is $13.50 per share, and at such time there are 38 months until the expiration of the warrants, holders may choose to, in connection with this redemption feature, exercise their warrants for 0.298 shares of Class A common stock for each whole warrant. In no event will the warrants be exercisable in connection with this redemption feature for more than 0.361 shares of Class A common stock per warrant (subject to adjustment). Finally, as reflected in the table above, if the warrants are out of the money and about to expire, they cannot be exercised on a cashless basis in connection with a redemption by the Company pursuant to this redemption feature, since they will not be exercisable for any shares of Class A common stock.

Any public warrants held by the Company’s officers or directors will be subject to this redemption feature, except that such officers and directors shall only receive “fair market value” for such public warrants if they exercise their public warrants in connection with such redemption (“fair market value” for such public warrants held by the Company’s officers or directors being defined as the last reported sale price of the public warrants on such redemption date).

As stated above, the Company can redeem the warrants when the Class A common stock is trading at a price starting at $10.00, which is below the exercise price of $11.50, because it will provide certainty with respect to the Company’s capital structure and cash position while providing warrant holders with the opportunity to exercise their warrants on a cashless basis for the applicable number of shares of Class A common stock. If the Company chooses to redeem the warrants when the Class A common stock is trading at a price below the exercise price of the warrants, this could result in the warrant holders receiving fewer shares of Class A common stock than they would have received if they had chosen to wait to exercise their warrants for shares of Class A common stock if and when shares of Class A common stock were trading at a price higher than the exercise price of $11.50 per share.

No fractional shares of Class A common stock will be issued upon exercise. If, upon exercise, a holder would be entitled to receive a fractional interest in a share, the Company will round down to the nearest whole number of the number of shares of Class A common stock to be issued to the holder.

Redemption Procedures and Cashless Exercise.

If the Company calls the warrants for redemption as described under “— Redemption of warrants when the price per share of Class A common stock equals or exceeds $18.00,” the Company’s management will have the option to require any holder that wishes to exercise his, her or its warrant to do so on a “cashless basis.” In determining whether to require all holders to exercise their warrants on a “cashless basis,” the Company’s management will consider, among other factors, the Company’s cash position, the number of warrants that are outstanding and the dilutive effect on the Company’s stockholders of issuing the maximum number of shares of Class A common stock issuable upon the exercise of the Company’s warrants. If the Company’s management takes advantage of this option, all holders of warrants would pay the exercise price by surrendering their warrants for that number of shares of Class A common stock equal to the lesser of (A) the quotient obtained by dividing (x) the product of the number of shares of Class A common stock underlying the warrants, multiplied by the excess of the “fair market value” (defined below) over the exercise price of the warrants by (y) the fair market value and (B) 0.361. The “fair market value” shall mean the average last reported sale price of the Class A common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. If the Company’s management takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of shares of Class A common stock to be received upon exercise of the warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a warrant redemption. The Company believes this feature is an attractive option to the Company if the Company does not need the cash from the exercise of the warrants. If the Company calls its warrants for redemption and the Company’s management does not take advantage of this option, the Initial Stockholders and their permitted transferees would still be entitled to exercise the Private Placement Warrants for cash or on a cashless basis using the same formula described above that other warrant holders would have been required to use had all warrant holders been required to exercise their warrants on a cashless basis, as described in more detail below.

A holder of a warrant may notify the Company in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 9.8% (or such other amount as a holder may specify) of the shares of Class A common stock outstanding immediately after giving effect to such exercise.

If the number of outstanding shares of Class A common stock is increased by a stock dividend payable in shares of Class A common stock, or by a split-up of shares of Class A common stock or other similar event, then, on the effective date of such stock dividend, split-up or similar event, the number of shares of Class A common stock issuable on exercise of each warrant will be increased in proportion to such increase in the outstanding shares of Class A common stock. A rights offering to holders of Class A common stock entitling holders to purchase shares of Class A common stock at a price less than the fair market value will be deemed a stock dividend of a number of shares of Class A common stock equal to the product of (1) the number of shares of Class A common stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for Class A common stock) multiplied by (2) one minus the quotient of (x) the price per share of Class A common stock paid in such rights offering divided by (y) the fair market value. For these purposes (1) if the rights offering is for securities convertible into or exercisable for Class A common stock, in determining the price payable for Class A common stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (2) fair market value means the volume weighted average price of Class A common stock as reported during the 10 trading day period ending on the trading day prior to the first date on which the shares of Class A common stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

In addition, if the Company, at any time while the warrants are outstanding and unexpired, pays a dividend or makes a distribution in cash, securities or other assets to the holders of Class A common stock on account of such shares of Class A common stock (or other shares of capital stock into which the warrants are convertible), other than (a) as described above or (b) certain ordinary cash dividends, then the warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of Class A common stock in respect of such event.

If the number of outstanding shares of Class A common stock is decreased by a consolidation, combination, reverse stock split or reclassification of shares of Class A common stock or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of shares of Class A common stock issuable on exercise of each warrant will be decreased in proportion to such decrease in outstanding shares of Class A common stock.

Whenever the number of shares of Class A common stock purchasable upon the exercise of the warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of Class A common stock purchasable upon the exercise of the warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of shares of Class A common stock so purchasable immediately thereafter.

In case of any reclassification or reorganization of the outstanding shares of Class A common stock (other than those described above or that solely affects the par value of such shares of Class A common stock), or in the case of any merger or consolidation of the Company with or into another corporation (other than a consolidation or merger in which the Company is the continuing corporation and that does not result in any reclassification or reorganization of the Company’s outstanding shares of Class A common stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of the Company as an entirety or substantially as an entirety in connection with which the Company is dissolved, the holders of the warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the warrants and in lieu of the shares of Class A common stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the warrants would have received if such holder had exercised their warrants immediately prior to such event. However, if such holders were entitled to exercise a right of election as to the kind or amount of securities, cash or other assets receivable upon such consolidation or merger, then the kind and amount of securities, cash or other assets for which each warrant will become exercisable will be deemed to be the weighted average of the kind and amount received per share by such holders in such consolidation or merger that affirmatively make such election, and if a tender, exchange or redemption offer has been made to and accepted by such holders under circumstances in which, upon completion of such tender or exchange offer, the maker thereof, together with members of any group (within the meaning of Rule 13d-5(b)(1) under the Exchange Act) of which such maker is a part, and together with any affiliate or associate of such maker (within the meaning of Rule 12b-2 under the Exchange Act) and any members of any such group of which any such affiliate or associate is a part, own beneficially (within the meaning of Rule 13d-3 under the Exchange Act) more than 50% of the outstanding shares of Class A common stock, the holder of a warrant will be entitled to receive the highest amount of cash, securities or other property to which such holder would actually have been entitled as a stockholder if such warrant holder had exercised the warrant prior to the expiration of such tender or exchange offer, accepted such offer and all of the Class A common stock held by such holder had been purchased pursuant to such tender or exchange offer, subject to adjustments (from and after the consummation of such tender or exchange offer) as nearly equivalent as possible to the adjustments provided for in the warrant agreement. Additionally, if less than 70% of the consideration receivable by the holders of Class A common stock in such a transaction is payable in the form of Class A common stock in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the warrant properly exercises the warrant within thirty days following public disclosure of such transaction, the warrant exercise price will be reduced as specified in the warrant agreement based on the per share consideration minus Black-Scholes Warrant Value (as defined in the warrant agreement) of the warrant.

The warrants were issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and the Company. You should review a copy of the warrant agreement, which is filed as an exhibit to this prospectus, for a complete description of the terms and conditions applicable to the warrants. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least 65% of the then outstanding public warrants to make any change that adversely affects the interests of the registered holders of public warrants.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to the Company, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of Class A common stock and any voting rights until they exercise their warrants and receive shares of Class A common stock. After the issuance of shares of Class A common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

No fractional warrants have been issued upon separation of the units and only whole warrants will trade.

Private Placement Warrants

The Private Placement Warrants (including the Class A common stock issuable upon exercise of the Private Placement Warrants) are not transferable, assignable or salable until 30 days after the completion of the Business Combination (except, among certain limited exceptions, to certain former officers and directors of the Company and other persons or entities affiliated with the Founders) and they will not be redeemable by the Company so long as they are held by the Initial Stockholders or their permitted transferees. The Initial Stockholders, or their permitted transferees, have the option to exercise the Private Placement Warrants on a cashless basis. Otherwise, the Private Placement Warrants have terms and provisions that are identical to those of the warrants sold as part of the units in the IPO. If the Private Placement Warrant are held by holders other than the Initial Stockholders or their permitted transferees, the Private Placement Warrants will be redeemable by the Company and exercisable by the holders on the same basis as the warrants included in the units sold in the IPO.

If a holder of the Private Placement Warrants elects to exercise the warrants on a cashless basis, the holder would pay the exercise price by surrendering his, her or its warrants for that number of shares of Class A common stock equal to the quotient obtained by dividing (x) the product of the number of shares of Class A common stock underlying the warrants, multiplied by the excess of the “fair market value” (as defined below) over the exercise price of the warrants by (y) the fair market value. The “fair market value” shall mean the average last reported sale price of the Class A common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants.

In order to fund working capital deficiencies or finance transaction costs in connection with an intended initial business combination, the Sponsor provided a $1.0 million loan to the Company. At the Closing, the Sponsor exercised its right to convert the working capital loan made by the Sponsor to the Company into an additional 33,333 Private Placement Warrants and 100,000 shares of BuzzFeed’s Class A common stock in satisfaction of $1.0 million principal amount of the loan.

Exclusive Forum

The Certificate of Incorporation provides that, to the fullest extent permitted by law, unless the Company otherwise consents in writing, the Court of Chancery (the “Chancery Court”) of the State of Delaware (or, in the event that the Chancery Court does not have jurisdiction, the federal district for the District of Delaware or other state courts of the State of Delaware) shall, to the fullest extent permitted by law, be the sole and exclusive forum for any action brought (1) any derivative action or proceeding brought on behalf of the Company, (2) any action asserting a claim of breach of a fiduciary duty owed by, or any other wrongdoing by, any current or former director, officer, other employee or stockholder of the Corporation, (3) any action asserting a claim against the Company arising pursuant to any provision of the DGCL, the Certificate of Incorporation or the Bylaws, or as to which the DGCL confers jurisdiction on the Court of Chancery, (4) any action to interpret, apply, enforce or determine the validity of any provisions of the Certificate of Incorporation or the Bylaws, or (5) any other action asserting a claim governed by the internal affairs doctrine. Notwithstanding the foregoing, the federal district courts of the United States shall be the exclusive forum for the resolution of any action, suit or proceeding asserting a cause of action arising under the Securities Act or the Exchange Act.

Election of Directors

The Board is divided into three classes, Class I, Class II and Class III, with only one class of directors being elected in each year and each class serving a three-year term, except immediately following the Business Combination, Class I directors will be elected to an initial one-year term (and three-year terms subsequently), the Class II directors will be elected to an initial two-year term (and three-year terms subsequently) and the Class III directors will be elected to an initial three-year term (and three-year terms subsequently). The election of directors will be determined by a plurality of the votes cast by the stockholders present in person or represented by proxy at the meeting and entitled to vote thereon.

Anti-Takeover Effects of Provisions of the Certificate of Incorporation, the Bylaws and Applicable Law

Certain provisions of the Certificate of Incorporation, the Bylaws, and laws of the State of Delaware, where BuzzFeed is incorporated, may discourage or make more difficult a takeover attempt that a stockholder might consider in his or her best interest. These provisions may also adversely affect prevailing market prices for the common stock. BuzzFeed believes that the benefits of increased protection give the Company the potential ability to negotiate with the proponent of an unsolicited proposal to acquire or restructure BuzzFeed and outweigh the disadvantage of discouraging those proposals because negotiation of the proposals could result in an improvement of their terms. For additional information, see the section titled “Risk Factors  —  Risks Related to Ownership of Our Securities  —  Anti-takeover provisions contained in the Certificate of Incorporation as well as provisions of Delaware law, could impair a takeover attempt.”

Authorized but Unissued Shares

The Certificate of Incorporation provides that certain shares of authorized but unissued common stock and preferred stock will be available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future public offerings, to raise additional capital, or to facilitate acquisitions. The existence of authorized but unissued and unreserved common stock and preferred stock could make more difficult or discourage an attempt to obtain control of BuzzFeed by means of a proxy contest, tender offer, merger, or otherwise.

Classified Board

The Certificate of Incorporation provides that the Board be classified into three classes of directors of approximately equal size. As a result, in most circumstances, a person can gain control of the Board only by successfully engaging in a proxy contest at three or more annual meetings. Furthermore, because the Board is classified, directors may be removed only with cause by two-thirds of our outstanding shares.

Requirements for Advance Notification of Stockholder Meetings, Nominations and Proposals

The Bylaws establish advance notice procedures with respect to stockholder proposals and nomination of candidates for election as directors, other than nominations made by or at the direction of the Board or a committee of the Board. In order to be “properly brought” before a meeting, a stockholder will have to comply with advance notice requirements and provide BuzzFeed with certain information. Generally, to be timely, a stockholder’s notice must be received at BuzzFeed’s principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the immediately preceding annual meeting of stockholders.

The Bylaws also specify requirements as to the form and content of a stockholder’s notice. Specifically, a stockholder’s notice must include: (i) a brief description of the business desired to be brought before the annual meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event such business includes a proposal to amend the bylaws, the language of the proposed amendment) and the reasons for conducting such business at the annual meeting, (ii) the name and record address of such stockholder and the name and address of the beneficial owner, if any, on whose behalf the proposal is made, (iii) the class or series and number of shares of our capital stock that are owned beneficially and of record by such stockholder and by the beneficial owner, if any, on whose behalf the proposal is made, (iv) a description of all arrangements or understandings between such stockholder and the beneficial owner, if any, on whose behalf the proposal is made and any other person or persons (including their names) in connection with the proposal of such business by such stockholder, (v) any material interest of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made in such business and (vi) a representation that such stockholder (or a qualified representative of such stockholder) intends to appear in person or by proxy at the annual meeting to bring such business before the meeting. These notice requirements will be deemed satisfied by a stockholder as to any proposal (other than nominations) if the stockholder has notified BuzzFeed of such stockholder’s intention to present such proposal at an annual meeting in compliance with Rule 14a-8 (or any successor thereof) of the Exchange Act, and such stockholder has complied with the requirements of such rule for inclusion of such proposal in a proxy statement prepared by us to solicit proxies for such annual meeting. The Bylaws also allow the chairman of the meeting at a meeting of the stockholders to adopt rules and regulations for the conduct of meetings which may have the effect of precluding the conduct of certain business at a meeting if the rules and regulations are not followed.

These provisions may also defer, delay, or discourage a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to influence or obtain control of BuzzFeed.

Limitations on Stockholder Action by Written Consent

The Certificate of Incorporation provides that, subject to the terms of any series of preferred stock, any action required or permitted to be taken by the stockholders of BuzzFeed must be effected at an annual or special meeting of the stockholders and may not be effected by written consent in lieu of a meeting.

Special Meeting of Stockholders

The Certificate of Incorporation and Bylaws provide that special meetings of stockholders may be called only by the Chairman of the Board, the Chief Executive Officer of BuzzFeed or the Board pursuant to a resolution adopted by a majority of the Board. Stockholders of BuzzFeed will not be eligible and will have no right to call a special meeting.

Amendment of the Certificate of Incorporation and Bylaws

The DGCL provides generally that the affirmative vote of a majority of the outstanding shares entitled to vote thereon, voting together as a single class, is required to amend a corporation’s certificate of incorporation, unless the certificate of incorporation requires a greater percentage.

The Certificate of Incorporation provides that it may be amended by BuzzFeed in the manners provided therein or prescribed by statute. The Certificate of Incorporation provides that the affirmative vote of the holders of a majority of the voting power of the then-outstanding shares of capital stock of BuzzFeed entitled to vote generally in the election of directors, voting together as a single class, will be required to amend or repeal, or adopt any provision of the Certificate of Incorporation providing for the capital stock of BuzzFeed, amendment of the Certificate of Incorporation, amendment of the Bylaws, board of directors, election of directors, limitation of director liability, indemnification and special meetings of the stockholders.

The Certificate of Incorporation also provides that the Board shall have the power to adopt, amend, alter, or repeal the Bylaws by the affirmative vote of a majority of the directors present at any regular or special meeting of the Board at which a quorum is present in any manner not inconsistent with the laws of the State of Delaware or the Certificate of Incorporation. The stockholders of BuzzFeed are prohibited from adopting, amending, altering, or repealing the Bylaws, and from adopting any provision inconsistent with the Bylaws, unless such action is approved, in addition to any other vote required by the Certificate of Incorporation, by the affirmative vote of the holders of at least two-thirds of the voting power of all then outstanding shares of capital stock of BuzzFeed entitled to vote generally in the election of directors, voting together as a single class.

Business Combinations

Under Section 203 of the DGCL, a corporation will not be permitted to engage in a business combination with any interested stockholder for a period of three years following the time that such interested stockholder became an interested stockholder, unless:

(1)	prior to such time the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;
(2)

upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned (i) by persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

(3)

at or subsequent to such time the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 662∕3% of the outstanding voting stock which is not owned by the interested stockholder.

Generally, a “business combination” includes a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an “interested stockholder” is a person who, together with that person’s affiliates and associates, owns, or within the previous three years owned, 15% or more of BuzzFeed’s outstanding voting stock. For purposes of this section only, “voting stock” has the meaning given to it in Section 203 of the DGCL.

This provision will make it more difficult for a person who would be an “interested stockholder” to effect various business combinations with BuzzFeed for a three-year period. This provision may encourage companies interested in acquiring BuzzFeed to negotiate in advance with the Board because the stockholder approval requirement would be avoided if the Board approves either the business combination or the transaction which results in the stockholder becoming an interested stockholder. These provisions also may have the effect of preventing changes in the Board and may make it more difficult to accomplish transactions which stockholders may otherwise deem to be in their best interests.

Cumulative Voting

Under Delaware law, the right to vote cumulatively does not exist unless the charter specifically authorizes cumulative voting. The Certificate of Incorporation does not authorize cumulative voting.

Limitations on Liability and Indemnification of Officers and Directors

The DGCL authorizes corporations to limit or eliminate the personal liability of directors of corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties, subject to certain exceptions. The Certificate of Incorporation includes a provision that limit the liability of our directors for monetary damages to the fullest extent permitted by the DGCL.

The Bylaws provide that BuzzFeed must indemnify and advance expenses to BuzzFeed’s directors and officers to the fullest extent authorized by the DGCL. BuzzFeed also is expressly authorized to carry directors’ and officers’ liability insurance providing indemnification for BuzzFeed directors, officers, and certain employees for some liabilities.

We have entered, and intend to continue to enter, into separate indemnification agreements with our directors, officers, and certain of our other employees. These agreements, among other things, require us to indemnify our directors, officers and key employees for certain expenses, including attorneys’ fees, judgments, fines, and settlement amounts actually and reasonably incurred by such director, officer or key employee in any action or proceeding arising out of their service to us or any of our subsidiaries or any other company or enterprise to which the person provides services at our request. Subject to certain limitations, our indemnification agreements also require us to advance expenses incurred by our directors, officers, and key employees for the defense of any action for which indemnification is required or permitted.

BuzzFeed believes that these indemnification and advancement provisions and insurance are useful to attract and retain qualified directors and executive officers.

The limitation of liability, advancement and indemnification provisions in the Certificate of Incorporation and Bylaws may discourage stockholders from bringing lawsuits against directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit BuzzFeed and its stockholders. In addition, your investment may be adversely affected to the extent BuzzFeed pays the costs of settlement and damage awards against directors and officer pursuant to these indemnification provisions.

Dissenters’ Rights of Appraisal and Payment

Under the DGCL, with certain exceptions, BuzzFeed’s stockholders have appraisal rights in connection with a merger or consolidation of BuzzFeed. Pursuant to the DGCL, stockholders who properly request and perfect appraisal rights in connection with such merger or consolidation will have the right to receive payment of the fair value of their shares as determined by the Delaware Court of Chancery.

Stockholders’ Derivative Actions

Under the DGCL, any of BuzzFeed’s stockholders may bring an action in BuzzFeed’s name to procure a judgment in BuzzFeed’s favor, also known as a derivative action, provided that the stockholder bringing the action is a holder of shares of common stock at the time of the transaction to which the action relates or such stockholder’s stock thereafter devolved by operation of law.

Transfer Agent and Registrar

The Transfer Agent for our capital stock is Continental Stock Transfer & Trust Company.

Listing of Common Stock

Our Class A common stock and public warrants are listed on Nasdaq under the symbol “BZFD” and “BZFDW,” respectively.

SECURITIES ACT RESTRICTIONS ON RESALE OF OUR SECURITIES

Pursuant to Rule 144 under the Securities Act (“Rule 144”), a person who has beneficially owned shares of our common stock or warrants that were acquired from us in an unregistered, private sale (“restricted securities”) for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been an affiliate of the Company at the time of, or at any time during the three months preceding, a sale and (ii) the Company is subject to the Exchange Act periodic reporting requirements for at least three months before the sale and has filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as the Company was required to file reports) preceding the sale.

Persons who have beneficially owned restricted securities for at least six months but who are affiliates of the Company at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

●	1% of the total number of shares or other units of the class then outstanding; or
●	the average weekly reported trading volume of such securities during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by affiliates of the Company under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about the Company.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

●	the issuer of the securities that was formerly a shell company has ceased to be a shell company;
●	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;
●

the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

●	at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

As a result, our affiliates will be able to sell their shares of Class A common stock and warrants, and any shares of Class A common stock received upon exercise of the warrants, as applicable, pursuant to Rule 144 without registration one year after the filing of the “Super” Form 8-K, which was filed on December 9, 2021. Absent registration under the Securities Act, our affiliates will not be permitted to sell their control securities under Rule 144 earlier than one year after the filing of the “Super” Form 8-K.

We are no longer a shell company, and as a result, once the conditions set forth in the exceptions listed above are satisfied, Rule 144 will become available for the resale of restricted securities and control securities.

PLAN OF DISTRIBUTION

The Selling Securityholders, which as used herein includes donees, pledgees, transferees, distributees or other successors-in-interest selling shares of our Class A common stock, warrants or interests in our Class A common stock or warrants received after the date of this prospectus from the Selling Securityholders as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer, distribute or otherwise dispose of certain of their shares of Class A common stock, warrants or interests in our Class A common stock or warrants on any stock exchange, market or trading facility on which shares of our Class A common stock or warrants, as applicable, are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The Selling Securityholders may use any one or more of the following methods when disposing of their shares of Class A common stock, warrants or interests therein:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
●	one or more underwritten offerings;
●

block trades (which may involve crosses) in which the broker-dealer will attempt to sell the shares of Class A common stock or warrants as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its accounts;
●	an exchange distribution and/or secondary distribution in accordance with the rules of the applicable exchange;
●	privately negotiated transactions;
●	distributions to their employees, partners, members or stockholders;
●	short sales (including short sales “against the box”) effected after the date of the registration statement of which this prospectus is a part is declared effective by the SEC;
●	through the writing or settlement of standardized or over-the-counter options or other hedging transactions, whether through an options exchange or otherwise;
●	in market transactions, including transactions on a national securities exchange or quotations service or over-the-counter market;
●	by pledge to secure debts and other obligation;
●	directly to purchasers, including our affiliates and stockholders, in a rights offering or otherwise;
●	through agents;
●	broker-dealers may agree with the Selling Securityholders to sell a specified number of such shares of Class A common stock or warrants at a stipulated price per share or warrant; and
●	through a combination of any of these methods or any other method permitted by applicable law.

The Selling Securityholders may effect the distribution of our Class A common stock or warrants from time to time in one or more transactions either:

●	at a fixed price or prices, which may be changed from time to time;
●	at market prices prevailing at the time of sale;

●	at prices relating to the prevailing market prices; or
●	at negotiated prices.

The Selling Securityholders may, from time to time, transfer, distribute (including distributions in kind by registered securityholders that are investment funds), pledge, assign or grant a security interest in some or all of the shares of our Class A common stock or warrants owned by them and, if a Selling Securityholder defaults in the performance of its secured obligations, the transferees, distributees, pledgees, assignees or secured parties may offer and sell such shares of Class A common stock or warrants, from time to time, under this prospectus, or under an amendment or supplement to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of the Selling Securityholders to include the transferee, distributee, pledgee, assignee or other successors in interest as the Selling Securityholders under this prospectus. The Selling Securityholders also may transfer the shares in other circumstances, in which case the transferees, distributees, pledgees, assignees or other successors in interest will be the registered beneficial owners for purposes of this prospectus.

A Selling Securityholder that is an entity may elect to make an in-kind distribution of Class A common stock or warrants to its members, partners, or stockholders pursuant to the registration statement of which this prospectus forms a part by delivering a prospectus. To the extent that such transferees are not affiliates of ours, such transferees will receive freely tradable shares of Class A common stock or warrants pursuant to the distribution effected through this registration statement.

We and the Selling Securityholders may agree to indemnify an underwriter, broker-dealer or agent against certain liabilities related to the sale of our Class A common stock or warrants, including liabilities under the Securities Act. The Selling Securityholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their Class A common stock or warrants. Upon our notification by a Selling Securityholder that any material arrangement has been entered into with an underwriter or broker-dealer for the sale of Class A common stock or warrants through a block trade, special offering, exchange distribution, secondary distribution or a purchase by an underwriter or broker-dealer, we will file a supplement to this prospectus, if required, pursuant to Rule 424(b) under the Securities Act, disclosing certain material information, including:

●	the name of the selling securityholder;
●	the number of shares of Class A common stock or warrants, as applicable, being offered;
●	the terms of the offering;
●	the names of the participating underwriters, broker-dealers or agents;
●	any discounts, commissions or other compensation paid to underwriters or broker-dealers and any discounts, commissions or concessions allowed or reallowed or paid by any underwriters to dealers;
●	the public offering price;
●	the estimated net proceeds to us from the sale of the Class A common stock or warrants, as applicable;
●	any delayed delivery arrangements; and
●	other material terms of the offering.

Agents, broker-dealers and underwriters or their affiliates may engage in transactions with, or perform services for, the Selling Securityholders (or their affiliates) in the ordinary course of business. The Selling Securityholders may also use underwriters or other third parties with whom such Selling Securityholders have a material relationship.

The Selling Securityholders (or their affiliates) will describe the nature of any such relationship in the applicable prospectus supplement.

There can be no assurances that the Selling Securityholders will sell, nor are the Selling Securityholders required to sell, any or all of the Class A common stock or warrants offered under this prospectus.

In connection with the sale of shares of our Class A common stock, warrants or interests therein, the Selling Securityholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of our Class A common stock or warrants in the course of hedging the positions they assume. The Selling Securityholders may also sell shares of our Class A common stock or warrants short and deliver these securities to close out their short positions, or loan or pledge shares of our Class A common stock or warrants to broker-dealers that in turn may sell these securities. The Selling Securityholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities that require the delivery to such broker-dealer or other financial institution of shares of our Class A common stock or warrants offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the Selling Securityholders from the sale of shares of our Class A common stock or warrants offered by them will be the purchase price of such shares of our Class A common stock or warrants less discounts or commissions, if any. The Selling Securityholders reserve the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of share of our Class A common stock or warrants to be made directly or through agents. We will not receive any of the proceeds from any offering by the Selling Securityholders.

The Selling Securityholders also may in the future resell a portion of our Class A common stock or warrants in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule, or pursuant to other available exemptions from the registration requirements of the Securities Act.

The Selling Securityholders and any underwriters, broker-dealers, or agents that participate in the sale of shares of our Class A common stock, warrants or interests therein may be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act. Any discounts, commissions, concessions, or profit they earn on any resale of shares of our Class A common stock or warrants may be underwriting discounts and commissions under the Securities Act. If any Selling Securityholder is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act, then the Selling Securityholder will be subject to the prospectus delivery requirements of the Securities Act. Underwriters and their controlling persons, dealers and agents may be entitled, under agreements entered into with us and the Selling Securityholder, to indemnification against and contribution toward specific civil liabilities, including liabilities under the Securities Act.

To the extent required, our Class A common stock and warrants to be sold, the purchase price and public offering price, the names of any agent, dealer or underwriter, and any applicable discounts, commissions, concessions or other compensation with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus. To facilitate the offering of shares of our Class A common stock and warrants offered by the Selling Securityholders, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of our Class A common stock or warrants. This may include over-allotments or short sales, which involve the sale by persons participating in the offering of more shares of Class A common stock or warrants than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of our Class A common stock or warrants by bidding for or purchasing shares of Class A common stock or warrants in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if shares of Class A common stock or warrants sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of our Class A common stock or warrants at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time. These transactions may be effected on any exchange on which the securities are traded, in the over-the-counter market or otherwise.

Under the Registration Rights Agreement and the Note Registration Rights Agreement, we have agreed to indemnify the applicable Selling Securityholders party thereto against certain liabilities that they may incur in connection with the sale of the securities registered hereunder, including liabilities under the Securities Act, and to contribute to payments that the Selling Securityholders may be required to make with respect thereto. In addition, we and the Selling Securityholders may agree to indemnify any underwriter, broker-dealer or agent against certain liabilities related to the selling of the securities, including liabilities arising under the Securities Act.

Under the Registration Rights Agreement, we have agreed to maintain the effectiveness of the registration statement of which this prospectus forms a part pursuant to such agreement until (i) all applicable securities shall have been sold, transferred, disposed of or exchanged in accordance with the registration statement; (ii) the securities shall have been otherwise transferred or new certificates or book entry for such securities not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent public distribution of such securities shall not require registration under the Securities Act; (iii) the securities shall have ceased to be outstanding; (iv) the securities may be sold without registration pursuant to Rule 144 promulgated under the Securities Act (or any successor rule promulgated thereafter by the SEC) (but with no volume or other restrictions or limitations); or (v) the securities have been sold to, or through, a broker, dealer or underwriter in a public distribution or other public securities transaction.

Under the Note Registration Rights Agreement, we have agreed to maintain the effectiveness of the registration statement of which this prospectus forms a part pursuant to such agreement until (i) all applicable securities shall have been sold, transferred, disposed of or exchanged in accordance with the registration statement; (ii) the securities shall have been sold or otherwise disposed of without registration pursuant to Rule 144 promulgated under the Securities Act (or any successor rule promulgated thereafter by the SEC); or (iii) the securities may be sold without registration pursuant to Rule 144 promulgated under the Securities Act (or any successor rule promulgated thereafter by the SEC) (with no restriction as to volume or manner of sale); provided, that the Company shall be required to maintain effectiveness of the registration for securities pursuant to this clause (iii) unless the holder of such securities (together with its affiliates) shall own less than 2% of the then-outstanding shares of common stock (on an as-converted basis with respect to the Notes of such holder and its affiliates (but not any other holder of securities that are convertible or exchangeable into shares of common stock).

We have agreed to pay all expenses in connection with this offering, other than underwriting discounts, selling commissions, stock transfer taxes and certain legal expenses. The Selling Securityholders will pay, on a pro rata basis, any underwriting discounts, selling commissions, stock transfer taxes and certain legal expenses relating to the offering. Selling Securityholders may use this prospectus in connection with resales of shares of our Class A common stock or warrants. This prospectus and any accompanying prospectus supplement will identify the Selling Securityholders, the terms of our Class A common stock and warrants and any material relationships between us and the Selling Securityholders. Selling Securityholders may be deemed to be underwriters under the Securities Act in connection with shares of our Class A common stock or warrants they resell and any profits on the sales may be deemed to be underwriting discounts and commissions under the Securities Act. Unless otherwise set forth in a prospectus supplement, the Selling Securityholders will receive all the net proceeds from the resale of shares of our Class A common stock and warrants.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Fenwick & West LLP. Any underwriters or agents will be advised about other issues relating to the offering by counsel to be named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of BuzzFeed, Inc. as of December 31, 2021 and 2020, and for each of the three years in the period ended December 31, 2021, included in this prospectus have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The financial statements of CM Partners, LLC as of December 31, 2020 and 2019 and for each of the three years in the period ended December 31, 2020 included in this prospectus have been so included in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the shares of Class A common stock and warrants offered hereby. This prospectus, which constitutes part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. For further information with respect to our company and our Class A common stock and warrants, reference is made to the registration statement and the exhibits and any schedules filed therewith. Statements contained in this prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance, we refer you to the copy of the contract or other document filed as an exhibit to the registration statement. Each of these statements is qualified in all respects by this reference.

You can read our SEC filings, including the registration statement, over the internet at the SEC’s website at www.sec.gov.

We are subject to the information reporting requirements of the Exchange Act and we are required to file reports, proxy statements and other information with the SEC. These reports, proxy statements, and other information are available for inspection and copying at the SEC’s website referred to above. We also maintain a website at www.buzzfeed.com, at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. Information contained on or accessible through our website is not a part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only.

BUZZFEED, INC.

CM PARTNERS, LLC

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the stockholders and the Board of Directors of BuzzFeed, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of BuzzFeed, Inc. and subsidiaries (the “Company”) as of December 31, 2021 and 2020, the related consolidated statements of operations and comprehensive income (loss), stockholders’ equity (deficit), and cash flows, for each of the three years in the period ended December 31, 2021, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2021 and 2020, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2021, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Deloitte & Touche LLP

New York, New York

March 30, 2022

We have served as the Company’s auditor since 2019.

BUZZFEED, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except per share amounts)

	December 31,	December 31,
	2021	2020
Assets
Current assets
Cash and cash equivalents	$79,733	$90,626
Accounts receivable (net of allowance for doubtful accounts of $1,094, and $1,387 as at December 31, 2021 and 2020)	142,909	106,251
Prepaid and other current assets	29,017	11,644
Total current assets	251,659	208,521
Restricted cash	—	15,500
Property and equipment, net	23,052	25,545
Capitalized software costs, net	16,554	16,560
Intangible assets, net	136,513	1,368
Goodwill	194,881	—
Prepaid and other assets	14,555	11,698
Total assets	$637,214	$279,192

Liabilities and Equity
Current liabilities
Accounts payable	$16,025	$8,413
Accrued expenses	31,386	20,638
Deferred rent	4,894	3,903
Deferred revenue	1,676	2,432
Accrued compensation	37,434	19,724
Other current liabilities	2,731	2,118
Total current liabilities	94,146	57,228
Deferred rent	12,504	18,053
Debt	141,878	20,396
Derivative liability	4,875	—
Warrant liabilities	4,938	—
Other liabilities	3,992	1,633
Total liabilities	262,333	97,310

Commitments and contingencies

Series A, convertible preferred stock, $0.001 par value; no shares authorized, issued or outstanding at December 31, 2021; 10,710 shares authorized, issued and outstanding at December 31, 2020(1)	—	3,001
Series A-1, convertible preferred stock, $0.001 par value; no shares authorized, issued or outstanding at December 31, 2021; 11,630 shares authorized, issued and outstanding at December 31, 2020(1)	—	4
Series B, convertible preferred stock, $0.001 par value; no shares authorized, issued or outstanding at December 31, 2021; 13,468 shares authorized, issued and outstanding at December 31, 2020(1)	—	7,904
Series C, convertible preferred stock, $0.001 par value; no shares authorized, issued or outstanding at December 31, 2021; 15,375 shares authorized, issued and outstanding at December 31, 2020(1)	—	15,434
Series D, convertible preferred stock, $0.001 par value; no shares authorized, issued or outstanding at December 31, 2021; 7,383 shares authorized, issued and outstanding at December 31, 2020(1)	—	19,311
Series E, convertible preferred stock, $0.001 par value; no shares authorized, issued or outstanding at December 31, 2021; 4,914 shares authorized, issued and outstanding at December 31, 2020(1)	—	49,646
Series F, convertible preferred stock, $0.001 par value; no shares authorized, issued or outstanding at December 31, 2021; 15,440 shares authorized, issued and outstanding at December 31, 2020(1)	—	199,856
Series G, convertible preferred stock, $0.001 par value; no shares authorized, issued or outstanding at December 31, 2021; 15,440 shares authorized, issued and outstanding at December 31, 2020(1)	—	199,681
Redeemable noncontrolling interest	2,294	848

Stockholders’ equity (deficit)
Class A Common stock, $0.0001 par value; 700,000 shares authorized; 116,175 and 1,540 shares issued and outstanding at December 31, 2021 and 2020, respectively(1)	11	—
Class B Common stock, $0.0001 par value; 20,000 shares authorized; 12,397 and 10,439 shares issued and outstanding at December 31, 2021 and 2020, respectively(1)	1	1
Class C Common stock, $0.0001 par value; 10,000 shares authorized; 6,478 and no shares issued and outstanding at December 31, 2021 and 2020, respectively(1)	1	—
Additional paid-in capital	695,869	36,373
Accumulated other comprehensive loss	(3,233)	(3,359)
Accumulated deficit	(322,106)	(346,818)
Treasury stock, no shares at December 31, 2021 and 2020, respectively(1)	—	—
Total BuzzFeed, Inc. stockholders’ equity (deficit)	370,543	(313,803)
Noncontrolling interests	2,044	—
Total stockholders’ equity (deficit)	372,587	(313,803)
Total liabilities and equity	$637,214	$279,192
(1)	Shares outstanding for all periods reflect the adjustment for the Reverse Recapitalization.

The accompanying notes are an integral part of these consolidated financial statements.

BUZZFEED, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

	For the Year Ended December 31,
	2021	2020	2019
Revenue	$397,564	$321,324	$317,923
Costs and Expenses
Cost of revenue, excluding depreciation and amortization	207,397	140,290	150,350
Sales and marketing	54,981	50,680	79,845
General and administrative	112,552	83,061	87,417
Research and development	24,928	17,669	21,129
Depreciation and amortization	22,860	17,486	19,450
Total costs and expenses	422,718	309,186	358,191
(Loss) income from operations	(25,154)	12,138	(40,268)
Other (expense) income, net	(2,740)	1,593	1,598
Interest (expense) income, net	(2,885)	(923)	1,393
Change in fair value of warrant liabilities	4,740	—	—
Change in fair value of derivative liability	26,745	—	—
Loss on disposition of subsidiaries	(1,234)	(711)	—
(Loss) income before income taxes	(528)	12,097	(37,277)
Income tax (benefit) provision	(26,404)	941	(358)
Net income (loss)	25,876	11,156	(36,919)
Net income attributable to the redeemable noncontrolling interest	936	820	273
Net income attributable to noncontrolling interests	228	—	—
Net income (loss) attributable to BuzzFeed, Inc.	$24,712	$10,336	$(37,192)
Net income (loss) attributable to holders of Class A, Class B and Class C common stock:
Basic	$—	$—	$(37,192)
Diluted	$(716)	$—	$(37,192)
Net income (loss) per Class A, Class B and Class C common share:
Basic	$—	$—	$(3.15)
Diluted	$(0.03)	$—	$(3.15)
Weighted average common shares outstanding:
Basic	27,048	11,942	11,804
Diluted	28,001	11,942	11,804

The accompanying notes are an integral part of these consolidated financial statements.

BUZZFEED, INC.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

(In thousands)

	For the Year Ended December 31,
	2021	2020	2019
Net income (loss)	$25,876	$11,156	$(36,919)
Other comprehensive income (loss)
Unrealized loss on marketable securities	—	—	(1)
Foreign currency translation adjustment	126	(2,116)	864
Other comprehensive income (loss)	126	(2,116)	863
Comprehensive income (loss)	26,002	9,040	(36,056)
Comprehensive income attributable to the redeemable noncontrolling interest	936	820	273
Comprehensive income attributable to noncontrolling interests	228	—	—
Comprehensive income (loss) attributable to BuzzFeed, Inc.	$24,838	$8,220	$(36,329)

The accompanying notes are an integral part of these consolidated financial statements.

BUZZFEED, INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT)

(In thousands)

	Stockholders’ of BuzzFeed, Inc.
											Total
										Accumulated	BuzzFeed, Inc.		Total
			Class B Common				Additional			Other	Stockholders'	Noncontrol	Stockholders’
	Class A Common Stock		Stock		Class C Common Stock		Paid-in	Accumulated	Treasury	Comprehensive	Equity	ling	Equity
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Stock	Loss	(Deficit)	Interests	(Deficit)
Balance at January 1, 2019	4,994	$1	33,212	$3	—	$—	$32,834	$(319,962)	$(820)	$(2,106)	$(290,050)	$—	$(290,050)
Retroactive application of the exchange ratio	(3,466)	(1)	(23,049)	(2)	—	—	(817)	—	820	—	—	—	—
Adjusted balance at January 1, 2019	1,528	—	10,163	1	—	—	32,017	$(319,962)	—	$(2,106)	$(290,050)	—	$(290,050)
Net loss	—	—	—	—	—	—	—	(37,192)	—	—	(37,192)	—	(37,192)
Stock-based compensation	—	—	—	—	—	—	2,813	—	—	—	2,813	—	2,813
Issuance of common stock upon exercise of stock options	6	—	212	—	—	—	195	—	—	—	195	—	195
Other comprehensive income	—	—	—	—	—	—	—	—	—	863	863	—	863
Balance at December 31, 2019	1,534	—	10,375	1	—	—	35,025	(357,154)	—	(1,243)	(323,371)	—	(323,371)
Net income	—	—	—	—	—	—	—	10,336	—	—	10,336	—	10,336
Stock-based compensation	—	—	—	—	—	—	1,189	—	—	—	1,189	—	1,189
Issuance of common stock upon exercise of stock options	6	—	64	—	—	—	159	—	—	—	159	—	159
Other comprehensive loss	—	—	—	—	—	—	—	—	—	(2,116)	(2,116)	—	(2,116)
Balance at December 31, 2020	1,540	—	10,439	1	—	—	36,373	(346,818)	—	(3,359)	(313,803)	—	(313,803)
Net income	—	—	—	—	—	—	—	24,712	—	—	24,712	228	24,940
Issuance of common stock	—	—	—	—	3,839	1	34,999	—	—	—	35,000	—	35,000
HuffPost Acquisition	—	—	—	—	2,639	—	24,064	—	—	—	24,064	2,122	26,186
Stock-based compensation	—	—	—	—	—	—	23,565	—	—	—	23,565	—	23,565
Issuance of common stock in connection with share-based plans	1,921	—	476	—	—	—	6,975	—	—	—	6,975	—	6,975
Merger of BuzzFeed Japan and HuffPost Japan	—	—	—	—	—	—	—	—	—	—	—	(510)	(510)
Disposition of subsidiaries	—	—	—	—	—	—	—	—	—	—	—	204	204
Conversion of shares	9,693	1	(9,693)	(1)	—	—	—	—	—	—	—	—	—
Reverse recapitalization, net of transaction costs	93,021	9	11,175	1	—	—	473,694	—	—	—	473,704	—	473,704
Shares issued for C Acquisition	10,000	1	—	—	—	—	96,199	—	—	—	96,200	—	96,200
Other comprehensive loss	—	—	—	—	—	—		—	—	126	126	—	126
Balance at December 31, 2021	116,175	$11	12,397	$1	6,478	$1	$695,869	$(322,106)	$—	$(3,233)	$370,543	$2,044	$372,587

The accompanying notes are an integral part of these consolidated financial statements.

BUZZFEED, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	For the Year Ended December 31,
	2021	2020	2019
Operating activities:
Net income (loss)	$25,876	$11,156	$(36,919)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization	22,860	17,486	19,450
Unrealized loss (gain) on foreign currency	1,824	(2,623)	209
Stock based compensation	23,565	1,189	2,813
Change in fair value of warrants	(4,740)	—	—
Change in fair value of derivative liability	(26,745)	—	—
Issuance costs allocated to derivative liability	1,424	—	—
Amortization of debt discount and deferred issuance costs	326	—	—
Deferred income tax	(28,087)	112	(1)
Loss on disposition of subsidiaries	1,234	711	—
Loss (gain) on disposition of assets	220	254	(1,007)
Loss on extinguishment of debt	—	600	—
Unrealized gain on investment	—	(500)	—
Provision for doubtful accounts	(161)	322	67
Changes in operating assets and liabilities:
Accounts receivable	(12,951)	(7,086)	4,397
Prepaid expenses and other current assets and prepaid expenses and other assets	2,361	2,537	(6,395)
Accounts payable	3,546	(1,521)	(4,603)
Deferred rent	(4,456)	397	(2,507)
Accrued compensation	2,307	1,429	488
Accrued expenses, other current liabilities and other liabilities	(1,847)	2,086	6,309
Deferred revenue	(5,759)	1,004	(2,544)
Cash provided by (used in) operating activities	797	27,553	(20,243)

Investing activities:
Business acquisitions, net of cash acquired	(189,885)	—	—
Capital expenditures	(4,983)	(4,708)	(423)
Capitalization of internal-use software	(11,039)	(9,830)	(8,166)
Purchases of marketable securities	—	—	(48)
Proceeds from sales and maturities of marketable securities	—	—	25,000
Cash of disposed subsidiaries, less proceeds on disposition	(2,121)	(265)	—
Cash (used in) provided by investing activities	(208,028)	(14,803)	16,363

Financing activities:
Proceeds from reverse recapitalization, net of costs	(11,652)	—	—
Proceeds from issuance of common stock	35,000	—	—
Proceeds from issuance of convertible notes, net of issuance costs	143,806	—	—
Proceeds from exercise of stock options	6,975	159	195
Borrowings from revolving credit facility	9,000	19,896	—
Payments on revolving credit facility	(1,306)	—	—
Borrowings from secured borrowing facility	—	217,382	—
Repayments on secured borrowing facility	—	(217,982)	—
Cash provided by financing activities	181,823	19,455	195
Effect of currency translation on cash and cash equivalents	(985)	(103)	264
Net (decrease) increase in cash, cash equivalents and restricted cash	(26,393)	32,102	(3,421)
Cash and cash equivalents and restricted cash at beginning of year	106,126	74,024	77,445
Cash and cash equivalents and restricted cash at end of year	$79,733	$106,126	$74,024

The accompanying notes are an integral part of these consolidated financial statements.

1.	Description of the Business

BuzzFeed, Inc. (referred to herein, collectively with its subsidiaries, as “BuzzFeed or the “Company”) is a global media company with social, content-driven publishing technology. BuzzFeed provides breaking news, original reporting, entertainment, and video across its owned and operated and the social web to its global audience. BuzzFeed derives its revenue primarily from content, advertising and commerce sold to leading brands. The Company has one reportable segment.

On December 3, 2021 (the “Closing Date”), the Company consummated the previously announced business combinations in connection with (i) that certain Agreement and Plan of Merger, dated June 24, 2021 (as amended, the “Merger Agreement”), by and among 890 5th Avenue Partners, Inc., a Delaware corporation (“890”), Bolt Merger Sub I, Inc., a Delaware corporation and a direct, wholly-owned subsidiary of 890 (“Merger Sub I”), Bolt Merger Sub II, Inc., a Delaware corporation and a direct, wholly-owned subsidiary of 890 (“Merger Sub II”), and BuzzFeed, Inc., a Delaware corporation (“ Legacy BuzzFeed”), pursuant to which (a) Merger Sub I merged with and into Legacy BuzzFeed (the “First Merger”), with Legacy BuzzFeed surviving the First Merger as a wholly-owned subsidiary of 890 and (b) immediately following the First Merger, Legacy BuzzFeed merged with and into Merger Sub II (the “Second Merger” and, together with the First Merger, the “Two-Step Merger”), with Merger Sub II surviving the Second Merger as a wholly-owned subsidiary of 890; and (ii) the Membership Interest Purchase Agreement, dated as of March 27, 2021 (as amended, the “C Acquisition Purchase Agreement”), by and among Legacy BuzzFeed, CM Partners, LLC, Complex Media, Inc., Verizon CMP Holdings LLC and HDS II, Inc., pursuant to which the surviving entity acquired 100% of the membership interests of CM Partners, LLC. CM Partners, LLC, together with Complex Media, Inc., is referred to herein as “Complex Networks.” The Two-Step Merger and the other transactions contemplated by the Merger Agreement, including the acquisition by the surviving entity of Complex Networks, are hereinafter referred to as the “Business Combination.” In connection with the consummation of the Business Combination, 890 was renamed “BuzzFeed, Inc.”

Liquidity

As of and for the year ended December 31, 2021, the Company has cash and cash equivalents of $79.7 million, generated positive income of $25.9 million, and positive operating cash inflows. However, the Company has a history of losses, and has an accumulated deficit of $322.1 million as of December 31, 2021. The Company has cash available on hand and management believes its existing capital resources will be sufficient to support the Company’s operations and meet its obligations as they come due within one year from the date these consolidated financial statements are issued.

The Business Combination

On the Closing Date: (i) each issued and outstanding share of Class A common stock, par value $0.0001 per share (the “890 Class A common stock”), and Class F common stock, par value $0.0001 per share (the “890 Class F common stock”), of 890 became one share of BuzzFeed Class A common stock, par value $0.0001 per share (the “BuzzFeed Class A common stock”); (ii) each issued and outstanding whole warrant to purchase shares of 890 Class A common stock became a warrant to acquire one share of BuzzFeed Class A common stock at an exercise price of $11.50 per share (each a “BuzzFeed warrant”); and (iii) each issued and outstanding unit of 890 that had not been previously separated into the underlying share of 890 Class A common stock and the underlying warrants of 890 upon the request of the holder thereof was cancelled and entitled the holder thereof to one share of BuzzFeed Class A common stock and one-third of one BuzzFeed warrant.

In addition, on the Closing Date (i) each share of Legacy BuzzFeed Class A common stock and Legacy BuzzFeed preferred stock (other than Series F Preferred Stock and Series G Preferred Stock, any cancelled shares or dissenting shares) issued and outstanding were cancelled and automatically converted into the right to receive 0.306 shares of BuzzFeed Class A Common Stock; (ii) all of the shares of Series F Preferred Stock and Series G Preferred Stock issued and outstanding were cancelled and automatically converted into the right to receive 30,880,000 shares of BuzzFeed Class A Common Stock; (iii) each share of Class B Common Stock of Legacy BuzzFeed issued and outstanding (other than any cancelled shares or dissenting shares) were cancelled and automatically converted into the right to receive 0.306 shares of BuzzFeed Class B Common Stock; and (iv) each share of Class C Common Stock of Legacy BuzzFeed issued and outstanding were cancelled and automatically converted into the right to receive 0.306 shares of BuzzFeed Class C Common Stock, in each case in accordance with the applicable provisions of the Merger Agreement. As a result, shares of BuzzFeed capital stock no longer represent an ownership interest in Legacy BuzzFeed, but instead represent an ownership interest in BuzzFeed.

In addition, pursuant to subscription agreements entered into in connection with the Merger Agreement, the Company issued, and certain investors purchased, $150.0 million aggregate principal amount of unsecured convertible notes due 2026 concurrently with the closing of the Business Combination (the “Notes”).

Holders of 27,133,519 shares of 890 Class A common stock sold in 890’s initial public offering (the “Public Shares”) properly exercised their right to have their public shares redeemed for a full pro rata portion of the trust account holding the proceeds from 890’s initial public offering, calculated as of two business days prior to the Closing, which was approximately $10.00 per share, or $271.3 million in the aggregate. Approximately $16.2 million remained in 890’s trust account and was used to partially fund the Business Combination.

The following table summarizes the proceeds raise and issuance costs incurred related to the Business Combination:

Cash from reverse recapitalization	$16,167
890 reverse recapitalization costs	(13,795)
BuzzFeed reverse recapitalization costs	(14,609)
Accrued reverse recapitalization costs	585
Net proceeds from reverse recapitalization	$(11,652)

Proceeds from Notes	$150,000
Issuance costs	(6,757)
Issuance costs settled in stock	563
Proceeds from issuance of Notes, net of issuance costs	$143,806

After giving effect to the Business Combination (including the issuance of 10,000,000 shares of BuzzFeed Class A common stock pursuant to the C Acquisition Purchase Agreement), the redemption of Public Shares as described above and the separation of the former 890 units, as of the Closing Date, there were 110,789,875 shares of BuzzFeed Class A common stock issued and outstanding, 15,872,459 shares of BuzzFeed Class B common stock issued and outstanding and 6,478,031 shares of BuzzFeed Class C common stock issued and outstanding.

The Two-Step Merger was accounted for as a reverse recapitalization, with no goodwill or other intangible assets recorded, in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Under this method of accounting, 890 was treated as the “acquired” company for financial reporting purposes. Accordingly, for accounting purposes, the reverse recapitalization was treated as the equivalent of Legacy BuzzFeed issuing stock for the net assets of 890, accompanied by a recapitalization. The net assets of 890 were stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the reverse recapitalization are those of Legacy BuzzFeed.

The determination of Legacy BuzzFeed being the accounting acquirer for the Two-Step Merger was primarily based on evaluation of the following facts and circumstances: (i) Legacy BuzzFeed’s existing stockholders own the majority of the shares and have the majority of the voting interests in BuzzFeed with more than 97% of the voting interests; (ii) Legacy BuzzFeed appointed the majority of the directors on BuzzFeed’s Board; (iii) Legacy BuzzFeed’s existing management comprises the majority of the management of BuzzFeed; (iv) Legacy BuzzFeed is the larger entity based on historical revenues and business operations and comprises the majority of the ongoing operations of BuzzFeed; and (v) Legacy BuzzFeed assumed BuzzFeed’s name.

In accordance with guidance applicable to these circumstances, the equity structure has been recast in all comparative periods up to the Closing Date to reflect the number of shares of the Company’s common stock, $0.0001 par value per share, issued to Legacy BuzzFeed’s stockholders in connection with the Business Combination. As such, the shares and corresponding capital amounts and earnings per share related to Legacy BuzzFeed redeemable convertible preferred stock (other than Series F Preferred Stock and Series G Preferred Stock ) and Legacy BuzzFeed common stock prior to the Business Combination have been retroactively recast as shares reflecting the Exchange Ratio of 0.306 established in the Business Combination. Legacy BuzzFeed Series F Preferred Stock and Series G Preferred stock have been retroactively restated based on the exchange into 30,880,000 shares of BuzzFeed Class A common stock established in the Business Combination.

BuzzFeed common stock and warrants commenced trading on the Nasdaq Stock Market LLC under the symbols “BZFD” and “BZFDW,” respectively, on December 6, 2021.

COVID-19

In March 2020, the World Health Organization declared the viral strain of COVID-19 a global pandemic and recommended containment and mitigation measures worldwide. The spread of COVID-19 and the resulting economic contraction has resulted in increased business uncertainty and significantly impacted our business and results of operations.

We believe that the COVID-19 pandemic drove a shift in commerce from offline to online, including an increase in online shopping, which we believe contributed to the rapid growth we experienced in our commerce revenue for fiscal 2020. However, the growth of our commerce revenue has decelerated during 2021 as shelter-in-place orders were lifted, consumers returned to shopping in stores, and retailers struggled with supply chain disruptions and labor shortages.

The continued duration and severity of the COVID-19 pandemic is uncertain, rapidly changing, and difficult to predict. The degree to which COVID-19-related disruptions impact the Company’s future results will depend on future developments, which are outside of the Company’s control, including, but not limited to, the duration of the pandemic, its severity, the success of actions taken to contain or prevent the virus or treat its impact, and how quickly and to what extent normal economic and operating conditions can resume. Our growth rate may continue to be impacted by additional macroeconomic factors beyond our control, such as inflation, retail businesses reopening, increased consumer spending on travel and other discretionary items, and the absence of new U.S. and other government economic stimulus programs, among other things.

2.	Summary of Significant Accounting Policies

Basis of Financial Statements and Principles of Consolidation

The accompanying consolidated financial statements include the accounts of BuzzFeed, Inc., and its wholly-owned and majority-owned subsidiaries. The Company’s consolidated financial statements are prepared in accordance with GAAP. All intercompany balances and transactions have been eliminated in consolidation. Certain prior year figures have been reclassified to conform to current period presentation.

The Company evaluates its relationships with other entities to identify whether they are variable interest entities (“VIE”) in accordance with Accounting Standards Codification (“ASC”) 810, Consolidation.

In August 2015, the Company signed a Joint Venture Agreement (“JVA”) with Yahoo Japan to establish and develop operations in Japan. BuzzFeed Japan will carry out the core BuzzFeed business in the Japanese language for the Japanese market. BuzzFeed Japan is a joint venture owned 51% by the Company, through its wholly-owned subsidiaries, BuzzFeed UK Limited, and The Huffington Post Holdings LLC and 24.5% by Z Holdings Corporation and 24.5% by Asahi Shimbun Company. BuzzFeed Japan is included as a consolidated subsidiary in the consolidated financial statements.

During 2021 and 2020 the Company established several production companies created solely for the purpose of producing a single film each, which are considered VIEs. The Company is the primary beneficiary of each production company as it has the ability to direct the activities that most significantly impact the economic performance of the entities, the obligation to absorb losses, and the right to receive benefits from the entities. As a result, the production companies are included as consolidated subsidiaries in the consolidated financial statements.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported results of operations during the reporting period. Due to the use of estimates inherent in the financial reporting process actual results could differ from those estimates.

Key estimates and assumptions relate primarily to revenue recognition, fair values of intangible assets acquired in business combinations, valuation allowances for deferred income tax assets, allowance for doubtful accounts, fair value of the derivative liability, fair values used for stock-based compensation in periods prior to the Business Combination, useful lives of fixed assets, and capitalized software costs.

Fair Value Measurements

The fair value framework under the applicable authoritative guidance requires the categorization of assets and liabilities into three levels:

●	Level 1 — inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities
●	Level 2 — inputs are observable, either directly or indirectly, unadjusted quoted prices in active markets for similar assets or liabilities, unadjusted quoted prices for identical or similar assets or liabilities in markets that are not active, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the related assets or liabilities.
●	Level 3 — inputs are generally unobservable inputs and typically reflect management’s best estimate of assumptions that market participants would use in pricing the asset or liability.

The fair value of a financial instrument is the amount for which the instrument could be exchanged in a current transaction between willing parties. The level in the fair value hierarchy within which a fair value measurement in its entirety falls is based on the lowest-level input that is significant to the fair value measurement in its entirety.

The carrying amounts of cash and cash equivalents, accounts receivable, prepaid and other current assets, accounts payable, accrued expenses, deferred rent, deferred revenue, other current liabilities, and borrowings on our Revolving Credit Facility (as defined below) approximate fair value. Money market funds are categorized as Level 1.

The Company’s non-financial assets, which include property and equipment, capitalized software costs, prepaid and other assets, and intangible assets, are not required to be measured at fair value on a recurring basis. However, if certain triggering events occur, or if an annual impairment test is required and the Company is required to evaluate the non-financial asset for impairment, a resulting asset impairment would require that the non-financial asset be recorded at its fair value.

Cash and Cash Equivalents and Restricted Cash

Financial instruments that potentially subject the Company to concentration of credit risk consist of cash and cash equivalents. The Company considers instruments with an original maturity of three months or less at the date of purchase to be cash equivalents. The Company’s cash and cash equivalents consist of demand deposits with financial institutions and investments in money market funds. Deposits held with these financial institutions may exceed the amount of insurance provided on such deposits. The associated risk of concentration is mitigated by banking with creditworthy institutions.

The Company classifies all cash whose use is limited by contractual provisions as restricted cash. In the first quarter of 2021, letters of credit totaling $15.5 million were issued under the $50.0 million revolving credit facility (the “Revolving Credit Facility”) which reduced the remaining borrowing capacity by the same amount. These letters of credit were used in favor of our landlords, relieving us of the requirement to maintain $15.5 million of cash as collateral. As a result, the $15.5 million of restricted cash as of December 31, 2020 is no longer restricted.

The following table summarizes cash and cash equivalent and restricted cash in the consolidated balance sheets (in thousands):

	2021	2020
Cash and cash equivalents	$79,733	$90,626
Restricted cash	—	15,500
Total	$79,733	$106,126

Accounts Receivable and Allowance for Doubtful Accounts

The Company’s accounts receivable are customer obligations due under normal trade terms, carried at their face value less an allowance for doubtful accounts if required. The Company determines its allowance for doubtful accounts based on the evaluation of the aging of its accounts receivable and on a customer-by-customer analysis of its high-risk customers. The Company’s reserve contemplates its historical loss rate on receivables, specific customer situations and the economic environments in which the Company operates.

The change in the Company’s allowance for doubtful accounts was as follows:

	Year Ended December 31,
	2021	2020	2019
Balance as of January 1,	$1,387	$1,122	$1,055
Additions	703	1,208	449
Write-offs, net of recoveries	(996)	(943)	(382)
Balance as of December 31,	$1,094	$1,387	$1,122

As of December 31, 2021, the Company had one customer that represents 11% of net accounts receivable. As of December 31, 2020, the Company had four customers that represent 13%, 13%, 12% and 10% of net accounts receivable. The Company had two customers representing 13% and 12% of total revenue for the year ended December 31, 2021, two customers representing 13% and 10% of total revenue for the year ended December 31, 2020, and two customers representing 12% and 10% of total revenue for the year ended December 31, 2019.

Film Costs

Costs incurred to produce films (which include direct production costs, production overhead, acquisition costs and development costs) are capitalized when incurred. Capitalized film costs are amortized based upon the ratio of current period revenues to estimated total gross revenues to be earned from the film. Film costs, which were included in prepaid and other assets on the consolidated balance sheets, were as follows:

	2021	2020
Individual Monetization:
Feature films in production	$3,690	$2,086
Total	$3,690	$2,086

During the year ended December 31, 2021, the Company amortized film costs of $7.1 million associated with individually monetized feature films. No amortization of film costs was recorded during the years ended December 31, 2020 or 2019. Film cost amortization is included in cost of revenue in the consolidated statements of operations.

Film costs are stated at the lower of amortized cost or estimated fair value and are reviewed on a title-by-title basis when an event or change in circumstances indicates that the fair value of a film is less than its unamortized cost. During the years ended December 31, 2021, 2020 or 2019, the Company recorded no impairment charges related to film costs.

Property and Equipment

Property and equipment is stated at cost, less accumulated depreciation. Depreciation on property and equipment is calculated using the straight-line method over the estimated useful lives of the assets. Leasehold improvements are amortized over the shorter of the lease term or the estimated useful life. The estimated useful lives of property and equipment of each asset category are as follows:

Useful Life (Years)
Furniture and fixtures	5
Leasehold improvements	7 – 11
Computer equipment	3
Video equipment	3

Capitalized Software Costs

The Company capitalizes certain costs incurred for development of websites or software for internal use. The Company capitalizes development costs when preliminary development efforts are successfully completed, management has authorized and committed project funding and it is probable that the project will be completed and the software will be used as intended. Costs include payroll and payroll-related costs of employees directly associated with the development activities. Costs incurred for enhancements that are expected to result in additional features or functionality are capitalized and amortized over the estimated useful life of the enhancements, generally 1 to 3 years. Costs incurred in the preliminary and post-implementation stages of the Company’s products are expensed as incurred.

Investments

For equity investments in entities that the Company does not exercise significant influence over, if the fair value of the investment is not readily determinable, the investment is accounted for at cost, and adjusted for subsequent observable price changes. If the fair value of the investment is readily determinable, the investment is accounted for at fair value. The Company reviews equity investments without readily determinable fair values at each period end to determine whether they have been impaired.

As of December 31, 2021 and 2020, the Company had an investment in equity securities of a privately-held company without a readily determinable fair value. The total carrying value of the investment, included in prepaid and other assets on the consolidated balance sheets, was $2.3 million as of December 31, 2021 and 2020. The Company concluded that the fair value of the investment increased $0.5 million during the year ended December 31, 2020 as the result of observable price changes in orderly transactions for a similar investment in the same issuer.

Evaluation of Long-Lived Assets and Impairment

The Company reviews its property and equipment and capitalized software costs for impairment when events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. If circumstances require a long-lived asset to be tested for possible impairment, the Company first compares undiscounted cash flows expected to be generated by the asset to its carrying value. If the carrying value of the long-lived asset is not recoverable on an undiscounted cash flow basis, an impairment is recognized to the extent that the carrying value exceeds its fair value. Fair value is determined through various valuation techniques which may include discounted cash flow models, quoted market values and third-party independent appraisals, as considered necessary. There was no impairment of long-lived assets for the years ended December 31, 2021, 2020, or 2019.

Revenue Recognition

The Company recognizes revenue in a manner that depicts the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services.

The Company primarily generates its revenue from advertising services and content, which includes strategic partnerships and promotional content, with the remaining balance from other arrangements, including commerce.

Advertising

The Company generates its advertising revenue from managing a customer’s internet advertising campaigns to target markets both via BuzzFeed’s proprietary sites as well as premium publishers (e.g., Facebook and Google). Our performance obligations typically consist of a promised number of ads delivered or a promised number of actions related to the ads (such as impressions or views). Advertising revenue is recognized in the period that the related views, impressions, or actions by users on advertisements are delivered. When ads are placed on the Company’s owned and operated or third parties’ properties, the Company generally recognizes revenue on a gross basis because the Company is primarily responsible for the delivery of the promised services, has pricing discretion, and controls the advertising inventory prior to transfer to the customer. In some cases, the Company utilizes third party intermediaries to facilitate the sale of advertising to the end customer. In these situations, while the Company is primarily responsible for the delivery of the promised services and controls the advertising inventory prior to transfer to the end customer, the Company typically does not have insight, and does not expect to have insight, into the gross amount paid by the end customer and therefore records as revenue the net amount received from the intermediary.

Content

The Company generates revenue from creating content, including promotional content, customer advertising, and feature films. The Company’s performance obligations consist of Company-created content for use by its customers or the delivery of a promised number of actions related to the content (impressions or views). The revenue is recognized when the content, or the related action, is delivered.

Commerce

The Company participates in multiple marketplace arrangements with third parties such as Amazon whereby the Company provides affiliate links which redirect the audience to purchase products and/or services from the third parties. When the participant purchases a product and/or service, the Company receives a commission fee for that sale from the third parties. The revenue is recognized when a successful sale is made and the commission is earned.

Cost of Revenue

Cost of revenue consists primarily of compensation-related expenses and costs incurred for the publishing of editorial, promotional, and news content across all platforms, as well as amounts due to third party websites and platforms to fulfil customers’ advertising campaigns. Web hosting and advertising serving platform costs are also included in cost of revenue.

Sales and Marketing

Sales and marketing expenses consist primarily of compensation-related expenses for sales employees. In addition, marketing and sales-related expenses include advertising costs, market research, and branding.

General and Administrative

General and administrative expense consists primarily of compensation-related expenses for corporate employees. Also, it consists of expense for facilities, professional services fees, insurance costs, and other general overhead costs.

Research and Development

Research and development (“R&D”) expenses consist primarily of compensation-related expenses incurred for the development of, enhancements to, and maintenance of the Company’s website, technology platforms and infrastructure. R&D expenses that do not meet the criteria for capitalization are expensed as incurred. Certain development expenses are capitalized under the provisions of the applicable authoritative guidance, whereby the Company capitalizes costs associated with website and internal-use software systems that have reached the application development stage.

Income Taxes

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. A valuation allowance is recorded for deferred tax assets if it is more likely than not that some portion or all of the deferred tax assets will not be realized.

The Company recognizes tax benefits from uncertain tax positions if it is more likely than not that the tax position will be sustained on examination by the taxing authorities based on the technical merits of the position.

The Company made a policy election to treat the income tax with respect to GILTI as a period expense when incurred.

Stock-Based Compensation

Stock-based compensation is recognized as an expense in the consolidated financial statements and is measured at the fair value of the award. The Company recognizes compensation expense for stock awards based on grant date fair value using the Black-Scholes option-pricing model. The Company accounts for forfeitures as they occur.

The Company adopted Accounting Standards Update (“ASU”) 2018-07, Improvements to Non-employee Share-Based Payment Accounting (“ASU 2018-07”), on January 1, 2020. Prior to January 1, 2020, the Company calculated the fair value of awards to non-employees on the date of grant in the same manner as employee stock-based awards, however, the unvested portion of the awards were revalued at the end of each reporting period and the pro-rata compensation expense was adjusted accordingly until such time the non-employee award was fully vested. The adoption of this ASU did not have material impact on the consolidated financial statements and there was no adjustment to beginning accumulated deficit on January 1, 2020.

The following table summarizes stock-based compensation cost included in the consolidated statements of operations:

	Year Ended December 31,
	2021	2020	2019
Cost of revenue, excluding depreciation and amortization	$2,788	$109	$353
Sales and marketing	4,829	60	658
General and administrative	15,052	977	1,446
Research and development	896	43	356
	$23,565	$1,189	$2,813

The Company recognized no income tax benefit in the consolidated statements of operations for stock-based compensation arrangements in 2021, 2020 or 2019.

Comprehensive Income (Loss)

Comprehensive income (loss) includes certain changes in stockholders’ equity that are excluded from net income (loss) such as cumulative foreign currency translation adjustments, unrealized gains or losses on marketable securities, and comprehensive income (loss) attributed to the redeemable noncontrolling interest.

Foreign Currency

The functional currency of our foreign subsidiaries are generally the local currency. The financial statements of these subsidiaries are translated into U.S. dollars using month-end rates of exchange for assets and liabilities, and average rates of exchange for revenue, costs and expenses. Translation gains and losses are recorded in accumulated other comprehensive loss in stockholders’ equity. Transaction gains and losses including intercompany transactions denominated in a currency other than the functional currency of the entity involved are included in foreign exchange gain (loss) within other income, net in the consolidated statements of operations. The Company does not enter into foreign currency forward exchange contracts or other derivative financial instruments to hedge the effects of adverse fluctuations in foreign currency exchange rates.

Recently Adopted Accounting Pronouncements

The Company, an emerging growth company, or EGC, has elected to take advantage of the benefits of the extended transition period provided for in Section 7(a)(2)(B) of the Securities Act, for complying with new or revised accounting standards which allows the Company to defer adoption of certain accounting standards until those standards would otherwise apply to private companies.

In October 2021, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2021-08, Business Combinations (Topic 805): Accounting for Contract Assets and Contract Liabilities from Contracts with Customers (“ASU 2021-08”). ASU 2021-08 requires an acquirer to account for revenue contracts acquired in a business combination in accordance with ASC 606, as if it had originated the contracts. Prior to ASU 2021-08, an acquirer generally recognized assets acquired and liabilities assumed in a business combination, including contract assets and contract liabilities arising from revenue contracts with customers and other similar contracts, at fair value on the acquisition date. As permitted by the ASU, the Company elected to early adopt the amendments in the fourth quarter of 2021 and retrospectively applied ASU 2021-08 to its acquisitions that occurred in 2021. The adoption of ASU 2021-08 did not have a significant impact on the Company’s consolidated financial statements.

In August 2020, the FASB issued ASU No. 2020-06, Debt – Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging — Contracts in Entity’s Own Equity (Subtopic 815-40), Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity (“ASU 2020-06”). The ASU eliminates two of the three models in Accounting Standards Codification (ASC) 470-20 that require separating embedded conversion features from convertible instruments. As a result, only conversion features accounted for under the substantial premium model in ASC 470-20 and those that require bifurcation in accordance with ASC 815-15 will be accounted for separately. For contracts in an entity’s own equity, the new guidance eliminates some of the requirements in ASC 815-40 for equity classification. The guidance also addresses how convertible instruments are accounted for in the diluted earnings per share (EPS) calculation and requires enhanced disclosures about the terms of convertible instruments and contracts in an entity’s own equity. Early adoption is permitted for all entities for fiscal periods beginning after December 15, 2020, including interim periods within the same fiscal year. The ASU allows entities to use a modified or full retrospective transition method. The Company elected to early adopt ASU 2020-06 effective January 1, 2021. The adoption of ASU 2020-06 did not have a significant impact on the Company’s consolidated financial statements.

In August 2018, the FASB issued ASU No. 2018-15, Intangibles-Goodwill and Other (Topic 350): Internal-Use Software (“ASU 2018-15”). ASU 2018-15 aligns the requirements for capitalizing implementation costs incurred in a cloud computing arrangement that is a service contract with the requirements for capitalizing implementation costs incurred to develop or obtain internal-use software. The guidance is effective for the Company for annual reporting periods beginning after December 15, 2020, and interim reporting periods beginning after December 15, 2021. The Company adopted ASU 2018-15 prospectively for the Company’s annual reporting period effective January 1, 2021 and will adopt it for interim reporting periods beginning on January 1, 2022. The adoption did not have a significant impact on the Company’s consolidated financial statements.

On January 1, 2020, the Company adopted ASU 2018-13, Fair Value Measurement (Topic 820) — Disclosure Framework — Changes to the Disclosure Requirements for Fair Value Measurement, an accounting standard that improved the effectiveness of fair value measurement disclosures and modified the disclosure requirements on fair value measurements in Topic 820, Fair Value Measurement, based on the concepts in Financial Accounting Standards Board (“FASB”) Concepts Statement, Conceptual Framework for Financial Reporting — Chapter 8: Notes to Financial Statements, including the consideration of costs and benefits. The adoption of this ASU did not have material impact on the consolidated financial statements.

On January 1, 2021, the Company adopted the amended guidance in ASU 2019-02, Improvements to Accounting for Costs of Films and License Agreements for Program Materials, which aligns the accounting for capitalizing production costs of episodic television series with the guidance for films. As a result, the capitalization of costs incurred to produce episodic television series is no longer limited to the amount of revenue contracted in the initial market until persuasive evidence of a secondary market exists. In addition, under this guidance we test our film costs for impairment on a title-by-title basis or together with other films and series as part of a group, based on the predominant monetization strategy of the film or series. Further, for film costs monetized in a film group, the guidance requires any change to the estimated life of the film or television series to be accounted for prospectively. The guidance eliminates existing balance sheet classification guidance and adds new disclosure requirements relating to costs for acquired and produced films and television series. The adoption of this guidance did not have a material impact on the consolidated financial statements.

On January 1, 2019, the Company adopted Accounting Standards Update No. 2014-09, Revenue from Contracts with Customers (Topic 606), which supersedes the revenue recognition requirements in Accounting Standards Codification (ASC) Topic 605, Revenue Recognition (Topic 605), using the modified retrospective transition method applied to those contracts that were not completed as of January 1, 2019. The impact of adopting the new revenue standard was not material to our consolidated financial statements and there was no adjustment to beginning accumulated deficit on January 1, 2019.

Accounting Pronouncements Not Yet Adopted

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842), which supersedes existing guidance on accounting for leases in Leases (Topic 840) and generally requires leased assets and lease liabilities to be recognized on the balance sheet. The ASU is effective for the Company for annual periods beginning after December 15, 2021, and interim periods within fiscal years beginning after December 15, 2022. Early adoption is permitted. The Company is still assessing the potential impact that ASU 2016-02 will have on our consolidated financial statements and disclosures, but we expect that we will recognize material right-of-use lease assets and related lease liabilities for operating leases, with no impact to our Income Statements or Statements of Cash Flows.

In June 2016, the FASB issued ASU 2016-13, Financial Instruments — Credit Losses (Topic 326), which changes the impairment model for most financial assets, including accounts receivable, and replaces the existing incurred loss impairment model with an expected loss methodology, which will result in more timely recognition of credit losses. The guidance is effective for the Company for interim and annual periods beginning after December 15, 2022, with early adoption permitted. The Company is currently assessing the timing and impact of adopting ASU 2016-13 on the Company’s consolidated financial statements.

In December 2019, the FASB issued ASU No. 2019-12, Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes. The amendments in this ASU simplify the accounting for income taxes by removing certain exceptions to the general principles in Topic 740, Income Taxes. The amendments also improve consistent application and simplify GAAP for other areas of Topic 740 by clarifying and amending existing guidance. The guidance is effective for the Company for annual periods beginning after December 15, 2021, and interim periods within fiscal years beginning after December 15, 2022. Early adoption is permitted. The Company is currently assessing the timing and impact of adopting the new guidance on the Company’s consolidated financial statements.

3.	Acquisitions and Dispositions

C Acquisition

On December 3, 2021, the Company completed the acquisition of 100% of the members’ interests of Complex Networks, a publisher of online media content targeting Millennial and Gen Z consumers (the “C Acquisition”).

The following table summarizes the fair value of consideration exchanged as a result of the C Acquisition:

Cash consideration(1)	$197,966
Share consideration(2)	96,200
Total consideration	$294,166
(1)	Includes the cash purchase price of $200.0 million adjusted for certain closing specified liabilities as specified in the C Acquisition Purchase Agreement.
(2)	Represents 10,000,000 shares of BuzzFeed Class A common stock at a price of $9.62 per share, which is based on the Company’s closing stock price for Class A common stock on the Closing Date.

The following table summarizes the preliminary determination of the fair value of identifiable assets acquired and liabilities assumed from the C Acquisition. The purchase price allocation for the assets acquired and liabilities assumed may be subject to change as additional information is obtained during the acquisition measurement period.

Cash	2,881
Accounts receivable	22,581
Prepaid and other current assets	17,827
Property and equipment	332
Intangible assets	119,100
Goodwill	189,391
Accounts payable	(2,661)
Accrued expenses	(12,319)
Accrued compensation	(12,867)
Deferred revenue	(5,855)
Deferred tax liabilities	(22,776)
Other liabilities	(1,468)
Total consideration for Complex Networks	294,166

The table below indicates the estimated fair value of each of the identifiable intangible assets:

		Weighted Average
	Asset Fair Value	Useful Life (Years)
Trademarks & tradenames	97,000	15
Customer relationships	17,000	4
Developed technology	5,100	3

The fair values of the intangible assets were estimated using Level 3 inputs. The fair value of trademarks and trade names was determined using the relief from royalty method, the fair value of customer relationships was determined using the multi-period excess earnings approach, and the fair value of acquired technology was determined using the replacement cost approach. The excess of purchase consideration over the fair value of net tangible and identifiable intangible assets acquired resulted in $189.4 million of goodwill, which is primarily attributed to workforce and synergies, and is not deductible for tax purposes.

The C Acquisition contributed $18.5 million of revenue and $1.2 million of net income for the year ended December 31, 2021.

Pro Forma Financial Information

The following unaudited pro forma information has been presented as if the C Acquisition occurred on January 1, 2020. The information is based on the historical results of operations of Complex Networks, adjusted for:

1.The allocation of purchase price and related adjustments, including adjustments to amortization expense related to the fair value of intangible assets acquired;
2.Impacts of issuance of the Notes to partially fund the acquisition, including interest;
3.The movement and allocation of all acquisition-related costs incurred during the twelve months ended December 31, 2021 to the twelve months ended December 31, 2020;
4.Associated tax-related impacts of adjustments; and
5.Changes to align accounting policies.

The pro forma results do not necessarily represent what would have occurred if the C Acquisition had taken place on January 1, 2020, nor do they represent the results that may occur in the future. The pro forma adjustments were based on available information and upon assumptions that the Company believes are reasonable to reflect the impact of these acquisitions on the Company’s historical financial information on a supplemental pro forma basis. The following table presents the Company’s pro forma combined revenues and net income.

	Year Ended December 31,
	2021	2020
Revenue	$521,224	$446,368
Net loss	(19,747)	(12,972)

Acquisition of HuffPost and Verizon Investment

On February 16, 2021, the Company completed the acquisition of 100% of TheHuffingtonPost.com, Inc. (“HuffPost”) (“HuffPost Acquisition”), a publisher of online news and media content, from entities controlled by Verizon Communications Inc. (“Verizon”). The Company issued 6,478,032 shares of non-voting BuzzFeed Class C common stock to an entity controlled by Verizon, of which 2,639,322 were in exchange for the acquisition of HuffPost and 3,838,710 were in exchange for a concurrent $35.0 million cash investment in the Company by Verizon, which was accounted for as a separate transaction.

The following table summarizes the fair value of consideration exchanged as a result of the HuffPost Acquisition:

Fair value of common stock issued(1)	$24,064
Working capital adjustments	(490)
Total consideration	$23,574
(1)	represents 8,625,234 shares of Legacy BuzzFeed common stock issued at a value of $2.79 per share. The fair value per share was determined using Level 3 inputs using a combination of a market approach based on guideline public companies and an income approach based on estimated discounted cash flows.

The following table summarizes the determination of the fair value of identifiable assets acquired and liabilities assumed from our acquisition of HuffPost. During the year ended December 31, 2021, the Company finalized the fair value of assets acquired and liabilities assumed. Measurement period adjustments were reflected in the fourth quarter of 2021, which is the period in which the adjustments occurred. The adjustments resulted from deferred income tax adjustments.

		Measurement
		Period
	Preliminary	Adjustments	Final
Cash and cash equivalents	5,513	—	5,513
Accounts receivable	3,383	—	3,383
Prepaid and other current assets	611	—	611
Deferred tax assets	116	15	131
Property and equipment	620	—	620
Intangible assets	19,500	—	19,500
Goodwill	5,927	(437)	5,490
Accounts payable	(1,410)	—	(1,410)
Accrued expenses	(4,249)	—	(4,249)
Deferred tax liabilities	(4,251)	422	(3,829)
Other liabilities	(63)	—	(63)
Noncontrolling interests	(2,123)	—	(2,123)
Total consideration for HuffPost	$23,574	$—	$23,574

The fair values of the intangible assets were estimated using Level 3 inputs. The fair value of trademarks and trade names was determined using the relief from royalty method and the fair value of acquired technology was determined using the replacement cost approach. The useful lives of the acquired trademarks and trade names and acquired technology are 15 years and 3 years, respectively. The excess of purchase consideration over the fair value of net tangible and identifiable intangible assets acquired resulted in $5.5 million of goodwill, which is primarily attributed to workforce and synergies, and is not deductible for tax purposes.

The HuffPost Acquisition contributed $30.3 million of revenue for the year ended December 31, 2021. The HuffPost Acquisition did not have a material impact on the Company’s net loss for the year ended December 31, 2021.

Dispositions of HuffPost Italy, HuffPost Korea and HuffPost France

During 2021 the Company disposed of its 51% ownership interests in HuffingtonPost Italia S.R.L (“HuffPost Italy”), HuffingtonPost Korea, Ltd. (“HuffPost Korea”), and Le HuffingtonPost SAS (“HuffPost France”) for nominal consideration and recognized losses on disposition of $1.2 million. HuffPost Italy, HuffPost Korea, and HuffPost France did not have a material impact on the Company’s net loss for the year ended December 31, 2021.

Disposition of BuzzFeed Brazil

In October 2020 the Company completed the sale of 100% ownership of BuzzFeed do Brasil Internet Ltda. (“BuzzFeed Brazil”) for nominal consideration and recognized a loss on disposition of $0.7 million. BuzzFeed Brazil had no impact on the Company’s net income (loss) for the year ended December 31, 2021.

4.	Revenue Recognition

Disaggregated Revenue

The table below presents the Company’s revenue disaggregated based on the nature of its arrangements. Management uses these categories of revenue to evaluate the performance of its businesses and to assess its financial results and forecasts.

	Year Ended December 31,
	2021	2020	2019
Advertising	$205,794	$149,704	$128,438
Content	130,200	119,846	150,876
Commerce and other	61,570	51,774	38,609
	$397,564	$321,324	$317,923

The following table presents the Company’s revenue disaggregated by geography:

	2021	2020	2019
Revenue:
United States	$352,280	$292,107	$287,723
International	45,284	29,217	30,200
Total	$397,564	$321,324	$317,923

Contract Balances

The timing of revenue recognition, billings and cash collections can result in billed accounts receivable, unbilled receivables (contract assets), and deferred revenues (contract liabilities). The payment terms and conditions within the Company’s contracts vary by the type, the substantial majority of which require that customers pay for their services on a monthly or quarterly basis, as the services are being provided. When the timing of revenue recognition differs from the timing of payments made by customers, the Company recognizes either unbilled revenue (its performance precedes the billing date) or deferred revenue (customer payment is received in advance of performance). In addition, we have determined our contracts generally do not include a significant financing component.

The Company’s contract assets are presented in Prepaid and other current assets on the accompanying consolidated balance sheets and totaled $13.3 million, $2.8 million, and $6.2 million, and $nil at December 31, 2021, 2020, and 2019, and January 1, 2019, respectively. These amounts relate to revenue recognized during the respective year that is expected to be invoiced and collected in the following year. During the year ended December 31, 2021 the Company acquired $16.5 million of contract assets as part of the C Acquisition.

The Company’s contract liabilities, which are recorded in Deferred revenue on the accompanying consolidated balance sheets, are expected to be recognized as revenues during the succeeding twelve-month period. Deferred revenue totaled $1.7 million, $2.4 million, $1.5 million, and $4.0 million at December 31,2021, 2020, and 2019, and January 1, 2019, respectively. During the year ended December 31, 2021 the Company acquired $5.9 million of deferred revenue as part of the C Acquisition.

Transaction Price Allocated to Remaining Performance Obligations

We have certain licensing contracts with minimum guarantees and terms extending beyond one year. Revenue to be recognized related to the remaining performance obligations was $4.2 million at December 31, 2021 and is expected to be recognized over the next 3 years. This amount does not include: (i) contracts with an original expected duration of one year or less, such as advertising contracts, (ii) variable consideration in the form of sales-based royalties, and (iii) variable consideration allocated entirely to wholly unperformed performance obligations.

5.	Fair Value Measurements

The Company’s financial assets and liabilities that are measured at fair value on a recurring basis are summarized below:

	December 31, 2021
	Level 1	Level 2	Level 3	Total
Assets:
Cash equivalents:
Money market funds	$1	$—	$—	$1
Total	$1	$—	$—	$1
Liabilities:
Derivative liability	$—	$—	$4,875	$4,875
Other non-current liabilities:
Public Warrants	4,792	—	—	4,792
Private Warrants	—	146	—	146
Total	$4,792	$146	$4,875	$9,813

December 31, 2020
	Level 1	Level 2	Level 3	Total
Assets:
Cash equivalents:
Money market funds	$24,460	—	—	$24,460
Total	$24,460	—	—	$24,460
Liabilities:
Derivative liability	—	—	—	—
Other non-current liabilities:
Public Warrants	—	—	—	—
Private Warrants	—	—	—	—
Total	—	—	—	—

The Company’s investments in money market funds are measured at amortized cost, which approximates fair value.

The Company’s warrant liability as of December 31, 2021 includes public and private warrants that were originally issued by 890, but which were assumed by the Company as part of the Closing of the Business Combination (the “Public Warrants” and “Private Warrants”, respectively, or together, the “Public and Private Warrants”). The Public and Private Warrants are recorded on the balance sheet at fair value. The carrying amount is subject to remeasurement at each balance sheet date. With each remeasurement, the carrying amount is adjusted to fair value, with the change in fair value recognized in the Company’s consolidated statements of operations and comprehensive loss.

The Public Warrants are publicly traded under the symbol “BZFDW”, and the fair value of the Public Warrants at a specific date is determined by the closing price of the Public Warrants as of that date. As such, the Public Warrants are classified within Level 1 of the fair value hierarchy. The closing price of the Public Warrants was $0.98 and $0.50 as of December 3, 2021 and December 31, 2021, respectively.

As of December 31, 2021, Level 3 instruments consisted of the Company’s derivative liability related to the Notes. Fair value measurements categorized within Level 3 are sensitive to changes in the assumptions or methodologies used to determine fair value, and such changes could result in a significant increase or decrease in the fair value. To measure the fair value of the derivative liability, the Company compared the calculated value of the Notes with the indicated value of the host instrument, defined as the straight-debt component of the Notes. The difference between the value of the straight-debt host instrument and the fair value of the Notes resulted in the value of the derivative liability. The value of the straight-debt host instrument was estimated based on a binomial lattice model, excluding the conversion option and the make-whole payment upon conversion.

The following table provides quantitative information regarding the significant unobservable inputs used by the Company related to the derivative liability:

	December 31,	December 3,
	2021	2021
Term (in years)	4.9	5.0
Risk-free rate	1.25%	1.13%
Volatility	31.5%	28.0%

The following table represents the activity of the Level 3 instruments:

Derivative
Liability
Balance as of December 31, 2020	—
Issuance of Notes	$31,620
Change in fair value of derivative liability	(26,745)
Balance as of December 31, 2021	$4,875

There were no transfers between fair value measurement levels during the year ended December 31, 2021.

6.	Property and Equipment, net

Property and equipment, net consisted of the following (in thousands):

	2021	2020
Leasehold improvements	$47,573	$49,074
Furniture and fixtures	6,029	8,027
Computer equipment	5,134	5,625
Video equipment	648	643
	59,384	$63,369
Less: Accumulated depreciation	(36,332)	(37,824)
	$23,052	$25,545

Depreciation totaled $8.3 million, $8.1 million, and $8.7 million for the years ended December 31, 2021, 2020 and 2019, respectively, included in depreciation and amortization expense.

7.	Capitalized Software Costs, net

Capitalized software costs, net consisted of the following:

	2021	2020
Website and internal-use software	$81,908	$72,574
Less: Accumulated amortization	(65,354)	(56,014)
	$16,554	$16,560

During the years ended December 31, 2021, 2020 and 2019, the Company capitalized $11.0 million, $9.8 million and $8.2 million respectively, included in Capitalized software costs and amortized $11.1 million, $9.4 million and $10.8 million, respectively, included in depreciation and amortization expense.

8.	Goodwill and Intangibles, net

The following table presents the goodwill activities for the periods presented:

Balance as of December 31, 2020	$—
HuffPost Acquisition	5,490
C Acquisition	189,391
Balance as of December 31, 2021	$194,881

The following table presents the detail of intangible assets for the periods presented and the weighted average remaining useful lives:

	December 31, 2021				December 31, 2020
	Weighted-
	Average
	Remaining	Gross
	Useful Lives (in	Carrying	Accumulated	Net Carrying	Gross Carrying	Accumulated
	years)	Value	Amortization	Value	Value	Amortization	Net Carrying Value
Acquired Technology	3 years	$10,600	$1,745	$8,855	$—	$—	$—
Trademarks and Trade Names	15 years	111,000	1,356	109,644	—	—	—
Trademarks and Trade Names	Indefinite	1,368	—	1,368	1,368	—	1,368
Customer Relationships	4 years	17,000	354	16,646	—	—	—
Total		$139,968	$3,455	$136,513	$1,368	$—	$1,368

Amortization expense associated with intangible assets for the year ended December 31, 2021 and 2020 was $3.5 million and $nil, respectively, included in Depreciation and amortization expense.

Estimated future amortization expense as of December 31, 2021 is as follows (in thousands):

2022	$15,183
2023	15,183
2024	13,438
2025	11,296
2026	7,400
Thereafter	72,645
$135,145

9.	Debt

Secured Facility

On May 20, 2020, the Company entered into a two-year, $20.0 million, secured borrowing facility agreement (“Secured Facility”). Borrowings under the Secured Facility were limited to 80% of qualifying accounts receivable and bore interest at a rate of LIBOR plus 7.25% per annum, subject to a LIBOR floor rate of 1.5%. Repayment of borrowings under the Secured Facility was required upon the earlier of: (i) the collection of the qualified account receivable, (ii) the maturity date of May 21, 2022, or (iii) on demand with respect to any qualified account receivable that is disputed by the payor, for which the payor has become insolvent or has indicated an inability or unwillingness to pay, or that remains uncollected more than 120 days from the original invoice date. The Secured Facility was subject to a minimum monthly average utilization of $10.0 million. Borrowings under the Secured Facility were collateralized by the Company’s personal property (including accounts receivable but excluding intellectual property). The Secured Facility included covenants that, among other things, limited the ability of the Company to incur additional indebtedness. The Company terminated the Secured Facility on December 30, 2020.

Revolving Credit Facility

On December 30, 2020, the Company entered into a new three-year, $50.0 million, revolving loan and standby letter of credit facility agreement (“Revolving Credit Facility”). The Revolving Credit Facility provides for the issuance of up to $15.5 million of standby letters of credit and aggregate borrowings under the Revolving Credit Facility are generally limited to 95% of qualifying investment grade accounts receivable and 90% of qualifying non-investment grade accounts receivable, subject to adjustment at the discretion of the lenders. The Revolving Credit Facility includes covenants that, among other things, require the Company to maintain at least $25.0 million of unrestricted cash at all times, limits the ability of the Company to incur additional indebtedness, pay dividends, hold unpermitted investments, or make material changes to the business. The Company was in compliance with the financial covenant as of December 31, 2021. The $15.5 million of standby letters of credit were issued during the three months ended March 31, 2021 in favor of certain of the Company’s landlords. The Revolving Credit Facility was amended and restated in connection with the closing of the Business Combination, namely to, among other things, add the Company and certain other entities as guarantors.

Borrowings under the Revolving Credit Facility bear interest at LIBOR, subject to a floor rate of 0.75%, plus a margin of 3.75% to 4.25%, depending on the level of the Company’s utilization of the facility (4.50% at December 31, 2021), and subject to a monthly minimum utilization of $15.0 million. The facility also includes an unused commitment fee of 0.375%.

As of December 31, 2021, the Company had outstanding borrowings of $28.5 million under the Revolving Credit Facility and $15.5 million of outstanding letters of credit issued under the facility. As of December 31, 2020, the Company had outstanding borrowings of $20.4 million and no letters of credit outstanding. The total unused borrowing capacity was $5.4 million and $29.6 million as of December 31, 2021 and 2020, respectively.

As of December 31, 2021 and 2020, the Company had $0.3 million and $0.5 million of costs in connection with the issuance of debt included in prepaid and other assets in the consolidated balance sheet, respectively.

Convertible Notes

In June 2021, the Company entered into subscription agreements with certain purchasers to sell $150.0 million aggregate principal amount of unsecured convertible notes due 2026. In connection with the Business Combination, the Company completed the Convertible Note Financing of $150.0 million of unsecured convertible notes. The Notes bear interest at a rate of 8.50% per annum, payable semi-annually. The Notes are convertible into shares of Class A common stock, or a combination of cash and Class A common stock, at the Company’s election, at an initial conversion price of $12.50 and mature on December 3, 2026.

The Company may, at its election, force conversion of the Notes after the third anniversary of the issuance of the Notes, subject to a holder’s prior right to convert and certain other conditions, if the volume-weighted average trading price of the BuzzFeed Class A common stock is greater than or equal to 130% of the conversion price for more than 20 trading days during a period of 30 consecutive trading days. In the event that a holder of the Notes elects to convert its Notes after the one year anniversary, and prior to the three-year anniversary, of the issuance of the Notes, the Company will be obligated to pay an amount equal to: (i) from the one year anniversary of the issuance of the Notes to the two year anniversary of the issuance of the Notes, an amount equal to 18 month’s interest declining ratably on a monthly basis to 12 month’s interest on the aggregate principal amount of the Notes so converted and (ii) from the two year anniversary of the issuance of the Notes to the three year anniversary of the issuance of the Notes, an amount equal to 12 month’s interest declining ratably on a monthly basis to zero month’s interest, in each case, on the aggregate principal amount of the note so converted (the “Interest Make-Whole Payment”). The Interest Make-Whole Payment will be payable in cash. Without limiting a holder’s right to convert the Notes at its option, interest will cease to accrue on the Notes during any period in which the Company would otherwise be entitled to force conversion of the Notes, but is not permitted to do so solely due to the failure of a trading volume condition specified in the indenture governing the Notes.

Each holder of a Note will have the right to cause the Company to repurchase for cash all or a portion of the Notes held by such holder (i) at any time after the third anniversary of the closing date, at a price equal to par plus accrued and unpaid interest; or (ii) at any time upon the occurrence of a fundamental change (as defined in the indenture governing the Notes), at a price equal to 101% of par plus accrued and unpaid interest.

The indenture governing the Notes includes restrictive covenants that, among other things, limit the Company’s ability to incur additional debt or liens, make restricted payments or investments, dispose of significant assets, transfer intellectual property, or enter into transactions with affiliates.

In accounting for the Notes, the Company bifurcated a derivative liability representing the conversion option, with a fair value at issuance of $31.6 million. To measure the fair value of the derivative liability, the Company compared the calculated value of the Notes with the indicated value of the host instrument, defined as the straight-debt component of the Notes. The difference between the value of the straight-debt host instrument and the fair value of the Notes resulted in the value of the derivative liability. The value of the straight-debt host instrument was estimated based on a binomial lattice model, excluding the conversion option and the make-whole payment upon conversion. The derivative liability is remeasured at each reporting date with the resulting gain or loss recorded in Change in fair value of derivative liability within the consolidated statements of operations.

Debt issuance costs related to the Notes totaled $6.7 million and were allocated between the debt component and derivative liability based on their relative values. Issuance costs attributable to the debt component were $5.3 million and will be amortized to interest expense using the effective interest method over the contractual term. Issuance costs attributable to the derivative liability were $1.4 million and were expensed immediately.

Interest expense on the Notes is recognized at an effective interest rate of 15% and totaled $1.3 million for the year ended December 31, 2021, of which amortization of the debt discount and issuance costs comprised $0.3 million.

The net carrying amount of the Notes as of December 31, 2021 was:

Principal outstanding	$150,000
Unamortized debt discount and issuance costs	(36,627)
Balance as of December 31, 2021	$113,373

The fair value of the Notes as of December 31, 2021 was approximately $126.0 million. The fair value of the Notes was estimated using Level 3 inputs.

10.	Warrants

In connection with the closing of the Business Combination, the Company assumed 9,583,287 Public Warrants and 292,500 Private Warrants. The Company accounts for the warrants assumed as in accordance with the guidance contained in Derivatives and Hedging  —  Contracts in Entity’s Own Equity (ASC 815-40). Such guidance provides that because the warrants do not meet the criteria for equity treatment thereunder, each warrant must be recorded as a liability. Accordingly, the Company classifies each warrant as a liability at its fair value. This liability is subject to re-measurement at each balance sheet date. With each such remeasurement, the warrant liability is adjusted to fair value, with the change in fair value recognized in our consolidated statements of operations.

The Public Warrants are exercisable commencing 30 days after the completion of the Business Combination, provided that the Company has an effective registration statement under the Securities Act covering the shares of Class A common stock issuable upon exercise of the Public Warrants and a current prospectus relating to them is available (or the Company permits holders to exercise their Public Warrants on a cashless basis and such cashless exercise is exempt from registration under the Securities Act). The warrants have an exercise price of $11.50 per whole share, subject to adjustments, and will expire five years after the completion of the Business Combination or earlier upon redemption or liquidation.

The Private Warrants are identical to the Public Warrants, except that the Private Placement Warrants and the shares of Class A common stock issuable upon exercise of the Private Warrants will not be transferable, assignable or saleable until 30 days after the completion of the Business Combination, subject to certain limited exceptions. Additionally, the Private Warrants are non-redeemable so long as they are held by 890’s sponsor or its permitted transferees. If the Private Warrants are held by someone other than 890’s sponsor or its permitted transferees, the Private Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants.

11.	Convertible Preferred Stock

			Shares
	Year	Shares	Issued and	Issue	Liquidation
Series	Issued	Authorized(1)	Outstanding(1)	Price(1)	Value
Series A	2008	10,710	10,710	$0.33	$3,500
Series A-1	2008	11,630	11,630	$0.05	600
Series B	2010	13,468	13,468	$0.59	8,000
Series C	2011	15,375	15,375	$1.01	15,500
Series D	2012	7,383	7,383	$2.62	19,370
Series E	2014	4,914	4,914	$10.18	50,000
Series F	2015	15,440	15,440	$12.95	200,000
Series G	2016	15,440	15,440	$12.95	200,000
		94,360	94,360		$496,970
(1)Upon the Closing of the Business Combination, the outstanding shares of Series A, A-1, B, C, D, and E Preferred Stock were converted into 63,479,988 shares of BuzzFeed Class A Common Stock at the Exchange Ratio of 0.306. Series F Preferred Stock and Series G Preferred Stock issued and outstanding converted into 30,880,000 shares of New BuzzFeed Class A Common Stock. Shares Authorized, Shares Issued and Outstanding, and Issue Price above have been retroactively adjusted to reflect this exchange.

Voting Rights

Each share of the Legacy BuzzFeed’s preferred stock was entitled to the number of votes equal to the number of shares of Class B Common Stock into which such share of preferred stock could be converted.

Dividends

Holders of shares of Legacy BuzzFeed’s preferred stock were entitled to receive noncumulative annual dividends at a rate of 8% of the applicable original issue price when, as and if declared by Legacy BuzzFeed’s board of directors. Series G and G-1 preferred stockholders of Legacy BuzzFeed were entitled to receive dividends, prior and in preference to any dividends on all other preferred stock and common stock. Series A, B, C, D, E and F preferred stockholders of Legacy BuzzFeed were entitled to receive dividends, prior and in preference to any dividends on shares of Legacy BuzzFeed’s Series A-1 preferred stock and common stock. Series A-1 preferred stockholders of Legacy BuzzFeed were entitled to receive dividends prior and in preference to any dividends on shares of the Company’s common stock. The Company has not declared or paid any cash dividends.

Conversion

Shares of Legacy BuzzFeed’s preferred stock were convertible at the option of the holders into shares of Legacy BuzzFeed’s Class B common stock as adjusted by a ten-for-one stock split effected in January 2015. Each share of preferred stock of Legacy BuzzFeed was convertible, without payment of additional consideration by the holder, into such number of fully paid and non-assessable shares of common stock as is determined by dividing the adjusted original issue price by the conversion price applicable to such share.

Each share of Legacy BuzzFeed’s Series F preferred stock was convertible at the option of the holder into one share of Series F-1 preferred stock. Each share of Legacy BuzzFeed’s Series G preferred stock was convertible into one share of Legacy BuzzFeed’s Series G-1 preferred stock.

Liquidation Preference

In the event of any liquidation, dissolution or winding up of the Company, including a deemed liquidation event, as defined, the holders of Series G and G-1 preferred stock of Legacy BuzzFeed were entitled to receive, on a pari passu basis and in preference to all other holders of preferred and common stock, pro rata, in an amount equal to the respective purchase price plus undeclared dividends on each share of Legacy BuzzFeed’s Series G and G-1 preferred stock. Next, if proceeds remained, the holders of Legacy BuzzFeed’s Series, A, B, C, D, E and F preferred stock were entitled to receive, on a pari passu basis and in preference to all remaining holders of capital stock of Legacy BuzzFeed, pro rata, an amount equal to the respective purchase price plus declared and unpaid dividends on each share of Legacy BuzzFeed’s Series, A, B, C, D, E and F preferred stock. Next, if proceeds remained, the holders of Legacy BuzzFeed’s Series A-1 preferred stock were entitled to receive, in preference to holders of common stock, an amount equal to the purchase price plus declared but unpaid dividends on each share of Legacy BuzzFeed’s Series A-1 preferred stock. After the payment of such preferential amounts, any remaining proceeds would have been distributed pro rata among the holders of common stock.

If the proceeds were insufficient to permit payment in full to all holders of Legacy BuzzFeed’s Series G and G-1, the assets would have been distributed ratably to the holders of the Legacy BuzzFeed’s Series G and G-1 preferred stock in proportion to the amount each such holder would otherwise be entitled to receive. If proceeds remained but were insufficient to permit payment in full to all holders of Legacy BuzzFeed’s Series A, B, C, D, E and F preferred stock, the assets would have been distributed ratably to the holders of the Legacy BuzzFeed’s Series A, B, C, D, E and F preferred stock in proportion to the amount each such holder would otherwise have been entitled to receive.

Redemption

Legacy BuzzFeed’s preferred stock was not redeemable and any redemption rights under the previous agreements for Series A, B, C and D preferred stock have been canceled.

12.	Redeemable Noncontrolling Interest

The redeemable noncontrolling interest represents the interests in BuzzFeed Japan held by Yahoo Japan, which is puttable to the Company in certain conditions, none of which were met at December 31, 2021, including material breach of the JVA by the Company or the bankruptcy or liquidation of the Company. The redeemable noncontrolling interest is presented outside of the permanent equity on the Company’s consolidated balance sheets as the put right is outside of the Company’s control. Pursuant to the terms of the original JVA, Yahoo Japan held a 49% interest in BuzzFeed Japan. On May 1, 2021, The HuffingtonPost Japan, Limited, a consolidated subsidiary, merged into BuzzFeed Japan. As a result of the merger, Yahoo Japan’s interest in the combined entity was diluted to 24.5%.

The table below presents the reconciliation of changes in redeemable noncontrolling interest:

	2021	2020	2019
Balance as of January 1,	$848	$28	$(245)
Merger of BuzzFeed Japan and HuffPost Japan	510	—	—
Allocation of net (income) loss	936	820	273
Balance as of December 31,	$2,294	$848	$28

13.	Stockholders’ Equity

Common Stock

In connection with the closing of the Business Combination, the Company authorized the issuance of 700,000,000 shares of Class A common stock, par value $0.0001 per share, 20,000,000 shares of Class B common stock, par value $0.0001 per share, and 10,000,000 shares of Class C common stock, par value $0.0001 per share. Each share of Class A common stock is entitled to one vote and each share of Class B common stock is entitled to fifty votes. Class C common stock is non-voting.

Preferred Stock

In connection with the closing of the Business Combination, the Company authorized the issuance of 50,000,000 shares of preferred stock, par value $0.0001 per share. The board of directors is authorized, without further stockholder approval, to issue such preferred stock in one or more series, to fix the voting rights, if any, designations, powers, preferences, the relative, participating, optional or other special rights and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. There were no issued and outstanding shares of preferred stock as of December 31, 2021.

Stock-Based Compensation

Stock Incentive Plans

The Company’s 2008 Stock Plan (the “2008 Plan”) was adopted on June 25, 2008. The Company’s 2015 Equity Incentive Plan (“2015 Plan”) was adopted on October 30, 2015 and superseded the 2008 plan. The 2015 Plan increased the number of Legacy BuzzFeed shares available for grant and issuance to 16,895,765. The 2015 Plan allowed for the grant of incentive and nonqualified stock options, restricted stock units (“RSUs”), and stock appreciation rights to eligible participants.

On October 16, 2018, the 2015 Plan was amended to increase the maximum number of shares of Legacy BuzzFeed common stock available for issuance by 15,700,000. At the time the Equity Incentive Plan (defined below) became effective, 32,595,765 shares of Legacy BuzzFeed common stock had been authorized for issuance under the 2015 Plan. From and after the effectiveness of the Equity Incentive Plan, no additional awards will be granted under the 2015 Plan. Upon the closing of the Business Combination, all outstanding Legacy BuzzFeed stock options under the 2015 Plan and 2008 Plan, whether vested or unvested, were substituted and converted into options to purchase shares of Class A common stock granted in accordance with the Equity Inventive Plan based on the exchange ratio of 0.306. All outstanding Legacy BuzzFeed RSUs under the 2015 Plan and 2008 Plan were substituted and converted into RSUs representing the opportunity to be issued shares of Class A common stock granted in accordance with the Equity Incentive Plan based on the exchange ratio of 0.306.

In December 2021, the Equity Incentive Plan was adopted by the 890 board and approved by the 890 stockholders prior to closing of the Business Combination and it became effective on the closing of the Business Combination. The Equity Incentive Plan allows the Company to grant awards of stock options, restricted stock awards, stock appreciation rights (“SARs”), RSUs, cash awards, performance awards, and stock bonus awards to officers, employees, directors and consultants. A total of 31,206,550 shares of Class A common stock were reserved for issuance under the Equity Incentive Plan. The number of shares reserved for issuance under the Equity Incentive Plan will increase automatically on January 1 of each year from 2022 through 2031 by the number of shares equal to the lesser of 5% of the total number of outstanding shares of all classes of common stock as of the immediately preceding December 31, or a number as may be determined by the board of directors.

Stock Options

A summary of the stock option activity under the Company’s equity incentive plans is presented below:

		Weighted	Weighted
		Average	Average
	Number of	Exercise	Remaining	Aggregate
	Shares(1)	Price(1)	Term	Intrinsic Value
Balance as of December 31, 2020	9,822	$6.41	5.01	$19,248
Granted	621	9.11
Exercised	(2,393)	2.95
Forfeited	(2,392)	9.71
Expired	(1,098)	8.79
Balance as of December 31, 2021	4,560	$6.29	3.07	$2,670
Expected to vest at December 31, 2021	4,560	$6.29	3.07	$2,670
Exercisable at December 31, 2021	3,895	$5.83	2.08	$2,670
(1)	Number of shares and weighted average exercise price have been retroactively adjusted to give effect to the exchange ratio of 0.306.

Options are generally granted for a term of 10 years from the date of grant. Options granted under the plans may be exercised prior to vesting. Stock options generally vest over four years based on service.

The fair value of stock option awards is estimated on the date of grant using the Black-Scholes option-pricing model based upon the following range of assumptions:

	2021	2020(1)	2019(1)
Exercise price	$8.99 – $9.25	$7.48 – $8.33	$8.30 – $8.33
Expected dividend yield	0%	0%	0%
Expected volatility	45% – 48%	41% – 46%	38% – 39%
Expected term (years)	5.00 – 6.07	5.55 – 6.07	5.80 – 6.09
Risk free interest rate	0.80% – 1.04%	0.26% – 1.17%	1.58% – 2.35%
(1)	Exercise prices have been retroactively adjusted to give effect to the exchange ratio of 0.306.

The Company uses the simplified method in accordance with the applicable authoritative guidance to estimate the expected term of the option, due to the limited historical experience to date. The risk-free rate for the expected term of the option is based on the U.S. Treasury yield curve in effect at the time of grant. Since the Company’s common stock is not publicly traded for a sufficient time period, the expected volatility is based on expected volatilities of similar companies that have a history of being publicly traded. No dividends have been assumed.

The Company records stock-based compensation expense on a straight-line basis over the vesting period. As of December 31, 2021, the total share-based compensation costs not yet recognized related to unvested stock options was $2.2 million, which is expected to be recognized over the weighted-average remaining requisite service period of 1.3 years. The weighted average fair value of stock options granted during December 31, 2021, 2020 and 2019 was $1.23, $1.03, and $1.01 respectively. The intrinsic value of stock options exercised was $13.8 million, $0.4 million, and $1.6 million for the years ended December 31, 2021, 2020 and 2019, respectively.

Restricted Stock Units

A summary of RSU activity is presented below:

		Weighted Average
		Grant-Date Fair
	Shares(1)	Value(1)
Outstanding as of December 31, 2020	2,530	$8.53
Granted	3,011	9.11
Vested	(4)	9.25
Forfeited	(302)	8.33
Outstanding as of December 31, 2021	5,235	$8.88
(1)	Shares and weighted average grant-date fair value have been retroactively adjusted to give effect to the exchange ratio of 0.306.

As of December 31, 2021, there was approximately $29.1 million of unrecognized compensation costs related to RSUs. Included in the above are 2.5 million RSUs that vest based on service and upon the occurrence of a sale transaction (“Acquisition”) or the completion of an initial public offering. The Two-Step Merger did not result in the satisfaction of this liquidity condition as it does not meet the definition of an Acquisition per the award agreements. Unrecognized compensation costs related to these RSUs totaled $21.2 million at December 31, 2021.

The closing of the Two-Step Merger satisfied the liquidity condition in 2.7 million RSUs. As a result, $16.0 million of compensation cost associated with service rendered prior to the Two-Step Merger was recognized at Closing. $2.2 million, $4.4 million, $8.7 million, and $0.8 million of this was reflected in cost of revenue, excluding depreciation and amortization, sales and marketing, general and administrative, and research and development within the consolidated statement of operations, respectively.

Escrowed Shares

In connection with the Business Combination, our Chief Executive Officer and Founder, Jonah Peretti, Jonah Peretti, LLC, NBCUniversal Media, LLC (“NBCU”) and PNC Bank National Association, entered into an escrow agreement (the “Escrow Agreement”). The Escrow Agreement provides for, among other things, the escrow of 1,200,000 shares of New BuzzFeed Class A common stock or New BuzzFeed Class B common stock (the “Escrowed Shares”) exchangeable by Jonah Peretti, LLC in connection with the Two-Step Merger. Pursuant to the Escrow Agreement, in the event the Transfer Date SPAC Share Price (as defined in the Escrow Agreement) is less than $12.50 per share on the Transfer Date (as defined in the Escrow Agreement), Jonah Peretti, LLC and NBCU shall instruct the escrow agent to transfer (1) to NBCU a number of Escrowed Shares equal to the Make Whole Shares (as defined in the Escrow Agreement) and (2) to Mr. Peretti, the remainder of the Escrowed Shares, if any. If the Transfer Date SPAC Share Price is equal to or greater than $12.50 on the Transfer Date, Jonah Peretti, LLC and NBCU shall instruct the escrow agent to transfer all of the Escrowed Shares to Mr. Peretti.

The Escrow Agreement was accounted for as a compensatory stock-based compensation award with a market condition. As there are no future service conditions, the $5.4 million fair value of the award was recognized within general and administrative expense at the time of closing of the Business Combination. The fair value was estimated using a model based on multiple stock price paths developed through the use of a Monte Carlo simulation that incorporates into the valuation the likelihood that the market condition will be satisfied.

14.	Net Income (Loss) Per Share

Net income (loss) per share is computed using the two-class method. Basic net income (loss) per share is computed using the weighted average number of shares of common stock outstanding for the period. Diluted net income (loss) per share reflects the effect of the assumed exercise of stock options, the vesting of restricted stock units, the exercise of warrants, the conversion of the Notes, and the conversion of convertible preferred stock only in the periods in which such effect would have been dilutive.

Undistributed earnings were allocated to convertible preferred stock and shares of Class A common stock, Class B common stock, and Class C common stock based on the contractual participation rights of each as if earnings for the year had been distributed. Holders of convertible preferred stock were entitled to noncumulative annual dividends at a rate of 8% of the applicable original issue price when, as and if declared by the Company’s board of directors and prior to and in preference of payment of dividends on the Company’s common stock. Thereafter, dividends were distributed among holders of Class A common stock, Class B common stock and convertible preferred stock on a proportionate basis, based on the number of shares of common stock that would be held by each holder if all shares of convertible preferred stock were converted to Class B common stock at the then effective conversion rate.

Holders of convertible preferred stock did not participate in losses and, accordingly, losses for the year ended December 31, 2019 were allocated entirely to holders of Class A, Class B, and Class C common stock. For the years ended December 31, 2021, 2020, and 2019, net loss per share amounts were the same for Class A, Class B, and Class C common stock because the holders of each class are entitled to equal per share dividends.

The table below presents the computation of basic and diluted net income (loss) per share:

	Year Ended December 31,
	2021	2020	2019
Numerator:
Net income (loss)	$25,876	$11,156	$(36,919)
Net income attributable to the redeemable noncontrolling interest	936	820	273
Net income attributable to noncontrolling interests	228
Allocation of undistributed earnings to convertible preferred stock	24,712	10,336	—
Net income (loss) attributable to holders of Class A, Class B, and Class C common stock for basic net income (loss) per share	$—	$—	$(37,192)
Add: interest on Notes	1,317	—	—
Deduct: change in fair value of derivative liability	(26,745)	—	—
Reallocation of undistributed earnings to convertible preferred stock	24,712	—	—
Net income (loss) attributable to holders of Class A, Class B, and Class C common stock for diluted net income (loss) per share	$(716)	$—	$(37,192)
Denominator:
Weighted average common shares outstanding, basic	27,048	11,942	11,804
Impact of assumed conversion of Notes	953	—	—
Weighted average common shares outstanding, diluted	28,001	11,942	11,804

Net income (loss) per common share, basic	$0.00	$0.00	$(3.15)
Net income (loss) per common share, diluted	$(0.03)	$0.00	$(3.15)

The table below presents the details of securities that were excluded from the calculation of diluted net income (loss) per share as the effect would have been anti-dilutive:

	2021	2020	2019
Stock options	4,560	9,831	10,715
Restricted stock units	2,779	—	—
Warrants	9,876	—	—
Convertible preferred stock	—	94,360	94,360

Additionally, the calculation of diluted net income (loss) per share excluded 2.4 million, 2.5 million, and 2.6 million restricted stock units at December 31, 2021, 2020, and 2019, respectively, for which the related liquidity condition had not been met.

15.	Income Taxes

The domestic and foreign components of income (loss) before provision for income taxes were as follows:

	2021	2020	2019
Domestic	$(301)	$12,837	$(29,247)
Foreign	(227)	(740)	(8,030)
Total (loss) income before income taxes	$(528)	$12,097	$(37,277)

The provision (benefit) for income taxes consisted of the following:

	Year Ended December 31,
	2021	2020	2019
Current (benefit) / provision
Federal	$(16)	$(16)	$(7)
State	112	188	20
Foreign	1,666	657	(370)
Total current (benefit) / provision	$1,762	829	$(357)
Deferred (benefit) / provision
Federal	$(23,020)	$7	$1
State	(2,682)	4	7
Foreign	(2,464)	101	(9)
Total deferred (benefit) / provision	$(28,166)	112	$(1)
Total (benefit) / provision
Federal	$(23,036)	$(9)	$(6)
State	(2,570)	192	27
Foreign	(798)	758	(379)
Total (benefit) / provision	$(26,404)	$941	$(358)

A reconciliation of the U.S. federal statutory income tax rate of 21% for the years ended December 31, 2021, 2020 and 2019 to the Company’s effective tax rate is as follows:

	Year Ended December 31,
	2021	2020	2019
Income tax (benefit) provision at the U.S. federal statutory rate	$(111)	$2,540	$(7,828)
State income taxes	(519)	323	(543)
Permanent differences	292	(53)	521
Change in valuation allowance	(18,572)	(3,720)	6,258
Effect of foreign operations	(825)	325	373
Stock-based compensation	(838)	198	478
Transaction costs	1,262	—	—
Derivative liability	(6,612)	—	—
Effect of change in tax rates	(835)	(253)	(320)
Sale of foreign subsidiary	—	1,323	—
Research & development tax credits	(501)	(253)	(922)
Foreign currency translation & transactions	254	144	33
Prior period adjustments	—	230	1,210
Other	601	137	382
Total provision (benefit) for income taxes	$(26,404)	$941	$(358)

For the years ended December 31, 2021, 2020 and 2019, the Company’s effective tax rate was 5,000.8%, 7.8% and 1.0% respectively.For the year ended December 31, 2021, the Company’s effective tax rate differed from the U.S. federal statutory income tax rate of 21% primarily related to the partial release of the Company’s U.S. valuation allowance as a result of certain business combinations consummated during 2021. The Company recorded excess deferred tax liabilities related to the business combinations which provided a source of future taxable income to support partial realization of the Company’s pre-existing deferred tax assets. The income tax benefit related to the change in valuation allowance was offset by an income tax provision for foreign taxes. For the years ended December 31, 2020 and 2019, the Company’s effective tax rate differed from the U.S. federal statutory income tax rate of 21% primarily due to a valuation allowance against net deferred tax assets that were not realizable on a more-likely-than-not basis.

On March 27, 2020, the U.S. government enacted the Coronavirus Aid, Relief, and Economic Security (“CARES”) Act. The CARES Act included several measures to assist companies including temporary changes to income and non-income based tax laws. Several significant tax-related provisions of the CARES Act included (1) allowing net operating loss (NOL) carryforwards originating in 2018, 2019 or 2020 to be carried back to the prior five tax years, (2) eliminating the 80% taxable income limitation by allowing corporate entities to fully utilize NOL carryforwards to offset taxable income in 2018, 2019 or 2020, (3) increasing the net interest expense deduction limitation to 50% of adjusted taxable income from 30% for the 2019 and 2020 tax years, (4) allowing taxpayers with alternative minimum tax credits to claim a refund in 2020 for the entire amount of the credit instead of recovering the credit through refunds over a period of years and (5) allowing companies to deduct more of their cash charitable contributions paid during calendar year 2020 by increasing the taxable income limitation to 25% from 10%. The income tax provisions of the CARES Act had limited applicability to the Company and did not have a material impact on the Company’s consolidated financial statements.

Significant components of deferred tax assets and liabilities as of were as follows:

	Year Ended December 31,
	2021	2020
Deferred tax assets
Net operating loss carryforwards	$93,592	$79,475
Accruals	3,503	2,879
Stock-based compensation	6,380	2,841
Bad debt	241	262
Deferred rent	4,167	5,043
Interest expense	735
Other	691	1,185
Total deferred tax asset	$109,309	$91,685
Valuation allowance	(66,848)	(83,978)
Net deferred tax asset	$42,461	$7,707

Deferred tax liabilities
Deferred state income tax	(1,596)	(2,087)
Depreciation and amortization	(1,905)	(1,720)
Intangible assets	(37,352)	(3,905)
Total deferred tax liability	$(40,853)	$(7,712)
Net deferred tax asset (liability)	$1,608	$(5)

Net deferred tax assets are included within prepaid and other assets and net deferred tax liabilities are included within other liabilities on the Company’s consolidated balance sheets.

In assessing the realizability of its deferred tax assets, the Company considered whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. Based upon the weight of available evidence, the Company concluded it is more likely than not that it will not be able to realize its U.S. deferred tax assets and therefore has maintained a full valuation allowance on its U.S. deferred tax assets. In addition, the Company maintains a valuation allowance against certain deferred tax assets in the UK, Spain, Japan and Canada. The Company’s valuation allowance decreased by approximately $17.1 million in 2021.

As of December 31, 2021, the Company has U.S. federal and state net operating losses of approximately $314.5 million and $11.3 million, respectively. Of the $314.5 million of U.S. federal net operating losses, $201.5 million expire in tax year beginning 2030 through 2039 if not utilized and $113.0 that has an indefinite lived carryforward period. The $11.3 million of state net operating losses will expire in tax years beginning in 2025 to 2041 if not utilized. As of December 31, 2021, the Company has foreign net operating loss carryforwards of $29.2 million which will begin to expire in 2026. Utilization of net operating losses and tax credit carryforwards are subject to certain limitations under Section 382 of the Internal Revenue Code of 1986, as amended, in the event of a change in the Company’s ownership, as defined in current income tax regulations.

As of December 31, 2021, the Company has deferred interest expense carryforwards under IRC Section 163(j) of $3.2 million which may be carried forward indefinitely but only available to offset 30% of tax adjusted EBIT. In addition, the Company had federal research and development tax credits of approximately $8.1 million, which expire in the tax years beginning in 2032 through 2041, if not utilized.

Notwithstanding the current taxation of certain foreign subsidiaries under GILTI and one-time transition taxation enacted as part of the Tax Cut and Jobs Act, the Company intends to continue to reinvest its foreign earnings indefinitely outside the U.S. If these future earnings are repatriated to the U.S., or if the Company determines that such earnings will be remitted in the foreseeable future, the Company may be required to accrue U.S. deferred taxes (if any) and applicable withholding taxes. It is not practicable to estimate the tax impact of the reversal of the outside basis difference, or the repatriation of cash due to the complexity of its hypothetical calculation.

The Company applies the applicable authoritative guidance which prescribes a comprehensive model in which a company should recognize, measure, present and disclose in its financial statements all material uncertain tax positions that the Company has taken or expects to take on a tax return. The Company recognizes interest and penalties related to income tax positions taken on the Company’s tax returns in income tax expense in the consolidated statements of operations. As of December 31, 2021, the Company recorded an uncertain tax position of $nil including interest and penalties related to state taxes. As of December 31, 2020 and 2019, the Company had no uncertain tax positions.

The Company, or one of its subsidiaries, files its tax returns in the U.S. and certain state and foreign income tax jurisdictions with varying statute of limitations. The earliest years’ tax returns filed by the Company that are still subject to examination by the tax authorities in the major jurisdictions are as follows:

Years
United States	2017
United Kingdom	2020
Japan	2016
Canada	2018

16.	Restructuring Costs

On March 9, 2021, the Company announced a restructuring of HuffPost, including employee terminations, in order to efficiently integrate the HuffPost Acquisition and establish an efficient cost structure. The Company incurred approximately $3.6 million in severance costs related to the restructuring, of which $3.2 million were included in cost of revenue, excluding depreciation and amortization, $0.3 million were included in sales and marketing, and $0.1 million were included in research and development.

For the year ended December 31, 2019, the Company incurred $9.6 million in restructuring costs, of which $4.4 million were included in cost of revenue, excluding depreciation and amortization, $2.2 million were included in general and administrative, $1.6 million were included in sales and marketing, and $1.4 million were included in research and development.

At December 31, 2021 and 2020, there were no liabilities related to restructuring.

17.	Commitments and Contingencies

Commitments

The Company leases office space under non-cancelable operating leases with various expiration dates through 2029. The Company’s lease agreements generally do not contain any material residual value guarantees or material restrictive covenants. Certain of the Company’s lease agreements include escalating lease payments. Additionally, certain lease agreements contain renewal provisions and other provisions which require the Company to pay taxes, insurance, or maintenance costs. Rent expense for the years ended December 31, 2021, 2020 and 2019 were $18.5 million, $25.7 million and $24.8 million respectively.

Future minimum lease payments under leases having initial or remaining non-cancelable lease terms in excess of one year as of December 31, 2021 are as follows:

Year	Amount
2022	$33,817
2023	31,910
2024	23,885
2025	21,148
2026	8,441
Thereafter	2,642
$121,843

The Company subleases certain leased office space to third parties when it determines there is excess leased capacity. Sublease rent income is recognized as an offset to rent expense on a straight-line basis over the lease term. In addition to sublease rent, other costs such as common-area maintenance, utilities, and real estate taxes are charged to subtenants over the duration of the lease for their proportionate share of these costs.

Sublease income for the years ended December 31, 2021, 2020 and 2019 were $6.8 million, $6.1 million and $2.7 million respectively. Sublease receipts to be received in the future under noncancelable sublease as of December 31, 2021 are as follows:

Year	Amount
2022	$6,769
2023	6,940
2024	7,280
2025	7,360
2026	2,929
Thereafter	215
$31,493

Guarantees

In September 2018, at the time of its equity investment in a private company, the Company agreed to guarantee the lease of the investee’s premises in New York. In October 2020, the investee renewed its lease agreement, and the Company’s prior guarantee was replaced with a new guarantee of up to $5.4 million. The amount of the guarantee is reduced as the investee makes payments under the lease. As of December 31, 2021, the maximum amount of the guarantee was $2.7 million, and no liability was recognized with respect to the guarantee.

In the course of business, the Company both provides and receives indemnities which are intended to allocate certain risks associated with business transactions. Similarly, the Company may remain contingently liable for various obligations of a business that has been divested in the event that a third party does not fulfill its obligations under an indemnification obligation. The Company records a liability for indemnification obligations and other contingent liabilities when probable and reasonably estimable.

Legal Matters

The Company is party to various lawsuits and claims in the ordinary course of business. Although the outcome of such matters cannot be predicted with certainty and the impact that the final resolution of such matters will ultimately have on the Company’s consolidated financial statements is not known, we do not believe that the resolution of these matters will have a material adverse effect on the Company’s future results of operations or cash flows.

The Company settled or resolved certain legal matters during the fiscal years ended December 31, 2021, 2020 and 2019 that did not individually or in the aggregate have a material impact on the Company’s business or its consolidated financial position, results of operations or cash flows.

18.	Segment Information

Operating segments are defined as components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker (“CODM”), in deciding how to allocate resources and in assessing performance.

The Company has determined that its chief executive officer (“CEO”) is its CODM who makes resource allocation decisions and assesses performance based upon financial information at the consolidated level. The Company manages its operations as a single segment for the purpose of assessing and making operating decisions. Since the Company operates in one operating segment, all required financial segment information can be found in the consolidated financial statements.

19.	Related Party Transactions

In June 2021, BuzzFeed entered into a Commercial Agreement with NBCU, a holder of at least 5% of Class A common stock, pursuant to which, among other things, effective on the closing of the Business Combination: (1) NBCU will continue to be entitled to marketing services on BuzzFeed platforms at certain discounted rates; (2) BuzzFeed will provide editorial promotion of at least $1.0 million in marketing value during each year of the term of the Commercial Agreement across BuzzFeed’s digital properties at no cost to NBCU, its affiliates and joint ventures and their respective brands; (3) BuzzFeed will provide licensed content to NBCU to be made available on an applicable NBCU entity streaming service under certain exclusivity terms during the remainder of the term of the Commercial Agreement; (4) NBCU shall be the exclusive sales representative for all BuzzFeed inventory, including HuffPost inventory, on Apple News and BuzzFeed shall endeavor to spend at least $1.0 million during the first year of the term of the Commercial Agreement to promote any of its commerce initiatives; and (5) BuzzFeed will provide 200 million impressions per year of the term of the Commercial Agreement to drive traffic from the BuzzFeed platforms and third-party social media platforms to NBCU news properties. The Commercial Agreement shall continue to be in effect for a period of three years, unless earlier terminated by either party in accordance with its terms and conditions, or until terminated by BuzzFeed as of the date that NBCU realizes $400.0 million or more in value for the NBCU Base Shares (as defined in the Escrow Agreement).

The Company also entered into certain partnership agreements with NBCU in 2018, 2019, and 2020.

The Company recognized revenue from NBCU of $2.9 million, $3.6 million and $9.9 million for the years ended December 31, 2021, 2020, and 2019, respectively. The Company recognized expenses under contractual obligations from NBCU of $1.1 million, $0.8 million and $0.7 million for the years ended December 31, 2021, 2020 and 2019, respectively. The Company had outstanding receivable balances of $1.2 million and $nil from NBCU as of December 31, 2021 and 2020, respectively. The Company had outstanding payable balances of $0.3 million and $nil to NBCU as of December 31, 2021 and 2020, respectively.

In September 2018, the Company invested $1.8 million in the equity of a private company. At the time of investment, an executive of BuzzFeed was the controlling stockholder of the investee. Effective August 26, 2019 the Company and the former executive entered into a consultancy arrangement whereby the Company engaged the former executive to provide advice and counsel. During the year ended December 31, 2019, the Company incurred $0.4 million in respect of such consultancy charges. The agreement expired on March 31, 2020. The Company earned revenue under an agreement with the investee of $0.5 million and $1.4 million during the years ended December 31, 2021 and December 31, 2020, respectively, and incurred costs under contractual obligations from the investee of $nil million, $0.2 million, and $2.0 million for the years ended December 31, 2021, December 31, 2020, and December 31, 2019, respectively. These costs are included in the consolidated statements of operations in cost of revenue. The Company had outstanding receivable balances of $nil million and $0.9 from the investee as of December 31, 2021 and 2020, respectively. Additionally, the Company has guaranteed a lease of the investee. Refer to Note 17 for further details.

20.	Supplemental Cash Flow Information

	Year Ended December 31,
	2021	2020	2019
Cash paid for income taxes, net	$1,228	$83	$415
Cash paid for interest	901	1,096	270
Non-cash investing and financing activities:
Accounts payable and accrued expenses related to property and equipment	306	129	187
Issuance of common stock for HuffPost Acquisition	24,064	—	—
Issuance of common stock for C Acquisition	96,200	—	—
Warrants assumed as part of the business combination	9,678	—	—
Accrued reverse recapitalization costs	585	—	—

21.	Subsequent Events

On March 22, 2022, in connection with the acquisition of Complex Networks, the Company approved certain organizational changes to align sales and marketing and general and administrative functions as well as changes in content to better serve audience demands.The Company expects to record total pre-tax restructuring charges of approximately $1.7 million, comprised mainly of severance and related benefit costs. The restructuring actions associated with this charge are expected to be substantially complete in Q1 2022.

Additionally, on March 22, 2022, as part of a strategic repositioning of BuzzFeed News, the Company shared with NewsGuild, the representative of the BuzzFeed News bargaining unit, a voluntary buyout proposal covering certain desks. That proposal will be negotiated as part of collective bargaining. The Company has not yet shared its voluntary buyout proposal with non-unit BuzzFeed News employees, but it plans to do so. Employees who meet the eligibility requirements for the voluntary buyout will have 45 days to accept the Company’s offer after it has been formally communicated.

CM PARTNERS, LLC AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(amounts in thousands)

	September 30,	December 31,
	2021	2020
Assets
Current assets
Cash	$4,796	$7,249
Restricted cash	—	3,000
Accounts receivable, net of allowance for doubtful accounts of $622 and $394, respectively	37,177	34,795
Prepaid expenses and other current assets	16,928	5,842
Total current assets	58,901	50,886
Intangible assets, net	61,427	68,015
Goodwill	83,956	83,956
Other assets	1,824	4,810
Total assets	$206,108	$207,667

Liabilities and Members’ Equity
Current liabilities
Accounts payable	$3,682	$3,403
Accrued expenses and other current liabilities	28,675	22,834
Deferred revenue	13,461	7,102
Notes payable	5,000	—
Total current liabilities	50,818	33,339
Deferred tax liabilities, net	5,828	10,125
Long-term incentive plan, noncurrent	2,703	2,468
Other liabilities	600	908
Total liabilities	59,949	46,840
Commitments and contingencies (Note 10) Members’ equity
CM Partners, LLC members’ interests	273,573	273,573
Accumulated deficit	(127,414)	(112,746)
Total members’ equity	146,159	160,827
Total liabilities and members’ equity	$206,108	$207,667

See accompanying Notes to Condensed Consolidated Financial Statements

CM PARTNERS, LLC AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(amounts in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Revenue (including related party revenue of $0, $6,350, $0 and $22,625, respectively)	$31,172	$28,592	$84,256	$86,819
Costs and expenses
Cost of revenue	15,618	12,686	41,500	47,196
Selling and marketing	900	316	2,874	1,244
General and administrative	4,612	3,215	14,800	9,798
Employee related costs	11,575	11,461	36,252	32,649
Depreciation and amortization	2,646	2,423	7,642	7,269
Total costs and expenses	35,351	30,101	103,068	98,156
Loss from operations	(4,179)	(1,509)	(18,812)	(11,337)
Other expense (income):
Interest expense (income), net	37	(1)	58	(47)
Loss before income taxes	(4,216)	(1,508)	(18,870)	(11,290)
Income tax (benefit) provision	(1,074)	876	(4,202)	(2,924)
Net loss	$(3,142)	$(2,384)	$(14,668)	$(8,366)

See accompanying Notes to Condensed Consolidated Financial Statements

CM PARTNERS, LLC AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN MEMBERS’ EQUITY

(Unaudited)

(amounts in thousands)

	CM Partners, LLC Members’ Interests	Accumulated Deficit	Total
Balance at December 31, 2019	273,573	(105,756)	167,817
Net loss	—	(5,175)	(5,175)
Balance at March 31, 2020	$273,573	$(110,931)	$162,642
Net loss	—	(807)	(807)
Balance at June 30, 2020	$273,573	$(111,738)	$161,835
Net loss	—	(2,384)	(2,384)
Balance at September 30, 2020	$273,573	$(114,122)	$159,451

	CM Partners, LLC Members’ Interests	Accumulated Deficit	Total
Balance at December 31, 2020	273,573	(112,746)	160,827
Net loss	—	(7,398)	(7,398)
Balance at March 31, 2021	$273,573	$(120,144)	$153,429
Net loss	—	(4,128)	(4,128)
Balance at June 30, 2021	$273,573	$(124,272)	$149,301
Net loss	—	(3,142)	(3,142)
Balance at September 30, 2021	$273,573	$(127,414)	$146,159

See accompanying Notes to Condensed Consolidated Financial Statements

CM PARTNERS, LLC AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(amounts in thousands)

	Nine Months Ended September 30,
	2021	2020
Cash flows from operating activities
Net loss	$(14,668)	$(8,366)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	7,642	7,269
Provision for doubtful accounts	235	272
Deferred taxes	(4,297)	(2,308)
Changes in operating assets and liabilities:
Accounts receivable	(2,617)	7,515
Prepaid expenses and other current assets	(11,086)	(8,034)
Other assets	3,059	7,843
Accounts payable	279	6,723
Accrued liabilities and other current liabilities	5,841	(398)
Deferred revenue	6,359	(22,934)
Long-term incentive plan, noncurrent	235	(432)
Other liabilities	(308)	3,231
Net cash (used in) operating activities	(9,326)	(9,619)
Cash flows from investing activities
Purchase of property and equipment	(216)	(105)
Capitalized software and development costs	(911)	(467)
Net cash (used in) investing activities	(1,127)	(572)
Cash flows from financing activities
Distributions to parent	—	(5,000)
Proceeds from promissory notes	5,000	—
Net cash provided by (used in) financing activities	5,000	(5,000)
Net decrease in cash and restricted cash	(5,453)	(15,191)
Cash and restricted cash
Beginning of period	10,249	27,573
End of period	$4,796	$12,382

See accompanying Notes to Condensed Consolidated Financial Statements

CM PARTNERS, LLC AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

(amounts in thousands)

1.	Description of Business

CM Partners, LLC and Subsidiaries (“Complex” or “Company”) is a leading global youth entertainment network in the pop culture categories including streetwear and style, food, music, sneakers and sports. The brands, channels and sites include: “Complex”, “First We Feast”, “Sole Collector”, “Pigeons & Planes”, Complex SHOP, ComplexCon and ComplexLand. Complex ranks as one of the leading entertainment verticals amongst streaming entities in the United States. The Company has established a premium video publisher for the demographic of men between the ages of 18 to 34, with popular video series such as Hot Ones, Sneaker Shopping, Full Size Run, The Burger Show, Sneakerheads and QB1.

2.	Summary of Significant Accounting Policies

Basis of Presentation

The Company’s Condensed Consolidated Financial Statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP”). The Condensed Consolidated Financial Statements include the accounts of the Company. All intercompany balances and transactions have been eliminated in consolidation.

Unaudited Condensed Interim Financial Statements

These Condensed Consolidated Financial Statements are unaudited; however, in the opinion of management, they reflect all adjustments consisting only of normal recurring adjustments necessary to state fairly the financial position, results of operations and cash flows for the periods presented in conformity with U.S. GAAP applicable to interim periods. The results of operations for the interim periods presented are not necessarily indicative of results for the full year or future periods. These Condensed Consolidated Financial Statements should be read in conjunction with the audited Consolidated Financial Statements as of December 31, 2020 and notes thereto. The December 31, 2020 balance sheet data was derived from audited Consolidated Financial Statements as of that date.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts in the financial statements. The Company evaluates its estimates on an on-going basis, including, but not limited to, those related to collectability of accounts receivable, valuation of long-lived assets, including goodwill and definite-lived intangible assets, and their associated estimated useful lives, litigation, and income taxes. The Company bases its estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions and conditions.

The COVID-19 pandemic has negatively impacted the macroeconomic environment in the United States and globally, as well as the Company’s business, financial condition and results of operations. Due to the evolving and uncertain nature of COVID-19, it is reasonably possible that it could materially impact the Company’s estimates, particularly those that require consideration of forecasted financial information.

The magnitude of the impact will depend on numerous evolving factors that the Company may not be able to accurately predict or control, including the duration and extent of the pandemic, the impact of federal, state and local governmental actions, consumer behavior in response to the pandemic and such governmental actions, and the economic and operating conditions that the Company may face in the aftermath of COVID-19.

Fair Value Measurements

Certain financial instruments are required to be recorded at fair value. Other financial instruments, including cash and restricted cash, are recorded at cost, which approximates fair value. Additionally, accounts receivable, accounts payable, and accrued expenses approximate fair value because of the short-term nature of these financial instruments.

CM PARTNERS, LLC AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

(amounts in thousands)

Cash and Restricted Cash

The following table provides a reconciliation of cash and restricted cash reported within the Condensed Consolidated Balance Sheets that aggregates to the total of the same amounts shown in the Condensed Consolidated Statements of Cash Flows:

	September 30,	December 31,
	2021	2020
Cash	$4,796	$7,249
Restricted cash	—	3,000
Total cash and restricted cash	$4,796	$10,249

Restricted cash of $3,000, as of December 31, 2020, was contractually designated as collateral for the Company’s line of credit. This line of credit was cancelled in the second quarter of 2021 (see Note 6 — Revolving Loans), and as a result, the cash that collateralized the line of credit is no longer restricted.

Accounts Receivable

Accounts receivable are recorded at net realizable value, consisting of the carrying amount less the allowance for uncollectible accounts, as needed. The Company grants credit terms in the normal course of business to its customers. Trade credit is extended based upon periodically updated evaluations of each customer’s ability to perform its payment obligations. The Company determines its allowance for uncollectible accounts receivable based on a combination of factors including an evaluation of the age of accounts receivable, historical trends, and analyses of specific risks that may impair a specific customer’s ability to meet its financial obligations. Bad debt expense was $85 and $235 for the three and nine months ended September 30, 2021, and $114 and $272 for the three and nine months ended September 30, 2020, respectively.

Property and Equipment

The Company records property and equipment at historical cost. Additions or improvements which extend the useful life of an asset or increase its productive capacity are capitalized. Repairs and maintenance costs that do not extend the useful life or enhance the productive capacity of an asset are expensed as incurred. Upon retirement or disposal of property and equipment, the Company derecognizes the cost and accumulated depreciation balance associated with the asset, with a resulting gain or loss from disposal included in the determination of net income or loss. Depreciation is computed using the straight-line method based upon the estimated useful life of the respective assets, ranging from three to five years. Leasehold improvements are amortized using the straight-line method over either the term of the lease or five years, whichever period is shorter. Property and equipment, net as of September 30, 2021 and December 31, 2020 was $351 and $400, respectively. These amounts are recorded within Other assets on the Condensed Consolidated Balance Sheets.

Content Rights

Content rights principally consist of scripted and unscripted episodic shows, game shows, short-form videos and podcasts. Content aired on the Company’s website and digital content offerings is internally produced, with the Company maintaining all of the rights to the produced content. All content is classified as produced and none is currently licensed from third-parties or co-produced.

Costs of produced content consist of development costs, direct production costs, certain production overhead costs, and other related production costs. The cost of produced content is capitalized when the cost is known or reasonably determinable. The Company pays in advance of delivery for episodic shows, game shows, short-form videos and podcasts.

Amortization expense for each period is recognized based on the revenue forecast model, which approximates the proportion that estimated distribution and advertising revenues for the current period represent in relation to the estimated remaining total lifetime revenues. Judgment is required to determine the useful lives and amortization patterns of the Company’s content rights.

CM PARTNERS, LLC AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

(amounts in thousands)

Critical assumptions used in determining content amortization include: (i) the grouping of content with similar characteristics, (ii) the application of a quantitative revenue forecast model based on the adequacy of historical data, (iii) determining the appropriate historical periods to utilize and the relative weighting of those historical periods in the forecast model, (iv) assessing the accuracy of the Company’s forecasts and (v) incorporating secondary streams. The Company then considers the appropriate application of the quantitative assessment given forecasted content use, expected content investment and market trends. Content use and future revenues may differ from estimates based on changes in expectations related to market acceptance. Accordingly, the Company continually reviews its estimates and planned usage and revises its assumptions if necessary. As part of the Company’s assessment of its amortization rates, the Company compares the calculated amortization rates to those that have been utilized during the year. If the calculated rates do not deviate materially from the applied amortization rates, no adjustment is recorded. Any material adjustments from the Company’s review of the amortization rates are applied prospectively in the period of the change.

Capitalized content costs are stated at the lower of cost less accumulated amortization or fair value. Content rights are predominantly monetized on their own with the exception of two shows that are monetized as a group. For content rights that are predominantly monetized within film groups, the Company evaluates the fair value of content in aggregate at the group level by considering expected future revenue generation typically by using a discounted cash flow analysis when an event or change in circumstances indicates a change in the expected usefulness of the content or that the fair value may be less than unamortized costs. Estimates of future revenues consider historical airing patterns and future plans for airing content, including any changes in strategy. Given the significant estimates and judgments involved, actual demand or market conditions may be less favorable than those projected, requiring a write-down to fair value. Programming and development costs for programs that the Company has determined will not be produced, are fully expensed in the period the determination is made. Beginning in 2021, content rights are classified as a current or noncurrent asset within Prepaid expenses and other current assets or Other assets, respectively, based on the expected timing of amortization. All content that is expected to be amortized within the next 12 months is classified as current.

The Company applies an accelerated method for amortizing produced content that is monetized as a film group over an estimated useful life of three to four years. For produced content that is monetized individually, the Company applies a straight-line amortization method over an estimated useful life of four months. Both methods align amortization with the timing of revenue recognition. Amortization of capitalized costs for produced content begins when a program has been aired.

Capitalized Software

Capitalized software includes the costs of externally purchased software, acquired developed technology, internally developed software, systems designated for internal-use only, and website development costs. The capitalized costs include external direct costs for services and costs for employees directly associated with developing internal-use software and systems. Such costs are amortized on a straight-line basis over their useful lives, which range from 18 months to three years. Capitalized software, net as of September 30, 2021 and December 31, 2020 was $984 and $862, respectively. These amounts are recorded within Other assets on the Condensed Consolidated Balance Sheets.

Impairment of Long-Lived Assets

The Company evaluates its long-lived assets, which consist primarily of property and equipment and definite-lived intangibles, for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. When an indicator arises that suggests the carrying value of the asset may not be recoverable, the Company compares the carrying value of the asset to the undiscounted future cash flows which are expected to be generated from the asset. If an asset does not pass the recoverability assessment, the impairment to be recognized is measured as the amount by which the carrying value of the asset exceeds its fair value.

Goodwill

Goodwill represents the excess purchase price over the fair value of net assets acquired in a business combination. The Company evaluates goodwill for impairment at least annually, in the fourth quarter, or whenever events or changes in circumstances indicate that goodwill might be impaired. For all periods presented, management concluded there to be a single reporting unit structure.

CM PARTNERS, LLC AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

(amounts in thousands)

The Company’s annual goodwill impairment test is based on either a qualitative or quantitative assessment and is designed to determine whether management believes it is more likely than not that the fair value of the Company’s single reporting unit exceeds its carrying value.

In testing for goodwill impairment, management first assesses qualitative factors to determine whether the existence of events or circumstances leads to a determination that it is more likely than not that the fair value of the reporting unit is less than its carrying amount. If, after assessing the totality of events or circumstances, management determines it is not more likely than not that the fair value of the reporting unit is less than its carrying amount, additional impairment testing is not required. However, if management concludes otherwise, a quantitative assessment is performed.

A quantitative assessment is a comparison of the carrying value of the reporting unit against the fair value of the reporting unit. If the reporting unit’s carrying value exceeds its fair value, an impairment loss equal to the difference between the carrying value of the reporting unit and its fair value is recorded against goodwill.

Cost of Revenue

Cost of revenue primarily includes amounts owed to represented online properties, content development and production costs, content rights, event-related expenses, and website operating expenses. The Company develops and produces content in various formats to support its brands. The content is published on the Company’s owned and operated websites as well as through third-party video platforms where ads are sold.

Advertising Costs

Advertising, public relations and marketing costs are expensed as incurred. These expenses were $36 and $115 for the three and nine months ended September 30, 2021, and $207 and $662 for the three and nine months ended September 30, 2020, respectively.

Concentration of Credit Risk and Major Customers

Financial instruments that potentially subject the Company to significant concentration of credit risk consist primarily of cash and trade receivables. The Company maintains its cash in accounts at financial institutions that, at times, may exceed federally insured limits. The cash balances in these financial institutions are insured by the Federal Deposit Insurance Corporation (“FDIC”) up to $250.

The Company provides media and advertising placement services to clients who operate in a variety of industry sectors. The Company extends credit to qualified clients in the ordinary course of its business and does not obtain nor require collateral as a general policy. Approximately 15% and 7% at September 30, 2021 and 14% and 7% at December 31, 2020 of total accounts receivable was represented by two large advertising agencies, respectively. To the extent the Company is unable to collect on an advertising agency accounts receivable, it may make a claim directly with the advertiser.

Revenue generated based on a content licensing agreement with Verizon amounted to $6,350 and $22,625 for the three and nine months ended September 30, 2020, respectively. No revenue was generated from the content licensing agreement with Verizon during the three or nine months ended September 30, 2021. See Note 9 — Related Parties for further detail.

Income Taxes

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. A valuation allowance is recorded for loss carryforwards and other deferred tax assets if, in the opinion of management, it is more likely than not that a tax benefit will not be realized.

CM PARTNERS, LLC AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

(amounts in thousands)

The Company evaluates uncertain tax positions taken or expected to be taken on tax returns for recognition, measurement, presentation, and disclosure in its financial statements. The Company has recorded an accrued liability for an uncertain tax position on its balance sheets for certain tax filing requirements. If an income tax position exceeds a 50% probability of success upon tax audit, based solely on the technical merits of the position, the Company recognizes an income tax benefit in its financial statements. The tax benefits recognized are measured based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement. The liability associated with an unrecognized tax benefit is classified as a short-term liability. Interest and penalties related to income tax matters are recorded as a component of income tax expense.

Commitments and Contingencies

Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties, and other sources are recorded when it is probable that a liability has been incurred and the amount can be reasonably estimated. Legal costs incurred in connection with loss contingencies are expensed as incurred.

Reclassifications

Certain prior year amounts included in the Condensed Consolidated Financial Statements have been reclassified to conform to the current year presentation including Property and equipment, net, and Capitalized software, net, being included in Other assets on the Condensed Consolidated Balance Sheets with no impact to previously reported net income, total assets, total liabilities or cash flows.

Recent Accounting Pronouncements

Recently adopted accounting pronouncements

In March 2019, the FASB issued ASU 2019-02, Improvements to Accounting for Costs of Films and License Agreements for Program Materials (“ASU 2019-02”), which aligns the accounting for capitalizing production costs of episodic television series with the guidance for films. As a result, the capitalization of costs incurred to produce episodic television series will no longer be limited to the amount of revenue contracted in the initial market until persuasive evidence of a secondary market exists. In addition, this guidance requires an entity to test for impairment of films or television series on a title-by-title basis or together with other films and series as part of a group, based on the predominant monetization strategy of the film or series. Further, this guidance requires that an entity reassess estimates of the use of a film or series in a film group and account for changes, if any, prospectively. In addition, this guidance eliminates existing balance sheet classification guidance and adds new disclosure requirements relating to costs for acquired and produced television series. The amendments in this update are effective for fiscal years beginning after December 15, 2020, including interim periods within those fiscal years, and should be applied prospectively.

Under a prospective transition, an entity should apply the amendments at the beginning of the period that includes the adoption date. The Company adopted ASU 2019-02 in the first quarter of 2021 and as such has included all content rights in “Prepaid expenses and other current assets” and “Other assets” on its Condensed Consolidated Balance Sheet, beginning with the period of adoption. There was no material impact upon adoption to the Condensed Consolidated Statements of Operations or the Condensed Consolidated Statements of Cash Flows. See Note 4 — Content Rights.

Recently issued accounting pronouncements not yet adopted

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842) (“ASU 2016-02”). This ASU requires a lessee to record, for all leases with a lease term of more than 12 months, an asset representing its right to use the underlying asset for the lease term and a liability to make lease payments. For leases with a lease term of 12 months or less, a practical expedient is available whereby a lessee may elect, by class of underlying asset, not to recognize a right-of-use asset or lease liability. A lessee making this accounting policy election would recognize lease expense over the term of the lease, generally in a straight-line pattern. In transition, a lessee and a lessor will recognize and measure leases at the beginning of the earliest period presented using a modified retrospective approach. The modified retrospective approach includes a number of optional practical expedients. These practical expedients relate to identifying and classifying leases that commenced before the effective date, initial direct costs for leases that commenced before the

CM PARTNERS, LLC AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

(amounts in thousands)

effective date, and the ability to use hindsight in evaluating lessee options to extend or terminate a lease or to purchase the underlying asset. ASU 2018-11 was issued in June 2018 which also permits entities to choose to initially apply ASU 2016-02 at the adoption date and recognize a cumulative-effect adjustment to the opening balance of net assets in the period of adoption. The ASU will also require additional note disclosures regarding other key information from leasing arrangements. ASU 2016-02, as amended by ASUs 2019-10 and 2020-05, will be effective for the Company for fiscal years beginning after December 15, 2021 and interim periods within fiscal years beginning after December 15, 2022. The Company is currently evaluating the impact of adoption on its Condensed Consolidated Financial Statements.

In June 2016, the FASB issued ASU 2016-13, Financial Instruments — Credit Losses (Topic 326). The ASU changes the impairment model for most financial assets that are measured at amortized cost and certain other instruments from an incurred loss model to an expected loss model. Entities will be required to estimate credit losses over the entire contractual term of an instrument. The ASU includes financial assets recorded at amortized cost basis such as loan receivables, trade and certain other receivables as well as certain off-balance sheet credit exposures such as loan commitments and financial guarantees. The ASU does not apply to financial assets measured at fair value, and loans and receivables between entities under common control. An entity must apply the amendments in the ASU through a cumulative-effect adjustment to net assets as of the beginning of the first reporting period in which the guidance is effective except for certain exclusions. The measurement of credit losses for newly recognized financial assets and subsequent changes in the allowance for credit losses are recorded in the statements of operations. This guidance, as amended by ASU 2019-10, Financial Instruments — Credit Losses, Derivatives and Hedging, and Leases: Effective Dates, is effective for the Company for interim and annual periods beginning after December 15, 2022. The Company is currently evaluating the effects of the new guidance on its Condensed Consolidated Financial Statements but does not expect the impact from this standard to be material.

In August 2018, the FASB issued ASU 2018-15, Intangibles-Goodwill and Other-Internal-Use Software (Topic 350), Customer’s Accounting for Implementation Costs Incurred in a Cloud Computing Arrangement That Is a Service Contract, which requires hosting arrangements that are service contracts to follow the guidance for internal-use software to determine which implementation costs can be capitalized. For the Company, amendments in this Update are effective for annual reporting periods beginning after December 15, 2020, and interim periods within annual periods beginning after December  15, 2021. The Company does not expect the adoption of this guidance to have a material impact on its Condensed Consolidated Financial Statements, including accounting policies, processes, and systems.

In December 2019, the FASB issued ASU 2019-12, Simplifying the Accounting for Income Taxes (“ASU 2019-12”), as part of its Simplification Initiative to reduce the cost and complexity in accounting for income taxes. ASU 2019-12 removes certain exceptions related to the approach for intra period tax allocation, the methodology for calculating income taxes in an interim period and the recognition of deferred tax liabilities for outside basis differences. ASU 2019-12 also amends other aspects of the guidance to help simplify and promote consistent application of GAAP. For the Company, the amendments of the update are effective for fiscal years beginning after December 15, 2021, and interim periods within fiscal years beginning after December 15, 2022. The Company does not expect the adoption of this guidance to have a material impact on its Condensed Consolidated Financial Statements, including accounting policies, processes, and systems.

CM PARTNERS, LLC AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

(amounts in thousands)

3.	Revenue

Disaggregated Revenue

The Company’s revenues are derived from Advertising, Content Distribution, and E-Commerce and Other. The following table presents the Company’s revenues disaggregated by revenue source.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Advertising	$14,517	$12,018	$40,634	$31,394
Content Distribution	16,090	16,045	38,401	53,613
E-Commerce & Other	565	529	5,221	1,812
Total Revenue	$31,172	$28,592	$84,256	$86,819

The following table disaggregates the Company’s revenue by type of recognition for the three and nine months ended September 30, 2021 and 2020:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Revenue from performance obligations over time	$7,604	$8,592	$22,986	30,150
Revenue from performance obligations at point-in-time	23,568	20,000	61,270	56,669
Total Revenue	$31,172	$28,592	$84,256	86,819

Contract Balances

Contract assets primarily represent capitalized costs related to the production of content for which revenue has yet to be recognized (“Content rights”). Content rights are classified as Prepaid expenses and other current assets and Other assets in the Condensed Consolidated Balance Sheets as of September 30, 2021 and December 31, 2020.

Customer contracts may entitle the Company to invoice or receive payment in advance of the delivery of services. At each reporting period, to the extent that customer contract billings exceed revenue recognized on such contracts, these contract liabilities are presented as Deferred revenue on the Condensed Consolidated Balance Sheets as of September 30, 2021 and December 31, 2020. Refer below for the significant changes in the deferred revenue balances.

Contract balances consisted of the following opening and closing balances as of:

	September 30,	December 31,
	2021	2020
Contract assets:
Contract rights	$2,294	$1,135
Contract liabilities:
Deferred revenue (current)	$13,461	$7,102
Deferred revenue (noncurrent)	$—	$650

Deferred revenue is classified as $13,461 current and $0 noncurrent as of September 30, 2021, and $7,102 current and $650 noncurrent within Other liabilities as of December 31, 2020, respectively. Approximately 100% of Deferred revenue is expected to be earned within one year of the Condensed Consolidated Balance Sheet as of September 30, 2021. Approximately 92% of Deferred revenue was realized within one year of the Condensed Consolidated Balance Sheet as of December 31, 2020. Historically, the Company’s Deferred revenue balances were driven by a licensing agreement entered into with an entity controlled by Verizon. See Note 9 — Related Parties.

CM PARTNERS, LLC AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

(amounts in thousands)

4.	Content Rights

The table below presents the components of content rights.

September 30,
2021
Film Group Monetization
Released	$1,049
In production	727
Individual Monetization
Released	10,948
In production	1,882
Total content rights	$14,606
Less: current portion	14,149
Total noncurrent content rights	$457

Content rights of $2,176 were recorded within Other assets on the Condensed Consolidated Balance Sheets as of December 31, 2020. The December 31, 2020 balance was accounted for under ASC 926 prior to the adoption of ASU 2019-02, which the Company adopted as of January 1, 2021.

The following table presents amortization expense of produced content costs for the three and nine months ended September 30, 2021, disaggregated by predominent monetization strategy:

	Three Months Ended	Nine Months Ended
	September 30, 2021	September 30, 2021
Individual monetization	$13,805	$37,748
Film group monetization	532	1,511
Total amortization	$14,337	$39,259

5.	Accrued Expenses & Other Current Liabilities

Accrued expenses and other current liabilities consisted of the following as of September 30, 2021 and December 31, 2020:

	September 30,	December 31,
	2021	2020
Accrued production costs	$11,440	$7,016
Web partner fees	6,202	7,365
Accrued bonus	4,417	3,040
Payroll, payroll taxes and fringe benefits	3,421	2,912
Long-term incentive plan, current	1,530	1,300
Other current liabilities	1,665	1,201
Accrued expenses and other current liabilities	$28,675	$22,834

Long-Term Incentive Plans

The Company maintains a Long-Term Incentive Plan (“LTIP”) for certain executives as approved by the Company’s Board of Directors. Awards are cash-based and typically granted under the LTIP annually. Each award vests over a three-year period from the grant date. Vesting criteria for awards include both an individual service-based component and a performance-based component that is based on the Company’s achievement of certain financial metrics. The Company records expense for the service-based component ratably over the three-year term. For the performance-based component, the Company records expense based on management’s

CM PARTNERS, LLC AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

(amounts in thousands)

estimate of the Company’s achievement against the defined financial metrics. Management’s estimate is updated, and expense is adjusted, as deemed necessary, each reporting period.

As of September 30, 2021, and December 31, 2020, the total liability related to the LTIP awards was $4,234 and $3,768, respectively. The Company incurred $510 and $1,766 of expense related to the LTIP awards, for the three and nine months ended September 30, 2021, respectively, and $630 and $754 for the three and nine months ended September 30, 2020, respectively, classified within Employee related costs on the Condensed Consolidated Statements of Operations.

6.	Revolving Loans

On November 8, 2019, the Company entered into a revolving loan (“2019 Revolving Loan”) with another financial institution. The lender in the 2019 Revolving Loan agreement committed to providing the Company with up to $7,500 in revolving loans. In conjunction with the 2019 Revolving Loan, the Company contractually designated a deposit account with the financial institution as collateral for the revolving loan. The Company transferred the $7,500 of required collateral into the designated deposit account in January 2020. The 2019 Revolving Loan bears interest on outstanding borrowings at the greater of the prime rate plus 1.5%, or 3.5%, and does not contain any financial or non-financial covenants. On November 3, 2020, the Company renewed the 2019 Revolving Loan, and reduced the available line of credit to up to $3,000. As a result, the balance in the deposit account designated as collateral was reduced to $3,000, which is reflected as restricted cash as of December 31, 2020. The Company has not drawn down on this revolver at any time and had no outstanding borrowings as of December 31, 2020. During the second quarter 2021, the 2019 Revolving Loan was cancelled, and as a result, the entire restricted cash balance was unrestricted as of September 30, 2021.

On September 2, 2020, the Company entered into promissory notes (“2020 Promissory Notes”) with entities controlled by Verizon and Hearst, respectively (collectively “the Lenders”), whereby the Company may borrow up to $10,000 from the Lenders, with a maximum of $5,000 from each lender, over the term. The 2020 Promissory Notes bear interest at 3.0% on outstanding principal amounts, which accrues and is payable at each annual period through the maturity date of September 2, 2022. The 2020 Promissory Notes contain certain non-financial covenants that restrict the Company from spending or borrowing outside of pre-approved limits, to the extent that amounts remain outstanding under the note. On May 7, 2021, the Company elected to borrow $5,000, a portion of their 2020 Promissory Notes, with $2,500 being received from Verizon and from Hearst, respectively. The outstanding borrowings of the 2020 Promissory Notes were $5,000 and $0 as of September 30, 2021 and December 31, 2020, respectively.

7.	Income Taxes

For the three and nine months ended September 30, 2021, the Company reported an income tax benefit of $1.1 million and $4.2 million, respectively, representing an effective tax rate of 25.5% and 22.3%, respectively. The difference in the statutory tax rate and the effective tax rate for the three and nine months ended September 30, 2021 is primarily attributable to the income tax benefit related to state taxes.

For the three and nine months ended September 30, 2020, the Company reported income tax expense of $0.9 million and income tax benefit of $2.9 million, respectively, representing an effective tax rate of (58.1)% and 25.9%, respectively. The difference in the statutory tax rate and the effective tax rate for the three months ended September 30, 2020 is primarily attributable to the income tax benefit related to state taxes. The difference in the statutory tax rate and the effective tax rate for the nine months ended September 30, 2020 is primarily attributable to the income tax benefit related to state taxes.

8.	Members’ Interests

The Company was formed on April 8, 2016 as an LLC by Verizon. Pursuant to an amended and restated LLC agreement dated April 15, 2016 (“LLC agreement”), Hearst was admitted as a 50% member. Verizon and Hearst are collectively referred to as the “Members”. In accordance with the LLC agreement, the debts, obligations and liabilities of the Company shall solely be the debts, obligations and liabilities of the Company. None of the Members shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being one of the Members or acting as an officer of the Company. The LLC does not maintain

CM PARTNERS, LLC AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

(amounts in thousands)

separate accounts for the Members and all distributions (either return of capital or profits) are to be distributed on a pro rata basis in accordance with the member’s percentage interests.

9.	Related Parties

In July 2016, the Company entered into a licensing agreement with an entity controlled by Verizon (“go90 agreement”). Under the go90 agreement, the Company produced and licensed original content for an exclusive license period. The Company recorded $6,350 and $22,625 of revenue from the go90 agreement during the three and nine months ended September 30, 2020, respectively. The Company did not record any revenue from the go90 agreement during the three and nine months ended September 30, 2021. No amounts related to the go90 agreement were due from Verizon as of September 30, 2021 and December 31, 2020.

On September 2, 2020, the Company entered into promissory notes (“2020 Promissory Notes”) with entities controlled by Verizon and Hearst, whereby the Company may borrow up to $10,000, with a maximum of $5,000 from each lender, over the term. The terms of the 2020 Promissory Notes are described within Note 6 — Revolving Loans.

In addition, the Company is a lessee under an operating lease agreement with Verizon (Note 10 — Commitments and Contingencies) and is a customer of Verizon with respect to certain production and telecommunications services.

10.	Commitments and Contingencies

Legal Proceedings

The Company is subject to various claims and legal matters that arise in the normal course of its business. These include disputes or potential disputes related to breach of contract, tort, employment- related claims, tax claims, statutory, and other matters. The Company’s management currently believes that resolution of any outstanding legal matters will not have a material adverse effect on the Company’s financial position or results of operations.

However, legal matters are subject to inherent uncertainties and there exists the possibility that the ultimate resolution of these matters could have a material adverse impact on the Company’s financial position and results of operations in the period in which any such effects are recorded. The Company is not a party to any material litigation and does not have contingency reserves established for any litigation liabilities as of September 30, 2021 and December 31, 2020.

CM PARTNERS, LLC AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

(amounts in thousands)

Exit or Disposal Activities

The Company’s leased properties in Nashville, TN and Sherman Oaks, CA were abandoned. As a result, the Company recognized an exit obligation charge and related exit obligation liability on the cease- use date (August 2018), in accordance with ASC 420, Exit or Disposal Cost Obligations. A summary of the exit liability and related activity for the periods presented is as follows:

Exit cost obligation at December 31, 2020	$402
Q1 Accretion	15
Q1 Payments	(89)
Exit cost obligation at March 31, 2021	328
Q2 Accretion	10
Q2 Payments	(89)
Exit cost obligation at June 30, 2021	249
Q3 Accretion	8
Q3 Payments	(89)
Exit cost obligation at September 30, 2021	$168

Exit cost obligation at December 31, 2019	$686
Q1 Accretion	20
Q1 Payments	(86)
Exit cost obligation at March 31, 2020	620
Q2 Accretion	17
Q2 Payments	(86)
Exit cost obligation at June 30, 2020	551
Q3 Accretion	14
Q3 Payments	(86)
Exit cost obligation at September 30, 2020	$479

The exit liability is included within Accrued expenses and other current liabilities (current portion) and Other liabilities (non-current portion) on the Condensed Consolidated Balance Sheets. The charges, recorded as General and administrative expenses, primarily included the present value of the remaining lease obligation on the cease use date, net of estimated sublease income. The total cost expected to be incurred for this exit obligation is $1,362, which includes the $1,073 in exit costs fully recorded at the cease-use date and $289 of total accretion expense. Changes to the estimated sublease income, including actual contracted sublease income, may result in incremental lease exit charge activity in the period determined.

Leases

The accompanying Condensed Consolidated Financial Statements reflect rent expense on a straight- line basis over the terms of the Company’s operating leases. Rent expense charged to the Condensed Consolidated Statements of Operations was $1,494 and $4,560 for the three and nine months ended September 30, 2021, respectively, and $1,620 and $4,941 for the three and nine months ended September 30, 2020, respectively. In May 2021, the Company’s operating lease in Los Angeles, CA reached the end of its term and was not renewed. The Company is a lessee under a separate operating lease agreement with a related party, Verizon, and the leased property is located in New York, NY. The lease contains an initial term of 5 ½ years and is the only material lease maintained by the Company as of September 30, 2021.

11.	Employee Benefit Plan

The Company has a Safe Harbor 401(k) plan under which eligible employees may contribute a percentage of their annual compensation subject to limitations set by the Internal Revenue Code. Contributions by the Company to the plan were $246 and $917 for the three and nine months ended September 30, 2021, and $191 and $657 for the three and nine months ended September 30, 2020, respectively.

CM PARTNERS, LLC AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

(amounts in thousands)

12.	Subsequent Events

The Company has evaluated subsequent events through November 19, 2021, which is the date the Condensed Consolidated Financial Statements were available to be issued and has concluded that no such events or transactions took place that would require adjustment to or further disclosure within the accompanying Condensed Consolidated Financial Statements.

Report of Independent Auditors

To the Board of Directors and Management of CM Partners, LLC

We have audited the accompanying consolidated financial statements of CM Partners, LLC and its subsidiaries, which comprise the consolidated balance sheets as of December 31, 2020 and 2019, and the related consolidated statements of operations, of changes in members’ equity and of cash flows for each of the three years in the period ended December 31, 2020.

Management’s Responsibility for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of the consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on the consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on our judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, we consider internal control relevant to the Company’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of CM Partners, LLC and its subsidiaries as of December 31, 2020 and 2019, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2020 in accordance with accounting principles generally accepted in the United States of America.

Emphasis of Matter

As discussed in Note 2 to the consolidated financial statements, the Company changed the manner in which it accounts for goodwill in 2020 and the manner in which it accounts for revenue in 2019. Our opinion is not modified with respect to these matters.

/s/PricewaterhouseCoopers LLP

New York, New York

February 26, 2021

CM PARTNERS, LLC AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(amounts in thousands)

	December 31,
	2020	2019
Assets
Current assets
Cash	$7,249	$27,573
Restricted cash	3,000	—
Accounts receivable, net of allowance for doubtful accounts of $394 and $354, respectively	34,795	38,375
Prepaid expenses and other current assets	5,842	2,630
Total current assets	50,886	68,578
Property and equipment, net	400	862
Capitalized software, net	862	265
Intangible assets, net	68,015	76,789
Goodwill, net	83,956	83,956
Other assets	3,548	7,872
Total assets	$207,667	$238,322
Liabilities and Members’ Equity
Current liabilities
Accounts payable	$3,403	$3,029
Accrued expenses and other current liabilities	22,834	16,880
Deferred revenue	7,102	27,544
Dividend payable	—	5,000
Total current liabilities	33,339	52,453
Deferred tax liabilities	10,125	12,579
Long-term incentive plan, noncurrent	2,468	2,161
Other liabilities	908	3,312
Total liabilities	46,840	70,505
Commitments and contingencies (Note 14)
Members’ equity
CM Partners, LLC members’ interests	273,573	273,573
Accumulated deficit	(112,746)	(105,756)
Total members’ equity	160,827	167,817
Total liabilities and members’ equity	$207,667	$238,322

See accompanying Notes to Consolidated Financial Statements

CM PARTNERS, LLC AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(amounts in thousands)

	Year Ended December 31,
	2020	2019	2018
Revenue (including related party revenue of $25,289, $54,713, and $95,696, respectively)	$125,044	$161,971	$196,789
Costs and expenses
Cost of revenue	65,428	81,729	95,574
Selling and marketing	2,678	3,098	1,678
General and administrative	13,377	10,836	13,877
Employee related costs	43,992	42,793	49,335
Depreciation and amortization	9,684	11,509	12,152
Goodwill impairment charge	—	—	112,693
Total costs and expenses	135,159	149,965	285,309
(Loss) income from operations	(10,115)	12,006	(88,520)
Other (income) expense
Loss on disposal of assets	—	840	—
Gain on sale of business	—	—	(1,266)
Interest income	(48)	(269)	—
(Loss) income before income taxes	(10,067)	11,435	(87,254)
(Benefit) provision for income taxes	(3,077)	3,236	5,108
Net (loss) income	$(6,990)	$8,199	$(92,362)

See accompanying Notes to Consolidated Financial Statements

CM PARTNERS, LLC AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN MEMBERS’ EQUITY

(amounts in thousands)

	CM Partners,
	LLC Members’	Accumulated
	Interests	Deficit	Total
Balance at December 31, 2017	315,224	(3,279)	311,945
Distribution to members	(31,651)	—	(31,651)
Net loss	—	(92,362)	(92,362)
Balance at December 31, 2018	283,573	(95,641)	187,932
Cumulative effect of change in accounting principle (Note 2)	—	(18,314)	(18,314)
Opening Balance at January 1, 2019	$283,573	$(113,955)	$169,618
Distribution to members	(10,000)	—	(10,000)
Net income	—	8,199	8,199
Balance at December 31, 2019	273,573	(105,756)	167,817
Net loss	—	(6,990)	(6,990)
Balance at December 31, 2020	$273,573	$(112,746)	$160,827

See accompanying Notes to Consolidated Financial Statements

CM PARTNERS, LLC AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(amounts in thousands)

	Year Ended December 31,
	2020	2019	2018
Cash flows from operating activities
Net (loss) income	$(6,990)	$8,199	$(92,362)
Adjustments to reconcile net (loss) income to net cash (used in) provided by operating activities:
Amortization	9,114	10,091	10,315
Depreciation	570	1,418	1,837
Provision for doubtful accounts	373	164	393
Deferred taxes	(2,454)	2,058	4,545
Gain on sale of business	—	—	(1,266)
Loss on disposal of assets	—	840	—
Goodwill impairment charge	—	—	112,693
Changes in operating assets and liabilities:
Accounts receivable	3,206	(2,589)	11,238
Prepaid expenses and other current assets	285	(1,857)	4,996
Other assets	828	4,949	893
Accounts payable	373	20	(1,693)
Accrued liabilities and other current liabilities	5,954	(2,536)	(3,349)
Deferred revenue	(20,442)	(47,465)	23,429
Long-term incentive plan, noncurrent	307	1,056	1,105
Other liabilities	(2,403)	2,598	707
Net cash (used in) provided by operating activities	(11,279)	(23,054)	73,481
Cash flows from investing activities
Purchase of property and equipment	(106)	(224)	(428)
Proceeds from sale of property and equipment	—	—	72
Capitalized software and development costs	(927)	(781)	(572)
Purchase of domain name	(12)	—	—
Proceeds from sale of business	—	—	2,570
Net cash (used in) provided by investing activities	(1,045)	(1,005)	1,642
Cash flows from financing activities
Distributions to parent	(5,000)	(5,000)	(58,914)
Net cash used in financing activities	(5,000)	(5,000)	(58,914)
Net (decrease) increase in cash and restricted cash	(17,324)	(29,059)	16,209
Cash and restricted cash
Beginning of year	27,573	56,632	40,423
End of year	$10,249	$27,573	$56,632
Supplemental disclosures:
Cash paid (received) during the fiscal year for:
Income taxes, net of (refunds)	$(970)	$2,856	$(421)
Supplemental disclosures of non-cash financing activity:
Distributions declared but not paid	$—	$5,000	$—

See accompanying Notes to Consolidated Financial Statements

1.	Organization and Nature of Business

CM Partners, LLC (the “Company”) was formed on April 8, 2016 as a Delaware limited liability company (“LLC”) by an entity controlled by Verizon Communications, Inc. (“Verizon”). Pursuant to an amended and restated limited liability company agreement dated April 15, 2016, a subsidiary of The Hearst Corporation (“Hearst”) was admitted as a 50% member. Verizon and Hearst are collectively referred to as the “Members”.

The Company was formed for the purpose of acquiring 100% of Complex Media, Inc. (“Complex”). Complex was incorporated on November 24, 2009 and is a publisher of original online media content targeting Millennial and Gen Z consumers. It owns, operates, and provides a network of interactive services and applications. Complex’s brands, channels and sites include: “Complex”, “First We Feast”, “Sole Collector”, “Pigeons & Planes”, ComplexShop, ComplexCon and ComplexLand. Each of the Members made an equal contribution to the Company to fund the purchase of Complex. A portion of Hearst’s contribution was in the form of previously owned shares of Complex.

Effective July 19, 2016, pursuant to an agreement of plan and merger (the “Acquisition”), Complex was acquired by Rhino Merger Sub, Inc., an entity wholly owned by the Company. Concurrent with the closing of the acquisition, Rhino Merger Sub, Inc. was merged with and into Complex, with Complex serving as the successor and surviving entity and wholly owned subsidiary of the Company.

Effective February 14, 2018, the Company entered into an asset purchase agreement as the Seller, to sell the rights, title and interest to tangible and intangible property of Collider.com.

Effective August 31, 2018, an agreement and plan of merger was made and entered into by and between Verizon Hearst Media Partners, LLC (“VHMP”), Complex, and the Company to merge VHMP, a sister entity held under common control, with and into Complex, and subsequently dissolve VHMP. As this transaction merged VHMP into Complex, an adjustment was made to the opening balance in the consolidated statements of changes in members’ equity. As these were entities under common control, the accounting date for the transaction was the beginning of the earliest period presented. Accordingly, the consolidated financial statements represent the merged consolidated balance sheets as of December 31, 2020 and 2019, and the merged operations, changes in members’ equity and cash flows for the years ended December 31, 2020, 2019 and 2018.

2.	Summary of Significant Accounting Policies

Basis of Presentation

The Company’s consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP”). The consolidated financial statements include the accounts of the Company and Complex. All intercompany balances and transactions have been eliminated in consolidation.

h)	Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts in the financial statements. The Company evaluates its estimates on an on-going basis, including, but not limited to, those related to collectability of accounts receivable, valuation of long-lived assets, including goodwill and definite-lived intangible assets, and their associated estimated useful lives, litigation, and income taxes. The Company bases its estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions and conditions.

The COVID-19 pandemic has negatively impacted the macroeconomic environment in the United States and globally, as well as our business, financial condition and results of operations. Due to the evolving and uncertain nature of COVID-19, it is reasonably possible that it could materially impact the Company’s estimates, particularly those that require consideration of forecasted financial information. The magnitude of the impact will depend on numerous evolving factors that the Company may not be able to accurately predict or control, including the duration and extent of the pandemic, the impact of federal, state and local governmental actions, consumer behavior in response to the pandemic and such governmental actions, and the economic and operating conditions that the Company may face in the aftermath of COVID-19.

Fair Value Measurements

Certain financial instruments are required to be recorded at fair value. Other financial instruments, including cash and restricted cash, are recorded at cost, which approximates fair value. Additionally, accounts receivable, accounts payable, and accrued expenses approximate fair value because of the short-term nature of these financial instruments.

Cash and Restricted Cash

The following table provides a reconciliation of cash and restricted cash reported within the consolidated balance sheets that aggregates to the total of the same amounts shown in the consolidated statements of cash flows:

	December 31,
	2020	2019
Cash	$7,249	$27,573
Restricted cash	3,000	—
Total cash and restricted cash	$10,249	$27,573

Restricted cash of $3,000, as of December 31, 2020, was contractually designated as collateral for the Company’s line of credit. This line of credit is further described in Note 9 - Revolving Loans.

Accounts Receivable

Accounts receivable are recorded at net realizable value, consisting of the carrying amount less the allowance for uncollectible accounts, as needed. The Company grants credit terms in the normal course of business to its customers. Trade credit is extended based upon periodically updated evaluations of each customer’s ability to perform its payment obligations. The Company determines its allowance for uncollectible accounts receivable based on a combination of factors including an evaluation of the age of accounts receivable, historical trends, and analyses of specific risks that may impair a specific customer’s ability to meet its financial obligations. Bad debt expense for the years ended December 31, 2020, 2019 and 2018 was $373, $164, and $393, respectively.

Property and Equipment

The Company records property and equipment at historical cost. Additions or improvements which extend the useful life of an asset or increase its productive capacity are capitalized. Repairs and maintenance costs that do not extend the useful life or enhance the productive capacity of an asset are expensed as incurred. Upon retirement or disposal of property and equipment, the Company derecognizes the cost and accumulated depreciation balance associated with the asset, with a resulting gain or loss from disposal included in the determination of net income or loss. Depreciation is computed using the straight-line method based upon the estimated useful life of the respective assets, ranging from three to five years. Leasehold improvements are amortized using the straight-line method over either the term of the lease or five years, whichever period is shorter.

Capitalized Software

Capitalized software includes the costs of externally purchased software, acquired developed technology, internally developed software, systems designated for internal-use only, and website development costs. The capitalized costs include external direct costs for services and costs for employees directly associated with developing internal-use software and systems. Such costs are amortized on a straight-line basis over their useful lives, which range from 18 months to three years.

Impairment of Long-Lived Assets

The Company evaluates its long-lived assets, which consist primarily of property and equipment and definite-lived intangibles, for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. When an indicator arises that suggests the carrying value of the asset may not be recoverable, the Company compares the carrying value of the asset to the undiscounted future cash flows which are expected to be generated from the asset. If an asset does not pass the recoverability assessment, the impairment to be recognized is measured as the amount by which the carrying values of the asset exceeds its fair value.

Goodwill

Goodwill represents the excess purchase price over the fair value of net assets acquired in a business combination. In 2020, to conform with public company standards, the Company retrospectively adjusted the method for which it accounts for goodwill and no longer amortizes goodwill. The Company evaluates goodwill for impairment at least annually, in the fourth quarter, or whenever events or changes in circumstances indicate that goodwill might be impaired. For all periods presented, management concluded there to be a single reporting unit structure.

The Company’s annual goodwill impairment test is based on either a qualitative or quantitative assessment and is designed to determine whether management believes it is more likely than not that the fair value of the Company’s single reporting unit exceeds its carrying value.

In testing for goodwill impairment, management first assesses qualitative factors to determine whether the existence of events or circumstances leads to a determination that it is more likely than not that the fair value of the reporting unit is less than it is carrying amount. If, after assessing the totality of events or circumstances, management determines it is not more likely than not that the fair value of the reporting unit is less than its carrying amount, additional impairment testing is not required. However, if management concludes otherwise, a quantitative assessment is performed.

A quantitative assessment is a comparison of the carrying value of the reporting unit against the fair value of the reporting unit. If the reporting unit’s carrying value exceeds its fair value, an impairment loss equal to the difference between the carrying value of the reporting unit and its fair value is recorded against goodwill.

Concentration of Credit Risk and Major Customer

Financial instruments that potentially subject the Company to significant concentration of credit risk consist primarily of cash and trade receivables. The Company maintains its cash in accounts at financial institutions that, at times, may exceed federally insured limits. The cash balances in these financial institutions are insured by the Federal Deposit Insurance Corporation (“FDIC”) up to $250.

The Company provides media and advertising placement services to clients who operate in a variety of industry sectors. The Company extends credit to qualified clients in the ordinary course of its business and does not obtain nor require collateral as a general policy. Approximately 14% and 7% at December 31, 2020 and 13% and 8% at December 31, 2019 of total accounts receivable was represented by two large advertising agencies, respectively. To the extent the Company is unable to collect on an advertising agency accounts receivable, it may make a claim directly with the advertiser.

Revenue generated based on a content licensing agreement with Verizon amounted to $25,289, $54,713 and $95,696 for the years ended December 31, 2020, 2019 and 2018, respectively. See Note 12 - Related Parties for further detail.

Revenue Recognition

Impact of Adoption of ASC 606

In May 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2014-09, Revenue from Contracts with Customers (“Topic 606” or “ASC 606”). Topic 606 provides guidance on the recognition of revenues which provides a single, comprehensive revenue recognition model for all contracts with customers and supersedes most existing revenue recognition guidance. The main principle under this guidance is that an entity should recognize revenue at the amount it expects to be entitled to in exchange for the transfer of goods or services to customers. The Company identified the changes to its accounting policies and has expanded disclosures required under the new standard, including the disaggregation of revenue from contracts with customers into categories that depict how the nature, timing and uncertainty of revenue and cash flows are affected by economic factors. The Company adopted the requirements of the new standard using the modified retrospective method, effective

January 1, 2019. The following table summarizes the impact of adoption on the consolidated financial statements as of and for the year ended December 31, 2019:

			Adjusted to
			exclude adoption
Balance Sheet	As reported	Adjustments	of ASC 606
Deferred revenue	27,544	(9,119)	18,425
Deferred tax liabilities	12,579	5,952	18,531
Accumulated deficit	(105,756)	(18,314)	(124,070)
Statement of Operations
Revenue	161,971	(15,145)	146,826
Net (loss) income	8,199	(15,145)	(6,946)
Statement of Changes In Members’ Equity
Net (loss) income	8,199	(15,145)	(6,946)
Accumulated deficit	(105,756)	(18,314)	(124,070)
Statement of Cash Flows
Net (loss) income	8,199	(15,145)	(6,946)
Deferred revenue	(47,465)	24,264	(23,201)

The impact above resulted from differences in the accounting under ASC 606 versus ASC 605, of a fee received in relation to the partial termination of a major licensing agreement with an entity controlled by Verizon, which took place in August 2018. See the “Related Parties” footnote for further detail.

Practical Expedients Applied

The Company expenses sales commissions as incurred when the amortization period is one year or less. Sales commission expenses are recorded within Selling and marketing in the Consolidated Statements of Operations.

The Company does not disclose the value of remaining performance obligations not yet satisfied as of period end for contracts with an original expected duration of one year or less.

See Note 3 – Revenue for a more detailed description of the Company’s revenues and recognition policies.

i)	Cost of Revenue

Cost of revenue primarily includes amounts owed to represented online properties, content development and production costs, content rights, event-related expenses, and website operating expenses. The Company develops and produces content in various formats to support its brands. The content is published on the Company’s owned and operated websites as well as through third-party video platforms where ads are sold. These content costs are expensed as incurred.

j)	Content Rights

The Company’s content rights are primarily produced, with oversight by management, by third-party production companies. Based on the terms of the production agreements, the Company obtains ownership and/or distribution rights to the subject content. Capitalized costs relate mainly to funding made by the Company to the third-party producers for in-process productions. Content rights are fully amortized to cost of revenue on an episode-by-episode basis as the applicable revenue is recognized. For the years ended December 31, 2020, 2019 and 2018, amortization of content rights was $21,398, $30,042 and $29,138, respectively. Content rights of $2,176 and $7,129 are recorded within Other assets on the Consolidated Balance Sheets as of December 31, 2020 and 2019, respectively. The Company expects to amortize all content rights within one year of the balance sheet date. The Company’s content rights are presented as noncurrent assets in the accompanying balance sheets in accordance with the FASB’s ASC 926-20, Entertainment – Other Assets – Film Costs.

Content rights are stated at the lower of unamortized cost or estimated fair value on a content series basis. Management periodically reviews the usefulness of its content rights based on various factors, including expected future licensing revenue. No content impairment charges have been recognized during the periods presented.

Advertising Costs

Advertising, public relations and marketing costs are expensed as incurred. These expenses total $1,019, $491 and $1,702 for the years ended December 31, 2020, 2019 and 2018, respectively.

Income Taxes

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. A valuation allowance is recorded for loss carryforwards and other deferred tax assets if, in the opinion of management, it is more likely than not that a tax benefit will not be realized.

The Company evaluates uncertain tax positions taken or expected to be taken on tax returns for recognition, measurement, presentation, and disclosure in its financial statements. The Company has recorded an accrued liability for an uncertain tax position on its balance sheets for certain tax filing requirements. If an income tax position exceeds a 50% probability of success upon tax audit, based solely on the technical merits of the position, the Company recognizes an income tax benefit in its financial statements. The tax benefits recognized are measured based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement. The liability associated with an unrecognized tax benefit is classified as a short-term liability. Interest and penalties related to income tax matters are recorded as a component of income tax expense.

k)	Commitments and Contingencies

Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties, and other sources are recorded when it is probable that a liability has been incurred and the amount can be reasonably estimated. Legal costs incurred in connection with loss contingencies are expensed as incurred.

l)	Reclassifications

Certain prior year amounts included in the consolidated financial statements have been reclassified to conform to the current year presentation, with no impact to previously reported net income, total assets, total liabilities or cash flows.

m)	Recent Accounting Pronouncements

Recently adopted accounting pronouncements

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606) and its related amendments (collectively known as “ASC 606”). The core principle of the new guidance is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. In addition, the new guidance required disclosure of the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers. The Company adopted ASC 606 on January 1, 2019. The impact of the adoption is disclosed in the Revenue Recognition section of this footnote.

In November 2016, the FASB issued ASU No. 2016-18, Statements of Cash Flows: Restricted Cash (Topic 230) (“ASU 2016-18”). The standard requires that the statements of cash flows explain the change during the period in total cash, cash equivalents, and amounts generally described as restricted cash or restricted cash equivalents. ASU 2016-18 requires a reconciliation of these items to the balance sheets and additional disclosures regarding the nature of the restrictions. The Company adopted ASU 2016-18 on January 1, 2018 and the adoption did not have a material impact on the Company’s financial statements.

Recently issued accounting pronouncements not yet adopted

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842) (“ASU 2016-02”). This ASU requires a lessee to record, for all leases with a lease term of more than 12 months, an asset representing its right to use the underlying asset for the lease term and a liability to make lease payments. For leases with a lease term of 12 months or less, a practical expedient is available whereby a lessee may elect, by class of underlying asset, not to recognize a right-of-use asset or lease liability. A lessee making this accounting policy election would recognize lease expense over the term of the lease, generally in a straight-line pattern. In transition, a lessee and a lessor will recognize and measure leases at the beginning of the earliest period presented using a modified retrospective approach. The modified retrospective approach includes a number of optional practical expedients. These practical expedients relate to identifying and classifying leases that commenced before the effective date, initial direct costs for leases that commenced before the effective date, and the ability to use hindsight in evaluating lessee options to extend or terminate a lease or to purchase the underlying asset. ASU 2018-11 was issued in June 2018 which also permits entities to choose to initially apply ASU 2016-02 at the adoption date and recognize a cumulative-effect adjustment to the opening balance of net assets in the period of adoption. The ASU will also require additional note disclosures regarding other key information from leasing arrangements. ASU 2016-02, as amended by ASUs 2019-10 and 2020-05, will be effective for the Company for fiscal years beginning after December 15, 2021 and interim periods within fiscal years beginning after December 15, 2022. The Company is currently evaluating the impact of adoption on its consolidated financial statements.

In June 2016, the FASB issued ASU 2016-13, Financial Instruments – Credit Losses (Topic 326). The ASU changes the impairment model for most financial assets that are measured at amortized cost and certain other instruments from an incurred loss model to an expected loss model. Entities will be required to estimate credit losses over the entire contractual term of an instrument. The ASU includes financial assets recorded at amortized cost basis such as loan receivables, trade and certain other receivables as well as certain off-balance sheet credit exposures such as loan commitments and financial guarantees. The ASU does not apply to financial assets measured at fair value, and loans and receivables between entities under common control. An entity must apply the amendments in the ASU through a cumulative-effect adjustment to net assets as of the beginning of the first reporting period in which the guidance is effective except for certain exclusions. The measurement of credit losses for newly recognized financial assets and subsequent changes in the allowance for credit losses are recorded in the statements of operations. This guidance, as amended by ASU 2019-10, Financial Instruments – Credit Losses, Derivatives and Hedging, and Leases: Effective Dates, is effective for the Company for interim and annual periods beginning after December 15, 2022. The Company is currently in the process of evaluating the effects of the new guidance but does not expect the impact from this standard to be material.

In August 2018, the FASB issued ASU 2018-15, Intangibles-Goodwill and Other-Internal-Use Software (Topic 350), Customer’s Accounting for Implementation Costs Incurred in a Cloud Computing Arrangement That Is a Service Contract, which requires hosting arrangements that are service contracts to follow the guidance for internal-use software to determine which implementation costs can be capitalized. For the Company, amendments in this Update are effective for annual reporting periods beginning after December 15, 2020, and interim periods within annual periods beginning after December 15, 2021. The Company does not expect the adoption of this guidance to have a material impact on its consolidated financial statements, including accounting policies, processes, and systems.

In March 2019, the FASB issued ASU 2019-02, Improvements to Accounting for Costs of Films and License Agreements for Program Materials (“ASU 2019-02”), which aligns the accounting for capitalizing production costs of episodic television series with the guidance for films. As a result, the capitalization of costs incurred to produce episodic television series will no longer be limited to the amount of revenue contracted in the initial market until persuasive evidence of a secondary market exists. In addition, this guidance requires an entity to test for impairment of films or television series on a title-by-title basis or together with other films and series as part of a group, based on the predominant monetization strategy of the film or series. Further, this guidance requires that an entity reassess estimates of the use of a film or series in a film group and account for changes, if any, prospectively. In addition, this guidance eliminates existing balance sheet classification guidance and adds new disclosure requirements relating to costs for acquired and produced television series. The amendments in this update are effective for fiscal years beginning after December 15, 2020, including interim periods within those fiscal years, and should be applied prospectively. Under a prospective transition, an entity should apply the amendments at the beginning of the period that includes the adoption date. The Company is currently evaluating the impact that the adoption of this guidance will have on its consolidated financial statements.

In December 2019, the FASB issued ASU 2019-12, Simplifying the Accounting for Income Taxes (“ASU 2019-12”), as part of its Simplification Initiative to reduce the cost and complexity in accounting for income taxes. ASU 2019-12 removes certain exceptions related to the approach for intra period tax allocation, the methodology for calculating income taxes in an interim period and the recognition of deferred tax liabilities for outside basis differences. ASU 2019-12 also amends other aspects of the guidance to help simplify and promote consistent application of GAAP. For the Company, the amendments of the update are effective for fiscal years beginning after December 15, 2021, and interim periods within fiscal years beginning after December 15, 2022. The Company does not expect the adoption of this guidance to have a material impact on its consolidated financial statements, including accounting policies, processes, and systems.

3.	Revenue

In accordance with ASC 606, the Company recognizes revenue when a customer obtains control of promised goods or services. The amount of revenue reflects the consideration to which the Company expects to be entitled to receive in exchange for these goods or services. To achieve this core principle, the Company applies the following five steps: (1) identify the contract with the customer, (2) identify the performance obligations in the contract, (3) determine the transaction price, (4) allocate the transaction price to performance obligations in the contract, and (5) recognize revenue when or as the Company satisfies a performance obligation. The Company adopted ASC 606 effective January 1, 2019. See the “Summary of Significant Accounting Policies” footnote for details on the impact of adoption on the Company’s consolidated financial statements.

The Company enters into contracts that can include various combinations of products and services as discussed below. Revenues are recognized net of any applicable taxes collected from customers, which are subsequently remitted to governmental authorities. The Company generates revenue primarily through various forms of digital advertising, by licensing original content, and through its annual expo events.

Digital advertising revenues are generated via sales of digital ads to be placed on the Company’s owned and operated properties, including Complex.com, as well as third-party social media and online platforms. The Company also enters into agreements with third parties for the exclusive advertising sales rights to their online properties. All digital advertising contracts agreed to by the Company contain standard terms and conditions and/or other written terms, which are agreed to by the respective teams for that line of business.

Digital advertisements encompass various product lines which represent different types of display advertisements, all of which may appear on a single contract. These are typically considered one performance obligation as they represent a series of distinct goods or services that have the same pattern of transfer to the customer. The Company earns revenue based on consumer engagement, measured by the number of impressions the ad has delivered against the contractually stipulated impression goal.

The Company derives a portion of its revenues from sales of advertising programmatically through third party platforms and intermediaries who are our customers.

Programmatic revenues are generated by ads that are automatically placed by third-party platforms that analyze a user’s browser history and place related advertisements. The Company maintains master service agreements (“MSA”) with third-party platforms, who are given access to the Company’s unsold ad space inventory and use a bidding exchange to price and place ads. The Company’s obligation is to provide the customer with ongoing access to use a technology platform that advertisers use to conduct, optimize, and track their advertising transactions. The customer utilizes this platform to place and monitor advertisements on the Company’s content.

Revenues under digital advertising arrangements are recognized over time, utilizing an output measure over the period in which an advertisement is placed or as services are rendered. The period is typically defined as the flight period for which the customer has contracted.

The Company has determined that it acts as principal in its digital and programmatic advertising arrangements, based on its assessment of whether the Company controls the digital ad inventory before it is transferred to the customer. The Company controls digital ad inventory and directs its use by determining where to place ads (e.g., on its own properties or third-party partner sites), has primary responsibility to end customers for placement of ads, and has latitude in establishing pricing. Revenue generated from digital ads that are placed on third-party partner sites is recognized on a gross basis, defined as the total amount collected from the end customer, inclusive of the share due to the third-party partner, which is classified as Cost of revenue on the Consolidated Statements of Operations. The Company also generates revenues by licensing original content to third parties, such as streaming platforms or sporting venues. The Company’s obligation is to deliver the specific video content in accordance with the terms of the respective agreements. Content distribution revenues are recognized at the point in time in which the customer obtains control, which is determined to be upon the delivery of the licensed content.

The Company also generates revenue from events, notably ComplexCon, a two-day cultural festival launched in 2016. Revenues from ComplexCon include sponsorship, exhibit space sales, merchandise, activations, naming rights, floorspace, registration and admissions. Revenue and direct costs related to the event are recognized in the period that the event occurred, as and when the services are delivered. In accordance with the Company’s agreement with the co-promoter of the events, the Company is required to share equally in event profits or losses with the co-promoter. In 2020, the Company launched ComplexLand, a five-day virtual event where registered participants were invited in to explore shops, exclusive merchandise drops, panel discussions and performances. For this virtual event, the revenue and costs were recognized in the period that the event occurred, as and when the services were delivered. Since the ComplexLand event is the Company’s own event, there were no co-promoters of the event and no split of revenue or costs.

Finally, the Company also generates revenue via e-commerce, e.g., sales of goods such as hot sauce and other branded merchandise, as well as other ancillary revenue channels. Also, the Company generates a portion of its e-commerce revenue through the Sole Collector app which offers an extensive database of verified retailers for consumers to buy authentic sneakers.

The Company allocates the contract’s consideration to performance obligations based on relative standalone selling price (“SSP”) to total arrangement selling price. Judgment is required to determine the SSP for each distinct performance obligation. Management performs an analysis to determine the relative SSP of each performance obligation, which may include market conditions and other observable inputs. Directly observable inputs include a rate card used to price advertisements and sponsorships and production budgets used to price licensed content. The Company determines SSP by considering multiple factors, including but not limited to, prices charged for customer relationships, market conditions and variability, competitive landscape and pricing practices. The Company’s contracts typically do not include variable consideration. In instances where variable consideration may exist, the Company estimates variable consideration utilizing estimation methods that best predict the amount of consideration to which the Company will be entitled.

ASC 606 requires an entity to disaggregate revenue from contracts with customers into categories that depict how the nature, amount, timing, and uncertainty of revenue and cash flows are affected by economic factors.

The Company views its results of operations at the revenue level by types of goods and services, i.e., advertising, content, e-commerce and other:

	Year Ended December 31,
	2020	2019	2018
Advertising revenue	$48,428	$47,302	$49,300
Content	71,862	106,191	139,641
E-Commerce and other	4,754	8,478	$7,848
Total	$125,044	$161,971	$196,789

The following table disaggregates the Company’s revenue by type of recognition for the years ended December 31, 2020 and 2019:

	Year Ended December 31,
	2020	2019
Revenue from performance obligations over time	$65,809	$87,909
Revenue from performance obligations at point-in-time	59,235	74,062
Total	$125,044	$161,971

Amounts prior to January 1, 2019 have not been adjusted due to the adoption of the new revenue standard under the modified retrospective method.

Contract Balances

Accounts receivable are the right to consideration in exchange for goods or services that the Company has transferred to a customer when that right is conditioned only upon the passage of time. Accounts receivable are a current asset and presented separately on the Consolidated Balance Sheets.

Contract assets primarily represent capitalized costs related to the production of content for which revenue has yet to be recognized (“Content rights”). Content rights are classified as Other assets in the Consolidated Balance Sheets as of December 31, 2020, and 2019.

Customer contracts may entitle the Company to invoice or receive payment in advance of the delivery of services. At each reporting period, to the extent that customer contract billings exceed revenue recognized on such contracts, these contract liabilities are presented as Deferred revenue on the Consolidated Balance Sheets as of December 31, 2020 and 2019. See below for a discussion of the significant changes in the deferred revenue balances.

Contract balances consisted of the following opening and closing balances as of:

	December 31,		January 1,
	2020	2019	2019
Accounts receivable
Accounts receivable, net of allowances	$34,795	$38,375	$35,950
Contract assets
Content rights (included in Other assets)	$1,135	$7,129	$12,733
Contract liabilities
Deferred revenue, current and noncurrent	$7,752	$30,313	$50,744

Deferred revenue is classified as $7,352 current and $650 noncurrent as of December 31, 2020, and $27,544 current and $2,769 noncurrent as of December 31, 2019. The current and noncurrent portions are recorded in Deferred revenue and Other liabilities, respectively, on the Consolidated Balance Sheets. Approximately 92% of Deferred revenue is expected to be earned within one year of the Consolidated Balance Sheet as of December 31, 2020. Approximately 72% of Deferred revenue was realized within one year of the balance sheet date of December 31, 2019. Historically, the Company’s Deferred revenue balances were driven by a licensing agreement entered into with an entity controlled by Verizon. For further details please review Note 12 – Related Parties.

4.	Property and Equipment, net

Property and equipment, net consisted of the following as of December 31, 2020 and 2019:

	December 31,
	2020	2019

Computer equipment and software	$6,800	$6,692
Furniture, fixtures and equipment	1,710	1,710
Leasehold improvements	1,644	1,644
	10,154	10,046
Less: Accumulated depreciation and amortization	(9,754)	(9,184)
Property and equipment, net	$400	$862

Depreciation expense for the years ended December 31, 2020, 2019 and 2018 was $569, $1,418 and $1,837, respectively.

5.	Capitalized Software, net

Capitalized software costs consisted of the following as of December 31, 2020 and 2019:

	December 31,
	2020	2019

Capitalized Software	$2,803	$1,875
Less: Accumulated amortization	(1,941)	(1,610)
Capitalized software, net	$862	$265

Amortization expense for the years ended December 31, 2020, 2019 and 2018 related to capitalized software was $330, $831 and $664, respectively.

6.	Intangible Assets, net

Intangible assets, net, including the related useful lives, as of December 31, 2020 and 2019, are summarized as follows:

	December 31, 2020
	Gross	Net
	Useful Life	Carrying	Accumulated	Carrying
	(years)	Value	Amortization	Value
Intangible assets
Technology	3	$2,578	$(2,578)	$—
Customer base	8	45,612	(25,425)	20,187
Trade names and trademarks	20	61,488	(13,700)	47,788
Others	9	81	(41)	40
Total		$109,759	$(41,744)	$68,015

	December 31, 2019
		Gross		Net
	Useful Life	Carrying	Accumulated	Carrying
	(years)	Value	Amortization	Value
Intangible assets
Technology	3	$2,578	$(2,578)	$—
Customer base	8	45,612	(19,723)	25,889
Trade names and trademarks	20	61,477	(10,625)	50,852
Others	9	81	(33)	48
Total		$109,748	$(32,959)	$76,789

Amortization expense is recorded on a straight-line basis over the respective asset’s useful life. Amortization expense for the next five years is as follows:

2021	8,784
2022	8,784
2023	8,784
2024	6,166
2025	3,080

The weighted average amortization period of the Company’s intangible assets is 14.6 years.

Amortization expense recorded related to intangible assets was $8,784, $9,260 and $9,651 for the years ended December 31, 2020, 2019 and 2018, respectively.

The Company divested of $940 of intangible assets, net of accumulated amortization of $135, through the sale of Collider.com in February 2018.

7.	Goodwill

The Company performs an annual impairment assessment of goodwill, based on its single reporting unit structure. The Company concluded that there was no impairment for the years ended December 31, 2020 and 2019. However, as a result of the annual impairment test for the year ended December 31, 2018, the Company concluded that the carrying value of its reporting unit exceeded its fair value.

The determination of the fair value of the Company’s reporting unit was based on a weighted combination of an income approach and a market approach. Within those frameworks, management specifically applied a discounted cash flow method (income approach), a guideline public company method (market approach), and a guideline transaction method (market approach). Under the income approach, management determined fair value based on the present value of the most recent cash flow projections for the Company’s reporting unit as of the date of the analysis and calculated a terminal value utilizing a terminal growth rate. The significant assumptions under this approach included, among others: income projections, which are dependent on future sales, new product introductions, customer behavior, competitor pricing, operating expenses, the discount rate, and the terminal growth rate. The cash flows used to determine fair value were dependent on several significant management assumptions such as expectations of future performance and the expected future economic environment, which are partly based upon historical experience. The Company’s estimates are subject to change given the inherent uncertainty in predicting future results. Additionally, the discount rate and the terminal growth rate are based on management’s judgment of the rates that would be utilized by a hypothetical market participant. As part of the goodwill impairment analysis, management also considered the market capitalization in assessing the reasonableness of the fair value estimated for the reporting unit. Under the market approach, management determined fair value by applying multiples to the operating performance of its reporting unit. The multiples are derived from comparable publicly traded companies with operating and investment characteristics that are similar to the reporting unit, as well as derived from transactions completed by comparable publicly traded companies.

As a result of the determination of fair value of the reporting unit, management recorded an impairment charge of $112,693 in the year ended December 31, 2018, classified as Goodwill impairment charge on the Consolidated Statements of Operations. The primary driver of the impairment charge was the reduction in expected cash flows from a licensing agreement with an entity controlled by Verizon, which was partially terminated in August 2018 (See Note 12 – Related Parties).

During the year ended December 31, 2018, the goodwill balance was reduced by $555, representing the relative value of Collider.com, as a result of the sale of this business in February 2018.

The carrying amount of goodwill was $83,956 as of December 31, 2020 and 2019. The gross amount of goodwill totaled $196,649 as of December 31, 2020 and 2019. Accumulated impairment losses as of December 31, 2020 and 2019 totaled $112,693.

8.	Accrued Expenses and Other Current Liabilities

Accrued expenses and other current liabilities consisted of the following as of December 31, 2020 and 2019:

	December 31,
	2020	2019

Accrued production costs	$7,016	$771
Web partner fees	7,365	7,164
Accrued bonus	3,040	3,894
Payroll, payroll taxes and fringe benefits	2,912	1,717
Long-term incentive plan, current	1,300	796
Other current liabilities	1,201	2,538
Accrued expenses and other current liabilities	$22,834	$16,880

During the year ended December 31, 2020, the Company identified certain web partner fees that were understated by $625 at December 31, 2019. These fees are classified as Accrued expenses and other current liabilities on the Consolidated Balance Sheets. As a result, Cost of revenue on the Consolidated Statements of Operations was also understated by $625 for the year ended December 31, 2019. Although the Company considered this understatement to be immaterial to its previously issued consolidated financial statements, the Company recorded a revision of $625 to both Accrued expenses and other current liabilities as of December 31, 2019 and Cost of revenue for the year ended December 31, 2019.

Long-Term Incentive Plans

The Company maintains a Long-Term Incentive Plan (“LTIP”) for certain executives as approved by the Company’s Board of Directors. Awards are cash-based and typically granted under the LTIP annually. Each award vests over a three-year period from the grant date. Vesting criteria for awards include both an individual service-based component and a performance-based component that is based on the Company’s achievement of certain financial metrics. The Company records expense for the service-based component ratably over the three-year term. For the performance-based component, the Company records expense based on management’s estimate of the Company’s achievement against the defined financial metrics. Management’s estimate is updated, and expense is adjusted, as deemed necessary, each reporting period. As of December 31, 2020 and 2019, the total liability related to the LTIP awards was $3,768 and $2,956, respectively. The Company incurred $1,601, $1,175 and $1,510 of expense related to the LTIP awards, for the years ended December 31, 2020, 2019 and 2018, respectively, classified within Employee related costs on the Consolidated Statements of Operations. During the year ended December 31, 2020, the Company determined it should have presented, as of December 31, 2019, the noncurrent portion of the long-term incentive plan within Long-term incentive plan, noncurrent, rather than presenting the entire liability as current. Although the Company considered this misclassification to be immaterial to its previously issued consolidated financial statements, the Company recorded a revision resulting in a decrease of $2,161 in Accrued expenses and other current liabilities and an increase of $2,161 in Long-term incentive plan, noncurrent, as of December 31, 2019.

9.	Revolving Loans

The Company maintained a revolving loan (“Initial Revolving Loan”) with a financial institution, whereby the lender committed to providing the Company with up to $15,000 in revolving loans based on eligible accounts receivable, as defined in the agreement. The Initial Revolving Loan bore interest on outstanding borrowings at the greater of the prime rate plus 0.5% or 3.75%. The Company did not draw down on this revolver and had no outstanding borrowings as of December 31, 2019. The Initial Revolving Loan contained certain financial and non-financial covenants, including a minimum EBITDA requirement that was measured quarterly against a year-to-date minimum EBITDA level, as defined, and a quick ratio, which was a ratio of unrestricted cash to current liabilities. The Company violated its quick ratio covenant in an interim period during the year ended December 31, 2019 and its minimum EBITDA ratio in an interim period during the year ended December 31, 2018, both of which the Company cured by amending the underlying agreement. There was no material financial statement impact as a result of amending the underlying agreement. The Initial Revolving Loan was terminated in January 2020.

On November 8, 2019, the Company entered into a revolving loan (“2019 Revolving Loan”) with another financial institution. The lender in the 2019 Revolving Loan agreement committed to providing the Company with up to $7,500 in revolving loans. In conjunction with the 2019 Revolving Loan, the Company contractually designated a deposit account with the financial institution as collateral for the revolving loan. The Company transferred the $7,500 of required collateral into the designated deposit account in January 2020. The 2019 Revolving Loan bears interest on outstanding borrowings at the greater of the prime rate plus 1.5%, or 3.5%, and does not contain any financial or non-financial covenants. On November 3, 2020, the Company renewed the 2019 Revolving Loan, and reduced the available line of credit to up to $3,000. As a result, the balance in the deposit account designated as collateral was reduced to $3,000, which is reflected as restricted cash as of December 31, 2020. The Company has not drawn down on this revolver and had no outstanding borrowings as of December 31, 2020 and 2019.

On September 2, 2020, the Company entered into promissory notes (“2020 Promissory Notes”) with entities controlled by Verizon and Hearst, respectively (collectively “the Lenders”), whereby the Company may borrow up to $10,000 from the Lenders, with a maximum of $5,000 from each lender, over the term. The 2020 Promissory Notes bear interest at 3.0% on outstanding principal amounts, which accrues and is payable at each annual period through the maturity date of September 2, 2022. The 2020 Promissory Notes contain certain non-financial covenants that restrict the Company from spending or borrowing outside of pre-approved limits, to the extent that amounts remain outstanding under the note. The Company has not borrowed against the 2020 Promissory Notes and had no outstanding borrowings as of December 31, 2020.

10.Income Taxes

The provision (benefit) for income taxes for the years ended December 31, 2020, 2019 and 2018 consisted of the following:

	Year Ended December 31,
	2020	2019	2018
Current income tax (benefit) expense
Federal	$(614)	$626	$(1)
State	(9)	552	564
Current income tax (benefit) expense	(623)	1,178	563
Deferred income tax (benefit) expense
Federal	(1,372)	1,919	2,972
State	(1,082)	139	1,573
Deferred income tax (benefit) expense	(2,454)	2,058	4,545
(Benefit) provision for income taxes	$(3,077)	$3,236	$5,108

The income tax benefit for the year ended December 31, 2020 was primarily attributable to the generation of net operating loss carryforwards and the impact of a reduction in the effective state tax rate on existing deferred tax liabilities.

The Coronavirus Aid, Relief and Economic Security Act (the “CARES Act”) was enacted in the United States on March 27, 2020. The CARES Act is an emergency economic stimulus package that includes spending and tax breaks to strengthen the United States economy and fund a nationwide effort to curtail the effect of COVID-19. The CARES Act provides extensive tax changes in response to the COVID-19 pandemic. The Company was able to benefit from the CARES Act provision that allows the Company to carryback losses generated in 2020 to previously taxable years. The Company estimates that this provision will provide a current benefit of $554.

Significant components of the Company’s deferred tax assets and liabilities as of December 31, 2020 and 2019 were as follows:

	December 31,
	2020	2019
Deferred tax assets
Net operating loss carryforwards	$3,842	$303
Compensation plans	407	536
Deferred revenue	1,527	5,550
Other	655	456
Deferred tax assets	6,431	6,845
Deferred tax liabilities
Intangible assets	(16,211)	(18,732)
Depreciation	(67)	15
Other	(278)	(707)
Deferred tax liabilities	(16,556)	(19,424)
Deferred tax liabilities, net	$(10,125)	$(12,579)

At December 31, 2020, the Company had net operating loss carryforwards for federal and state income tax purposes of approximately $14,062 and $13,213, respectively, which were available to reduce future taxable income. The federal net operating loss carryforwards of $14,062 can be carried forward indefinitely and the state net operating loss carryforwards of $13,213 expire at various dates from 2030 through 2040.

The Company’s net operating loss carryforwards may become subject to an annual limitation in the event of certain cumulative changes in the ownership interest of significant shareholders over a three-year period in excess of 50 percent as defined under Section 382 and 383 of the U.S. Internal Revenue Code of 1986, respectively, as well as similar state provisions. The amount of the annual limitation is determined based on the value of the Company immediately prior to the ownership change. The Company does not believe it has had an ownership change through December 31, 2020 that would impact the ability to utilize the accumulated losses. Subsequent ownership changes may affect the limitation in future years.

The provision for income taxes differs from the tax provision computed at the U.S. federal statutory income tax rate due to the following:

	Year Ended December 31,
	2020	2019	2018
Income tax expense (benefit) at federal statutory rate	21.0%	21.0%	21.0%
State and local income taxes net of federal tax benefit	6.5	4.6	(1.9)
Permanent items	1.0	2.7	1.9
Goodwill impairment	—	—	(27.1)
Research and development credits	—	0.2	—
Other	2.1	(0.2)	0.2
Effective tax rate	30.6%	28.3%	(5.9)%

Unrecognized Tax Benefits

Unrecognized tax benefits represent uncertain tax positions for which reserves have been established. As of December 31, 2020 and 2019, the Company had $343 of unrecognized tax benefits. During the years ended December 31, 2020, 2019 and 2018 the Company’s unrecognized tax benefits remained unchanged. The Company’s historical practice has been and continues to be to recognize interest and penalties related to federal, state and foreign income tax matters in the income tax provision. Interest and penalties related to income tax matters were not material for the years ended December 31, 2020, 2019 and 2018.

The Company expects that the liability for unrecognized tax benefits will be reduced to zero in the next 12 months based on communications subsequent to the reporting period that it has prevailed in its dispute with the tax authorities on the uncertain position. The net tax benefit of this reversal is estimated to be $331.

11.	Members’ Interests

The Company was formed on April 8, 2016 as an LLC by Verizon. Pursuant to an amended and restated LLC agreement dated April 15, 2016 (“LLC agreement”), Hearst was admitted as a 50% member. Verizon and Hearst are collectively referred to as the “Members”. In accordance with the LLC agreement, the debts, obligations and liabilities of the Company shall solely be the debts, obligations and liabilities of the Company. None of the Members shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being one of the Members or acting as an officer of the Company. The LLC does not maintain separate accounts for the Members and all distributions (either return of capital or profits) are to be distributed on a pro rata basis in accordance with the member’s percentage interests.

12.	Related Parties

In July 2016, the Company entered into a licensing agreement with an entity controlled by Verizon (“go90 agreement”). Under the go90 agreement, the Company produced and licensed original content for an exclusive license period. The Company recorded $25,289, $54,713 and $95,696 of revenue from the go90 agreement during the years ended December 31, 2020, 2019 and 2018, respectively, including a $34,932 termination fee recognized during the year ended December 31, 2018 as a result of Verizon partially terminating the licensing agreement effective August 2018. No amounts related to the go90 agreement were due from Verizon as of December 31, 2020 and 2019.

As part of the Company’s adoption of ASC 606 (Notes 2 and 3), it was determined that the go90 agreement was an open contract as of January 1, 2019 as all or substantially all of the revenue associated with the original agreement was not previously recognized under ASC 605. This is because distinct remaining performance obligations existed when the agreement was partially terminated. Under ASC 606, this represents a contract modification to be accounted for prospectively under the modification framework. As a result, the Company allocated consideration, using relative SSP, to the remaining distinct services as of the ASC 606 adoption date. Allocated consideration included deferred revenues, fees for remaining services as agreed to between the Company and Verizon, and the termination fee of $34,932. Consequently, $7,097 and $15,145 of the termination fee was recognized as revenue during the years ended December 31, 2020 and 2019, respectively. These amounts are captured within the $25,289 and $54,713 of total revenue from the go90 agreement, recorded in 2020 and 2019, respectively. Refer to Note 2 – Revenue Recognition for further details on the impact of the adoption of ASC 606 on the Company’s consolidated financial statements.

On September 2, 2020, the Company entered into promissory notes (“2020 Promissory Notes”) with entities controlled by Verizon and Hearst, respectively, whereby the Company may borrow up to $10,000, with a maximum of $5,000 from each lender, over the term. The terms of the 2020 Promissory Notes are described within Note 9 – Revolving Loans.

In addition, the Company is a lessee under two operating lease agreements with Verizon (Note 14 – Commitments and Contingencies) and is a customer of Verizon with respect to certain production and telecommunications services.

13.	Employee Benefit Plan

The Company has a Safe Harbor 401(k) plan under which eligible employees may contribute a percentage of their annual compensation subject to limitations set by the Internal Revenue Code. Contributions by the Company to the plan were $844, $883, and $912 for the years ended December 31, 2020, 2019 and 2018, respectively.

14.	Commitments and Contingencies

Operating Leases

The accompanying consolidated financial statements reflect rent expense on a straight-line basis over the terms of the Company’s operating leases. Rent expense charged to the Consolidated Statements of Operations was $6,764, $3,875, and $5,958 for the years ended December 31, 2020, 2019 and 2018, respectively. The Company is a lessee under two separate operating lease agreements with a related party, Verizon, and these leased properties are located in New York, NY and Los Angeles, CA. These leases contain initial terms of 3 ½ to 5 ½ years and represent all material leases maintained by the Company as of December 31, 2020. The lease for the property in Los Angeles, CA is subject to payment escalation based on the passage of time as prescribed in the lease agreement.

Future minimum operating lease payments as of December 31, 2020 are as follows:

2021	$6,221
2022	5,873
2023	5,873
2024	5,873
2025	2,935
Total	$26,775

Exit or Disposal Activities

Concurrent with the VHMP merger (Note 1), VHMP’s leased properties in Nashville, TN and Sherman Oaks, CA were abandoned by the Company. As a result, the Company recognized an exit obligation charge and related exit obligation liability on the cease-use date (August 2018), in accordance with ASC 420, Exit or Disposal Cost Obligations. A summary of the exit liability and related activity for the periods presented is as follows:

Exit Cost
Obligation
Initial exit cost obligation at cease-use date	$1,073
2018 Accretion	46
2018 Payments	(122)
Exit cost obligation at December 31, 2018	997
2019 Accretion	122
2019 Payments	(433)
Exit cost obligation at December 31, 2019	686
2020 Accretion	64
2020 Payments	(348)
Exit cost obligation at December 31, 2020	$402

The exit liability is included within Accrued expenses and other current liabilities (current portion) and Other liabilities (non-current portion) on the Consolidated Balance Sheets.

The charges, recorded as General and administrative expenses, primarily included the present value of the remaining lease obligation on the cease use date, net of estimated sublease income. The total cost expected to be incurred for this exit obligation is $1,362, which includes the $1,073 in exit costs fully recorded at the cease-use date and $289 of total accretion expense. Changes to the estimated sublease income, including actual contracted sublease income, may result in incremental lease exit charge activity in the period determined.

Legal Proceedings

The Company is subject to various claims and legal matters that arise in the normal course of its business. These include disputes or potential disputes related to breach of contract, tort, employment-related claims, tax claims, patent, statutory, and other matters. The Company’s management currently believes that resolution of any outstanding legal matters will not have a material adverse effect on the Company’s financial position or results of operations. However, legal matters are subject to inherent uncertainties and there exists the possibility that the ultimate resolution of these matters could have a material adverse impact on the Company’s financial position and results of operations in the period in which any such effects are recorded. The Company is not a party to any material litigation and does not have contingency reserves established for any litigation liabilities as of December 31, 2020 and 2019.

15.	Subsequent Events

The Company has evaluated subsequent events through February 26, 2021, which is the date the consolidated financial statements were available to be issued, and has concluded that no such events or transactions took place that would require adjustment to or further disclosure within the accompanying consolidated financial statements, other than that disclosed within Note 10 - Income Taxes, related to the resolution of a dispute with the tax authorities, the communication of which was received after the balance sheet date but before the consolidated financial statements were available to be issued.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.  Other Expenses of Issuance and Distribution.

The following is an estimate of the expenses that BuzzFeed, Inc. (the “Registrant”) may incur in connection with the securities being registered hereby (all of which are to be paid by the Registrant).

SEC registration fee	$65,820.55
Legal fees and expenses	*
Accounting fees and expenses	*
Financial printing and miscellaneous expenses	*
Total	*
*

Except for the SEC registration fee, estimated expenses are not presently known. The foregoing sets forth the general categories of expenses that we anticipate we will incur in connection with the offering of securities under this registration statement on Form S-1. To the extent required, any applicable prospectus supplement will set forth the estimated aggregate amount of expenses payable in respect of any offering of securities under the registration statement.

Item 14.  Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers under certain circumstances and subject to certain limitations. The terms of Section 145 of the Delaware General Corporation Law are sufficiently broad to permit indemnification under certain circumstances for liabilities, including reimbursement of expenses incurred, arising under the Securities Act of 1933, as amended (the “Securities Act”).

As permitted by the Delaware General Corporation Law, the Registrant’s certificate of incorporation, as amended (the “Certificate of Incorporation”) contains provisions that eliminate the personal liability of its directors for monetary damages for any breach of fiduciary duties as a director, except liability for the following:

●	any breach of the director’s duty of loyalty to the Registrant or its stockholders;
●	acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;
●	under Section 174 of the Delaware General Corporation Law (regarding unlawful dividends and stock purchases); or
●	any transaction from which the director derived an improper personal benefit.

As permitted by the Delaware General Corporation Law, the Registrant’s restated bylaws (the “Bylaws”) provide that:

●	the Registrant is required to indemnify its directors and officers to the fullest extent permitted by the Delaware General Corporation Law, subject to very limited exceptions;
●	the Registrant is required to advance expenses, as incurred, to its directors and officers in connection with a legal proceeding to the fullest extent permitted by the Delaware General Corporation Law, subject to limited exceptions; and
●	the rights conferred in the bylaws are not exclusive.

The Registrant has entered into indemnification agreements with its directors and executive officers, which provide for indemnification and advancements by the Registrant of certain expenses and costs under certain circumstances. At present, there is no pending litigation or proceeding involving a director or executive officer of the Registrant for which indemnification is sought. The indemnification provisions in the Registrant’s Certificate of Incorporation, Bylaws and the indemnification agreements entered into between the Registrant and each of its directors and executive officers may be sufficiently broad to permit indemnification of the Registrant’s directors and executive officers for liabilities arising under the Securities Act.

The Registrant has directors’ and officers’ liability insurance for securities matters.

Item 15.  Recent Sales of Unregistered Securities.

Since January 1, 2018, the Registrant has issued and sold the following unregistered securities:

●	On October 15, 2020, 200 Park Avenue Partners, LLC (the “Sponsor”) paid $25,000, or $0.003 per share, to cover certain of the offering costs related to the Registrant’s initial public offering (the “IPO”) in consideration of 7,187,500 founder shares, consisting of Class F common stock, par value $0.0001 per share, of the Registrant. Such securities were issued in connection with the Registrant’s organization pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). The Sponsor was an accredited investor for purposes of Rule 501 of Regulation D under the Securities Act (“Regulation D”). Each of the equity holders in the Sponsor was an accredited investor under Rule 501 of Regulation D. The sole business of the Sponsor was to act as the Registrant’s sponsor in connection with the IPO.
●	On January 14, 2021, simultaneously with the consummation of the IPO, the Registrant consummated the private placement of an aggregate of 777,500 units (the “Private Placement Units”) to the Sponsor, PA 2 Co-Investment LLC (“PA 2 Co-Invetment”), Craig-Hallum Capital Group LLC (“Craig-Hallum”) and John Lipman at a price of $10.00 per Private Placement Unit, generating total gross proceeds of $7,775,000 (the “Private Placement”). No underwriting discounts or commissions were paid with respect to the Private Placement. The Private Placement was conducted as a non-public transaction and, as a transaction by an issuer not involving a public offering, is exempt from registration under the Securities Act in reliance upon Section 4(a)(2) of the Securities Act. In the Private Placement, the Sponsor purchased 657,500 Private Placement Units, PA 2 Co-Investment purchased 84,000 Private Placement Units, Craig-Hallum purchased 18,000 Private Placement Units and John Lipman purchased 18,000 Private Placement Units. The Private Placement Units are identical to the public units sold in the Registrant’s IPO, except that the Private Placement Units (including the underlying securities) are subject to certain transfer restrictions and the holders thereof are entitled to certain registration rights, and, if held by the original holder or their permitted assigns, the underlying warrants (i) may be exercised on a cashless basis, (ii) are not subject to redemption and (iii) with respect to such warrants held by PA 2 Co-Investment, Craig-Hallum and John Lipman, will not be exercisable more than five years from the commencement of sales in the IPO. If the Private Placement Units are held by holders other than the initial purchasers or their permitted transferees, then the warrants included in the Private Placement Units will be redeemable by the Registrant and exercisable by the holders on the same basis as the warrants included in the units sold in the IPO.
●	On December 3, 2021, the Registrant issued $150,000,000 in aggregate principal amount of unsecured convertible notes due in 2026 (the “Notes”) to certain investors (collectively, the “Note Investors”) in accordance with the subscription agreements entered into between the Registrant and the Note Investors (the “Note Subscription Agreements”). The Notes bear interest at a rate of 8.50% per annum, payable semi-annually, are convertible into approximately 12,000,000 shares of the Registrant’s Class A common stock, par value $0.0001 (“Class A common stock”), at an initial conversion rate of 80 shares of Class A common stock per $1,000 principal amount of Notes or accrued and unpaid interest thereon (subject to customary adjustment provisions), which is equivalent to an initial conversion price of $12.50 per share of Class A common stock, and shall mature on December 3, 2026. The Notes were issued in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act. The Registrant relied on this exemption based upon representations made by the Note Investors in the Note Subscription Agreements.
●	On December 3, 2021, the Sponsor exercised its right to convert the working capital loans made by the Sponsor to the Registrant into an additional 33,333 private placement warrants and 100,000 shares of Class A common stock in satisfaction of $1.0 million principal amount of the loan. The private placement warrants and shares issued in satisfaction of the working capital loan were issued by the Registrant in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act.
●	On December 3, 2021, the Registrant entered into separate Private Placement Share Purchase Agreements with each of Cowen Investments II LLC (“Cowen”) and Craig-Hallum (such agreements, the “Share Purchase Agreements”), each of which became effective on December 4, 2021. Pursuant to the Share Purchase Agreements, the Registrant agreed to sell and each of Cowen and Craig-Hallum agreed to subscribe for 150,656 and 58,781 shares of Class A common stock, respectively, in full satisfaction of $1.5 million and $0.6 million, respectively, a portion of cash fees payable to each of an affiliate of Cowen and Craig-Hallum in connection with certain services provided to the Registrant in connection with the Registrant’s business combination. The purchase and sale of the shares of Class A common stock pursuant to the Share Purchase

Agreements was consummated on December 4, 2021. The shares of Class A common stock issued pursuant to the Share Purchase Agreements were issued in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act. The Registrant relied on this exemption based upon representations made by each of Cowen and Craig-Hallum in the Share Purchase Agreements.

Item 16.  Exhibits and Financial Statement Schedules.

(a)	Exhibits.
Exhibit		Incorporated by Reference
Number	Description	Form	Exhibit	Filing Date
2.1	Agreement and Plan of Merger, dated as of June 24, 2021, by and among 890 5th Avenue Partners, Inc., Bolt Merger Sub I, Inc., Bolt Merger Sub II, Inc., and BuzzFeed, Inc.	8-K	2.1	6/24/2021
2.2	Amendment No. 1 to Agreement and Plan of Merger, dated as of October 28, 2021, by and among 890 5th Avenue Partners, Inc., Bolt Merger Sub I, Inc., Bolt Merger Sub II, Inc., and BuzzFeed, Inc.	S-4/A	2.2	10/29/2021
2.3†*	Membership Interest Purchase Agreement, dated as of March 27, 2021, by and among BuzzFeed, Inc., CM Partners, LLC, Complex Media, Inc., Verizon CMP Holdings LLC and HDS II, Inc.	S-4	2.2	7/30/2021
2.4	Amendment No. 1 to the Membership Interest Purchase Agreement, dated as of June 24, 2021, by and among BuzzFeed, Inc., CM Partners, LLC, Complex Media, Inc., Verizon CMP Holdings LLC and HDS II, Inc.	S-4	2.3	7/30/2021
3.1	Second Amended and Restated Certificate of Incorporation of BuzzFeed, Inc.	8-K	3.1	12/9/2021
3.2	Restated Bylaws of BuzzFeed, Inc.	8-K	3.2	12/9/2021
4.1	Specimen Common Stock Certificate.	S-4/A	4.1	10/1/2021
4.2	Specimen Warrant Certificate.	S-1/A	4.3	1/6/2021
4.3	Indenture, dated December 3, 2021, by and between BuzzFeed, Inc. and Wilmington Savings Fund Society, a federal savings bank, as Trustee.	8-K	4.3	12/9/2021
4.4	Form of Global Note (included in Exhibit 4.3).	8-K	4.4	12/9/2021
5.1	Legal Opinion of Fenwick & West LLP
10.1	Amended and Restated Registration Rights Agreement, dated as of December 3, 2021, by and among BuzzFeed, Inc. (f/k/a 890 5th Avenue Partners, Inc.) and the other parties thereto.	8-K	10.1	12/9/2021
10.2	Warrant Agreement, dated January 11, 2021, by and between BuzzFeed, Inc. (f//k/a 890 5th Avenue Partners, Inc.) and Continental Stock Transfer & Trust Company.	8-K	4.1	1/15/2021
10.3	Form of Note Subscription Agreement, dated June 24, 2021, by and between 890 5th Avenue Partners, Inc., and the undersigned subscribers party thereto.	S-4	10.2	7/30/2021
10.4	Registration Rights Agreement, dated December 3, 2021, by and among BuzzFeed, Inc. and the convertible noteholders party thereto.	8-K	10.4	12/9/2021
10.5	Form of BuzzFeed Stockholder Support Agreement.	S-4	10.4	7/30/2021
10.6	Sponsor Support Agreement, dated as of June 24, 2021, by and between the Sponsor, BuzzFeed, Inc., 890 5th Avenue Partners, Inc. and the other parties thereto.	S-4	10.5	7/30/2021
10.7	Holder Voting Agreement, dated July 21, 2021, by and among BuzzFeed, Inc., Jonah Peretti, John Johnson III, and Johnson BF, LLC.	S-4	10.9	7/30/2021
10.8	Voting Agreement, dated as June 24, 2021, by and among BuzzFeed, Inc. (f/k/a 890 5th Avenue Partners, Inc.), 200 Park Avenue Partners, LLC, as the Sponsor, and Jonah Peretti and each of his permitted transferees pursuant to Section 10.2 of the Voting Agreement.	8-K	10.8	12/9/2021
10.9‡	2021 Equity Incentive Plan.	8-K	10.9	12/9/2021
10.10‡	Form of Stock Option Agreement under the 2021 Equity Incentive Plan.	8-K	10.10	12/9/2021
10.11‡	Form of RSU Agreement under the 2021 Equity Incentive Plan.	8-K	10.11	12/9/2021
10.12‡	Form of Stock Option Substitution Agreement under the 2021 Equity Incentive Plan.	8-K	10.12	12/9/2021
10.13‡	Form of RSU Substitution Agreement under the 2021 Equity Incentive Plan.	8-K	10.13	12/9/2021

Exhibit		Incorporated by Reference
Number	Description	Form	Exhibit	Filing Date
10.14‡	Form of Restricted Stock Award Agreement under the 2021 Equity Incentive Plan.	8-K	10.14	12/9/2021
10.15‡	2021 Employee Stock Purchase Plan.	8-K	10.15	12/9/2021
10.16‡	Form of Indemnification Agreement.	8-K	10.16	12/9/2021
10.17‡	Offer Letter, dated August 8, 2018, by and between BuzzFeed, Inc. and Rhonda Powell.	S-4	10.11	7/30/2021
10.18‡	Offer Letter, dated September 14, 2015, by and between BuzzFeed, Inc. and Felicia DellaFortuna.	S-1	10.18	1/11/2022
10.19‡	Amended and Restated Escrow Agreement, dated December 3, 2021, by and among NBCUniversal Media, LLC, Jonah Peretti, Jonah Peretti LLC and PNC Bank, National Association, as escrow agent.	8-K	10.19	12/9/2021
10.20†*	Binding Term Sheet, dated June 23, 2021, by and between NBCUniversal Media, LLC and BuzzFeed, Inc.	S-4/A	10.14	9/8/2021
10.21	Eighth Amended and Restated Investors’ Rights Agreement, dated as of June 24, 2021, by and among BuzzFeed, Inc. and the other parties thereto.	S-4	10.8	7/30/2021
10.22†	Amended and Restated Loan and Security Agreement, dated December 3, 2021, by and among BuzzFeed, Inc., the borrowers thereto, the guarantors thereto and White Oak Commercial Finance, LLC.	8-K	10.22	12/9/2021
10.23	Lease, dated December 16, 2014, by and between BuzzFeed, Inc. and 225 Fourth, LLC.	S-4	10.6	7/30/2021
10.24‡	Change in Control and Severance Plan.	8-K	10.1	2/4/2022
16.1	Letter from Marcum LLP to the U.S Securities and Exchange Commission dated December 9, 2021.	8-K	16.1	12/9/2021
21.1	List of Subsidiaries.	8-K	21.1	12/9/2021
23.1	Consent of Deloitte & Touche LLP, independent registered accounting firm for BuzzFeed, Inc.
23.2	Consent of PricewaterhouseCoopers LLP, independent accountants for CM Partners, LLC.
23.3	Consent of Fenwick & West LLP (included in Exhibit 5.1 hereto).
101.INS	XBRL Instance Document.
101.SCH	XBRL Taxonomy Extension Schema Document.
101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document.
101.DEF	XBRL Taxonomy Extension Definition Linkbase Document.
101.LAB	XBRL Taxonomy Extension Label Linkbase Document.
101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document.
†

Schedules and exhibits to this Exhibit omitted pursuant to Regulation S-K Item 601(b)(2). The Registrant agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.

*	The Registrant has omitted portions of this Exhibit as permitted under Item 601(b)(1) of Regulation S-K.
‡	Indicates a management or compensatory plan or arrangement in which directors or executive officers are eligible to participate.

Item 17.  Undertakings.

The undersigned registrant hereby undertakes:

(1)	to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);
(ii)

to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) do not apply if the registration statement is on Form S-1 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

(2)

that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)	to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;
(4)

that, for the purpose of determining liability under the Securities Act to any purchaser: each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use; and

(5)

that, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a)	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(b)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(c)

the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of an undersigned registrant; and

(d)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York, on the 8th day of April, 2022.

BUZZFEED, INC.

By:	/s/ Jonah Peretti
Name: Jonah Peretti
	Title:	Chief Executive Officer and Chairperson of the Board

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

	Signature	Title	Date

	/s/ Jonah Peretti	Chief Executive Officer and Chairperson of the Board	April 8, 2022
	Jonah Peretti	(Principal Executive Officer)

	/s/ Felicia DellaFortuna	Chief Financial Officer	April 8, 2022
	Felicia DellaFortuna	(Principal Financial and Accounting Officer)

	*	Director	April 8, 2022
Angela Acharia

	*	Director	April 8, 2022
Joan Amble

	*	Director	April 8, 2022
Greg Coleman

	*	Director	April 8, 2022
Patrick Kerins

	*	Director	April 8, 2022
Janet Rollé

	*	Director	April 8, 2022
Adam Rothstein

/s/ Felicia DellaFortuna
By:	Felicia DellaFortuna
Attorney-in-Fact